                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OP DELAWARE

----------------------------------------X
                                        :
In re:                                  :    Chapter 11
                                        :
SLI, INC.,                              :    Case No. 02-12608 (MFW)
CHICAGO MINIATURE OPTOELECTRONIC        :
  TECHNOLOGIES, INC.,                   :    Jointly Administered
ELECTRO-MAG INTERNATIONAL, INC.,        :
CHICAGO-MINIATURE LAMP-SYLVANIA         :
  LIGHTING INTERNATIONAL, INC.,         :
SLI LIGHTING PRODUCTS, INC.,            :
SLI LIGHTING COMPANY,                   :
SLI LIGHTING SOLUTIONS, INC., AND       :
CML AIR, INC.,                          :
                                        :
                Debtors.                :
                                        :
----------------------------------------X

              FINDINGS OF FACT AND CONCLUSIONS OF LAW RELATING TO,
               AND ORDER UNDER 11 U.S.C. SECTION 1129 CONFIRMING,
             SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
                  OF THE DEBTORS-IN-POSSESSION AND THE OFFICIAL
                         COMMITTEE OF UNSECURED CREDITORS

                                TABLE OF CONTENTS

                                                                                                         PAGE
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
1.       CORE PROCEEDING (28 U.S.C. SECTION 157 (B) (2)) .............................................      3

2.       TRANSMITTAL AND MAILING OF MATERIALS; NOTICE ................................................      3

3.       BURDEN OF PROOF .............................................................................      3

4.       IMPAIRED CLASSES THAT HAVE VOTED TO ACCEPT THE PLAN .........................................      4

5.       CLASSES DEEMED TO HAVE ACCEPTED THE PLAN ....................................................      4

6.       CLASSES DEEMED TO HAVE REJECTED THE PLAN ....................................................      4

7.       MODIFICATIONS TO PLAN .......................................................................      4

8.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES (11
         U.S.C. SECTION 1123(B)(2)) ..................................................................      4

9.       RETENTION, ENFORCEMENT, AND SETTLEMENT OF CLAIMS HELD BY
         THE DEBTORS (11 U.S.C. SECTION 1123 (B) (3)..................................................      6

10.      PLAN COMPLIANCE WITH BANKRUPTCY CODE (11 U.S.C. SECTION 1129(A)(1)) .........................      6

11.      DEBTORS' COMPLIANCE WITH THE BANKRUPTCY CODE (11 U.S.C.
         SECTION 1129 (A) (2)) .......................................................................      8

12.      PLAN PROPOSED IN GOOD FAITH (11 U.S.C. SECTION 1129(A)(3)) ..................................      9

13.      PAYMENTS FOR SERVICES OR COSTS AND EXPENSES (11 U.S.C.
         SECTION 1129 (A) (4)) .......................................................................     10

14.      DIRECTORS, MANAGER, OFFICERS AND TRUSTEES (11 U.S.C. SECTION 1129 (A) (5) ...................     10

15.      NO RATE CHANGES (11 U.S.C. SECTION 1129 (A) (6)) ............................................     10

16.      BEST INTERESTS OF CREDITORS TEST (11 U.S.C. SECTION 1129(A)(7))..............................     10

17.      ACCEPTANCE BY CERTAIN CLASSES (11 U.S.C. SECTION 1129(A)(8)) ................................     11

18.      TREATMENT OF ADMINISTRATIVE AND TAX CLAIMS (11 U.S.C.
         SECTION 1129 (A) (9)) .......................................................................     11

19.      ACCEPTANCE BY IMPAIRED CLASSES (11 U.S.C. SECTION 1129(A)(10))...............................     11

20.      FEASIBILITY (11 U.S.C. SECTION 1129 (A) (11)) ...............................................     11

21.      PAYMENT OF FEES (11 U.S.C. SECTION 1129 (A) (12)) ...........................................     12

22.      RETIREE BENEFITS (11 U.S.C. SECTION 1129(A)(13)) ............................................     12

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
23.      FAIR AND EQUITABLE; NO UNFAIR DISCRIMINATION (11 U.S.C. SECTION 1129 (B)) ...................     12

24.      PRINCIPAL PURPOSE OF PLAN (11 U.S.C. SECTION 1129(D)) .......................................     13

25.      SUCCESSORS OF THE DEBTORS ...................................................................     13

26.      GOOD FAITH SOLICITATION; GOOD FAITH DISTRIBUTION OF
         SECURITIES (11 U.S.C. SECTION 1125(E)) ......................................................     13

27.      INJUNCTION, RELEASES AND EXCULPATION ........................................................     13

28.      RIGHTS OFFERING AND EQUITY SUBSCRIPTION COMMITMENT LETTER ...................................     14

29.      EXEMPTION FROM SECURITIES LAWS (11 U.S.C. SECTION 1145(A)) ..................................     15

30.      EXIT FINANCING ..............................................................................     15

31.      TRANSFER OF PROPERTY ........................................................................     16

32.      NO LIQUIDATION ..............................................................................     16

33.      SUBSTANTIVE CONSOLIDATION ...................................................................     16

34.      OBJECTIONS ..................................................................................     17

35.      CONDITIONS TO CONFIRMATION ..................................................................     17

36.      JURISDICTION ................................................................................     17

37.      CONFIRMATION ................................................................................     17

38.      MODIFICATIONS TO PLAN; RESOLUTION OF OBJECTIONS .............................................     17

39.      OBJECTIONS ..................................................................................     18

40.      PROVISIONS OF PLAN AND ORDER NONSEVERABLE AND MUTUALLY DEPENDENT ............................     18

41.      EXECUTORY CONTRACTS AND UNEXPIRED LEASES ....................................................     19

42.      SUBSTANTIVE CONSOLIDATION ...................................................................     20

43.      DISBURSING AGENT ............................................................................     20

44.      PRESERVATION OF RIGHTS OF ACTION ............................................................     20

45.      ISSUANCE OF NEW SHARES ......................................................................     20

46.      SETOFF ......................................................................................     20

47.      REVESTING OF ASSETS .........................................................................     21

48.      APPROVAL OF INITIAL MANAGERS, OFFICERS AND DIRECTORS ........................................     21

49.      APPROVAL OF INITIAL LITIGATION TRUSTEE AND TRUST ADVISORY BOARD .............................     21

50.      LITIGATION TRUST AS GRANTOR TRUST ...........................................................     21

51.      INJUNCTION ..................................................................................     22

                                       ii

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
52.      RELEASES AND EXCULPATION ....................................................................     22

53.      DISCHARGE ...................................................................................     22

54.      ADEQUATE PROTECTION OBLIGATIONS TERMINATED ..................................................     23

55.      PLAN CLASSIFICATION CONTROLLING .............................................................     23

56.      PAYMENT OF ADMINISTRATIVE CLAIMS ............................................................     23

57.      PAYMENT OF PROFESSIONAL FEES ................................................................     23

58.      PAYMENT OF FEES ARISING UNDER 28 U.S.C. SECTION  1930 .......................................     24

59.      GENERAL AUTHORIZATIONS ......................................................................     24

60.      APPROVAL OF AGREEMENTS ......................................................................     25

61.      EXIT FINANCING MATTERS ......................................................................     25

62.      CANCELLATION OF EQUITY INTERESTS ............................................................     26

63.      EXEMPTION FROM SECURITIES LAWS ..............................................................     26

64.      REGISTRATION RIGHTS AGREEMENT ...............................................................     26

65.      EXEMPTION FROM STAMP TAXES ..................................................................     26

66.      CONFLICTS ...................................................................................     27

67.      DISSOLUTION OF COMMITTEE ....................................................................     27

68.      PLAN AND CONFIRMATION ORDER BINDING .........................................................     28

69.      SUPREMACY OF CONFIRMATION ORDER .............................................................     28

70.      PLAN PROVISIONS TO BE GIVEN EFFECT ..........................................................     28

71.      RETENTION OF JURISDICTION ...................................................................     28

72.      NOTICE OF ENTRY OF CONFIRMATION ORDER .......................................................     29

73.      RETURNED MAIL ...............................................................................     29

74.      AUTHORIZATION TO CLOSE ......................................................................     29

75.      SUFFICIENCY OF NOTICE OF CONFIRMATION .......................................................     29

76.      NONSEVERABILITY OF CONFIRMATION ORDER .......................................................     30

77.      THE RECORD ..................................................................................     30

                                    RECITALS

                  WHEREAS, on September 9, 2002 (the "Petition Date"), SLI, Inc. ("SLI") and certain of its affiliates (collectively, the "Debtors") commenced the above-captioned case (the "Chapter 11 Case") under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the
"Bankruptcy Code") which currently is pending before the United States Bankruptcy Court for the District of Delaware; and

                  WHEREAS, on April 17, 2003, the Debtors, together with the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case (the "Committee"), filed with this Court a Joint Chapter 11 Plan of Reorganization of the Debtors-in-Possession and the Official Committee of Unsecured Creditors, together with a related disclosure statement; and

                  WHEREAS, on May 13, 2003, the Debtors filed the First Amended Joint Chapter 11 Plan of Reorganization of the Debtors-in-Possession and the Official Committee of Unsecured Creditors, together with a related disclosure statement; and

                  WHEREAS, on May 15, 2003, the Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors-in-Possession and the Official Committee of Unsecured Creditors (as the same may have been amended, supplemented or modified, the "Plan")(1) and a related disclosure statement (the "Disclosure Statement"); and

                  WHEREAS, on May 15, 2003, this Court entered an order (the "Disclosure Statement Approval Order") that, among other things, approved the Disclosure Statement in all respects, fixed June 19, 2003 as the date for the hearing to consider confirmation of the Plan (the "Confirmation Hearing") and established certain procedures for soliciting and tabulating votes with respect to the Plan; and

                  WHEREAS, the Confirmation Hearing Notice, the Disclosure Statement, the Plan, certain notices of non-voting status (the "Non-Voting Notices"), and/or the appropriate Ballots (collectively, the "Solicitation Package") were transmitted to all holders of Claims and Interests and other

---------------------
(1) Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

parties in interest in accordance with Bankruptcy Rule 3017(d) and the Solicitation Procedures Order, as set forth in the affidavits of Kathleen Logan of Logan and Company, Inc., the Debtors' voting agent, sworn to on May 28, 2003 and filed with the Court on May 29, 2003 (the "Solicitation Affidavit"); and

                  WHEREAS, the Confirmation Hearing Notice was published on May 21, 2003 in the national edition of the New York Times, as set forth in the affidavit of publication filed on June 10, 2003 (the "Publication Affidavit"); and

                  WHEREAS, on June 17, 2003, the Debtors filed an declaration of Kathleen Logan of Logan and Company, Inc., the Debtors' voting agent, sworn to on June 17, 2003 (the "Tabulation Declaration"), certifying the results of the ballot tabulation for the classes of claims voting to accept or reject the Plan; and

                  WHEREAS, on June 9, 2003, the Debtors filed the Plan Supplement to Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors in Possession and the Official Committee of Unsecured Creditors (the "Plan Supplement") notice of which was served on (i) the United States Trustee,
(ii) counsel for the Committee, and (iii) those entities that have formally requested receipt of pleadings in these cases pursuant to Rule 2002 of the Bankruptcy Rules; and

                  WHEREAS, three objections to confirmation were formally filed by the following entities: (a) Osram Sylvania, Inc. ("OSI")(Docket No. 656), (b) the Internal Revenue Service (the "IRS")(Docket No. 657), and (c) GE Capital Equipment Finance SAS (the "French Lessor") and GE Capital Mietfinanz GMBH & CO KG (the "German Lessor", and together with the French Lessor, the "French and German Lessors") (Docket No. 667); and

                  WHEREAS, pursuant to Section 1128(a) of the Bankruptcy Code, this Court held a hearing commencing on June 19, 2003 (the "Confirmation Hearing"), to consider confirmation of the Plan; and

                  NOW, THEREFORE, based upon this Court's review of the affidavits and reports previously filed with this Court, including the Solicitation Affidavits, the Publication Affidavit, and the Tabulation Declaration; and upon all of the evidence proffered or adduced at the Confirmation Hearing, memoranda and objections filed in connection with the Plan, and arguments of counsel made at the Confirmation Hearing commenced on June 19, 2003; and after due deliberation; and upon the entire record of the Chapter 11 Cases;

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT(2)

                  1. Core Proceeding (28 U.S.C. Section 157(b)(2)). This is a core proceeding under 28 U.S.C. Section 157(b)(2).

                  2. Transmittal and Mailing of Materials; Notice. The Disclosure Statement, the Plan, the Ballots (including the Rights Offering), the Notice of Confirmation Hearing, the Solicitation Letter, the Disclosure Statement Approval Order and the Plan Supplement (and the amendments thereto) were transmitted and served in compliance with the Disclosure Statement Approval Order and the Bankruptcy Rules, and such transmittal and service was adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and other bar dates and hearings described in the Disclosure Statement Approval Order was given in compliance with the Bankruptcy Rules and the Disclosure Statement Approval Order, and no further notice is required. The solicitation of votes and of the Rights Offering election was made in good faith and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules and all other rules, laws and regulations.

                  All procedures used to distribute the solicitation materials to the applicable holders of Claims and to tabulate the Ballots and the Rights Offering were fair and conducted in accordance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court, and any other applicable rules, laws, and regulations.

                  3. Burden of Proof. The Debtors and the Committee, as co-proponents of the Plan, have met their burden of proving, by a preponderance of the evidence, the elements of Section 1129 (a) and (b) of the Bankruptcy Code. The Court also finds that the Debtors and the Committee have satisfied the elements

-------------------
(2) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact where appropriate.

of Sections 1129(a) and (b) of the Bankruptcy Code under the clear and convincing standard of proof.

                  4. Impaired Classes That Have Voted to Accept the Plan. As evidenced by the Tabulation Declaration, which certified the results of the voting on the Plan, Classes 3 and 4 have accepted the Plan pursuant to the Solicitation Procedures Order and the requirements of Section 1124 and 1126 of the Bankruptcy Code. Thus, at least one impaired class of Claims has voted to accept the Plan, determined without including any acceptance of the Plan by an insider.

                  5. Classes Deemed to Have Accepted the Plan. Classes 1 and 2 are not impaired and are deemed to have accepted the Plan pursuant to section 1126 (f) of the Bankruptcy Code.

                  6. Classes Deemed to Have Rejected the Plan. Classes 5 and 6 will receive no distribution under the Plan and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

                  7. Modifications to Plan. The modifications to the Plan set forth on the record of the Confirmation Hearing and made by this Confirmation Order, including as set forth in the attached copy of the Plan, are technical or non-material changes to the Plan and do not adversely affect or change the treatment of any creditor who has not accepted such modifications. Such modifications are also permitted expressly pursuant to Article XIV.B of the Plan. Accordingly, pursuant to Fed. R. Bankr. P. 3019, these modifications neither require additional disclosure under section 1125 of the Bankruptcy Code nor re-solicitation of acceptances or rejections under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Disclosure of the modifications on the record of the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of the Chapter 11 Cases. Accordingly, pursuant to section 1127 of the Bankruptcy Code, and Bankruptcy Rule 3019, all holders of Claims that have accepted or are conclusively deemed to have accepted the Plan are deemed to have accepted such modifications to the Plan.

                  8. Treatment of Executory Contracts and Unexpired Leases (11 U.S.C. Section 1123(b)(2)). The Plan constitutes a motion by the Debtors to assume all executory contracts and unexpired leases in effect on the Confirmation Date, except those contracts and leases identified for rejection by the Debtors in Exhibit B to the Plan or otherwise identified for rejection in the Plan or by motion pending as of the Confirmation Date. The Debtors' decision regarding the assumption or rejection of the executory contracts is based on and is within the sound business judgment of the Debtors, and is in the best interests of the Debtors, their Estates, and their creditors and Interest holders. In particular, as to the executory contracts and unexpired leases to be assumed under the Plan:

                  (a) The Debtors' assumption and, as applicable, assignment of contracts and leases, pursuant to Section IX of the Plan and section 365 of the Bankruptcy Code, are authorized pursuant to section 1123(b)(2) of the Bankruptcy Code as reasonable exercises of sound business judgment and are in the best interests of the Estates.

                  (b) (i) the contracts and leases assumed and assigned shall constitute valid and existing contracts or unexpired lease interests in the property subject to such leases, (ii) none of Debtors' rights has been or shall be released or waived under the contracts and leases assumed and assigned, (iii) the contracts and leases assumed and assigned shall not be terminated and shall remain in full force and effect, (iv) no default shall exist under the contracts and leases assumed and assigned, nor shall there exist any event or condition that with the passage of time or the giving of notice, or both, would constitute such a default, and (v) the assignment and assumption of the contracts and leases assumed and assigned in accordance with the Plan shall not constitute a breach of or default under any of such contracts and leases.

                  (c) No party to a contract or lease has objected to the ability of the Reorganized Debtors to provide adequate assurance of future performance of the contracts and leases to be assumed and assigned to each of them within the meaning of section 365(b)(1)(C) of the Bankruptcy Code with respect to such contracts and leases.

                  (d) The determination of the amount of Cure amount due as to the contracts and leases to be assumed are scheduled to be heard at the July 22, 2003 omnibus hearing scheduled in the Chapter 11 Cases and all rights of the Debtors, the Reorganised Debtors and the counterparties to such contracts and leases with respect to the Cure amounts are reserved.

                  In accordance with the Plan, any Claim resulting from the rejection of an executory contract or unexpired lease which is not already the subject of a timely filed proof of claim must be filed with the Bankruptcy Court and served upon counsel for the Plan Proponents within thirty days after service of the earlier of (a) notice of entry of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected. Any Claim not filed by such date shall be unenforceable and forever barred.

                  Accordingly, the Plan complies with section 1123(b)(2) of the Bankruptcy Code.

                  9. Retention, Enforcement, and Settlement of Claims Held by the Debtors (11 U.S.C. Section 1123(b)(3). The Plan provides for the retention, enforcement, and settlement of Claims held by the Debtors. Article VIII of the Plan provides that certain Litigation Rights will be transferred to and vested in the Litigation Trust. All other Litigation Rights are vested in the Reorganized Debtors, except for Litigation Rights expressly released pursuant to Article XIII of the Plan. Accordingly, the Plan complies with section 1123(b)(3) of the Bankruptcy Code.

                  10.      Plan Compliance With Bankruptcy Code (11 U.S.C.
Section 1129(a)(1)). Article II of the Plan adequately and properly identifies and classifies all Claims and Equity Interests. The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying Section 1129(a)(1) of the Bankruptcy Code and, as required by Bankruptcy Rule 3016(a), is dated and specifically identifies the Debtors and the Committee as the proponents of the Plan.

                  (a) Proper Classification (11 U.S.C. Sections 1122, 1123(a)(1))Article II of the Plan adequately and properly identifies and classifies all Claims and Equity Interests. The Plan designates five (5) Classes of Claims and one (1) Class of Equity Interests. The Claims or Equity Interests placed in each Class are substantially similar to other Claims or Equity Interests, as the case may be, in each such Class, and such classification is therefore consistent with
         Section 1122 of the Bankruptcy Code. Valid business and legal reasons exist for the various Classes of Claims and Equity Interests created under the Plan, and such classification does not unfairly discriminate among holders of Claims or Equity Interests. The Plan's classification scheme recognizes the differing legal and equitable rights of creditors versus Interest holders, secured versus unsecured Claims, and priority versus non-priority Claims. Accordingly, the Plan satisfies section 1123(a)(1) of the Bankruptcy Code. Thus, the Plan satisfies Section 1123(a)(1) of the Bankruptcy Code.

                  (b)      Specified Treatment of Unimpaired Classes (11 U.S.C.
         Section 1123 (a) (2)). The Plan specifies in Article II that Classes 1 and 2 are not impaired under the Plan, thereby satisfying Section 1123(a)(2) of the Bankruptcy Code.

                  (c)      Specified Treatment of Impaired Classes (11 U.S.C.
         Section 1123(a)(3)). The Plan specifies in Article II the Classes of Claims and Equity Interests that are impaired, and specifies in Article III.C the treatment of the impaired Classes (Classes 3, 4, 5 and 6), thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

                  (d) No Discrimination (11 U.S.C. Section 1123(a) (4)). The Plan provides for the same treatment for each Claim or Equity Interest in each respective Class unless the holder of a particular Class or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying Section 1123 (a) (4) of the Bankruptcy Code.

                  (e) Implementation of the Plan (11 U.S.C. Section 1123(a)(5)). Article V of the Plan provides adequate and proper means for implementation of the Plan, thereby satisfying Section 1123(a)(5) of the Bankruptcy Code. Among other things, Article V provides for (i) the substantive consolidation of the Debtors' Estates for voting and distribution purposes; (ii) the cancellation of all Old Common Shares issued and outstanding or held in treasury; (iii) the continued existence of SLI and the other Debtors (except SLI Lighting Solutions, Inc., CML Air, Inc., and Electro-Mag International, Inc.) after the Effective Date, as the Reorganized Debtors and the appointment of officers, directors and managers of the Reorganized Debtors; (iv) the amendment of each Debtor's organizational documents; (v) the conversion of SLI to a Delaware limited liability company and the issuance of interests therein which are the New Common Shares; (vi) the dissolution of SLI Lighting Solutions, Inc., CML Air, Inc., and Electro-Mag International, Inc. after effecting the transfer of all assets to either the Litigation Trust or Reorganized Chicago Miniature Optoelectronic

         Technologies, Inc. and taking other appropriate action and the filing of a certification to that effect with the Bankruptcy Court; (vii) one or more of the Reorganized Debtors entering into one or more Revolving Credit Facility Agreements; and (viii) the revesting of certain property of each Debtor's Estate that is not disposed of pursuant to the Plan in the applicable Reorganized Debtor. Other articles of the Plan provide means for implementation of the Plan as well. For example,
         Article VI describes the securities to be issued in connection with the Plan; Article VII includes provisions regarding distributions under the Plan; Article VII provides for the cancellation of all promissory notes, share certificates and any other instrument or documents evidencing any Claim or Interest, other than a Claim being reinstated or unimpaired under the Plan; Article VIII provides for the creation and funding of the Litigation Trust; Article IX provides for the treatment of executory contracts and unexpired leases and provides for the assumption of all leases and contracts not previously rejected or not appearing on the Schedule entitled "Identification of Rejected Contracts and Rejected Leases" attached as Exhibit B to the Plan;
         Article X establishes procedures for resolving disputed, contingent, and unliquidated Claims; Article XI identifies conditions precedent to confirmation and consummation of the Plan; and Article XII provides for the continuing jurisdiction over matters arising out of or related to these Chapter 11 Cases and the Plan.

                  (f) Selection of Managers, Officers, Directors, Initial Trustee, and Initial Members of Trust Advisory Board (11 U.S.C. Section 1123(a) (7)). The provisions of the Plan regarding the manner of selection of managers, officers and directors of the Reorganized Debtors and the selection of the Litigation Trustee and members of the Trust Advisory Board are consistent with the interests of creditors and equity security holders and with public policy, thereby satisfying
         Section 1123(a)(7) of the Bankruptcy Code. Specifically, Article V.D of the Plan provides that, upon the Effective Date, the existing officers and members of the Board of Directors of the Debtors will be deemed to have resigned. Thereupon, the new managers, officers and directors shall take office.

                  11. Debtors' Compliance with the Bankruptcy Code (11 U.S.C. Section 1129(a)(2)). The Debtors have each complied with the applicable provisions of the Bankruptcy Code, thereby satisfying Section 1129(a)(2) of the Bankruptcy Code.

                  (a) SLI is a corporation organized under the laws of the State of Oklahoma and is a proper debtor under section 109 of the Bankruptcy Code; each of the other Debtors is a corporation organized under the laws of the State of Delaware and is a proper debtor under section 109 of the Bankruptcy Code.

                  (b) On the Petition Date, each of the Debtors filed a voluntary chapter 11 petition pursuant to section 301 of the Bankruptcy Code.

                  (c) This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. Section 1334.

                  (d) Venue of the Chapter 11 Cases is proper in this district pursuant to 28 U.S.C. Section 1408.

                  (e) The Debtors and the Committee are each a proper proponent of the Plan pursuant to section 1121(a) of the Bankruptcy Code.

                  (f) Each of the Debtors and the Committee, as proponent of the Plan, complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Approval Order in transmitting the Plan, Disclosure Statement, Ballots and related documents and notices and in soliciting and tabulating votes on the Plan.

                  12. Plan Proposed in Good Faith (11 U.S.C. Section 1129(a)(3)). Each of the Debtors and the Committee, as proponent of the Plan, has proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Plan, the Litigation Trust, the Equity Subscription Commitment Letter, and the Revolving Credit Facilities were negotiated in good faith and at arms-length among the Debtors, the Creditors' Committee, the Investors and other parties-in-interest. This Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based upon the evidence presented at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of restructuring the Debtors' debts, making distributions pursuant to the Plan and in accordance with the priorities set forth in the Bankruptcy Code and successfully emerging from Chapter 11.

                  13. Payments for Services or Costs and Expenses (11 U.S.C. Section 1129(a)(4)). Except as provided in the Plan, any payment made or to be made by the Debtors or the Committee for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

                  14.      Directors, Managers, Officers and Trustees (11 U.S.C.
Section 1129(a)(5). Each of the Debtors and the Committee, as proponent of the Plan, has complied with Section 1129(a)(5) of the Bankruptcy Code. Specifically:

                  (a) the Debtors and the Committee, as proponents of the Plan, have disclosed (or will disclose prior to the Effective Date) the identity and affiliations of the persons who are proposed to serve, after confirmation of the Plan, as a manager, director and officer of the Reorganized Debtors, and the identity and affiliates of the Litigation Trustee and Trust Advisory Board, and the appointment to, or continuance in, such office of each such individual is consistent with the interests of creditors and equity security holders and with public policy.

                  (b) To the extent known at this time, the Debtors have disclosed the identity of any insider that will be employed or retained by the Debtors and the nature of such person's compensation.

                  15. No Rate Changes (11 U.S.C. Section 1129(a) (6)). No governmental regulatory commission has jurisdiction over the rates charged by the Debtors. Thus, the Plan does not provide for the change in any rates which require regulatory approval, thereby satisfying Section 1129(a)(6) of the Bankruptcy Code.

                  16. Best Interests of Creditors Test (11 U.S.C. Section 1129 (a) (7)) . The Plan satisfies Section 1129(a) (7) of the Bankruptcy Code.
Specifically:

                  (a) The Liquidation Analysis contained in the Disclosure Statement and other evidence regarding the subject thereof that has been proffered or adduced at or prior to the Confirmation Hearing have not been controverted by other evidence. The methodology used and assumptions made in connection with the Liquidation Analysis, as supplemented by other evidence at the Confirmation Hearing, are reasonable.

                  (b) Each holder of a Claim or holder of an Interest in each Impaired Class either has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

                  17. Acceptance by Certain Classes (11 U.S.C. Section 1129(a)(8)). Each Class of Claims or Equity Interests entitled to vote has accepted the Plan. However, as set forth in Paragraph 6 above, two Classes are deemed to have rejected the Plan. Since not all impaired Classes of Claims or Equity Interests have accepted the Plan, the requirements of section 1129(a)(8) have not been met, thus invoking section 1129(b) of the Bankruptcy Code.

                  18. Treatment of Administrative and Tax Claims (11 U.S.C. Section 1129 (a) (9)) . The treatment of Administrative Expense Claims, Priority Tax Claims, and Other Priority Claims under Article III.A and Article III.B.I of the Plan satisfies the requirements of section 1129 (a) (9) (A) and
(B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under
Article III.A.3 of the Plan satisfies the requirements of section 1129(a) (9)
(C) of the Bankruptcy Code.

                  19. Acceptance by Impaired Classes (11 U.S.C. Section 1129(a)(10)). At least one Class of Claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider of Debtors holding a Claim in such Class, thereby satisfying section 1129(a)(10) of the Bankruptcy Code.

                  20. Feasibility (11 U.S.C. Section 1129(a) (11)). The projections set forth in the Disclosure Statement and other evidence proffered or adduced by the Debtors at the Confirmation Hearing with respect to feasibility (a) is persuasive and credible, (b) has not been controverted by other evidence or challenged in any of the Objections, and (c) establishes that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors. Among other things, the evidence showed that the Reorganizing Debtors can make, or cause to be made, the Distributions required under the Plan and that they and the Litigation Trust will be able to perform their obligations under the Plan following the Confirmation Date and the Effective Date. Consequently, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

                  21. Payment of Fees (11 U.S.C. Section 1129(a) (12)). All fees payable under 28 U.S.C. Section 1930, as determined by this Court at the Confirmation Hearing, have been paid or will be paid as Administrative Expense Claims on the Effective Date pursuant to Article XIV.F of the Plan, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

                  Any statutory fees accruing after the Confirmation Date shall constitute Administrative Expense Claims and be paid in accordance with Article XIV.F of the Plan.

                  22.      Retiree Benefits (11 U.S.C. Section 1129(a)(13)).
Article V.E of the Plan provides for the continuation of retiree benefits at levels established pursuant to section 1114 of the Bankruptcy Code for the duration of the period that each of the Debtors has obligated itself to provide such benefits and the Plan provides for the assumption of the Chicago Miniature Lamp, Inc. Union Employee Defined Benefit Pension Plan and Trust, and the underlying collective bargaining agreement; accordingly the Plan satisfies
Section 1129(a)(13) of the Bankruptcy Code.

                  23. Fair and Equitable; No Unfair Discrimination (11 U.S.C. Section 1129(b)). Class 3 Secured Lender Claims, Class 4 General Unsecured Claims and Class 5 Subordinated Claims are Impaired Classes of Claims under the Plan. Classes 3 and 4 have voted to accept the Plan. Class 5 is deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g). Pursuant to section 1129(b) of the Bankruptcy Code, the Court finds that the Plan does not discriminate unfairly, and is fair and equitable, with respect to Class 5 Subordinated Claims. There is no Claim or Interest that is junior to Class 5 Subordinated Claims that has received or is retaining any property under the Plan on account of a junior Claim or Interest, and no Class of Claims senior to Class 5 Subordinated Claims is receiving more than full payment on account of the Claims in such Class. Class 6 is an Impaired Class of Interests that is deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g) because the holders of such Interests will not receive or retain any property under the

Plan on account of such Interests. The Plan does not discriminate unfairly, is fair and equitable with respect to Class 6, as required by Bankruptcy Code section 1129(b)(1), and no class of Interests junior to such class is receiving or retaining any property under the Plan. Thus, the Plan may be confirmed notwithstanding the Debtors' failure to satisfy Bankruptcy Code section 1129(a)(8) and the Plan satisfies section 1129(b) as to each of the Classes described above.

                  24. Principal Purpose of Plan (11 U.S.C. Section 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. Section 77e), and no governmental unit has requested that this Court not confirm the Plan for this reason. Therefore, the Plan satisfies the requirements under section 1129(d) of the Bankruptcy Code.

                  25. Successors of the Debtors. As provided in the Plan, each of the Reorganized Debtors and the Litigation Trust shall be determined to be a "successor" of the Debtors.

                  26. Good Faith Solicitation; Good Faith Distribution of Securities (11 U.S.C. Section 1125(e)).

                  (a) The Debtors, the Committee, the Investors and their respective agents, accountants, business consultants, representatives, attorneys and advisors, through their participation in the arms-length negotiation and preparation of the Plan and the Disclosure Statement and their efforts to confirm the Plan, have solicited acceptances and rejections of the Plan and the Rights Offering in good faith and participated in this Chapter 11 Case in compliance with the applicable provisions of the Bankruptcy Code.

                  (b) The Debtors, the Committee, the Investors, holders of Claims receiving any securities described in paragraph 29, and their agents, representatives, attorneys and advisors have participated or will have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the distribution of the securities described in paragraph 29.

                  27. Injunction, Releases and Exculpation. Each of the injunction, release and exculpation provisions contained in Article XIII of the
Plan:

                  (a) falls within the jurisdiction of this Court under 28 U.S.C. Sections 1334(a) , (b) and (d) ;

                  (b) is an essential means of implementing the Plan pursuant to Section 1123(a) (5) of the Bankruptcy Code;

                  (c) is important to the overall objectives of the Plan to finally resolve, except to the extent otherwise provided in the Plan, all claims among or against the parties in interest in this Chapter 11 Case with respect to the Debtors, their organization, capitalization, operation and liquidation; and

                  (d) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

In addition, the Court finds that the officers and directors of the Debtors, the Investors, and the Committee and its members, acting in such capacity, share an identity of interest with the Debtors, the Investors because they are funding the Plan through the Equity Subscription Commitment Letter and the Debt Financing Commitment Letter, and the Debtors' officers and directors and the Committee and its members through the negotiation of the Plan and the solicitation of acceptances therefor; all of the released parties made substantial contributions to the Plan; an overwhelming majority of creditors voting to accept the Plan (100% of Class 3 and 95.92% of Class 4); and creditors will receive distributions under the Plan and without the funding provided by the Investors for the reorganization provided for in the Plan (or some other similar reorganization), unsecured creditors would not receive any distribution.

                  On the basis of the written record of these Chapter 11 Cases and the evidence presented at the Confirmation Hearing, this Court finds and concludes that it has jurisdiction to approve the exculpation and limitation of liability, and release provisions set forth in Article XIII of the Plan and that such provisions of the Plan are consistent with sections 105, 524, 1123, and 1129 of the Bankruptcy Code.

                  28. Rights Offering and Equity Subscription Commitment Letter. With respect to the Rights Offering and the Equity Subscription Commitment Letter, the Court finds:

                  (a) The letter agreement and term sheet between the Debtors, on the one hand, and the Investors, on the other hand, substantially in the form attached as Exhibit H to the Plan Supplement (the "Equity Subscription Commitment Letter") was negotiated at arms-length and in good faith, is fair and reasonable, reflects the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, is supported by reasonably equivalent value and fair consideration, and is in the best interests of the Debtors and their Estates, creditors, and other parties in interest.

                  (b) The right to participate in the Rights Offering, as described in the Equity Subscription Commitment Letter, was made available to all holders of Class 3 Claims.

                  (c) The distributions of New Common Shares to holders of Allowed Class 3 Claims pursuant to the Rights Offering will be made principally in exchange for the Class 3 Claims of such holders (and as part of the consideration under the Plan to the holders of Class 3 Claims) and partly for cash.

                  (d) All holders of Class 3 Claims who voted with respect of the Plan elected to participate fully in the Rights Offering and all such elections received prior to the commencement of the Confirmation Hearing are deemed to be timely.

                  29. Exemption From Securities Laws (11 U.S.C. Section 1145(a)). Pursuant to section 1145 of the Bankruptcy Code, the New Common Shares (whether pursuant to the Equity Subscription Commitment Letter, the Rights Offering or otherwise) and the interests in the Litigation Trust shall be deemed distributed pursuant to Section 1145 of the Bankruptcy Code and shall be exempt from registration under the Securities Act of 1933 (and the rules promulgated thereunder) and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities, except to the extent that holders of the New Shares are "issuers" or "underwriters," as those terms are defined in section 1145 of the Bankruptcy Code.

                  30. Exit Financing. The Debt Financing Commitment Letter which has been filed with the Court (and is the commitment letter for the Revolving Credit Facilities under the Plan) was negotiated between the Debtors and the Investors in their capacity as lenders thereunder, in good faith and at arms-length. The terms of the Debt Financing Commitment Letter, including the payment of fees, are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration. The transactions contemplated by the Debt Financing Commitment Letter, including the payment of fees and the granting of liens to secure the Revolving Credit Facilities, are in the best interests of the Reorganized Debtors, the Debtors, and their Estates, creditors and other parties in interest.

                  31. Transfer of Property. (a) The transfers of property by the Debtors to (x) holders of Claims under the Plan are for good consideration and value and (i) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and
(ii) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability; and (y) the Investors pursuant to the Equity Subscription Commitment Letter, to the Litigation Trust, or to secure the Revolving Credit Facilities to be entered into under the Plan are for good consideration and value and (i) are or shall be legal, valid and effective transfers of property, (ii) vest or shall vest in the Investors, the Litigation Trust, or the lenders under the Revolving Credit Facilities, as applicable, with good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in the Plan or this Order, (iii) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (iv) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability.

                  32. No Liquidation. Because the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors' Estates and the Reorganized Debtors will engage in business following consummation of the Plan, section 1141(d)(3) of the Bankruptcy Code is not applicable.

                  33. Substantive Consolidation. The Plan constitutes a motion to approve the substantive consolidation of the Consolidating Debtors for distribution and voting purposes to the extent, and subject to the limitations, set forth in Article V.A of the Plan. Cause exists for the substantive consolidation of the Debtors, including, but not limited to, the following facts: all of the capital stock of the subsidiaries comprising the Debtors is held by the common parent, SLI, except for the shares of SLI Lighting Company, a second-tier subsidiary of SLI; the Debtors are liable on common obligations and there are numerous cross guarantees among the subsidiary Debtors; the financial statements of the Debtors were consolidated with the parent; there were centralized accounting and banking functions for all the Debtors; there were centralized management functions for all the Debtors; and substantially all of the assets of each of the Debtors were pledged to secured the Secured Lender Claims, which are not being paid in full under the Plan.

                  34. Objections. All Objections to Confirmation filed with the Court have been withdrawn, settled, or overruled.

                  35. Conditions To Confirmation. Each of the conditions to confirmation set forth in Article XI.A of the Plan has been satisfied, or waived.

                  36. Jurisdiction. This Court may properly retain jurisdiction over the matters set forth in Article XII of the Plan.

                                     DECREES

NOW, THEREFORE, IT IS HEREBY ORDERED THAT,

                  37. Confirmation. The Plan, a copy of which is attached hereto as Exhibit A, and as supplemented by the Plan Supplement and as modified by this Order, is hereby confirmed as to the Debtors, and all acceptances and rejections previously cast for or against the Plan are hereby deemed to constitute acceptances or rejections of the Plan as modified by this Order.

                  38.      Modifications to Plan; Resolution of Objections

                  (a) The resolution of the objection of the IRS to confirmation of the Plan as stated on the record is hereby approved, and the Plan is hereby modified to incorporate the same, as follows:
         Notwithstanding any other provision to the contrary in the Plan or in this Order, the IRS' allowed priority claim shall be paid in full, plus interest at the rate of 4.4%, in equal quarterly installments over a period not exceeding six years from the date of assessment of such claim. Nothing herein shall affect the right of any party to object to the IRS' claim for any reason.

                  (b) The resolution of the limited objection of the French and German Lessors to confirmation of the Plan as stated on the record is hereby approved as follows: SLI is authorized to either (1)(i) assume that certain Master Lease Agreement dated December 27, 2000, between the French Lessor and SLI, including the related Security Assignment and Payment Instruction Letter, as modified by the Term Sheet dated as of June 18, 2003 between the French Lessor and SLI, and assigned as modified to SLI France SA; (ii) assume that certain Master Lease Agreement dated December 21, 2000 between the German Lessor and SLI, including the related Security Assignment and Payment Instruction Letter, as modified by the Term Sheet dated as of June 18, 2003 between the German Lessor and SLI, and assigned as modified to SLI Lichtsysteme GmBH; and (iii) upon such assumptions in full satisfaction of any Claim of the French and German Lessors for Cure, upon assumption, the Debtors shall pay to the French and German Lessors the following aggregate payments: (x) $25,000 for expense reimbursement, and (y) $1,500,000 which shall be applied as a prepayment of principal under the two aforementioned Master Leases, divided pro rata between the two, or (2) if the German Investors referenced in paragraph 21 of the Term Sheet do not consent, reject the aforementioned Master Leases, in which event all parties reserve their rights with respect to the aforementioned Master Leases and any related agreements. This treatment of the aforementioned Master Leases is final and the first proviso of Article IX.A of the Plan shall not apply to them.

                  39. Objections. Each of the objections to confirmation of the Plan which has not been withdrawn, waived or settled, and all reservations of rights included therein, are overruled. To the extent that pleadings filed by individuals or entities constitute objections to confirmation of the Plan and have not been withdrawn, waived or settled, they are overruled and denied.

                  40. Provisions of Plan and Order Nonseverable and Mutually Dependent. The provisions of the Plan and this Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

                  41.      Executory Contracts and Unexpired Leases.

                  (a) This Confirmation Order shall constitute an order of the Court granting the motion by the Debtors contained in the Plan (i) to reject, as of the Effective Date, the executory contracts and unexpired leases listed on Exhibit B to the ("Rejection Schedule"), the plans and programs as described in Article V.E of the Plan, all Indemnification Obligations as described in Article XIII.G of the Plan, and any other contracts or leases designated for rejection in the Plan, and (ii) to assume all other executory contracts and unexpired leases, which shall either be assumed or assumed and assigned to another Debtor (in the case of executory contracts or unexpired leases to which one of the dissolving Debtors is a party), except as otherwise dealt with in the Plan or pursuant to a Final Order of the Court entered on or before the Effective Date.

                  (b) Except as otherwise provided herein or pursuant to a Final Order of the Court, this Confirmation Order shall constitute an order of the Court approving, pursuant to sections 365 and 1123 of the Bankruptcy Code, (i) the automatic rejection of all executory contracts and unexpired leases of the Debtors specifically listed on the Rejection Schedule, the plans and programs as described in Article V.E of the Plan, and specified in Article XIII.G of the Plan, and any other contracts or leases designated for rejection in the Plan, and (ii) the assumption or assumption and assignment of all other executory contracts and unexpired leases of the Debtors, in either case, effective as of the Confirmation Date.

                  (c) If the rejection by the Debtors, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim or Administrative Expense Claim against the Debtors, then such Claim or Administrative Expense Claim shall be barred forever and shall not be enforceable against the Debtors or any of their property or the Estate, unless a proof of Claim or proof of Administrative Expense Claim against the Debtors is filed with the clerk of the Bankruptcy Court and the Claims Agent and served upon counsel to the Plan Proponents within thirty (30) days (or in the case of the United States Government or any subdivision thereof, sixty (60) days) after the earlier to occur of (a) the Confirmation Date and (b) the entry of an order by the Bankruptcy Court authorizing rejection of the subject executory contract or lease.

                  42. Substantive Consolidation. The Plan is deemed to be a motion for entry of an order substantively consolidating the Estates and the Chapter 11 Cases. Such request for substantive consolidation is appropriate in these Chapter 11 Cases and pursuant to sections 105 and 1123 of the Bankruptcy Code, the Debtors' Estates are substantively consolidated to the extent, and subject to the limitations, set forth in Article V.A of the Plan.

                  43. Disbursing Agent. From and after the Effective Date, Reorganized SLI, the Plan Administrator or any other party designated by Reorganized SLI or the Plan Administrator, shall serve as Disbursing Agent to make all distributions required under the Plan.

                  44. Preservation of Rights of Action. Except as otherwise set forth in the Plan, in this Confirmation Order or in any other agreement entered into by the Investors and the Committee in connection with the Plan, the Debtors shall retain all Litigation Rights and transfer on the Effective Date all Litigation Rights that are Other Litigation Trust Assets or Preference Litigation Trust Assets to the Litigation Trust to enforce, sue on, settle or compromise (or decline to do any of the foregoing) such Litigation Rights, in accordance with section 1123(b) of the Bankruptcy Code and Article V.H of the Plan; all Litigation Rights of the Debtors that are neither Other Litigation Trust Assets nor Preference Litigation Trust Assets shall vest in the Reorganized Debts to enforce, sue on, settle or compromise (or decline to do any of the foregoing) such Litigation Rights in accordance with Section 1123(b) of the Bankruptcy Code and Article V.H of the Plan.

                  45. Issuance of Hew Shares. The issuance of the New Common Shares in accordance with Articles V.B.4 and VI of the Plan, the Rights Offering, and the Equity Commitment Subscription Letter, is hereby authorized.

                  46. Setoff. As set forth in Article VII.K of the Plan, the Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments or other distributions to be made under the Plan on account of the Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder thereof, provided that any such right of setoff that is exercised shall be allocated, first, to the principal amount of the related Claim and thereafter to any interest portion thereof.

                  47. Revesting of Assets. Except as otherwise specified in the Plan, the property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall vest in the applicable Reorganized Debtor (or, as to the dissolved Debtors, Reorganized Chicago Miniature Optoelectronic Technologies, Inc.) on the Effective Date, free and clear of all liens, claims, interests, and encumbrances, except Effective Date Cash, to the extent distributed on the Effective Date to holders of Allowed Claims, the Plan Administrator, the Litigation Trust or the Professional Fee Escrow. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.

                  48. Approval of Initial Managers, Officers and Directors. In accordance with Article V.D of the Plan, and pursuant to section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the Court approves, as consistent with the interests of holders of Claims and Interests and with public policy, the selection of (a) Jackson Craig, Kevin Genda, George Hamilton, Gerald Madigan, Judy Mencher, Christopher Smith, and Stan Springel to serve as the initial managers of Reorganized SLI, (b) George Hamilton to serve as sole initial director of each of the other Reorganized Debtors, and (c) one or more of Paul Flynn, Per Langholz, Andy Madacsi, and Truong Nguyen to serve as the initial officers of each of the Reorganized Debtors, other than Reorganized SLI.

                  49. Approval of Initial Litigation Trustee and Trust Advisory Board. In accordance with Article VIII of the Plan, and pursuant to section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the Court approves, as consistent with the interests of holders of Claims and Interests and with public policy, the selection of Wells Fargo Bank Minnesota, N.A. to serve as the initial trustee of the Litigation Trust (also referred to as the Plan Administrator) and Jackson Craig and Robert L. Poster, in addition to the Litigation Trustee, to serve as the initial members of the Trust Advisory Board of the Litigation Trust.

                  50. Litigation Trust as Grantor Trust. The Debtors, the Litigation Trustee, and the creditors receiving interests in the Litigation Trust will, for U.S. federal income tax purposes, treat the transfer of any assets to the Litigation Trust as a transfer by the Debtors to the creditors receiving interests in the Litigation Trust in respect of their claims followed by a transfer of the assets by those creditors to the

Litigation Trust. Consistent with such treatment, the creditors will be treated as the grantors and initial beneficiaries of the Litigation Trust. The Debtors, the Litigation Trustee and the creditors receiving interests in the Litigation Trust will, for U.S. federal income tax purposes, apply consistent valuations to the property transferred to the Litigation Trust in accordance with the terms of the Litigation Trust Agreement.

                  51. Injunction. Except as otherwise expressly provided in the Plan, this Confirmation Order, or a separate order of this Court, all injunctions set forth in the Plan are approved.

                  52.      Releases and Exculpation. Pursuant to Bankruptcy Code
section 1123(b)(3), the releases, discharges, exculpations, and injunctions set forth in the Plan, including, but not limited to, the releases set forth in Articles XIII.D, E and F of the Plan and the exculpation provisions set forth in
Article XIII.H of the Plan and implemented by this Confirmation Order shall be, and hereby are, approved as fair, equitable, reasonable and in the best interests of the Debtors, their Estates, Creditors and Interest Holders and the Reorganized Debtors.

                  53. Discharge. Pursuant to section 1141(d) of the Bankruptcy Code and Article XIII.A (except as otherwise provided in the Plan as to any right to receive Distributions under the Plan), in accordance with section 1141(d)(1) of the Bankruptcy Code, the Plan and the Confirmation Order shall discharge the Debtors and the Reorganized Debtors, effective as of the Effective Date, from all debts of, Claims against, Liens on the property of, and Equity Interests or other interests in the Debtors and their assets and properties that arose at any time before the entry of the Confirmation Order to the fullest extent permitted by law. The discharge of the Debtors and the Reorganized Debtors shall be effective as to each and all discharged Claims or Interests, regardless of whether a proof of Claim or Equity Interest therefor was filed, whether the holder thereof votes to accept the Plan, or whether the holder of any discharged Claim or Interest receives any distribution under the Plan. On or after the Effective Date, as to all discharged Claims and Interests, any holder of such Claim or Interest shall be precluded from asserting against the Debtors, the Reorganized Debtors, the Litigation Trust, the successors or assigns of any of the foregoing, or any of their assets or properties, any other or further debt, Claim, Lien, Equity Interest, encumbrance, or any other interest based upon any document, instrument, act, omission, transaction, or other action or inaction of any kind or nature that occurred before the Effective Date.

                  54. Adequate Protection Obligations Terminated. On the Effective Date, all obligations of any of the Debtors under any order providing for adequate protection, including the Final DIP Order, are terminated as of the Effective Date.

                  55. Plan Classification Controlling. The classification of Claims and Interests for purposes of the distributions to be made under the Plan is governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the holders of Claims and Interests in connection with voting on the Plan (a) were set forth thereon solely for purposes of voting on the acceptance or rejection of the Plan and tabulation of such votes, (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of such Claims and Interests under the terms of the Plan for distribution purposes, and (c) may not be relied upon by any creditor or equity holder as actually representing the actual classification of such Claims and Interests under the terms of the Plan for distribution purposes.

                  56. Payment of Administrative Claims. Except as otherwise provided in the Plan, the Administrative Claims Bar Date for the filing of Administrative Claims, other than Professional Fee Claims, shall be sixty (60) calendar days after the Confirmation Date and the Plan Administrator shall have sixty (60) Business Days after the Administrative Claims Bar Date to object to such request.

                  Holders of asserted Administrative Claims not paid prior to the Confirmation Date must file a request for payment of such Administrative Claim on or before the Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr.
P. 3020(c) and 2002(f) will set forth such date and shall constitute notice of the Administrative Claims Bar Date.

                  57. Payment of Professional Fees. All final requests for compensation or reimbursement of Professional Fees shall be filed and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Confirmation Date, unless otherwise ordered by the Court. Any objection to an application of such Professional or other entity for compensation or reimbursement of expenses shall be filed and served on the Reorganized Debtors and their counsel, and the requesting Professional or other entity no later than twenty (20) days after the date on which such application was served, unless otherwise extended by the Court.

                  58. Payment of Fees Arising Under 28 U.S.C. Section 1930. All fees payable under 28 U.S.C. Section 1930, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees which become due and payable by a Debtor after the Effective Date shall be paid by the applicable Reorganized Debtor pending the closing, dismissal or conversion of such Debtor's Chapter 11 Cases.

                  The Debtors or the Reorganized Debtors may submit an order closing the Chapter 11 Case of any Debtor under a certification of counsel, after notice to the United States Trustee, certifying that all fees payable on account of such Debtor's Chapter 11 Case have been paid and that the United States Trustee has no objection to such closure. To the extent that any Disputed Claims and/or Interests remain unresolved on such date, the order closing the Chapter 11 Case may provide for the administration and satisfaction of such Disputed Claims and/or Interests by one or more of the Reorganized Debtors.

                  59. General Authorizations. The Debtors are hereby authorized and empowered to issue, execute, deliver, file and record any documents, instruments, and agreements, Bankruptcy Court papers or pleadings, and to take any and all actions that are necessary or desirable to implement, effect or consummate the transactions contemplated by the Plan whether or not specifically referred to in the Plan or related documents, including without limitation, the documents, instruments and agreements approved by this Order, in each instance without further application to or order of this Court. Without limiting the foregoing, the Debtors are hereby authorized and empowered to file with the appropriate Secretaries of State or other entity the Amended Certificates of Incorporation for each of the Reorganized Subsidiary Debtors and such other documents required (a) to convert SLI into a Delaware limited liability company, (b) to evidence the change in the name of one of the Debtors, Chicago-Miniature Lamp-Sylvania Lighting International, Inc., to Chicago-Miniature Lamp Lighting International, Inc., and (c) to evidence the dissolution of CML Air, Inc., Electro-Mag International and SLI Lighting Solutions, Inc., in each instance, substantially in the forms contained in the Plan Supplement. All such actions taken or caused to be taken shall be deemed to have been authorized by this Court and shall be deemed to be effective pursuant to section 303 of the Delaware General Corporate Law, section 1118 of the Oklahoma Corporation Law, and section 18-214 of the Delaware Limited Liability Company Act, as applicable, and without further corporate act or action under applicable law, and without any requirement of further action by the stockholders or directors of the Debtors. Each of such documents, instruments, and agreements will, upon execution and delivery be valid, binding and enforceable against the Debtors and any other person or entity who is a party thereto, and is entered into for good and valuable consideration, including the benefits of the Plan.

                  60. Approval of Agreements. Exhibits to the Plan and documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto, and including without limitation the Operating Agreement of Reorganized SLI and the Litigation Trust Agreement), and the execution, delivery and performance of such exhibits, documents, and agreements each substantially in the form submitted at the Confirmation Hearing by the Debtors (or the Reorganized Debtors as applicable), are approved. Without limiting the foregoing, the Equity Subscription Commitment Letter and the execution, delivery and performance thereof by the Debtors is approved in its entirety, including, but not limited to the expense reimbursement and fees for the Investors as set forth therein and the Debtors are hereby authorized to make such payments on the Effective Date without further order of the Court.

                  61. Exit Financing Matters. Without limiting the preceding paragraph, the Debt Financing Commitment Letter in the form introduced into evidence by the Debtors at the Confirmation Hearing and the execution, delivery and performance of Debt Financing Commitment Letter by the Debtors (or the Reorganized Debtors as applicable), and the payment of fees thereunder, is approved in its entirety, including all documents, instruments and agreements contemplated thereby or to be executed therewith. The Debtors or the Reorganized Debtors are hereby authorized in connection with the Revolving Credit Facilities (whether pursuant to the Debt Financing Commitment Letter or otherwise) to grant to the lenders thereunder or other appropriate party valid, binding, enforceable and perfected security interests in and Liens upon all collateral specified in such agreements to secure all of the obligations under or in connection therewith.

                  62. Cancellation of Equity Interests. As of the Effective Date, except as otherwise provided for in the Plan, by virtue of the Plan and without any action necessary on the part of the holders thereof, except as specified herein, all Old Common Shares issued and outstanding or held in treasury shall be cancelled and retired, the obligations of the Debtors under any agreements governing the Old Common Shares shall be discharged and released, and no consideration will be paid or delivered with respect thereto. Notwithstanding anything in the Plan to the contrary, holders of Old Common Shares shall not be required to surrender their Old Common Shares to the Debtors.

                  63.      Exemption From Securities Laws. The provisions of
section 1145 of the Bankruptcy Code are applicable to the issuance and distribution of the New Common Shares, including the equity interests offered and sold pursuant to the Rights Offering and the Equity Subscription Commitment Letter and, to the extent they constitute "securities", to the issuance and distribution of beneficial interests in the Litigation Trust pursuant to the Plan. Therefore, to the extent that an "offer or sale" is deemed to have occurred, any such securities are exempt from the requirements of section 5 of the Securities Act of 1933 and any applicable State or local law requiring registration. Pursuant to and to the fullest extent permitted by section 1145 of the Bankruptcy Code, the resale of any such securities shall be exempt from section 5 of the Securities Act of 1933 and any applicable State or local law requiring registration.

                  64. Registration Rights Agreement. Without limiting the effect of section 1145 of the Bankruptcy Code or the foregoing paragraph, Reorganized SLI is authorized to enter into a Registration Rights Agreement, substantially in the form attached to the Plan as Exhibit D to Exhibit H, which form is hereby approved.

                  65.      Exemption From Stamp Taxes

                  (a) Pursuant to Section 1146 (c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security, or the making, delivery, filing, or recording of any instrument of transfer, under the Plan shall not be taxed under any law imposing a stamp tax, transfer tax, or similar tax.

                  (b) Without limiting the generality of subparagraph (a) of this paragraph, the making, delivery, filing, or recording at any time of any deed, bill of sale, mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, memorandum of lease, notice of lease, assignment, leasehold assignment, security agreement, financing statement, or other instrument of absolute or collateral transfer required, or deemed necessary or desirable, by the Debtors, the Reorganized Debtors or the Plan Administrator, and other agreements or instruments related thereto shall not be so taxed.

                  (c) All filing or recording officers, wherever located and by whomever appointed, are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, all such deeds, bills of sale, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, memoranda of lease, notices of lease, assignments, leasehold assignments, security agreements, financing statements, and other instruments of absolute or collateral transfer without payment of any stamp tax, transfer tax, or similar tax imposed by federal, state, or local law. Notice in substantially the form annexed hereto as Exhibit B, (i) shall have the effect of an order of this Court, (ii) shall constitute sufficient notice of the entry of this Order to such filing and recording officers, and (iii) shall be a recordable instrument notwithstanding any contrary provision of nonbankruptcy law. This Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

                  66. Conflicts. In the event of any conflict or inconsistency between the terms of (a) the Plan, (b) this Order, and
         (c) the Disclosure Statement, the terms of this Order shall control; provided, however, that if the terms of the Plan or this Order (i) do not expressly resolve the issue under consideration, or (ii) are ambiguous with regard to such issue, the Debtors, or other parties-in-interest, on such notice as may be appropriate, may seek such relief from this Court as may be necessary. In the event of an inconsistency between the Plan and the Exhibits to the Plan {as they may be modified), the Exhibits will control.

                  67. Dissolution of Committee. On the Effective Date, the Committee shall be deemed dissolved with respect to the estate of the Debtors and the members of the Committee shall be deemed released from all rights and duties arising from or related to the Chapter 11 Cases, except with respect to (a) any request for modification of the Plan or the Confirmation Order or any appeal of orders entered in the

Chapter 11 Cases, but only to the extent that the foregoing relates to (i) the treatment of or matters affecting Class 4 General Unsecured Claims under the Plan, (ii) the duties of the Plan Administrator or Disbursing Agent under the Plan, or (iii) to provisions of the Litigation Trust Agreement, and (b) any application for interim or final award of compensation and reimbursement of expenses to any member of the Committee and professionals retained by the Committee in the Chapter 11 Cases. With respect to services performed relating to the Debtors' Estates, the professionals retained by the Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except as otherwise ordered by this Court or for services rendered and expenses incurred in connection the matters set forth in clauses (a) and (b) of this paragraph.

                  68.      Plan and Confirmation Order Binding. Pursuant to
section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as expressly provided in the Plan or this Order, the provisions of the Plan and this Order shall be binding upon (a) the Debtors and the Reorganized Debtors, and (b) all holders of Claims against or Equity Interests in the Debtors, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan, (c) each Person or Entity acquiring property under the Plan, (d) any other party in interest, (e) any Person or Entity making an appearance in the Chapter 11 Case, and (f) each of the foregoing respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries or guardians.

                  69. Supremacy of Confirmation Order. This Confirmation Order shall supersede any orders of the Court issued prior to the Confirmation Date to the extent that those prior orders are or may be inconsistent with the Confirmation Order.

                  70. Plan Provisions to Be Given Effect. The failure specifically to include or reference any particular provision of the Plan in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

                  71. Retention of Jurisdiction. This Court shall retain jurisdiction in accordance with the terms of Article XII of the Plan, the other provisions of this Order, and section 1142 of the Bankruptcy Code. Until this Chapter 11 Case is closed, any party in interest may commence a proceeding in this Court in respect of any matter as to which jurisdiction has been retained.

                  72. Notice of Entry of Confirmation Order. (a) In accordance with Bankruptcy Rules 2002 and 3020(c), on or before the Effective Date, the Debtors (or their agents) shall give notice of the entry of this Order, in substantially the form of the proposed notice attached as Exhibit C hereto (the "Notice of Confirmation"), which is hereby approved, by United States first class mail postage prepaid, by hand or by overnight courier service to, without duplication, (a) the United States Trustee, (b) counsel for the Committee, (c) the entities that requested notices under Bankruptcy Rule 2002, and (d) all creditors that have filed proofs of claim or requests for payment for administrative expenses in this Chapter 11 Case or that are scheduled in the Debtors' schedules of assets and liabilities, or any amendment or modification thereto.

                  (b) The Debtors or the Reorganized Debtors shall publish the Notice of Confirmation within fifteen (15) Business Days after the Confirmation Date in the national edition of The New York Times.

                  73. Returned Mail. Notwithstanding anything to the contrary herein, no notice or service of any kind will be required to be mailed or made upon any person to whom the Debtors mailed a notice of the Disclosure Statement Hearing or the various packages containing, among other things, notice of the date for the Confirmation Hearing, but received any of such notices returned by the United States Postal Service marked "undeliverable as addressed," "moved - left no forwarding address" or "forwarding order expired," or similar reason, unless the Debtors has been informed in writing by such person of that person's new address.

                  74. Authorization to Close. This Court directs that Federal Rule of Bankruptcy Rule 3020(e) shall not apply to this Order and authorizes the Debtors to consummate the Plan immediately after entry of this Order, subject to the occurrence or waiver (in accordance with Article XI.G) of the conditions precedent to the Plan's consummation set forth in Article XI.B of the Plan.

                  75. Sufficiency of Notice of Confirmation. Mailing of the Notice of Confirmation in the time and manner as set forth in paragraph 72 is adequate and satisfies the requirements of Bankruptcy Rules 2002 and 3020 (c) , and no further notice is necessary.

                  76. Nonseverability of Confirmation Order. The provisions of the Confirmation Order, including the findings of fact and conclusions of law, are non-severable and mutually dependent.

                  77. The Record. The record of the Confirmation Hearing is closed. The findings of fact and conclusions of law of this Court set forth herein and at the Confirmation Hearing shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made applicable herein by Bankruptcy Rule 9014, and the findings of fact and conclusions of the Court at the Confirmation Hearing are incorporated herein by reference.

Dated:  Wilmington, Delaware
        June 19, 2003

                                                  /s/ [ILLEGIBLE]
                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                     TABLE OF EXHIBITS TO CONFIRMATION ORDER

EXHIBIT A THE PLAN WITH EXHIBITS

EXHIBIT B NOTICE TO FILING AND RECORDING OFFICERS OF ENTRY AND TERMS OF
          CONFIRMATION ORDER

EXHIBIT C FORM OF NOTICE OF ENTRY OF CONFIRMATION ORDER

                                   EXHIBIT A

                                    THE PLAN

                                    EXHIBIT B

                    NOTICE TO FILING AND RECORDING OFFICERS
                    OF ENTRY AND TERMS OF CONFIRMATION ORDER

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                            Chapter 11

SLI, INC.,                                        Case No. 02-12608 (MFW)
CHICAGO MINIATURE OPTOELECTRONIC
  TECHNOLOGIES, INC.,                             Jointly Administered
ELECTRO-MAG INTERNATIONAL, INC.,
CHICAGO-MINIATURE LAMP-SYLVANIA
  LIGHTING INTERNATIONAL, INC.,
SLI LIGHTING PRODUCTS, INC.,
SLI LIGHTING COMPANY,
SLI LIGHTING SOLUTIONS, INC., AND
CML AIR, INC.,

                 Debtors.

                     NOTICE TO FILING AND RECORDING OFFICERS
                    OF ENTRY AND TERMS OF CONFIRMATION ORDER
               CONFIRMING SECOND AMENDED JOINT CHAPTER 11 PLAN OF
                   REORGANIZATION OF DEBTORS IN POSSESSION AND
                    OFFICIAL COMMITTEE OF UNSECURED CREDITORS

TO ALL FILING AND RECORDING OFFICERS:

                  PLEASE TAKE NOTICE that on June ____, 2003, the United States Bankruptcy Court for the District of Delaware entered the Findings of Fact and Conclusions of Law Relating To, And Order (the "Confirmation Order") Under 11 U.S.C. Section 1129 Confirming, Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors in Possession and the Official Committee of Unsecured Creditors, dated May 17, 2003 (as modified pursuant to the Confirmation Order, the "Plan"). (Capitalized terms not defined in this notice have the meanings ascribed to them in the Confirmation Order or Plan). A copy of the Confirmation Order and the Plan are annexed hereto.

                  PLEASE TAKE FURTHER NOTICE that paragraph ____ of the Confirmation Order provides as follows:

                  (a) Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security, or the making, delivery, filing, or recording of any instrument of transfer, under the Plan shall not be taxed under any law imposing a stamp tax, transfer tax, or similar tax.

                  (b) Without limiting the generality of subparagraph (a) of this paragraph, the making, delivery, filing, or recording at any time of any deed, bill of sale, mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, memorandum of lease, notice of lease, assignment, leasehold assignment, security agreement, financing statement, or other instrument of absolute or collateral transfer required, or deemed necessary or desirable, by the Debtors, the Reorganized Debtors or the Plan Administrator, and other agreements or instruments related thereto shall not be so taxed.

                  (c) All filing or recording officers, wherever located and by whomever appointed, are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, all such deeds, bills of sale, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, memoranda of lease, notices of lease, assignments, leasehold assignments, security agreements, financing statements, and other instruments of absolute or collateral transfer without payment of any stamp tax, transfer tax, or similar tax imposed by federal, state, or local law. This Notice, (i) shall have the effect of an order of this Court, (ii) shall constitute sufficient notice of the entry of this Order to such filing and recording officers, and
         (iii) shall be a recordable instrument notwithstanding any contrary provision of nonbankruptcy law. This Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

Dated:    June ____, 2003
          Wilmington, Delaware

                                                BY ORDER OF THE BANKRUPTCY COURT

                                Mary F. Walrath,
                                Bankruptcy Judge

                                    EXHIBIT C

                  FORM OF NOTICE OF ENTRY OF CONFIRMATION ORDER

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                            Chapter 11

SLI, INC.,                                        Case No. 02-12608 (MFW)
CHICAGO MINIATURE OPTOELECTRONIC
  TECHNOLOGIES, INC.,                             Jointly Administered
ELECTRO-MAG INTERNATIONAL, INC.,
CHICAGO-MINIATURE LAMP-SYLVANIA
  LIGHTING INTERNATIONAL, INC.,
SLI LIGHTING PRODUCTS, INC.,
SLI LIGHTING COMPANY,
SLI LIGHTING SOLUTIONS, INC., AND
CML AIR, INC.,

                 Debtors.

              NOTICE OF ENTRY OF ORDER UNDER 11 U.S.C. Section 1129
               CONFIRMING SECOND AMENDED JOINT CHAPTER 11 PLAN OF
                   REORGANIZATION OF DEBTORS IN POSSESSION AND
                    OFFICIAL COMMITTEE OF UNSECURED CREDITORS

TO ALL HOLDERS OF CLAIMS AGAINST AND HOLDERS OF EQUITY INTERESTS IN THE ABOVE-CAPTIONS DEBTORS AND OTHER PARTIES IN INTEREST:

                  PLEASE TAKE NOTICE that on June _____, 2003, the United States Bankruptcy Court for the District of Delaware entered the Findings of Fact and Conclusions of Law Relating To, And Order (the "Confirmation Order") Under 11 U.S.C. Section 1129 Confirming, Second Amended Joint Chapter 11 Plan of Reorganisation of the Debtors in Possession and the Official Committee of Unsecured Creditors, dated May 17, 2003 (as modified pursuant to the Confirmation Order, the "Plan"). (Capitalized terms not defined in this notice have the meanings ascribed to them in the Confirmation Order or Plan).

                  PLEASE TAKE FURTHER NOTICE that, subject to the occurrence of the Effective Date, the provisions of the Plan bind the Debtors, any person or entity acquiring property under the Plan, and any holder of a Claim or Equity Interest, whether or not the Claim or Equity Interest of such creditor or equity security holder is impaired under the Plan and whether or not such creditor or equity security holder has accepted the Plan.

                  PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan, Priority Non-Tax Claims and Other Secured Claims are unimpaired. Holders of Allowed Priority Non-Tax Claims will either be paid in full in Cash on the Effective Date or receive such treatment as to which the Debtors or the Reorganized Debtors, as the case may be, and such holder agree in writing. Holders of Allowed Other Secured Claims will either (i) have its Allowed Other Secured Claim Reinstated, (ii) receive secured notes on terms that satisfy section 1129(b) (2) (A) of the Bankruptcy Code, or other treatment permitted thereunder, (iii) receive its collateral securing its Allowed Claim or (iv) receive such treatment as to which the Debtors or the Reorganized Debtors, as the case may be, and such holder agree in writing. Secured Lender Claims, General Unsecured Claims, Common Stock and Securities Law Claims are impaired and will receive only those distributions provided under the Plan.

                  PLEASE TAKE FURTHER NOTICE that, except as otherwise provided in the Plan or Confirmation Order (including any right to receive Distributions under the Plan) or a separate order of the Bankruptcy Court, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or Liability that would be discharged or an Equity Interest or other right of an equity security holder that is terminated and canceled pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated and canceled Equity Interests or rights: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, their Estates or properties and interests in properties of each of the foregoing; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors, their Estates or properties and interests in properties of each of the foregoing; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, their Estates or properties and interests in properties of each of the foregoing; (4] asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, the Reorganized Debtors, their Estates or properties and interests in properties of each of the foregoing; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan and the Confirmation Order. Such injunction shall extend to all successors of the Debtors.

                  PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Order, the satisfaction pursuant to Section 12.3 of the Plan shall also act as an injunction against any Entity commencing or continuing any action, employment of process, or other act against the Debtors or the Reorganized Debtors to collect, offset, or recover any Claim or Cause of Action satisfied, or released under the Plan.

                  PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Order, all Litigation Rights (other than those expressly released under the Plan) that belong to or could have been raised by or on behalf of any of the Debtors or their respective Estates, have been transferred and assigned to, and vest in, either the Litigation Trust or the Reorganized Debtors.

                  PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Order, as of the Effective Date, the Debtors and Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter 11 Cases or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) those persons serving as directors, officers, employees, agents and professionals of the Debtors or their Subsidiaries on or after the Petition Date, (ii) the Creditors' Committee, its members or professionals, in such capacities, or (iii) the Investors, or their directors, officers, employees, agents or professionals; provided, however, that none of the foregoing releases, waivers or discharges shall extend to actions or omissions that (w) are the result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors as an Administrative Claim, the Reorganized Debtors, or any Non-Debtor Subsidiary, or (z) constitute claims or causes of action against such persons arising under or which may be asserted pursuant to Bankruptcy Code sections 544, 547, 548 or 550. Nothing in the this provision of Plan shall preclude the Debtors or their successors from asserting any claims or causes of action, including claims or causes of action released under this section, for the purposes of reducing or otherwise offsetting any claim asserted by a party released hereunder.

                  PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Order, neither the Debtors, the Reorganized Debtors, the Creditors' Committee, the Investors, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates or agents, who served in such capacities after the Petition Date, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any post-Petition Date act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for actions or omissions that (w) are the result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, or (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors as an Administrative Claim, the Reorganized Debtors, or any Non-Debtor Subsidiary; provided, however, that nothing in the this provision of Plan shall affect any Person's obligations under the Plan nor shall anything herein preclude any party in interest from enforcing the terms of the Plan.

                  PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Order, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Creditors' Committee, the Investors, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates or agents, who served in such capacities after the Petition Date, for any post-Petition Date act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for actions or omissions that (w) are the result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, or (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors as an Administrative Claim, the Reorganized Debtors, or any Non-Debtor Subsidiary; provided, however, that nothing in the this provision of Plan shall affect any Person's obligations under the Plan nor shall anything herein preclude any party in interest from enforcing the terms of the Plan.

                  PLEASE TAKE FURTHER NOTICE that, any party in interest wishing to obtain a copy of the Order may request such copy at their own expense by contacting IKON Office Solutions, 901 North Market Street, Wilmington, DE 19801. Copies of the Order may also be reviewed during regular business hours at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware 19801, or may be viewed at the Bankruptcy Court's website, www.deb.uscourts.gov.

Dated:    June ____, 2003
          Wilmington, Delaware

                                            BY ORDER OF THE BANKRUPTCY COURT
                                            Mary F. Walrath,
                                            Bankruptcy Judge

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

---------------------------------------- X
                                         :
In re:                                   :             Chapter 11
                                         :
SLI, INC.,                               :             Case No. 02-12608 (MFW)
CHICAGO MINIATURE OPTOELECTRONIC         :
  TECHNOLOGIES, INC.,                    :             Jointly Administered
ELECTRO-MAG INTERNATIONAL, INC.,         :
CHICAGO-MINIATURE LAMP-SYLVANIA          :
  LIGHTING INTERNATIONAL, INC.,          :
SLI LIGHTING PRODUCTS, INC.,             :
SLI LIGHTING COMPANY,                    :
SLI LIGHTING SOLUTIONS, INC., AND        :
CML AIR, INC.,                           :
                                         :
                Debtors.                 :
---------------------------------------- X

          SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE
                          DEBTORS IN POSSESSION AND THE
                    OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                    Gregg M. Galardi (No. 2991)
                                    Robert A. Weber (No. 4013)
                                    Megan E. Cleghorn (No. 4080)
                                    One Rodney Square
                                    P.O. Box 636
                                    Wilmington, Delaware 19899-0636
                                    (302)651-3000

                                    ATTORNEYS FOR SLI, INC., ET AL.,
                                    DEBTORS AND DEBTORS-IN-POSSESSION

                                    PEPPER HAMILTON LLP
                                    David M. Fournier, Esq.
                                    1201 Market Street, Suite 1600
                                    P.O. Box 1709
                                    Wilmington, DE 19899-1709

                                    - and -

                                    PEPPER HAMILTON LLP
                                    Robert S. Hertzberg, Esq
                                    100 Renaissance Center, 36th Floor
                                    Detroit, MI 48243-1157

                                    ATTORNEYS FOR THE OFFICIAL COMMITTEE
                                    OF UNSECURED CREDITORS

Dated: Wilmington, Delaware
       May 15, 2003

                                    PLAN-ii


                                TABLE OF CONTENTS

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
INTRODUCTION..................................................................................      PLAN-01

ARTICLE I
    DEFINITIONS, RULES OF INTERPRETATION, AND
    COMPUTATION OF TIME.......................................................................      PLAN-01

A.  Rules of Construction.....................................................................      PLAN-01
B.  Definitions...............................................................................      PLAN-01
C.  Rules of Interpretation...................................................................      PLAN-16
D.  Computation of Time.......................................................................      PLAN-16
E.  Governing Law.............................................................................      PLAN-16

ARTICLE II
    CLASSIFICATION OF CLAIMS AND INTERESTS....................................................      PLAN-16

A.  Introduction..............................................................................      PLAN-16
B.  Unclassified Claims.......................................................................      PLAN-17
         1.  DIP Facility Claims..............................................................      PLAN-17
         2.  Administrative Claims............................................................      PLAN-17
         3.  Priority Tax Claims..............................................................      PLAN-17
         4.  Intercompany Claims..............................................................      PLAN-17
C.  Unimpaired Classes of Claims..............................................................      PLAN-17
         1.  Class 1: Other Priority Claims...................................................      PLAN-17
         2.  Class 2: Other Secured Claims....................................................      PLAN-17
D.  Impaired Classes of Claims................................................................      PLAN-17
         1.  Class 3: Secured Lender Claims ..................................................      PLAN-17
         2.  Class 4: General Unsecured Claims................................................      PLAN-17
E.  Impaired Classes of Claims................................................................      PLAN-17
         1.  Class 5: Subordinated Claims.....................................................      PLAN-17
F.  Impaired Classes of Interests.............................................................      PLAN-17
         1.  Class 6: Interests...............................................................      PLAN-17

ARTICLE III
    TREATMENT OF CLAIMS AND INTERESTS.........................................................      PLAN-18

A.  Unclassified Claims.......................................................................      PLAN-18
         1.  DIP Facility Claims..............................................................      PLAN-18
         2.  Administrative Claims............................................................      PLAN-18
         3.  Priority Tax Claims..............................................................      PLAN-18
         4.  Intercompany Claims..............................................................      PLAN-19
B.  Unimpaired Claims.........................................................................      PLAN-19
         1.  Class 1: Other Priority Claims...................................................      PLAN-19
         2.  Class 2: Other Secured Claims....................................................      PLAN-19
C.  Impaired Claims...........................................................................      PLAN-20
         1.  Class 3: Secured Lender Claims...................................................      PLAN-20
         2.  Class 4: General Unsecured Claims................................................      PLAN-20
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                                    PLAN-iii

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         3.  Class 5: Subordinated Claims.....................................................      PLAN-21
D.  Interests.................................................................................      PLAN-21
             Class 6: Interests...............................................................      PLAN-21
E.  Special Provision Regarding Unimpaired Claims.............................................      PLAN-21
F.  Allowed Claims............................................................................      PLAN-21

ARTICLE IV
    ACCEPTANCE OR REJECTION OF THE PLAN.......................................................      PLAN-21

A.  Impaired Classes of Claims and Interests Entitled to Vote.................................      PLAN-21
B.  Acceptance by an Impaired Class...........................................................      PLAN-22
C.  Presumed Acceptances by Unimpaired Classes................................................      PLAN-22
D.  Classes Deemed to Reject Plan.............................................................      PLAN-22
E.  Summary of Classes Voting on the Plan.....................................................      PLAN-22
F.  Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code...........................      PLAN-22

ARTICLE V
    MEANS FOR IMPLEMENTATION OF THE PLAN......................................................      PLAN-23

A.  Substantive Consolidation.................................................................      PLAN-23
         1.  Consolidation of the Chapter 11 Estates..........................................      PLAN-23
         2.  Substantive Consolidation Order..................................................      PLAN-23
B.  Corporate Action..........................................................................      PLAN-23
    1.   Continued Corporate Existence........................................................      PLAN-23
    2.   Cancellation of Old Common Shares....................................................      PLAN-24
    3.   Organizational Documents.............................................................      PLAN-24
    4.   Issuance of New Common Shares........................................................      PLAN-24
C.  Revolving Credit Facility.................................................................      PLAN-25
D.  Directors and Officers....................................................................      PLAN-25
         1.  Board of Directors of Reorganized SLI and its Subsidiaries and Affiliates........      PLAN-25
         2.  Officers of Reorganized SLI and its Subsidiaries and Affiliates..................      PLAN-25
E.  Employee Retirement and Stock Option Plans; Employee Group Health Plans; Etc..............      PLAN-25
F.  Revesting Of Assets; Releases of Liens....................................................      PLAN-25
G.  Effectuating Documents; Further Transactions..............................................      PLAN-26
H.  Preservation of Rights of Action..........................................................      PLAN-26
I.  Special Provisions Regarding Claims Covered by Insurance..................................      PLAN-27
J.  Exemption from Certain Transfer Taxes.....................................................      PLAN-27
K.  Professionals.............................................................................      PLAN-27
L.  Professional Fee Escrow...................................................................      PLAN-27

ARTICLE VI
    DESCRIPTION OF SECURITIES TO BE ISSUED IN CONNECTION WITH
    THE PLAN..................................................................................      PLAN-28

A.  New Common Shares.........................................................................      PLAN-28
B.  Rights Offering...........................................................................      PLAN-28
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                                     PLAN-iv

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ARTICLE VII
    PROVISIONS GOVERNING DISTRIBUTIONS........................................................      PLAN-29

A.  Distributions for Claims Allowed as of the Effective Date.................................      PLAN-29
B.  Disbursing Agent..........................................................................      PLAN-29
C.  Delivery of Distributions and Undeliverable or Unclaimed Distributions....................      PLAN-29
         1.  Delivery of Distributions in General.............................................      PLAN-29
         2.  Undeliverable and Unclaimed Distributions........................................      PLAN-30
D.  Calculation of Distribution Amounts of New Common Shares; Minimum
    Distributions.............................................................................      PLAN-30
E.  Record Date For Distributions To Holders Of Secured Lender Claims.........................      PLAN-30
F.  Prepayment................................................................................      PLAN-31
G.  Means of Cash Payment.....................................................................      PLAN-31
H.  Interest on Claims........................................................................      PLAN-31
I.  Cancellation of Existing Securities and Agreements........................................      PLAN-31
J.  Withholding and Reporting Requirements....................................................      PLAN-31
K.  Setoffs...................................................................................      PLAN-32

ARTICLE VIII
    LITIGATION TRUST..........................................................................      PLAN-33

A.  The Litigation Trust......................................................................      PLAN-33
B.  Transfer of Trust Assets to the Litigation Trust..........................................      PLAN-33
C.  The Litigation Trust Agreement............................................................      PLAN-33
D.  Funding of the Litigation Trust...........................................................      PLAN-34
E.  Reimbursement Obligations.................................................................      PLAN-35
F.  Distributions of Trust Assets.............................................................      PLAN-35

ARTICLE IX
    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.....................................      PLAN-36

A.  Assumed and Rejected Contracts and Leases.................................................      PLAN-36
B.  Payments Related to Assumption of Executory Contracts and Unexpired Leases................      PLAN-36
C.  Rejection Damages Bar Date................................................................      PLAN-36

ARTICLE X
    PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
    UNLIQUIDATED CLAIMS.......................................................................      PLAN-37

A.  Objection Deadline; Prosecution of Objections.............................................      PLAN-37
B.  No Distributions Pending Allowance........................................................      PLAN-37
C.  Disputed Claims Reserves..................................................................      PLAN-37
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                                     PLAN-v

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ARTICLE XI
    CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
    OF THE PLAN...............................................................................      PLAN-38

A.  Conditions to Confirmation................................................................      PLAN-38
B.  Conditions to Effective Date..............................................................      PLAN-38
C.  Waiver of Conditions......................................................................      PLAN-40

ARTICLE XII
    RETENTION OF JURISDICTION.................................................................      PLAN-40

ARTICLE XIII
    EFFECTS OF CONFIRMATION...................................................................      PLAN-42

A.  Binding Effect............................................................................      PLAN-42
B.  Discharge of the Debtors..................................................................      PLAN-42
C.  Injunction................................................................................      PLAN-42
D.  Releases And Satisfaction Of Subordination Rights.........................................      PLAN-43
E.  Debtor Releases...........................................................................      PLAN-43
F.  Other Releases - M Capital, LLC and Affiliates............................................      PLAN-44
G.  Indemnification Obligations...............................................................      PLAN-44
         1.  Prepetition Indemnification Obligations - Third Parties..........................      PLAN-44
         2.  Indemnification of Debtors' Directors and Officers...............................      PLAN-44
H.   Exculpation and Limitation of Liability..................................................      PLAN-45

ARTICLE XIV
    MISCELLANEOUS PROVISIONS..................................................................      PLAN-45

A.  Bar Dates for Certain Claims..............................................................      PLAN-45
         1.  Administrative Claims............................................................      PLAN-45
         2.  Professional Fee Claims..........................................................      PLAN-46
B.  Modifications and Amendments..............................................................      PLAN-46
C.  Severability of Plan Provisions...........................................................      PLAN-46
D.  Successors and Assigns....................................................................      PLAN-47
E.  Settlement Authority......................................................................      PLAN-47
F.  Payment of Statutory Fees.................................................................      PLAN-47
G.  Revocation, Withdrawal, or Non-Consummation...............................................      PLAN-47
H.  Service of Documents......................................................................      PLAN-48
I.  Plan Supplement(s)........................................................................      PLAN-49
J.  Term of Injunctions or Stays..............................................................      PLAN-49
K.  Creditors' Committee......................................................................      PLAN-50

                                     PLAN-vi

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                                TABLE OF EXHIBITS

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EXHIBIT                                            TITLE
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
   A           Schedule of Officers and Directors

   B           Identification of Rejected Contracts and Rejected Leases

   C           Form of Certificate of Incorporation, Articles of Organization or Other Organizational Instrument for each of the
               Reorganized Debtors

   D           Form of By-laws, Operating Agreement or Other Internal Governance Instrument for each of the Reorganized Debtors

   E           Form of Shareholder Agreement

   F           Form of Litigation Trust Agreement

   G           Non-Exclusive List of Litigation Rights

   H           Equity Subscription Commitment Letter

   I           Professional Fee Escrow Agreement

NOTE: TO THE EXTENT THAT THE FOREGOING EXHIBITS ARE NOT ANNEXED TO THIS PLAN, SUCH EXHIBITS WILL BE FILED WITH THE COURT IN PLAN SUPPLEMENT(S) FILED ON OR BEFORE THE DATE(S) SET FOR THE FILING OF SUCH DOCUMENTS AND FORMS OF DOCUMENTS.

                                    PLAN-vii

                                  INTRODUCTION

         SLI, Inc. ("SLI") with its above-captioned United States subsidiaries and affiliates (together with SLI, the "Debtors"), as debtors-in-possession in the above-captioned Chapter 11 cases, and their co-proponents, the Official Committee of Unsecured Creditors (the "Committee" and together with the Debtors, the "Plan Proponents"), together propose the following Second Amended Joint Chapter 11 Plan of Reorganization (the "Plan") to resolve the outstanding Claims and Interests. Please refer to the Disclosure Statement, distributed herewith, for a discussion of the Debtors' history and businesses, the background, a summary and analysis of the Plan, and certain related matters. The Debtors and the Committee are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

         All holders of Claims are encouraged to read the Plan and Disclosure Statement in their entireties before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and Articles XII. C and XIV.B of this Plan, the Debtors and the Committee reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

                                    ARTICLE I

          DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

A.       RULES OF CONSTRUCTION

         For purposes of this Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan or any Exhibit hereto. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.       DEFINITIONS

                  1.1 "Administrative Claim" means a Claim against any Debtor for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(l) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates of any of the Debtors and operating the businesses of any of the Debtors, including wages, salaries, or commissions for services rendered after the Petition Date, and amounts payable pursuant to the Severance/Retention Program, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U. S. C. Section 1930, (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order under section 546(c)(2)(A) of the Bankruptcy Code, and (e) the Claim of the Investors for all fees and expenses (including without limitation attorneys fees and expenses) incurred in connection with the New Securities, the Revolving Credit Facilities, the Rights Offering, any transactions pursuant to the Equity Subscription Commitment Letter, any transactions pursuant to the Revolving Credit Facilities Commitment Letter or otherwise in connection with their respective obligations under the Plan, which is an Allowed Claim pursuant to and upon confirmation of the Plan.

                  1.2 "Administrative Claims Bar Date" means the last date by which a request for payment of an Administrative Claim may be filed, which date is sixty (60) calender days after the Confirmation Date.

                  1.3 "Administrative Claims Objection Deadline" means the deadline for filing objections to requests for payment of Administrative Claims filed on or before the Administrative Claims Bar Date, which shall be sixty (60) Business Days after the Administrative Claims Bar Date.

                  1.4 "Administrative and Priority Claims Estimate" means, as of the Effective Date, the estimated amount, exclusive of Professional Fee Claims, of all Allowed Administrative Claims, all Allowed Priority Tax Claims and all Allowed Other Priority Claims.

                  1.5 "Allowed" means, when used in reference to a Claim within a particular Class, an Allowed Claim in the specified Class or of a specified type.

                  1.6      "Allowed Claim" means a Claim or any portion thereof
(a) that has been allowed by a Final Order, (b) that either (x) has been Scheduled as a liquidated, non-contingent, and undisputed Claim in an amount greater than zero on the Schedules, or (y) is the subject of a timely filed proof of claim as to which either (i) no objection to its allowance has been filed (either by way of objection or amendment to the Schedules) within the periods of limitation fixed by the Bankruptcy Code or by any order of the Court or (ii) any objection to its allowance has been settled, waived through payment, or withdrawn, or has been denied by a Final Order, or (c) that is expressly allowed in a liquidated amount in the Plan; provided, however, that with respect to an Administrative Claim," Allowed Claim" means an Administrative Claim as to which a timely written request for payment has been made in accordance with applicable bar dates for such requests set by the Court (if such written request is required) in each case as to which the Debtors, or any other party-in-interest (x) has not interposed a timely objection or (y) has interposed a timely objection and such objection has been settled, waived through payment, or withdrawn, or has been denied by a Final Order.

                  1.7 "Avoidance Action(s)" means, individually and collectively, all avoidance or recovery actions under sections 542, 544, 545, 547, 548, 549, 550, 551, and/or 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including, without limitation, fraudulent transfer or conveyance laws.

                  1.8 "Ballot" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote under Article II hereof in connection with the solicitation of acceptances of the Plan.

                  1.9 "Bank Guarantee Claims" means any and all contingent or other Claims of the Secured Lenders arising under or as a result of the Bank Guarantee issued and outstanding as of the date hereof under the Prepetition Credit Agreement.

                  1.10 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended prior to the Confirmation of the Plan.

                                     PLAN-2

                  1.11 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

                  1.12 "Bar Date" means March 31, 2003, the date designated by the Court as the last date for filing Proofs of Claim in the Chapter 11 Cases.

                  1.13 "BNL Claim" means any Claim of Banca Nazionale del Lavoro, S.p.A. or an affiliate thereof arising under or as a result of the BNL Notes (as defined in the Disclosure Statement).

                  1.14 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

                  1.15 "Case Interest Rate" means the federal judgment rate provided in 28 U.S.C. Section 1961 in effect on the Petition Date, which is 3.82%.

                  1.16     "Cash" means legal tender of the United States.

                  1.17 "Chapter 11 Case(s)" means, individually, the Chapter 11 case of any Debtor, and collectively, the Chapter 11 cases of the Debtors jointly administered under Case No. 02-12608 (MFW).

                  1.18 "Claim" means a claim against any Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

                  1.19 "Claims Objection Deadline" means the deadline for filing objections to Claims filed on or before the Bar Date, which shall be the date that is 120 days after the Confirmation Date and which date shall be subject to extension by Court order.

                  1.20 "Class" means a category of holders of Claims or Interests, as described in Article II hereof.

                  1.21 "Class 4 Fund" means the sum of $ 1,225,000 to be paid on the Effective Date from Effective Date Cash to the Litigation Trust pursuant to Article VIII of the Plan.

                  1.22 "Collateral" means any property or interest in property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

                  1.23 "Company" means, collectively, SLI and all of its Subsidiary Debtors and Non-Debtor Subsidiaries.

                  1.24 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

                                     PLAN-3

                  1.25 "Confirmation Date" means the date of entry of the Confirmation Order by the clerk of the Court.

                  1.26 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

                  1.27 "Confirmation Order" means the order entered by the Court confirming the Plan under section 1129 of the Bankruptcy Code.

                  1.28 "Contingent" means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

                  1.29 "Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

                  1.30 "Creditor" means any Person who holds a Claim against any or all of the Debtors.

                  1.31 "Creditors' Committee" means the official committee of unsecured creditors for the Debtors, appointed by the United States Trustee in the Chapter 11 Cases under section 1102(a) of the Bankruptcy Code, and co-proponents of the Plan.

                  1.32 "Cure" means the payment of Cash by a Debtor, or the distribution of other property (as the parties may agree or the Court may order), in each case as necessary to cure defaults under an executory contract or an unexpired lease existing as of the Petition Date, which is necessary to permit that Debtor to assume such contract or lease under section 365(b) of the Bankruptcy Code.

                  1.33 "Debtor(s)" shall have the meaning ascribed to such term in the Introduction to the Plan.

                  1.34 "Debtor Exit Costs" means the total of (a) the Class 4 Fund, (b) the DIP Facility Claim, (c) the Administrative and Priority Claims Estimate, (d) the Litigation Trust Funds and (e) the Professional Fee Escrow.

                  1.35 "DIP Facility" means the debtor-in-possession financing facility provided by M Mini Funding LLC as documentation agent and Fleet National Bank as administrative agent for the Postpetition Lenders and authorized by the Final DIP Order.

                  1.36 "DIP Facility Agreement" means the Revolving Credit Agreement, dated as of February 21, 2003, as the same may be modified from time to time, between the Debtors, M Mini Funding LLC as documentation agent and Fleet National Bank as administrative agent for the Postpetition Lenders.

                  1.37 "DIP Facility Claim" means a Claim of a Postpetition Lender arising under or as a result of the DIP Facility Agreement.

                                     PLAN-4

                  1.38 "Disallowed" with reference to a Claim means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is scheduled at zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim has been filed by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order, or otherwise deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (c) is not Scheduled and as to which (i) no Proof of Claim has been filed by the Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (ii) no request for payment of an Administrative Claim has been filed by the Administrative Claims Bar Date or deemed timely filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law.

                  1.39 "Disbursing Agent" means Reorganized SLI, the Plan Administrator, or the person or persons identified by either Reorganized SLI or the Plan Administrator pursuant to Article VII of the Plan.

                  1.40 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as approved by the Court under section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3017, as such disclosure statement may be amended, modified, or supplemented from time to time.

                  1.41 "Disputed" with reference to a Claim means a Claim, or any portion thereof, that has not been Allowed pursuant to the Plan or a Final Order, and:

                  (a) if no Claim has been, or deemed to have been filed, by the applicable Bar Date, which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Court;

                  (b) if a Claim has been filed, or deemed to have been filed, by the applicable Bar Date (i) a Claim for which a corresponding Claim has been listed on the Schedules as unliquidated, contingent or disputed; (ii) a Claim for which a corresponding Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, but the amount of such Claim as asserted in the Claim varies from the amount of such Claim as listed in the Schedules; or
(iii) a Claim as to which any party in interest has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Court, or which is otherwise disputed by a Debtor, Reorganized Debtor or the Plan Administrator in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

                  (c) if a request for payment of an Administrative Claim has been filed or deemed to have been filed by the Administrative Claims Bar Date, an Administrative Claim as to which any party in interest has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Court, or which is otherwise disputed by a Debtor or a Reorganized Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

                  (d) for which a claim was required to be filed by order of the Court, but as to which a Claim was not timely or properly filed; or

                  (e) that is disputed in accordance with the provisions of this Plan.

                                     PLAN-5

                  1.42 "Disputed Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors, the Reorganized Debtors or Plan Administrator, as applicable, and the holder of such Disputed Claim; or (iii) if a request for estimation is filed by any party, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors, Reorganized Debtors or Plan Administrator, as applicable, and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

                  1.43 "Disputed Claims Reserve" means a reserve established and maintained by the Disbursing Agent in accordance with Article X.C hereof.

                  1.44 "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which initial distributions are made by the Disbursing Agent to holders of Allowed Claims entitled to receive distributions under the Plan.

                  1.45 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order or any subsequent Court order.

                  1.46 "Effective Date" means the first Business Day on which all conditions to the consummation of the Plan set forth in Article X.B hereof have been satisfied or waived.

                  1.47 "Effective Date Cash" means Cash that is (i) property of the Debtors' Estates available to pay Allowed Claims, and (ii) the Investor Contribution.

                  1.48 "Equity Subscription Commitment Letter" means the letter in substantially the form attached as Exhibit H to the Plan pursuant to which the Investors have committed to purchase an amount of New Common Shares up to the Total Rights Offering Percentage on a fully diluted basis, in exchange for the payment of the Investor Contribution on the Effective Date in an amount sufficient to fully fund the Net Debtor Exit Costs.

                  1.49 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1301-1461 (2000).

                  1.50 "Escrow Agent" means the escrow agent under the Professional Fee Escrow Agreement.

                  1.51 "Estate(s)" means, individually, the estate of any Debtor in these Chapter 11 Cases, and, collectively, the estates of the Debtors created under section 541 of the Bankruptcy Code.

                  1.52 "Face Amount" means (i) when used in reference to a Disputed or Disallowed Claim, either the full stated amount claimed by the holder of such Claim in any proof of claim timely filed with the Court or otherwise deemed timely filed by any Final Order of the Court or other applicable bankruptcy law, or the amount of such Claim as estimated by the Court under section 502(c) of the

                                     PLAN-6

Bankruptcy Code, and (ii) when used in reference to an Allowed Claim, the allowed amount of such Claim.

                  1.53 "Final DIP Order" means the order entered by the Bankruptcy Court on or about March 13, 2003, authorizing and approving the DIP Facility and the agreements related thereto.

                  1.54 "Final Order" means an order or judgment of the Court, as entered on the docket in the Chapter 11 Cases, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

                  1.55 "General Unsecured Claim" means a Claim against any or all of the Debtors, that is not an Administrative Claim, Priority Tax Claim, DIP Facility Claim, Other Priority Claim, Secured Lender Claim, Other Secured Claim, Intercompany Claim, Insured Claim, or Subordinated Claim. For the avoidance of doubt, and without limiting the generality of the foregoing, the BNL Claim, if Allowed, will constitute, in its entirety, a General Unsecured Claim.

                  1.56 "Identified Directors and Officers" means the officers and directors identified on Exhibit A hereto.

                  1.57 "Impaired" when used with reference to a Claim, Interest or a Class, means a Claim, Interest or a Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.58 "Indemnification Obligation" means any obligation of any of the Debtors to indemnify, reimburse or provide contribution to any present or former officer, director or employee, or any present or former professionals, advisors or representatives of the Debtors, pursuant to by-laws, articles of incorporation, contract or otherwise as may be in existence immediately prior to the Petition Date.

                  1.59 "Insured Claim" means any Claim or portion of a Claim that is insured under the Debtors' insurance policies, but only to the extent of such coverage.

                  1.60 "Intercompany Claim" means (i) any Claim held by a Debtor against another Debtor, including, without limitation: (a) any account reflecting intercompany book entries by a Debtor with respect to another Debtor,
(b) any Claim not reflected in such book entries that is held by a Debtor against another Debtor, and (c) any derivative Claim asserted by or on behalf of one Debtor against another Debtor; (ii) any Claim held by a Non-Debtor Subsidiary against a Debtor, including, without limitation: (a) any account reflecting intercompany book entries by a Non-Debtor Subsidiary with respect to any Debtor, (b) any Claim not reflected in such book entries that is held by a Non-Debtor Subsidiary against any Debtor, and (c) any derivative Claim asserted by or on behalf of one Non-Debtor Subsidiary against any Debtor; and (iii) any interest in a Subsidiary.

                  1.61 "Interest" means the legal, equitable, and contractual rights of any Person with respect to any of the Old Common Shares.

                  1.62 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                                     PLAN-7

                  1.63 "Investors" means, collectively, DDJ Capital Management, LLC, Cerberus Capital Management, LLC, and JPMorgan Securities, Inc., and their respective affiliates, members, and accounts or funds managed by such entities in their respective capacities under the Plan.

                  1.64 "Investor Contribution" means all Cash to be paid by the Investors pursuant to the Equity Subscription Commitment Letter.

                  1.65     "IRS" means the Internal Revenue Service.

                  1.66 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

                  1.67 "Litigation Rights" means all claims, rights of action, suits, and proceedings, whether in law or equity, whether known or unknown, liquidated or unliquidated, including without limitation ail Avoidance Actions, that any Estate or Debtor may hold against any Person.

                  1.68 "Litigation Trust" means the trust that is to be created pursuant to Article VIII hereof to be administered by the Plan Administrator.

                  1.69 "Litigation Trust Funds" means the Cash to be paid to the Litigation Trust on the Effective Date pursuant to Article VIII.D of the Plan.

                  1.70 "Litigation Trust Agreement" means that certain Agreement, substantially in the form attached hereto as Exhibit F, pursuant to which, among other things, the Plan Administrator shall investigate and pursue the Preference Litigation Trust Assets and the Other Litigation Trust Assets and make distributions to Allowed Class 4 General Unsecured Claims, and which will, among other things, set forth a mechanism (i) by which, and the conditions on which, the Reorganized Debtors may designate Litigation Rights that will not be pursued and (ii) for the transfer of certain Litigation Rights held by the Litigation Trust to the Reorganized Debtors under certain circumstances.

                  1.71 "Management Incentive Option Reserve" means up to ten per cent (10%) of the authorized New Common Shares or capital stock of Reorganized SLI, as a reserve for the issuance of management equity incentives, to be determined and directed by the managers of Reorganized SLI.

                  1.72 "ML Sale" means the proposed sale by the Debtors of the Miniature Lighting business to M Capital, LLC or an affiliate, as described in the ML Sale Motion.

                  1.73 "ML Sale Documents" means (i) that certain letter of intent agreement dated December 4, 2002 among SLI, VCH International Limited, and M Capital, LLC; and (ii) that certain asset purchase agreement between SLI, Chicago Miniature Optoelectronic Technologies, Inc., and M-Lite LLC dated March 1, 2003, and attached as an exhibit to the ML Sale Motion.

                  1.74 "ML Sale Motion" means the Debtors' motion dated March 1, 2003, Docket No. 437.

                  1.75 "Net Debtor Exit Costs" means the Debtor Exit Costs less the sum of (i) all Cash available to the Debtors as of the Effective Date from internal sources (including without limitation

                                     PLAN-8
from dividends from one or more Non-Debtor Subsidiaries and/or one or more Subsidiary Debtors) and (ii) funds (if any) received by one or more Reorganized Debtors through the consummation of one or more Revolving Credit Facilities on the Effective Date (with the exception of any funds received through such facilities that are not to be used to satisfy Debtor Exit Costs and are to be held available pursuant to the terms of the Equity Subscription Commitment Letter).

                  1.76 "Net Other Litigation Proceeds" means the total amount of proceeds received by the Litigation Trust on account of Other Litigation Trust Assets minus the amount of the Other Litigation Reimbursement Obligation and the Other Litigation Trust Expenses.

                  1.77 "Net Preference Litigation Proceeds" means the total amount of proceeds received by the Litigation Trust on account of Preference Litigation Trust Assets minus the amount of the Preference Litigation Reimbursement Obligation and the Preference Litigation Trust Expenses.

                  1.78 "New Common Shares" means the common shares or common membership or other common equity interests to be issued by Reorganized SLI in connection with the Plan.

                  1.79 "Non-Debtor Subsidiaries" means, collectively, the direct and indirect subsidiaries of SLI that did not commence Chapter 11 Cases, including without limitation those listed on Exhibit C to the Disclosure Statement.

                  1.80     "New Securities" means the New Common Shares.

                  1.81 "Old Common Shares" means the class of shares of SLI, Inc., designated as its common shares, that were issued and outstanding as of the Petition Date.

                  1.82 "Other Litigation Expense Advance" means the $150,000 which shall be advanced by the Debtors' Estates to the Plan Administrator in respect of the Litigation Trust on the Effective Date to fund the investigation, and to the extent available, prosecution and administration, of the Other Litigation Trust Assets.

                  1.83 "Other Litigation Reimbursement Obligation" means the obligation of the Litigation Trust to repay to the Reorganized Debtors or the Secured Lenders the Other Litigation Expense Advance from the first proceeds received from the Other Litigation Trust Assets.

                  1.84 "Other Litigation Trust Assets" means those assets owned by the Litigation Trust, including without limitation, the Other Litigation Expense Advance to be paid to the Litigation Trust pursuant to the Plan, all Litigation Rights of the Debtors arising before the Effective Date, including all Avoidance Actions other than those arising under sections 547 or 550 of the Bankruptcy Code (but only, as to section 550, to the extent related to a Litigation Right under such section 547), and any and all proceeds of the foregoing and interest accruing with respect thereto, but excluding (i) any and all Claims or Litigation Rights released under the Plan, (ii) trade accounts receivable incurred in the ordinary course of the Debtors' business, (iii) Litigation Rights against any Investors or any Non-Debtor Subsidiary, (iv) Litigation Rights arising under executory contracts and leases assumed by the Reorganized Debtors, (v) Litigation Rights arising from or related to intellectual property rights vested in the Reorganized Debtors or held by any Non-Debtor Subsidiary, including but not limited to Claims arising under or related to that certain Amended and Restated Intellectual Property and License Agreement with Osram Sylvania, Inc., and (vi) Litigation Rights in respect of Taxes.

                                     PLAN-9

                  1.85 "Other Litigation Trust Expenses" means all reasonable costs, expenses and fees incurred by the Plan Administrator in the administration of its duties in respect of Other Litigation Trust Assets under the Litigation Trust Agreement.

                  1.86 "Other Priority Claim" means a Claim against any Debtor entitled to priority under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

                  1.87 "Other Secured Claim" means a Secured Claim against a Debtor other than a Secured Lender Claim.

                  1.88 "Ordinary Course Professionals" means those professionals authorized to be paid by the Debtors pursuant to the Ordinary Course Professionals Order.

                  1.89 "Ordinary Course Professionals Order" means the order entered by the Bankruptcy Court on December 9, 2002, Docket No. 279, as supplemented or modified.

                  1.90 "Person" means Person as defined in section 101 (41) of the Bankruptcy Code.

                  1.91 "Petition Date" means September 9, 2002, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

                  1.92 "Plan" means this plan proposed by the Debtors and the Committee for the resolution of the outstanding Claims and Interests in the Chapter 11 Cases, as such plan maybe amended from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                  1.93 "Plan Administrator" means such party as shall be designated as such by the Investors and the Creditors' Committee in the Plan Supplement and mutually acceptable thereto.

                  1.94 "Plan Proponents" means the Debtors and the Committee.

                  1.95 "Plan Supplement(s)" means the compilation(s) of documents and forms of documents, specified in the Plan, that the Debtors will file with the Court on or before the date that is (a) ten (10) days prior to the date of the hearing on confirmation of this Plan, or (b) set by the Court for the filing of such documents and forms of documents.

                  1.96 "Postpetition Lenders" means the Lenders as defined in the DIP Facility Agreement.

                  1.97 "Pre-Effective Period" shall mean the period from the Confirmation Date to the Effective Date.

                  1.98 "Preference Litigation Expense Advance" means the $75,000 which shall be funded by the Debtors' Estates to the Plan Administrator in respect of the Litigation Trust on the Effective Date to fund the investigation, prosecution and administration of the Preference Litigation Trust Assets.

                  1.99 "Preference Litigation Reimbursement Obligation" means the obligation of the Litigation Trust to repay the Reorganized Debtors or the Secured Lenders the Preference Litigation

                                     PLAN-10

Expense Advance from the first proceeds received on account of Preference Litigation Trust Assets pursued by the Litigation Trust.

                  1.100 "Preference Litigation Trust Assets" means those assets owned by the Litigation Trust, including without limitation, the Preference Litigation Expense Advance to be paid to the Litigation Trust pursuant to the Plan, all Litigation Rights of the Debtors under sections 547 or 550 of the Bankruptcy Code (as to section 550, to the extent related to a Litigation Right under such section 547), and any and all proceeds of the foregoing and interest accruing with respect thereto, but excluding any and all Claims and Litigation Rights (i) released under the Plan, (ii) against any Non-Debtor Subsidiary, (iii) against any Person that is included on the list of critical vendors prepared by the Debtors and approved by the Investors (which may include some of the Creditors that received payment as a "Critical Vendor" pursuant to order of the Court), which list shall be annexed to the final version of the Litigation Trust Agreement and shall be prepared in compliance with the side letter dated as of May 15, 2003 between the Investors and the Committee; provided further that all Avoidance Actions under section 547 or 550 of the Bankruptcy Code (to the extent related to Litigation Rights under section
547) against Persons on the aforementioned list shall be deemed waived by the Debtors, the Reorganized Debtors and the Litigation Trust, and (iv) arising from payment under an executory contract or unexpired lease assumed by the Debtors either during the Chapter 11 Cases or under the Plan.

                  1.101 "Preference Litigation Trust Expenses" means all reasonable costs, expenses and fees incurred by the Plan Administrator in the administration of its duties in respect of Preference Litigation Trust Assets under the Litigation Trust Agreement.

                  1.102 "Prepetition Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of October 29, 1999 (as amended, supplemented or otherwise modified) among SLI and the Secured Lenders, among others.

                  1.103 "Prepetition Credit Facility" means the credit facility provided to SLI, as borrower, by the Secured Lenders pursuant to the Prepetition Credit Agreement.

                  1.104 "Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

                  1.105 "Professional" means any professional employed in the Chapter 11 Cases pursuant to sections 327, 363 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code, other than Ordinary Course Professionals.

                  1.106 "Professional Fee Claim" means a Claim of a Professional pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date.

                  1.107 "Professional Fee Estimate" means (i) with respect to any Professional, a good-faith estimate of such Professional's accrued unpaid Professional Fee Claims (other than any Success Fees) to be provided by each Professional in writing to the Debtors prior to the commencement of the Confirmation Hearing, or in the absence of such a writing, to be prepared by the Debtors, and (ii)

                                     PLAN-11
collectively, the sum of all individual Professional Fee Estimates, plus the Debtors' estimate of the accrued unpaid fees and expenses of the Escrow Agent under the Professional Fee Escrow Agreement.

                  1.108 "Professional Fee Escrow" means the escrow account to be established and funded on the Effective Date for the payment of Allowed Professional Fee Claims in accordance with Article V of the Plan.

                  1.109 "Professional Fee Escrow Agreement" means the escrow agreement in substantially the form attached to the Plan as Exhibit I pursuant to which the Professional Fee Escrow shall be administered.

                  1.110 "Proof of Claim" means the proof of claim that must be filed on or before the Bar Date.

                  1.111 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

                  1.112 "Quarterly Distribution Date" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 30 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

                  1.113 "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default;
(c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

                  1.114 "Reorganized Debtor(s)" means, individually, any reorganized Debtor, and, collectively, Reorganized SLI and the Reorganized Subsidiary Debtors on or after the Effective Date.

                  1.115 "Reorganized SLI" means reorganized SLI, or its successor, on and after the Effective Date.

                                     PLAN-12

                  1.116 "Reorganized Subsidiary Debtors" means the reorganized Subsidiary Debtors, or their successors, on and after the Effective Date.

                  1.117 "Revolving Credit Facilities" means either (i) one or more new secured revolving credit facilities and/or (ii) one or more new secured term loan credit facilities that may be entered into on the Effective Date by the lenders party thereto and one or more Reorganized Debtors, in amounts agreed to by the Investors as sufficient to meet the working capital needs of such entities, on the terms and conditions set forth in the Revolving Credit Facilities Commitment Letter.

                  1.118 "Revolving Credit Facility Agreements" means the credit agreements governing the respective Revolving Credit Facilities that may be entered into by one or more Reorganized Debtors and the lenders party thereto on or before the Effective Date.

                  1.119 "Revolving Credit Facilities Commitment Letter" means the letter pursuant to which the lenders specified therein have committed to make available one or more Revolving Credit Facilities.

                  1.120 "Rights Offering" means the offering of New Common Shares to holders of Allowed Class 3 Secured Lender Claims pursuant to the terms of the Plan.

                  1.121 "Scheduled" means, with respect to any Claim, the status and amount, if any, of that Claim as set forth in the Schedules.

                  1.122 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Court by the Debtors on or about October 24, 2002, as such schedules or statements have been or may be further amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Court.

                  1.123 "Secured Claim" means a Claim that is secured by a Lien upon Collateral to the extent of the value of the Collateral and a Claim of a holder that has a valid right of setoff enforceable under section 553 of the Bankruptcy Code.

                  1.124 "Secured Lenders" means the holders of secured claims arising under the Prepetition Credit Agreement and the other Loan Documents (as defined therein).

                  1.125 "Secured Lender Claims" means the Claims of the Secured Lenders secured by the Secured Lender Collateral, including any deficiency claim with respect thereto and the Bank Guarantee Claims.

                  1.126 "Secured Lender Collateral" means (i) the Collateral described in the Prepetition Credit Agreement, to the extent that such Collateral, as of the Effective Date, remains encumbered by valid, enforceable and perfected Liens of the Secured Lenders in the Debtors' interest in such property that are not avoidable under the Bankruptcy Code or applicable non-bankruptcy law, and (ii) the Replacement Liens (as defined in the Final DIP Order).

                  1.127 "Secured Lender Percentage" means the percentage amount obtained by subtracting the Total Rights Offering Percentage from one hundred (100).

                                     PLAN-13

                  1.128 "Securities Act" means the Securities Act of 1933,15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

                  1.129 "Severance/Retention Program" means the postpetition key employee severance/retention program approved by orders dated October 23,2002, Docket No. 199, and December 10, 2002, Docket No. 278.

                  1.130 "Shareholder Agreement" means an agreement to be entered into among shareholders of Reorganized SLI and Reorganized SLI in substantially the form set forth in Exhibit E to the Plan. To the extent that Reorganized SLI is reorganized as a limited liability company pursuant to the terms of the Plan, the Shareholder Agreement will serve as the operating company agreement for Reorganized SLI, with appropriate modifications to be agreed upon by the Debtors and the Investors.

                  1.131 "SLI" means SLI, Inc., an Oklahoma corporation with an office at 500 Chapman Street, Canton, Massachusetts 02021, and the direct or indirect parent company of each Subsidiary Debtor and each Non-Debtor Subsidiary.

                  1.132 "Solicitation" means the solicitation by the Plan Proponents of acceptances of the Plan.

                  1.133 "Subordinated Claim" means any Claim (i) subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Common Shares, any Claim for damages arising from the purchase or sale of any Old Common Shares, or any Claim for reimbursement, contribution or indemnification on account of any such Claim; or (ii) for punitive or exemplary damages or for a fine or penalty.

                  1.134 " Subsidiaries" means, collectively, the Subsidiary Debtors and the Non-Debtor Subsidiaries.

                  1.135 "Subsidiary Debtors" means the direct and indirect subsidiaries of SLI listed on Exhibit B to the Disclosure Statement, each of which is a Debtor.

                  1.136 "Subsidiary Interests" means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors directly or indirectly owned by SLI as of the Petition Date.

                  1.137    "Substantial Contribution Claim" means a Claim, under
section 503(b)(3), (4), or (5) of the Bankruptcy Code, for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

                  1.138 "Substantive Consolidation Order" means the order of the Court, which may be the Confirmation Order, authorizing substantive consolidation of the Estates pursuant to Article V.A. hereof.

                  1.139 "Success Fees" means any Claim by a Professional for a success fee or incentive fee calculated or payable based upon the consummation of a major transaction, such as the confirmation of the Plan or the sale of all or substantially all of the assets of a Debtor, and does not mean hourly fees, monthly allowances, or other periodic fees based upon time actually spent by a Professional rendering services, or expenses incurred.

                                     PLAN-14

                  1.140 "Taxes" means any and all taxes, levies, imposts, assessments or other charges of whatever nature imposed at any time by any governmental authority or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto.

                  1.141 "Total Rights Offering Percentage" means such percentage of the New Common Shares as determined by dividing (i) the Total Rights Offering Share Number by (ii) the sum of (A) the number of New Common Shares to be distributed to holders of Allowed Class 3 Secured Lender Claims in accordance with the first sentence of Article III.C.l of the Plan and (B) the Total Rights Offering Share Number.

                  1.142 "Total Rights Offering Share Number" means the aggregate number of New Common Shares to be issued pursuant to the Rights Offering and the Equity Subscription Commitment Letter, which shall equal the result obtained by dividing (i) the amount of the Investment (as defined in Exhibit A to the Equity Subscription Commitment Letter) by (ii) $55,555.56.

                  1.143 "Trust Advisory Board" means the board that is to be created pursuant to Article VIII hereof for the purpose of advising the Plan Administrator with respect to decisions affecting the Litigation Trust.

                  1.144 "Unimpaired" with reference to a Claim or Class means a Claim or Class that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

                  1.145 "Voting Deadline" means the date and time, as fixed by an order of the Court and set forth in the Disclosure Statement, by which all Ballots to accept or reject the Plan must be received in order to be counted.

C.       RULES OF INTERPRETATION

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.       COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

                                     PLAN-15

E.       GOVERNING LAW

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

A.       INTRODUCTION

         All Claims and Interests, except DIP Facility Claims, Administrative Claims, Priority Tax Claims, and Intercompany Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(l) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims, Priority Tax Claims, and Intercompany Claims, as described below, have not been classified.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date. Except and to the extent otherwise specified in the Plan, all Allowed Claims shall be paid from Effective Date Cash.

B.       UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

         1.       DIP Facility Claims

         2.       Administrative Claims

         3.       Priority Tax Claims

         4.       Intercompany Claims

C. UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE ACCEPTED THE PLAN AND NOT ENTITLED TO VOTE ON THE PLAN)

         1.       Class 1: Other Priority Claims

                  Class 1 consists of all Other Priority Claims.

                                     PLAN-16

         2.       Class 2: Other Secured Claims

                  Class 2 consists of all Secured Claims other than the Secured Lender Claims.

D.       IMPAIRED CLASSES OF CLAIMS (ENTITLED TO VOTE ON THE PLAN)

         1.       Class 3: Secured Lender Claims

                  Class 3 consists of all Secured Lender Claims.

         2.       Class 4: General Unsecured Claims

                  Class 4 consists of all General Unsecured Claims.

E.       IMPAIRED CLASSES OF CLAIMS (NOT ENTITLED TO VOTE ON THE PLAN)

         1.       Class 5: Subordinated Claims

                  Class 5 consists of all Subordinated Claims.

F.       IMPAIRED CLASSES OF INTERESTS (NOT ENTITLED TO VOTE ON THE PLAN)

         1.       Class 6: Interests

                  Class 6 consists of all Interests.

                                   ARTICLE III

                        TREATMENT OF CLAIMS AND INTERESTS

A.       UNCLASSIFIED CLAIMS

         1.       DIP Facility Claims

         All DIP Facility Claims shall be Allowed as provided in the Final DIP Order, and on the Effective Date each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of, and in exchange for such Allowed DIP Facility Claim, (i) Effective Date Cash equal to the unpaid portion of such Allowed DIP Facility Claim, provided that any DIP Facility Claims that do not arise until after the Effective Date shall be paid in full in Cash by the Reorganized Debtors as soon as practicable after such Claims become Allowed, or (ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing. On the Effective Date, any outstanding letters of credit issued under the DIP Facility shall either be cash collateralized, replaced or secured by letters of credit issued under the Revolving Credit Facility Agreement.

         2.       Administrative Claims

         Except as otherwise provided herein, and subject to the requirements of this Plan, on, or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative

                                     PLAN-17

Claim becomes an Allowed Administrative Claim, a holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (a) Effective Date Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim, or (b) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) prior to the Effective Date, by the Debtors, and (y) subsequent to the Effective Date, by the Reorganized Debtors. Allowed Professional Fee Claims shall be paid from the Professional Fee Escrow pursuant to Article V. Except as otherwise provided herein, and subject to the requirements of this Plan, on, or as soon as reasonably practicable after the date a Success Fee becomes an Allowed Claim, the Reorganized Debtors shall pay Cash to the holder of such Allowed Success Fee Claim in an amount equal to the amount of such Allowed Success Fee Claim.

         3.       Priority Tax Claims

         Except to the extent that an Allowed Priority Tax Claim has been paid by the Debtors prior to the Distribution Date, a holder of an Allowed Priority Tax Claim shall be entitled to receive from the Reorganized Debtors, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (i) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim in an aggregate principal amount equal to the Face Amount of such Allowed Priority Tax Claim, plus interest on the unpaid portion thereof at the Case Interest Rate from the Effective Date through the date of payment thereof, or
(ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing. If deferred Cash payments are made to a holder of an Allowed Priority Tax Claim, payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on the first anniversary of the Distribution Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon as practicable thereafter, together with any accrued and unpaid interest to the date of payment; and provided, further, that the Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty; and provided, further, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy
Code) shall be disallowed pursuant to this Plan, and the holder of an Allowed Priority Tax claim shall not assess or attempt to collect such penalty from the Debtors, the Estates, the Reorganized Debtors or any officer, director or affiliate of any thereof, or any of them.

         4.       Intercompany Claims

         On the Effective Date, all Intercompany Claims shall be Reinstated and reaffirmed to the extent not otherwise paid in the ordinary course of business in accordance with the terms of any agreement relating thereto or shall receive other treatment which renders such Claims Unimpaired, and all Litigation Rights with respect thereto shall vest in the Reorganized Debtors.

                                     PLAN-18

B.       UNIMPAIRED CLAIMS

         1.       Class 1: Other Priority Claims

         On or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the Quarterly Distribution Date immediately following the date such Other Priority Claim becomes an Allowed Other Priority Claim, a holder of an Allowed Other Priority Claim shall receive from the Reorganized Debtors, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Other Priority Claim, (i) Cash equal to the unpaid portion of the Face Amount of such Allowed Other Priority Claim, or (ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing.

         2.       Class 2: Other Secured Claims

         On the Distribution Date or as soon thereafter as is practicable, a holder of an Other Secured Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, in the sole discretion of the Reorganized Debtors or the Debtors, with the prior written consent of the Investors, (i) have its Allowed Other Secured Claim Reinstated, (ii) receive secured notes on terms that satisfy section 1129(b)(2)(A) of the Bankruptcy Code or such other treatment as is permitted thereunder, (iii) receive the collateral securing its Claim, or (iv) receive such other treatment as to which such holder and the Debtors (with the prior written consent of the Investors from and after the date of this Plan) or the Reorganized Debtors shall have agreed upon in writing.

C.       IMPAIRED CLAIMS

         1.       Class 3: Secured Lender Claims

         On the Distribution Date, or as soon thereafter as is practicable, each holder of a Secured Lender Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Secured Lender Claim, receive (i) from the Debtors, its Pro Rata share of one hundred percent (100%) of the New Common Shares, subject to dilution, pursuant to the Rights Offering and the Equity Subscription Commitment Letter, to not less than the Secured Lender Percentage of the New Common Shares, (ii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of twenty-five percent (25%) of the Net Preference Litigation Proceeds, and (iii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of seventy-five percent (75%) of the Net Other Litigation Proceeds upon the terms and conditions set forth in Articles VIII and IX hereto and in the Litigation Trust Agreement. Upon the Effective Date, the proofs of claim filed in respect of the Secured Lender Claims are Allowed as set forth therein. Upon the Effective Date, the holders of Class 3 Claims voting in favor of the Plan shall (i) be deemed to be released by all parties from any potential Avoidance Action in respect of such holder's Secured Lender Claims, (ii) be deemed to have elected secured treatment as set forth herein in accordance with Bankruptcy Code section 1111(b), (iii) be deemed to have agreed to enter into the Shareholder Agreement, and (iv) have the right to participate in the Rights Offering on the terms and conditions thereof. The binding effect of such deemed election on Class 3 shall be determined in accordance with Bankruptcy Code section 1111(b). In the event that Class 3 is determined not to have elected secured treatment in accordance with Bankruptcy Code section 1111(b), each holder of a Secured
Lender Claim shall be deemed to have waived the right to receive a distribution on account of any unsecured portion of such Secured Lender Claim.

                                     PLAN-19

         2.       Class 4: General Unsecured Claims

         On, or as soon as reasonably practicable after, the later of (i) the Distribution Date, or (ii) the Quarterly Distribution Date immediately following the date such General Unsecured Claim becomes an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed General Unsecured Claim, receive (i) from the Plan Administrator, its Pro Rata share of the Class 4 Fund, (ii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of seventy-five percent (75%) of the Net Preference Litigation Proceeds, and
(iii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of twenty-five percent (25%) of the Net Other Litigation Proceeds in the case of each of clauses (ii) and (iii) immediately above, upon the terms and conditions set forth in Article VIII of the Plan and in the Litigation Trust Agreement. Until distribution to holders of Allowed Class 4 General Unsecured Claims, all Class 4 Funds shall be held by the Plan Administrator in a separate interest-bearing account solely for the benefit of such holders and shall not be commingled with the funds of any other Person or the Litigation Trust. Neither the Debtors nor the Reorganized Debtors shall have any interest in any Class 4 Funds.

         3.       Class 5: Subordinated Claims

         On the Effective Date, all Subordinated Claims shall be deemed cancelled and extinguished and each holder thereof shall not be entitled to, and shall not receive or retain any property under the Plan on account of such Subordinated Claims. Class 5 is deemed to have rejected the Plan and, therefore, holders of Subordinated Claims are not entitled to vote to accept or reject the Plan.

D.       INTERESTS

         Class 6: Interests

         On the Effective Date, the Interests shall be canceled and each holder thereof shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Interests. Class 6 is deemed to have rejected the Plan, and, therefore, holders of Interests are not entitled to vote to accept or reject the Plan.

E.       SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

         Except as otherwise provided in the Plan, nothing shall affect the Debtors', the Reorganized Debtors' or the Disbursing Agent's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

F.       ALLOWED CLAIMS

         Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until (and then only to the extent) that its Disputed Claim becomes an Allowed Claim. The Disbursing Agent may, in its discretion, withhold distributions otherwise due hereunder to the holder of a Claim until the Claims Objection Deadline, to enable it to file a timely objection thereto. Any holder

                                     PLAN-20
of a Claim that becomes an Allowed Claim after the Effective Date will receive its distribution in accordance with Article VII.A and Article XI of the Plan.

                                   ARTICLE IV

                      ACCEPTANCE OR REJECTION OF THE PLAN

A.       IMPAIRED CLASSES OF CLAIMS AND INTERESTS ENTITLED TO VOTE

         Subject to Article IV.D of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

B.       ACCEPTANCE BY AN IMPAIRED CLASS

         In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

C.       PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES

         Classes 1 and 2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

D.       CLASSES DEEMED TO REJECT PLAN

         Holders of Claims in Class 5 and holders of Interests in Class 6 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, holders of Claims in Class 5 and holders of Interests in Class 6 are deemed to reject the Plan, and the votes of such Claim or Interest holders will not be solicited.

E.       SUMMARY OF CLASSES VOTING ON THE PLAN

         As a result of the provisions of Articles IV.A, IV.C and IV.D of this Plan, the votes of holders of Claims in Classes 3 and 4 will be solicited with respect to the Plan.

F.       CONFIRMATION PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE

         To the extent that any Impaired Class other than Class 3 rejects the Plan or is deemed to have rejected the Plan, the Plan Proponents will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Plan Proponents reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or Schedule, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary. Notwithstanding the foregoing, the Creditors' Committee shall have the right to participate in decisions of the Plan Proponents only in matters affecting holders of Class 4 General Unsecured Claims, the Litigation Trust, the Disbursing Agent and the Plan Administrator; any such consent to any such matter not to be unreasonably withheld. Notwithstanding any other provision of the Plan to the contrary, all

                                     PLAN-21
decisions of the Plan Proponents from and after the Confirmation Date in respect of or under the Plan shall be subject to the prior written consent of the Investors.

                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       SUBSTANTIVE CONSOLIDATION

         1.       Consolidation of the Chapter 11 Estates

         On the Effective Date, and for the purposes of voting and making distributions to holders of Allowed Class 4 General Unsecured Claims only, the Estates shall be substantively consolidated as follows: (i) any obligation of a Debtor and all guarantees by one or more of the Debtors of any obligation of a Debtor or a non-Debtor shall be deemed to be one obligation of the Debtors collectively, and (ii) each claim filed or to be filed against any Debtor shall be deemed a single claim against, and a single obligation of, the Debtors collectively. The foregoing (x) shall be solely for the purposes of voting and making distributions under the Plan, (y) shall not affect the rights of any holder of a Secured Claim, a Secured Lender Claim or a DIP Facility Claim with respect to the Collateral securing its Claim, or the terms and implementation of any settlement, and the rights and obligations of the parties thereto, entered into in connection with the confirmation of the Plan and (z) shall not, and shall not be deemed to, prejudice the Litigation Rights and the Avoidance Actions (subject to the release in favor of the Secured Lenders set forth in Article III.C.l of the Plan), which shall survive entry of the Substantive Consolidation Order for the benefit of the Debtors and their Estates, as if there had been no substantive consolidation.

         During the Pre-Effective Period, the Debtors shall remain debtors-in-possession and shall remain subject to the jurisdiction and supervision of the Court. Any obligation incurred by the Debtors during the Pre-Effective Period in the ordinary course of business shall constitute an Administrative Claim. The Debtors are authorized and directed to take such action during the Pre-Effective Period as may be necessary and consistent with the Plan to prepare to effectuate and/or implement the Plan upon the expiration of such period; all other action during such period shall be taken only with the prior written consent of the Investors.

         2.       Substantive Consolidation Order

         Unless the Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases for distribution purposes only.

B.       CORPORATE ACTION

         1.       Continued Corporate Existence

         On and after the Effective Date, the Reorganized Debtors shall continue to exist as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect

                                     PLAN-22
prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended by the Plan; provided, that Reorganized SLI will, on the Effective Date, be reorganized into a Delaware limited liability company; and provided further, however, that on or before the Effective Date, the Investors shall have the right to designate for dissolution and/or liquidation any of the Debtors, and each Debtor so designated shall be dissolved and/or liquidated, as applicable, effective as of the Effective Date, without further order the Court, and shall not be reorganized without further order of the Court. Without limiting the generality of the foregoing, the actions referred to in Article XI.B.12 of the Plan shall have been taken, as of the Effective Date and without further order of the Court, with respect to certain of the Debtors. On or after the Effective Date, one or more of the Reorganized Debtors may reincorporate in another jurisdiction in accordance with applicable law. Notice of the completion of a dissolution or liquidation of a Debtor as provided herein shall be filed with the Court prior to the closing of such Debtor's Chapter 11 Case.

         2.       Cancellation of Old Common Shares

         As of the Effective Date, by virtue of the Plan and without any action necessary on the part of the holders thereof, except as specified herein, all Old Common Shares issued and outstanding or held in treasury shall be cancelled and retired, the obligations of the Debtors under any agreements governing the Old Common Shares shall be discharged and released, and no consideration will be paid or delivered with respect thereto. Notwithstanding anything in this Plan to the contrary, holders of Old Common Shares shall not be required to surrender their Old Common Shares to the Debtors.

         3.       Organizational Documents

         The certificate or articles of incorporation and by-laws or other organizational documents of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended organizational documents of the Reorganized Debtors shall be in substantially the forms attached to the Plan as Exhibits C and D, respectively.

         4.       Issuance of New Common Shares

         On the Effective Date, Reorganized SLI shall issue, in accordance with the terms of the Plan, (a) the New Common Shares for distribution to holders of Allowed Class 3 Secured Lender Claims in accordance with the first sentence of
Article III.C.1 of the Plan, and (b) the New Common Shares for sale to the Investors or holders of Allowed Class 3 Secured Lender Claims, pursuant to the Rights Offering or the Equity Subscription Commitment Letter, in the amount of up to the Total Rights Offering Percentage of the New Common Shares on a fully diluted basis. Each recipient of any of the New Common Shares under the Plan shall be deemed to be, and shall be, a party to the Shareholder Agreement and bound by the terms thereof as of the Effective Date.

         The issuance and distribution of the New Common Shares to holders of Allowed Secured Lender Claims pursuant to the Plan, the issuance and distribution of New Common Shares pursuant to the Rights Offering, and the issuance and distribution of beneficial interests in the Litigation Trust shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

                                     PLAN-23

C.       REVOLVING CREDIT FACILITIES

         On the Effective Date, one or more of the Reorganized Debtors will enter into one or more Revolving Credit Facility Agreements with the lenders party thereto. The Revolving Credit Facilities shall be senior secured obligations of such parties.

D.       MANAGERS, DIRECTORS AND OFFICERS

         1. Board of Directors and/or Managers of Reorganized SLI and the Subsidiary Debtors

         On the Effective Date, the term of the current directors of the Debtors shall expire. The initial managers of Reorganized SLI shall consist of seven (7) managers, and the initial board of directors of each of the Reorganized Subsidiary Debtors shall consist of one (1) director, each of whom shall be designated by the Investors on a date that is not less than six (6) Business Days prior to the Confirmation Hearing. The Debtors shall file with the Bankruptcy Court notice of the identities of such members on a date that is not less than five (5) Business Days prior to the Confirmation Hearing.

         2.       Officers of the Reorganized Subsidiary Debtors

         The officers of the Reorganized Subsidiary Debtors shall be designated by the Investors on a date that is not less than six (6) Business Days prior to the Confirmation Hearing, The Debtors shall file with the Bankruptcy Court notice of the identities of such members on a date that is not less than five
(5) Business Days prior to the Confirmation Hearing.

E.       EMPLOYEE RETIREMENT AND STOCK OPTION PLANS; EMPLOYEE GROUP HEALTH
         PLANS; ETC.

         Notwithstanding any other provision of the Plan to the contrary, all employee retirement programs, employee benefit plans, compensation plans, bonus plans, incentive plans, employee stock purchase plans, other stock purchase plans, employee stock option plans, other stock option plans and other such plans, programs and arrangements of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected under Article IX of the Plan, except and to the extent (other than in respect of any such stock option or stock purchase plans, programs or arrangements) that such plans, programs and arrangements (i) have been previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, (ii) constitute "employee pension benefit plans" as defined in Section 3(2)(A) of ERISA which are intended to be qualified under Section 401 of the Internal Revenue Code, or (iii) constitute "employee welfare benefit plans" as defined in Section 3(1) of ERISA.

F.       REVESTING OF ASSETS; RELEASES OF LIENS

         Except as otherwise specified in the Plan, the property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall vest in the applicable Reorganized Debtor on the Effective Date, except Effective Date Cash, to the extent distributed on the Effective Date to holders of Allowed Claims, the Plan Administrator, the Litigation Trust or the Professional Fee Escrow. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.

                                     PLAN-24

         Except as otherwise provided in the Plan, the Confirmation Order or in any contract, instrument, release, or other agreement or document created or assumed in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against the property of any Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall transfer to the Reorganized Debtors and their successors and assigns. Without limiting the generality of the foregoing, each Debtor or Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

G.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

         The Chief Restructuring Officer or any other appropriate officer of SLI or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of SLI or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

H.       PRESERVATION OF RIGHTS OF ACTION

         Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall retain the Litigation Rights and transfer all Litigation Rights that are Other Litigation Trust Assets or Preference Litigation Trust Assets on the Effective Date to the Litigation Trust in accordance with Articles VIII and IX of the Plan, including the rights to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) such Litigation Rights. All Litigation Rights not transferred to the Litigation Trust shall vest in the Reorganized Debtors. The substantive consolidation of the Debtors and their Estates pursuant to the Substantive Consolidation Order and Article V of the Plan shall not, and shall not be deemed to, prejudice the Litigation Rights, which shall survive entry of the Substantive Consolidation Order for the benefit of the Debtors and their Estates, and, upon the occurrence of the Effective Date, for the benefit of the Litigation Trust or the Reorganized Debtors, as applicable, as if there had been no substantive consolidation. A non-exclusive list of the Litigation Rights to be transferred to the Litigation Trust will be filed as Exhibit G to the Plan on or before the Confirmation Date. The Proponents have not conducted an investigation into the Litigation Rights. Accordingly, in considering the Plan, each party in interest should understand that any and all Litigation Rights that may exist against such Person or entity may be pursued by the Litigation Trust or the Reorganized Debtors, as the case may be, regardless of whether such Litigation Rights are listed on Exhibit J to the Plan or described herein.

I.       SPECIAL PROVISIONS REGARDING CLAIMS COVERED BY INSURANCE

         Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder under the relevant insurance policy and applicable law. Nothing in this Article V.I (a) shall constitute a waiver of any claim, obligation, suit, judgment, damage, debt, right, cause of action or liability that (i) non-Debtor entity may hold against any other entity, including the Debtors' insurance carriers, or

                                     PLAN-25

(ii) the Debtors may hold against any Person, including the Debtors' insurance carriers or (b) is intended to, shall, or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any distribution such holder may receive pursuant to the Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the estate to which they are entitled.

         This Plan shall not expand the scope of, or alter in any other way, the insurers' obligations under their policies, and the insurers shall retain any and all defenses to coverage that they may have. The Plan shall not operate as a waiver of any other Claims the insurers have asserted or may assert in Proofs of Claim filed in the Debtors' bankruptcy cases or the Debtors' rights as to those Claims.

J.       EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

K.       PROFESSIONALS

         On the Effective Date, the Professionals employed by the Debtors during the Chapter 11 Cases may, but shall have no further responsibility or obligation to, act on behalf of, be employed by, or render services to, the Debtors, the Reorganized Debtors or any other party-in-interest in the Chapter 11 Cases, except that Ordinary Course Professionals shall continue to be retained by the Reorganized Debtors.

L.       PROFESSIONAL FEE ESCROW

                  On the Effective Date, there shall be created and funded with Effective Date Cash the Professional Fee Escrow in the amount of the aggregate Professional Fee Estimate. The Escrow Agent shall (i) segregate and shall not commingle the Cash held therein, (ii) administer the same in accordance with the terms of the Professional Fee Escrow Agreement, and (iii) pay each Allowed Professional Fee Claim upon entry of a Final Order allowing such Claim. In the event that the Professional Fee Escrow lacks sufficient Cash to pay Allowed Professional Fee Claims and any unpaid reasonable fees and expenses of the Escrow Agent incurred under the Professional Fee Escrow Agreement, the Investors shall pay to the Escrow Agent within ten (10) days of a written request from the Escrow Agent Cash in the amount necessary to permit the Escrow Agent to do so. In the event that Cash remains in the Professional Fee Escrow after payment of all Allowed Professional Fee Claims and any unpaid reasonable fees and expenses of the Escrow Agent incurred under the Professional Fee Escrow Agreement, such Cash shall be paid to the Investors.

                                     PLAN-26

                                   ARTICLE VI

                            DESCRIPTION OF SECURITIES
                    TO BE ISSUED IN CONNECTION WITH THE PLAN

         On the Effective Date, Reorganized SLI or the Reorganized Debtors, as the case may be, shall issue or reserve for issuance the New Common Shares. A description of the terms of such securities is set forth below.

A.       NEW COMMON SHARES

         The principal terms of the New Common Shares to be authorized and issued or reserved for issuance by Reorganized SLI pursuant to Article V.B.4 of the Plan or reserved for the Management Incentive Option Reserve shall be as follows:

         Issuer                     Reorganized SLI

         Authorization              100,000 shares

         Initial Issuance           1,000 shares for issuance to holders of
                                    Class 3 Secured Lender Claims pursuant to the terms of the Plan plus such additional shares as are to be issued pursuant to the terms of the Rights Offering.

         Par Value                  N/A

         Voting Rights              One vote per New Common Share

         Conversion Rights          None

B.       RIGHTS OFFERING

         The principal terms of the Rights Offering are set forth in the Equity Subscription Commitment Letter, which is attached hereto as Exhibit H.

                                   ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

         Except as otherwise provided herein, including the provisions of
Article VIII of the Plan, or as ordered by the Court, all distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date by the Reorganized Debtors, except that distributions from the Class 4 Fund shall be made by the Plan Administrator or its Disbursing Agent. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of Article X of this Plan. Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made on account of any Allowed Claim or portion

                                     PLAN-27
thereof that (i) has been satisfied after the Petition Date pursuant to an order of the Bankruptcy Court; (ii) is listed in the schedules as contingent, unliquidated, disputed, or in a zero amount, and for which a proof of claim has not been timely filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently filed Proof of Claim that purports to amend the previously filed Proof of Claim. Regardless of the date on which any distribution of New Common Shares is actually made to a holder of a Claim that becomes an Allowed Claim, such holder shall be deemed to have the rights of a holder as of the Effective Date.

B.       DISBURSING AGENT

         The Disbursing Agent shall make all distributions required under this Plan, subject to the provisions of Article VIII hereof. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the entity so designating it as Disbursing Agent. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. The Disbursing Agent shall be authorized and directed to rely upon the Debtors' books and records and the Plan Administrator's or Reorganized Debtors' (as applicable) representatives and professionals in determining Allowed Claims not entitled to distribution under the Plan in accordance with the preceding
Article VII.A.

C.       DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         1.       Delivery of Distributions in General

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtors or the Disbursing Agent at the time of the distribution, or (e) in the case of the holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

         2.       Undeliverable and Unclaimed Distributions

         If the distribution to any holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Disbursing Agent until such distributions are claimed. All claims for undeliverable or unclaimed distributions made by the Disbursing Agent must be made on or before the first (1st) anniversary of the Effective Date, after which date (a) all unclaimed property constituting Class 4 distributions shall be paid to the holders of the remaining Allowed Class 4 General Unsecured Claim and (b) all unclaimed property constituting Class 3 distributions shall

                                     PLAN-28
be distributed to the holders of the remaining Allowed Class 3 Secured Lender Claims, in either case free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors or any Disbursing Agent to attempt to locate any holder of an Allowed Claim.

D.       CALCULATION OF DISTRIBUTION AMOUNTS OF NEW COMMON SHARES; MINIMUM
         DISTRIBUTIONS

         Reorganized SLI and/or the Disbursing Agent, as the case may be, are authorized to issue fractional amounts of the New Common Shares under the Plan (including the Equity Subscription Commitment Letter) in amounts equal to or greater than one one-hundreth (1/100) of a New Common Share.

         The Disbursing Agent shall not make any Cash payment of less than thirty dollars ($30.00) with respect to any Claim, unless prior to the Effective Date a request therefor is made in writing to the Disbursing Agent.

E.       RECORD DATE FOR DISTRIBUTIONS TO HOLDERS OF SECURED LENDER CLAIMS

         At the close of business on the Distribution Record Date, the transfer records for the Secured Lender Claims shall be closed, and there shall be no further changes in the record holders of the Secured Lender Claims. None of Reorganized SLI, the Disbursing Agent, nor the administrative agent for the Secured Lenders shall have any obligation to recognize any transfer of such Secured Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

F.       PREPAYMENT

         Except as otherwise provided in this Plan or in the Confirmation Order, the Debtors or the Disbursing Agent, as the case may be, shall have the right to prepay, without penalty, all or any portion of an Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Other Priority Claim or Allowed Secured Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

G.       MEANS OF CASH PAYMENT

         Cash payments made pursuant to this Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Reorganized Debtors or the Disbursing Agent, as the case may be, by (i) checks drawn on or
(ii) wire transfers from a domestic bank selected by the Reorganized Debtors or the Disbursing Agent, as the case may be. In the case of foreign creditors, Cash payments may be made, at the option of the Reorganized Debtors or the Disbursing Agent, as the case may be, in such funds and by such means as are necessary or customary in a particular jurisdiction.

                                     PLAN-29

H.       INTEREST ON CLAIMS

         Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

I.       CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

         On the Effective Date, the promissory notes, share certificates and any other instruments or documents evidencing any Claim or Interest, other than a Claim that is being Reinstated and rendered unimpaired, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designation governing such Claims and Interests, as the case may be, shall be discharged.

J.       WITHHOLDING AND REPORTING REQUIREMENTS

         In connection with the Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority. All distributions hereunder shall be subject to the withholding and reporting requirements, and the Disbursing Agent shall be authorized to take all actions as may be necessary or appropriate to comply with such requirements.

         Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim that is to receive a distribution of New Common Shares pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligations on account of such distribution, and (ii) no distribution shall be made to, or on behalf of, such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Common Shares to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Article VII.C.2 hereof.

K.       SETOFFS

         The Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments or other distributions to be made under the Plan on account of the Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder thereof, provided, that any such right of setoff that is exercised shall be allocated, first, to the principal amount of the related Claim, and thereafter to any interest portion thereof, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

                                     PLAN-30

                                  ARTICLE VIII

                                LITIGATION TRUST

A.       THE LITIGATION TRUST

         The prosecution of Litigation Rights assigned to the Litigation Trust, the management of the assets contributed to the Litigation Trust, including without limitation the Class 4 Fund, and the distribution made in respect of the same shall be conducted by the Plan Administrator pursuant to the terms of the Litigation Trust Agreement. The Trust Advisory Board shall oversee the actions of the Plan Administrator. The Plan Administrator shall act as trustee and a fiduciary in respect of the Litigation Trust and shall have the rights and duties described herein and in the Litigation Trust Agreement. To the extent of any conflict between the provisions of the Plan and the terms of the Litigation Trust Agreement, the terms of the Plan shall govern.

B.       TRANSFER OF TRUST ASSETS TO THE LITIGATION TRUST

         On the Effective Date, the Debtors shall transfer and shall be deemed to have irrevocably transferred to the Litigation Trust, for and on behalf of the beneficiaries of the Litigation Trust, the Preference Litigation Trust Assets and the Other Litigation Trust Assets, subject to the obligation of the Litigation Trust to pay the Preference Litigation Reimbursement Obligation and the Other Litigation Reimbursement Obligation as set forth in Article VIII.E below. On the Effective Date, the Plan Administrator shall succeed to all of the rights and privileges of the Debtors in respect of the Preference Litigation Trust Assets and the Other Litigation Trust Assets, shall be deemed to be a successor of the Debtors and the representative of the Debtors' estates (within the meaning of section 1123(a)(7) of the Bankruptcy Code), with respect to all Litigation Rights that are Other Litigation Trust Assets or Preference Litigation Trust Assets, and shall enter into such joint defense/prosecution agreements with the Reorganized Debtors as shall be mutually agreed. For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under section 301.7701-4 of the Treasury regulations and that the Litigation Trust be owned by its beneficiaries. Accordingly, the Debtors, the beneficiaries of the Litigation Trust and the Plan Administrator will be deemed to agree to treat the transfer of assets as made directly to those holders of Claims receiving interests therein followed by the transfer by such holders of such assets to the Litigation Trust in exchange for beneficial interests therein. Consistent with this treatment, the holders of Claims receiving interests in the Litigation Trust will be treated for federal income tax purposes as the grantors and owners of their share of the assets transferred thereto.

C.       THE LITIGATION TRUST AGREEMENT

         Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Litigation Trust Agreement, substantially in the form of Exhibit F hereto, shall become effective. The Plan Administrator shall have full authority to take any steps necessary to administer the Litigation Trust Agreement, including, without limitation, the duty and obligation to liquidate Preference Litigation Trust Assets and Other Litigation Trust Assets, to investigate, pursue and settle all Litigation Rights of the Debtors' estates for recovery of preferences under 11 U.S.C Sections 547 and/or 550 and all other Litigation Rights held by the Litigation Trust, and to make distributions therefrom to the holders of Allowed Claims in accordance with the Plan.

                                     PLAN-31

         The Plan Administrator may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary, which professionals may include the Creditors' Committee's professionals (collectively, the "Litigation Trust Professionals"), subject to the reasonable acceptance by the Creditors' Committee, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the investigation and pursuit of preference actions and the liquidation and distribution of Preference Litigation Trust Assets and Other Litigation Trust Assets. The Plan Administrator shall be authorized to appoint the Disbursing Agent, subject to the reasonable acceptance by the Creditors' Committee and the Investors, and delegate to the Disbursing Agent the duty to make distributions to Allowed Claims under the Plan in the place of the Plan Administrator. The Plan Administrator may invest the corpus of the Litigation Trust in prudent investments in addition to those described in section 345 of the Bankruptcy Code; provided, however, that such investments will be investments permitted by a liquidating trust (as such term is defined in Treasury regulation section 301.7701-4(d)).

         The Plan Administrator will take such steps as it deems necessary to reduce the Preference Litigation Trust Assets and the Other Litigation Trust Assets to cash to make the distributions required hereunder, provided that the Plan Administrator's actions with respect to disposition of the Preference Litigation Trust Assets and the Other Litigation Trust Assets should be taken in such a manner so as reasonably to maximize the value of the Preference Litigation Trust Assets and the Other Litigation Trust Assets.

         Promptly following the Effective Date, the Plan Administrator will cause a good faith valuation of the Preference Litigation Trust Assets and the Other Litigation Trust Assets. This valuation shall be used by the Plan Administrator and the beneficiaries of the Litigation Trust, for federal income tax purposes.

         The Litigation Trust will terminate no later than five years after the Effective Date; provided, however, that the Plan Administrator may extend the term of the Litigation Trust for additional one-year terms, provided that the Plan Administrator receives court approval of such extensions for good cause within 2 months from the beginning of the extended term. The Plan Administrator will at all times act with respect to the Litigation Trust in a manner consistent with the classification of the Litigation Trust as a liquidating trust under section 301.7701-4 of the Treasury regulations.

D.       FUNDING OF THE LITIGATION TRUST

         On the Effective Date, the Litigation Trust shall be funded from Effective Date Cash with (i) the Preference Litigation Expense Advance by delivery by the Debtors' Estates to the Plan Administrator of $75,000 to be used by the Plan Administrator in respect of Preference Litigation Trust Assets consistent with the purpose of the Litigation Trust and subject to the terms and conditions of this Plan and the Litigation Trust Agreement; (ii) the Other Litigation Expense Advance by delivery by the Debtors' Estates to the Plan Administrator of $150,000 to be used by the Plan Administrator in respect of Other Litigation Trust Assets consistent with the purpose of the Litigation Trust and subject to the terms and conditions of this Plan and the Litigation Trust Agreement; and (iii) the Class 4 Fund by delivery to the Plan Administrator of the Class 4 Fund.

                                     PLAN-32

E.       REIMBURSEMENT OBLIGATIONS

         1.       Preference Litigation Reimbursement Obligation

         Immediately upon receipt of the first proceeds on account of Preference Litigation Trust Assets by the Litigation Trust, the Plan Administrator shall pay the Preference Litigation Reimbursement Obligation to the Reorganized Debtors or the Secured Lenders, as the case maybe, until such time as the Preference Litigation Reimbursement Obligation is paid in full.

         2.       Other Litigation Reimbursement Obligation

         Immediately upon receipt of the first proceeds on account of Other Litigation Trust Assets by the Litigation Trust, the Plan Administrator shall pay the Other Litigation Reimbursement Obligation to the Reorganized Debtors or the Secured Lenders, as the case may be, until such time as the Other Litigation Reimbursement Obligation is paid in full.

F.       DISTRIBUTIONS OF TRUST ASSETS

         1.       Preference Litigation Trust Assets

         The Plan Administrator or Disbursing Agent, as the case may be, shall make distributions of the proceeds received by the Litigation Trust on account of Preference Litigation Trust Assets as follows: first, to pay the Preference Litigation Reimbursement Obligation, second, to pay the Preference Litigation Trust Expenses, and third, seventy-five percent (75%) to the holders of Allowed Class 4 General Unsecured Claims on a Pro Rata basis and twenty-five percent (25%) to the holders of Allowed Class 3 Secured Lender Claims on a Pro Rata basis. Such distributions shall be made at the times and in the manner set forth in the Litigation Trust Agreement.

         2.       Other Litigation Trust Assets

         The Plan Administrator or Disbursing Agent, as the case may be, shall make distributions of the proceeds received by the Litigation Trust on account of Other Litigation Trust Assets as follows: first, to pay the Other Litigation Reimbursement Obligation, second, to pay the Other Litigation Trust Expenses, and third, twenty-five percent (25%) to the holders of Allowed Class 4 General Unsecured Claims on a Pro Rata basis and seventy-five percent (75%) to the holders of Allowed Class 3 Secured Lender Claims on a Pro Rata basis. Such distributions shall be made at the times and in the manner set forth in the Litigation Trust Agreement.

                                     PLAN-33

                                   ARTICLE IX

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       ASSUMED AND REJECTED CONTRACTS AND LEASES

         Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, each of the executory contracts and unexpired leases to which any Debtor is a party shall be deemed automatically assumed by the applicable Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtors, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Bankruptcy Court as of the Confirmation Date, or (iv) is identified in the Plan or in Exhibit B hereto as executor contracts or unexpired leases to be rejected under the Plan; provided, however, that nothing contained in this Plan shall constitute an admission by any Debtor that any such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtors reserve their right, at any time before the Confirmation Date, to amend Exhibit B to add thereto or delete therefrom an executory contract or unexpired lease. The Confirmation Order shall constitute an order of the Court approving the assumptions and rejections described in this Article IX, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

B.       PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES

         Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under section 365(b)(l) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. In the event of a dispute regarding (i) the nature or the amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee, as the case may be, to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Court resolving the dispute and approving the assumption and, as the case may be, assignment.

C.       REJECTION DAMAGES BAR DATE

         If the rejection of an executory contract or unexpired lease pursuant to Article IX.A above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or Reorganized Debtor or their respective successors or properties unless a proof of claim is filed with the Bankruptcy Court and served on counsel for the Plan Proponents within thirty
(30) days after service of the earlier of (a) notice of entry of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.

                                     PLAN-34

                                    ARTICLE X

                       PROCEDURES FOR RESOLVING DISPUTED,
                      CONTINGENT, AND UNLIQUIDATED CLAIMS

A.       OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS

         Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline shall be required to be given only to those persons or entities that have requested notice in the Chapter 11 Cases.

         From the Confirmation Date through the Claims Objection Deadline, any party in interest may file objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Nothing contained herein, however, shall limit the Reorganized Debtors' right to object to Claims, if any, filed or amended after the Effective Date.

B.       NO DISTRIBUTIONS PENDING ALLOWANCE

         Notwithstanding any other provision of the Plan or the Litigation Trust Agreement, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a holder that is or may be liable to the Litigation Trust on account of a Preference Litigation Trust Asset or Other Litigation Trust Asset, no payments or distributions shall be made with respect to all or any portion of such Claim unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order.

         On each Quarterly Distribution Date, the applicable Disbursing Agent on behalf of the Reorganized Debtors or, as to Class 4 General Unsecured Claims only, the Plan Administrator will make distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, from the Disputed Claim reserves, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

C.       DISPUTED CLAIMS RESERVES

         Prior to making any distributions to holders of Allowed Class 4 Claims, the Plan Administrator shall establish appropriate reserves for Disputed Claims in Class 4, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in Class 4 would be entitled under the Plan as of such date if such Disputed Claims in Class 4 were Allowed Claims in their Disputed Claim Amount. The amount fixed for the reserve for a Disputed Claim shall be not less than twenty-five

                                     PLAN-35

(25%) and not more than seventy-five (75%) of the Pro Rata Share of the Face Amount to which the holder of a Disputed Claim would be entitled under the Plan if such holder's Disputed Claim were an Allowed Claim; provided, however, that the Plan Administrator shall have the right to seek and obtain a Court order estimating Disputed Claims or approving proposed reserve amounts on account of Disputed Claims. The Plan Administrator shall have the right to periodically adjust the amount fixed for reserves on account of Disputed Claims to the lesser of (i) the Face Amount of such Disputed Claims, or (ii) the unpaid portion thereof.

                                   ARTICLE XI

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.       CONDITIONS TO CONFIRMATION

         The following are conditions precedent to confirmation of the Plan:

         1. The Court shall have entered an order approving the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

         2. The Substantive Consolidation Order, which may be the Confirmation Order, shall be in form and substance reasonably acceptable to the Debtors and the Investors (and, only in respect of matters affecting the interests of holders of Allowed Class 4 General Unsecured Claims, the Creditors' Committee) and shall have been entered by the Court prior to or contemporaneously with the Confirmation Order.

         3. The proposed Confirmation Order shall be in form and substance acceptable to the Debtors and, as required by the Equity Subscription Commitment Letter, the Investors (and, only in respect of matters affecting the interests of holders of Allowed Class 4 General Unsecured Claims, the Creditors' Committee).

B.       CONDITIONS TO EFFECTIVE DATE

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with
Article XI.C hereof:

         1. The Confirmation Order shall have been entered on the docket in the Chapter 11 Cases, its operation and effect shall not have been stayed, reversed or amended, and it shall be in form and substance satisfactory to the Plan Proponents and the Investors.

         2.       The Confirmation Order shall have become a Final Order.

         3.       The Confirmation Order shall:

         (a) provide that the Debtors (with the prior written consent of the Investors) and the Reorganized Debtors are authorized and directed to (i) take all actions and (ii) enter into, implement and consummate all contracts, instruments, releases, agreements or other documents, in each case necessary or appropriate to implement the Plan or effectuate, achieve or further the purposes thereof;

                                     PLAN-36

         (b) provide that the discharge, releases, exculpations, indemnifications and injunctions described in Article XIII of the Plan are approved;

         (c)      authorize the issuance of the New Common Shares; and

         (d) provide that the New Common Shares and the beneficial interests in the Litigation Trust issued and distributed under the Plan in exchange for Claims against the Debtors, and the New Common Shares issued and distributed pursuant to the Rights Offering, are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code or other applicable exemptions.

         4. All Plan exhibits shall be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee (but only with respect to the Litigation Trust Agreement), and the Investors, and the Shareholder Agreement and the Litigation Trust Agreement shall have been executed or deemed to be executed and delivered.

         5. The Reorganized Debtors shall have entered into one or more Revolving Credit Facility Agreements, and the conditions precedent thereto shall have been satisfied or waived.

         6. The New Common Shares shall have been issued in accordance with the Plan.

         7. The Certificate of Incorporation, Articles of Organization or other organizational instrument of each of the Reorganized Debtors shall have been (i) adopted substantially in the form set forth on Exhibit C hereto, and
(ii) filed with the appropriate state governmental office or agency in which SLI is organized.

         8. The By-laws, Operating Agreement or other internal governance instrument of each of the Reorganized Debtors shall have been adopted substantially in the form set forth on Exhibit D hereto.

         9. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         10. All fees and expenses of the Investors referred to in the definition of "Administrative Claim" in Section 1.1 of Article I.B of the Plan shall have been paid in Cash in full.

         11. The Class 4 Fund, the $75,000 and $150,000 payments to the Plan Administrator in respect of the Litigation Trust described in Article VIII.D of the Plan shall have been paid or funded in Cash in full.

         12. In respect of certain of the Debtors, (i) their respective forms of organization shall have been changed from one entity type to another,
(ii) the respective jurisdictions in which they are organized shall have been changed, (iii) all or a portion of the respective equity therein shall have been transferred, and (iv) related tax, accounting and corporate issues shall have been finalized, in each case to the satisfaction of the Debtors and the Investors.

                                     PLAN-37

         13. The Professional Fee Escrow shall have been funded in Cash in full.

         14. The DIP Facility Claims shall have been paid in Cash in full and any outstanding letters of credit issued under the DIP Facility shall be either cash collateralized, replaced or secured by letters of credit issued under the Revolving Credit Facility Agreement.

C.       WAIVER OF CONDITIONS

         Each of the conditions to the Effective Date, set forth in Article XI.B of the Plan, except the conditions stated in Article XI.B.1, B.10, B.11, B.12,
B.13 and B.14, may be waived in whole or in part jointly by the Investors, the Creditors' Committee (as to condition XI.B.4 (limited to the form of the Litigation Trust Agreement only) and B.11) and the Debtors without any other notice to parties-in-interest or the Bankruptcy Court. The failure to satisfy or waive any condition to the Effective Date may be asserted jointly by the Investors, the Creditors' Committee (as to condition XI.B.4 (limited to the form of the Litigation Trust Agreement only) and B.11) or the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Investors, the Creditors' Committee (as to condition XI.B.4 (limited to the form of the Litigation Trust Agreement only) and B.11) or the Debtors). The failure of any party to exercise any of its foregoing rights shall not be deemed a waiver of any of its other rights, and each such right shall be deemed an ongoing right that may be asserted thereby at any time.

                                   ARTICLE XII

                           RETENTION OF JURISDICTION

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

         A. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

         B. Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of the fees and expenses of the retained Professionals of the Debtors or Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Court;

         C. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any Cure or the liquidation or allowance of any Claims arising therefrom;

         D. Effectuate performance of and payments under the provisions of the Plan;

                                     PLAN-38

         E. Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, the Plan, or the Litigation Trust Agreement;

         F. Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         G. Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

         H. Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

         I. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         J. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         K. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         L. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

         M. Except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

         N. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

         O. Hear and determine all matters related to the property of the Estates from and after the Confirmation Date;

         P. Hear and determine any causes of action constituting a Preference Litigation Trust Asset, and non-exclusive jurisdiction to hear and determine any cause of action constituting an Other Litigation Trust Asset or Other Litigation Right;

         Q. To hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

         R. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         S.       Enter a final decree closing the Chapter 11 Cases.

                                     PLAN-39

                                  ARTICLE XIII

                            EFFECTS OF CONFIRMATION

A.       BINDING EFFECT

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims and Interests, whether or not such holders will receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors and all other parties-in-interest in the Chapter 11 Cases.

B.       DISCHARGE OF THE DEBTORS

         Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under section 1141(d)(l)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all Interests.

         As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

C.       INJUNCTION

         Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability that is discharged, or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights:
(i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, except as provided in Article VII.K of the Plan; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                                     PLAN-40

         As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to Article XIII of this Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance: (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Article XIII.C.

D.       RELEASES AND SATISFACTION OF SUBORDINATION RIGHTS

         All Claims against the Debtors and all rights and claims between or among Claim holders relating in any manner whatsoever to Claims against the Debtors, based upon any claimed subordination rights, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented under the Plan to Claim holders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claim holder by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

E.       DEBTOR RELEASES

         AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTORS AND REORGANIZED DEBTORS WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES WHATSOEVER IN CONNECTION WITH OR RELATED TO THE DEBTORS AND THE SUBSIDIARIES, THE CHAPTER 11 CASE OR THE PLAN (OTHER THAN THE RIGHTS OF THE DEBTORS OR REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER) WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORSEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR SUBSIDIARIES, THE CHAPTER 11 CASES OR THE PLAN, AND THAT MAY BE ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES OR THE REORGANIZED DEBTORS AGAINST (I) THOSE PERSONS SERVING AS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND PROFESSIONALS OF THE DEBTORS OR THEIR SUBSIDIARIES ON OR AFTER THE PETITION DATE, (II) THE CREDITORS' COMMITTEE, ITS MEMBERS OR PROFESSIONALS, IN SUCH CAPACITIES, OR (III) THE INVESTORS, OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROFESSIONALS; PROVIDED, HOWEVER, THAT NONE OF THE FOREGOING RELEASES, WAIVERS OR DISCHARGES SHALL EXTEND TO ACTIONS OR OMISSIONS THAT (W) ARE THE RESULT OF FRAUD, SELF-DEALING, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (X) CONSTITUTE CLAIMS OR CAUSES OF ACTION COVERED BY APPLICABLE INSURANCE, BUT ONLY TO THE EXTENT OF SUCH INSURANCE, (Y) CONSTITUTE CLAIMS OR CAUSES OF ACTION FOR WHICH SUCH PERSONS WOULD NOT BE ENTITLED TO INDEMNITY, CONTRIBUTION OR REIMBURSEMENT FROM THE DEBTORS AS AN ADMINISTRATIVE CLAIM, THE REORGANIZED DEBTORS,

                                     PLAN-41

OR ANY NON-DEBTOR SUBSIDIARY, OR (z) CONSTITUTE CLAIMS OR CAUSES OF ACTION AGAINST SUCH PERSONS ARISING UNDER OR WHICH MAY BE ASSERTED PURSUANT TO BANKRUPTCY CODE SECTIONS 544,547,548 OR 550. NOTHING HEREIN HOWEVER SHALL PRECLUDE THE DEBTORS OR THEIR SUCCESSORS FROM ASSERTING ANY CLAIMS OR CAUSES OF ACTION, INCLUDING CLAIMS OR CAUSES OF ACTION RELEASED UNDER THIS SECTION, FOR THE PURPOSES OF REDUCING OR OTHERWISE OFFSETTING ANY CLAIM ASSERTED BY A PARTY RELEASED HEREUNDER.

F.       OTHER RELEASES - M CAPITAL, LLC AND AFFILIATES

         As OF THE EFFECTIVE DATE, THE DEBTORS AND REORGANIZED DEBTORS SHALL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE M CAPITAL, LLC AND M-LITE, LLC AND THEIR RESPECTIVE AFFILIATES AND PARTNERS, OF AND FROM ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THE ML SALE AND THE ML SALE DOCUMENTS. NOTHING HEREIN HOWEVER SHALL PRECLUDE THE DEBTORS OR THEIR SUCCESSORS FROM ASSERTING ANY CLAIMS OR CAUSES OF ACTION, INCLUDING CLAIMS OR CAUSES OF ACTION RELEASED UNDER THIS SECTION, FOR THE PURPOSES OF REDUCING OR OTHERWISE OFFSETTING ANY CLAIM ASSERTED BY A PARTY RELEASED HEREUNDER.

G.       INDEMNIFICATION OBLIGATIONS

         1.       PREPETITION INDEMNIFICATION OBLIGATIONS - THIRD PARTIES

         Indemnification Obligations owed to any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, shall be deemed to be, and shall be treated as though they are, executory obligations or contracts with the Debtors that are deemed rejected pursuant to Bankruptcy Code section 365 under this Plan on the Effective Date.

         2.       INDEMNIFICATION OF DEBTORS' DIRECTORS AND OFFICERS

         Indemnification obligations to present and former officers and directors arising out of acts that occurred prior to the Petition Date shall be deemed to be, and shall be treated as though they are, executory obligations or contracts with the Debtors that are deemed rejected pursuant to Bankruptcy Code section 365 under this Plan on the Effective Date. Indemnification obligations to present and former officers and directors arising out of acts that occurred from or after the Petition Date through the Effective Date shall not be assumed by the Reorganized Debtors and, to the extent executory shall be deemed rejected, and the Claims arising from such obligations shall have such status, Administrative or otherwise, as may be determined by the Court. The Reorganized Debtors shall provide standard and customary indemnification for all managers, officers and directors who are employed or serve, as the case may be, after the Effective Date for all actions or events occurring after the Petition Date.

H.       EXCULPATION AND LIMITATION OF LIABILITY

         Neither the Debtors, the Reorganized Debtors, the Creditors' Committee, the Investors, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates or agents, who served in such capacities after the Petition Date, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any post-Petition Date act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for actions or omissions that (w) are the

                                     PLAN-42
result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, or (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors as an Administrative Claim, the Reorganized Debtors, or any Non-Debtor Subsidiary; provided, however, that nothing herein shall affect any Person's obligations under the Plan nor shall anything herein preclude any party in interest from enforcing the terms of the Plan.

         Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Creditors' Committee, the Investors, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates or agents, who served in such capacities after the Petition Date, for any post-Petition Date act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for actions or omissions that (w) are the result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, or (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors as an Administrative Claim, the Reorganized Debtors, or any Non-Debtor Subsidiary; provided, however, that nothing herein shall affect any Person's obligations under the Plan nor shall anything herein preclude any party in interest from enforcing the terms of the Plan.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

A.       BAR DATES FOR CERTAIN CLAIMS

         1.       Administrative Claims

         All requests for payment of an Administrative Claim (other than as set forth in Article XIV.A.2 of this Plan) must be filed with the Court and served on counsel for the Debtors and counsel for the Creditors' Committee by the Administrative Claims Bar Date, which shall be no later than sixty (60) calender days after the Confirmation Date. Unless the Plan Administrator objects to an Administrative Claim by the Administrative Claims Objection Deadline, which shall be no later than sixty (60) Business Days from the Administrative Claims Bar Date, such Administrative Claim shall be deemed allowed in the amount requested. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business. From and after the Effective Date, the Plan Administrator shall have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to requests for payment of Administrative Claims without approval of the Bankruptcy Court.

         2.       Professional Fee Claims

         All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee prior to the Effective Date and Substantial Contribution Claims under section

                                     PLAN-43

503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Confirmation Date, unless otherwise ordered by the Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served only on the Reorganized Debtors and their counsel, the Office of the United States Trustee, those parties that have filed notices of appearance or requests for notices in these cases, and the requesting Professional or other entity no later than twenty (20) days (or such longer period as may be allowed by order of the Court) after the date on which the applicable application for compensation or reimbursement was served.

B.       MODIFICATIONS AND AMENDMENTS

         With the prior written consent of the Investors, the Plan Proponents may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, with the prior written consent of the Investors, under section 1127(b)of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court. Notwithstanding the foregoing, any modification or amendment of the Plan that affects Class 4 General Unsecured Claims, the Plan Administrator or the Litigation Trust shall require the prior written consent of the Creditors' Committee, which consent shall not unreasonably be withheld.

C.       SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of any of the proponents of the Plan or the Investors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, that no change may be made to the provisions of Article 3 of the Plan (nor shall the provisions of such Article be severable) without the consent of the Investors and, as to the treatment of Class 4 only, the Creditors' Committee. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.       SUCCESSORS AND ASSIGNS

         The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

                                     PLAN-44

E.       SETTLEMENT AUTHORITY

         Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors, Reorganized Debtors, or Plan Administrator may compromise and settle various Claims (i) against them and (ii) that they have against other Persons. After the Effective Date, the Reorganized Debtors expressly reserve the right (with Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them that would result in any new Allowed Class or Claim and claims that they may have against other Persons up to and including the Effective Date and, with the consent of the Plan Administrator in the case of any such compromise or settlement that would result in any new Allowed Class or Claim constituting a Class 4 General Unsecured Claim.

F.       PAYMENT OF STATUTORY FEES

         All fees then due and payable under 28 U.S.C. Section 1930, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees which become due and payable thereafter by a Debtor shall be paid by the applicable Reorganized Debtor pending the dismissal, conversion or closure of such Debtor's Chapter 11 Case.

G.       REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

         Each Plan Proponent reserves the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans. If any Plan Proponent revokes or withdraws the Plan as to any or all of the Debtors, or if Confirmation or consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person,
(ii) prejudice in any manner the rights of such Debtors or any other Person, or
(iii) constitute an admission of any sort by such Debtors or any other Person.

H.       SERVICE OF DOCUMENTS

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and (d) addressed as follows:

                                     PLAN-45

THE DEBTORS

SLI, INC.
500 Chapman Street
Canton, Massachusetts 02021
Attn: Raymond E. Dombrowski, Jr.
       Chief Restructuring Officer
Telephone: (781)828-2948
Facsimile: (781) 828-2012

with a copy to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Attn: Gregg M. Galardi, Esq.
       Robert A. Weber, Esq.
       Megan E. Cleghorn, Esq.
Telephone: (302)651-3000
Facsimile: (302)651-3001

THE CREDITORS' COMMITTEE:

PEPPER HAMILTON, LLP
100 Renaissance Center
36th Floor
Detroit, Michigan 48243-1157
Attn: Robert S. Hertzberg, Esq.
Telephone: (313) 259-7110
Facsimile (313) 259-7926

         - and -

PEPPER HAMILTON, LLP
1201 Market Street
Suite 1600
P.O. Box 1709
Wilmington, Delaware 19899-1709
Attn: David M. Fournier, Esq.
Telephone: (302) 777-6500
Facsimile: (302) 656-8865

                                     PLAN-46

THE INVESTORS

MILBANK, TWEED, HADLEY & McCLOY LLP
1 Chase Manhattan Plaza
New York, New York 10005
Attn: Dennis F. Dunne, Esq.
      Risa M. Rosenberg, Esq.
Telephone: (212) 530-5000
Facsimile: (212) 822-5287

         - and-

MORRIS NICHOLS ARSHT & TUNNELL
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware 19899-1347
Attn: Robert J. Dehney, Esq.
      Daniel Butz, Esq.
Telephone: (302) 575-7353
Facsimile: (302)658-3989

I.       PLAN SUPPLEMENT(S)

         Any Plan Supplement (and amendments thereto) filed by the Debtors shall be deemed an integral part of the Plan and shall be incorporated by reference as if fully set forth herein. To the extent that any creditor is responsible for a document to be included in a Plan Supplement, the omission of such document from the materials provided to such creditor in connection with the voting on the Plan shall be deemed not to affect such creditor's ability to cast a vote in respect of the Plan.

J.       TERM OF INJUNCTIONS OR STAYS

         Unless otherwise provided herein, in the Confirmation Order, or in any other order of the Court, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

K.       CREDITORS' COMMITTEE

         On the Effective Date, the duties of the Creditors' Committee shall terminate, except with respect to (a) any request for modification of the Plan or any appeal of orders entered in the Chapter 11 Cases, but only to the extent the foregoing shall relate (i) to the treatment of or matters otherwise affecting Class 4 General Unsecured Claims under the Plan, (ii) to the duties of the Plan Administrator or Disbursing Agent under the Plan, or (iii) to the Litigation Trust, and (b) any applications for interim or final award of compensation and reimbursement of expenses to the members of the Creditors' Committee and professionals retained by the Creditors' Committee in the Chapter 11 Cases.

                                     PLAN-47

Dated: Wilmington, Delaware
       May 15,2003

                                            SLI, INC. et al.,
                                            Debtors and Debtors-in-Possession

                                            By: ________________________________
                                            Name:
                                            Title:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

By: _________________________________
    Gregg M. Galardi (No. 2991)
    Robert A. Weber (No. 4013)
    Megan E. Cleghorn (No. 4080)
    One Rodney Square
    P.O. Box 636
    Wilmington, Delaware 19899-0636
    (302)651-3000

Attorneys for Debtors and Debtors-in-Possession

                                            THE OFFICIAL COMMITTEE OF UNSECURED
                                            CREDITORS

                                            By: ________________________________
                                            Name:
                                            Title:

PEPPER HAMILTON, LLP

By: _________________________________
David M. Fournier (No. 2812)
1201 Market Street
Suite 1600
P.O. Box 1709
Wilmington, Delaware 19899-1709

- and-

Robert S. Hertzberg
100 Renaissance Center
36th Floor
Detroit, Michigan 48243-1157

Attorneys for the Official Committee of
Unsecured Creditors

                                    EXHIBIT A
    TO SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                       SCHEDULE OF OFFICERS AND DIRECTORS

                                     PLAN-50

                           In Re: SLI, Inc., et al.:

  List of Managers, Directors, Officers and Other Persons and/or Entities to Be
       Identified Pursuant to the Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors in Possession and the Official Committee of
                        Unsecured Creditors (the "Plan")

     Managers of Reorganized SLI, LLC

     1. Judy Mencher (Ms. Mencher is a member of DDJ Capital Management, LLC which is an Investor (as that term is defined in the Plan)

     2. Jackson Craig (Mr. Craig is a Vice President of DDJ Capital Management, LLC, which is an Investor)

     3. Kevin Genda (Mr. Genda is a Managing Director of Cerberus Capital Management, L.P., which is an Investor)

     4. Gerald Madigan (Mr. Madigan is a Senior Analyst with J.P. Morgan Securities, Inc., which is an Investor)

     5. George Hamilton (Background Information on Mr. Hamilton can be found on Page 38 of the Disclosure Statement filed on May 15, 2003 with United States Bankruptcy Court for the District of Delaware with respect to the Plan)

     6. Christopher Smith (Mr. Smith is Managing Principal at Alexander, Smith & Company, Inc., which is a merchant banking firm that provides investment, financial and operating advice)

     7. Stan Springel (Mr. Springel is a Managing Director of Alvarez & Marsal. Alvarez & Marsal serves as restructuring advisor to the Debtors)

     Director & Officers of Reorganized Chicago Miniature Optoelectronic Technologies, Inc.

     Director: George Hamilton

     President & CEO: Paul Flynn (Background Information on Mr. Flynn can be found on Page 9 of the Disclosure Statement)

     Secretary & CFO: Andy Madacsi (Mr. Madacsi is an employee of the Company (as that term is defined in the Plan))

Director & Officers of: (1) Reorganized Chicago Miniature Lamp-Sylvania Lighting International. Inc; (2) Reorganized SLI Lighting Products, Inc.; and Reorganized SLI Lighting, Solutions, Inc.

Director: George Hamilton

President & CEO: Per Langholz (Mr. Langholz is an employee of the Company)

Secretary & CFO: Truong Nguyen (Mr. Nguyen is an employee of the Company)

Plan Administrator:

Wells Fargo Bank

Trust Advisory Board Members:

Jackson Craig

Wells Fargo Bank

Robert Poster (Mr. Poster is the chairperson of the Official Committee of Unsecured Creditors of the Debtors)

                                    EXHIBIT B
    TO SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

            IDENTIFICATION OF REJECTED CONTRACTS AND REJECTED LEASES

                (REMAINDER OF CONTRACTS AND LEASES TO BE REJECTED
                        TO BE FILED WITH PLAN SUPPLEMENT)

CONTRACTS TO BE REJECTED

CREDITOR NAME                                              DESCRIPTION
-----------------------------------------------------------------------------------------------------------------
AMERICAN STOCK TRANSFER
59 MAIDEN LANE
NEW YORK                              NY            10038        STOCK REGISTRY SERVICES
-----------------------------------------------------------------------------------------------------------------
AMERICAN TRUST COMPANY
59 MAIDEN LANE
NEW YORK                              NY            10038        STOCK REGISTRY SERVICES
-----------------------------------------------------------------------------------------------------------------
AMTECH LIGHTING SERVICES                                         ATTN: RON GILCREASE
2390 EAST ORANGEWOOD AVE., STE. 100
ANAHEIM                               CA            92806        SUBCONTRACTOR SERVICES
-----------------------------------------------------------------------------------------------------------------
AMTECH LIGHTING SERVICES                                         ATTN: REGIS J. HEBBELER
2390 EAST ORANGEWOOD AVE., STE. 100
ANAHEIM                               CA            92806        NONRESIDENTIAL REAL PROPERTY SUBLEASE
-----------------------------------------------------------------------------------------------------------------
CHASE
500 WHITE CLAY CENTER DRIVE
WILMINGTON                            DE            19886        AUTO LEASE
-----------------------------------------------------------------------------------------------------------------
CHASE AUTOMOTIVE FINANCE
500 WHITE CLAY CENTER DRIVE
NEWARK                                DE            19886-1304   AUTO LEASE
-----------------------------------------------------------------------------------------------------------------
DANIEL SAVOCCHIA
800 HART ROAD #120
BARRINGTON                            IL            60010        EMPLOYMENT CONTRACT
-----------------------------------------------------------------------------------------------------------------
DUNHILL COMPANIES, LTD,                                          ATTN: CHARLES R. CROVO, II
776 MAIN STREET
OSTERVILLE                            MA            02655        NONRESIDENTIAL REAL PROPERTY LEASE
-----------------------------------------------------------------------------------------------------------------
EDRON BUSINESS SYSTEMS                                           FORGE RIVER INDUSTRIAL PARK
15 BELLOW ROAD
RAYNHAM                               MA            02767        COPIER LEASE
-----------------------------------------------------------------------------------------------------------------
E-TRADE FINANCIAL
PO BOX 989032
WEST SACRAMENTO                       CA            95798-9032   STOCK OPTION ADMINISTRATION AND
                                                                 FOOTNOTE DISCLOSUR
-----------------------------------------------------------------------------------------------------------------
FLEET CAPITAL LEASING
305 WEST BIG BEAVER RD. SUITE 400
TROY                                  MI            15250-7992   SIX LEASES FOR COPIER EQUIPMENT
-----------------------------------------------------------------------------------------------------------------
FLYNN, PAUL
147 CENTRAL STREET                                                                                           CONTRACTS TO BE ASSUMED
HACKENSAC                             NJ            07601        EMPLOYMENT AGREEMENT
-----------------------------------------------------------------------------------------------------------------

NOTE : * All contracts and leases marked with an asterisk (*) will be rejected if mutually agreeable terms for the assumption and assignment and/or modification of the same are not reached by the confirmation date or such later date as the parties may agree. This list is subject to revision through the Confirmation Date.

MONDAY, JUNE 09, 2003                                                PAGE 1 of 4

CONTRACTS TO BE REJECTED

CREDITOR NAME                                           DESCRIPTION
--------------------------------------------------------------------------------------------------------------------
GE CAPITAL EQUIPMENT FINANCE SAS*                                  ATTN: JEAN-PHILLIPPE
52 AVENUE DES CHAMPS                                                                                    CONTRACTS TO BE ASSUMED
PIERREUX 92000 NANTERR                FRANCE                       EQUIPMENT LEASE                      AND ASSIGNED AS MODIFIED
--------------------------------------------------------------------------------------------------------------------
GE CAPITAL EQUIPMENT FINANCE SAS*                                  ATTN: JEAN-PHILLIPPE
52 AVENUE DES CHAMPS                                                                                    CONTRACTS TO BE ASSUMED
PIERREUX 92000 NANTERR                FRANCE                       SECURITY ASSIGNMENT OF SUBLEASE      AND ASSIGNED AS MODIFIED
                                                                   AGREEMENT
--------------------------------------------------------------------------------------------------------------------
GE CAPITAL FLEET SERVICE
THREE CAPITAL DRIVE
EDEN PRAIRE                           MN            55344          FLEET VEHICLE LEASE
--------------------------------------------------------------------------------------------------------------------
GE CAPITAL MIETFINANZ GMBH & CO KG*
SACHENRING 83                                                                                           CONTRACTS TO BE ASSUMED
50677 COLOGNE                         GERMANY                      EQUIPMENT LEASE                      AND ASSIGNED AS MODIFIED
--------------------------------------------------------------------------------------------------------------------
GE CAPITAL MIETFINANZ GMBH & CO KG*
SACHENRING 83                                                                                           CONTRACTS TO BE ASSUMED
50677 COLOGNE                         GERMANY                      SECURITY ASSIGNMENT OF SUBLEASE      AND ASSIGNED AS MODIFIED
                                                                   AGREEMENT
--------------------------------------------------------------------------------------------------------------------
LPI SOFTWARE FUNDING GROUP
1275 DRUMMERS LANE, SUITE 200
WAYNE                                 PA            19087          SOFTWARE LEASE
--------------------------------------------------------------------------------------------------------------------
MANCINI, ROBERT
500 CHAPMAN STREET
CANTON                                MA            02021          EMPLOYMENT AGREEMENT
--------------------------------------------------------------------------------------------------------------------
MILNER OFFICE PRODUCTS
1111 OLD EAGLE SCHOOL ROAD
PHILADELPHIA                          PA            19101-1601     OFFICE EQUIPMENT LEASE
--------------------------------------------------------------------------------------------------------------------
MURPHY, PETER
C/O SLI MINIATURE LIGHTING FRANCE,
TOUR NEPTUNE, CE
F-92086 PARIS-LA-DEGENC               FRANCE                       EMPLOYMENT AGREEMENT
--------------------------------------------------------------------------------------------------------------------
NAVISITE INC.
400 MINUTEMAN ROAD
ANDOVER                               MA            01810          WEB SITE AGREEMENT
--------------------------------------------------------------------------------------------------------------------
NEOPOST LEASING
PO BOX 70981
CHICAGO                               IL            60673          OFFICE EQUIPMENT - POSTAGE
--------------------------------------------------------------------------------------------------------------------
NGUYEN, TRUONG
282 GROVE STREET APT 7
AUBURNDALE                            MA            02466          EMPLOYMENT AGREEMENT
--------------------------------------------------------------------------------------------------------------------

NOTE: * All contracts and leases marked with an asterisk (*) will be rejected if mutually agreeable terms for the assumption and assignment and/or modification of the same are not reached by the confirmation date or such later date as the parties may agree. This list is subject to revision through the Confirmation Date.

MONDAY, JUNE 09, 2003                                                PAGE 2 of 4

CONTRACTS TO BE REJECTED

CREDITOR NAME                                           DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------
PANASONIC COMMUNICATIONS
305 WEST BIG BEAVER RD. SUITE 400
TROY                                 MI            15250-7992   TWO LEASES FOR COPIER EQUIPMENT
-----------------------------------------------------------------------------------------------------------------------------
PIETRE, CARLOS
6600 NORTH ANDREWS AVE, SUITE 240
FT LAUDERDALE                        FL            33309        EMPLOYMENT AGREEMENT
-----------------------------------------------------------------------------------------------------------------------------
RICHARD POOL AND BERYL POOL
171 PINE LANE, UNIT 3
OSTERVILLE                           MA            02655        NONRESIDENTIAL REAL PROPERTY LEASE
-----------------------------------------------------------------------------------------------------------------------------
PRUDENTIAL FINANCIAL COMPANY
THREE GATEWAY CENTER, 14TH FLOOR
NEWARK                               NJ            07102-4077   BENEFITS ADMINISTRATION CONTRACT
-----------------------------------------------------------------------------------------------------------------------------
SIEGAL, GARY
1605 JOHN STREET
FORT LEE                             NJ            07024        EMPLOYMENT AGREEMENT GUARANTEED BY
                                                                SLI, INC.
-----------------------------------------------------------------------------------------------------------------------------
SIEMASZ, GREGORY R.
17177 N. LAUREL PARK DRIVE, #253
LIVONIA                              MI            48152        EMPLOYMENT AGREEMENT
-----------------------------------------------------------------------------------------------------------------------------
SLI FRANCE SA*                                                                                       CONTRACTS TO BE ASSUMED
29 RUE DES TROIS FONTANOT                                                                            AND ASSIGNED AS MODIFIED
92722 NANTERRE CEDEX                 FRANCE                     SUBLEASE AGREEMENT
-----------------------------------------------------------------------------------------------------------------------------
SLI LICHTSYSTEME GMBH*                                                                               CONTRACTS TO BE ASSUMED
POSTFACH 1740, D-91051                                                                               AND ASSIGNED AS MODIFIED
ERLANGEN                             GERMANY                    SUBLEASE AGREEMENT
-----------------------------------------------------------------------------------------------------------------------------
SOUTH TRUST CONSUMER LEASING
PO BOX 11869
BIRMINGHAM                           AL            35202        AUTOMOBILE LEASE
-----------------------------------------------------------------------------------------------------------------------------
SOUTHERN CALIFORNIA EDISON COMPANY
2244 WALNUT GROVE AVE.
ROSEMEAD                             CA            91770        2000 Standard Performance Contract
                                                                Agreement (Number 02-0004)
-----------------------------------------------------------------------------------------------------------------------------
SOUTHERN CALIFORNIA EDISON COMPANY
2244 WALNUT GROVE AVE.
ROSEMEAD                             CA            91770        2000 Standard Performance Contract
                                                                Agreement (Number 02-0049)
-----------------------------------------------------------------------------------------------------------------------------
SOUTHERN CALIFORNIA EDISON COMPANY
2244 WALNUT GROVE AVE.
ROSEMEAD                             CA            91770        2000 Standard Performance Contract
                                                                Agreement (Number 02-0030)
-----------------------------------------------------------------------------------------------------------------------------

NOTE: * All contracts and leases marked with an asterisk (*) will be rejected if mutually agreeable terms for the assumption and assignment and/or modification of the same are not reached by the confirmation date or such later date as the parties may agree. This list is subject to revision through the Confirmation Date.

MONDAY, JUNE 09, 2003                                                PAGE 3 OF 4

CONTRACTS TO BE REJECTED

CREDITOR NAME                                                                     DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------
SOUTHERN CALIFORNIA EDISON COMPANY
2244 WALNUT GROVE AVE.
ROSEMEAD                             CA            91770        1999 Standard Performance Contract Agreement (Number 99-0133)
-----------------------------------------------------------------------------------------------------------------------------
SOUTHERN CALIFORNIA EDISON COMPANY
2244 WALNUT GROVE AVE.
ROSEMEAD                             CA            91770        2000 Standard Performance Contract Agreement (Number 00-0082}
-----------------------------------------------------------------------------------------------------------------------------
SOUTHERN CALIFORNIA EDISON COMPANY
2244 WALNUT GROVE AVE.
ROSEMEAD                             CA            91770        2000 Standard Performance Contract Agreement (Number 00-0011}
-----------------------------------------------------------------------------------------------------------------------------
SOUTHERN CALIFORNIA EDISON COMPANY
2244 WALNUT GROVE AVE.
ROSEMEAD                             CA            91770        2000 Standard Performance Contract Agreement (Number 00-0005}
-----------------------------------------------------------------------------------------------------------------------------
SPRINT NORTH SUPPLY LEASING                                     BUILDING 100, SUITE 300
4600 TOUCHTON ROAD EAST
JACKSONVILLE                         FL            32246        TELEPHONE SYSTEM LEASE
-----------------------------------------------------------------------------------------------------------------------------
STRATEGIC RESOURCE SOLUTIONS CORP.
5625 DILLARD DRIVE, SUITE 101
CARY                                 NC            27511        SALES ALLIANCE AGREEMENT
-----------------------------------------------------------------------------------------------------------------------------
WARD, FRANK M.
500 CHAPMAN STREET
CANTON                               MA            02021        EMPLOYMENT AGREEMENT
-----------------------------------------------------------------------------------------------------------------------------
ALL CONTRACTS AND LEASES OF
SLI LIGHTING SOLUTIONS, INC.
-----------------------------------------------------------------------------------------------------------------------------
ALL CONTRACTS AND LEASES OF
CML AIR, INC.
-----------------------------------------------------------------------------------------------------------------------------
ALL CONTRACTS AND LEASES OF
ELECTRO-MAG, INTERNATIONAL, INC.
OTHER THAN THOSE RELATING TO
INTELLECTUAL PROPERTY
-----------------------------------------------------------------------------------------------------------------------------

NOTE: * All contracts and leases marked with an asterisk (*) will be rejected if mutually agreeable terms for the assumption and assignment and/or modification of the same are not reached by the confirmation date or such later date as the parties may agree. This list is subject to revision through the Confirmation Date.

MONDAY, JUNE 09, 2003                                                PAGE 4 OF 4

                                 EXHIBIT C

    TO SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
        IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

    FORM OF CERTIFICATE OF INCORPORATION, ARTICLES OF ORGANIZATION OR OTHER
          ORGANIZATIONAL INSTRUMENT FOR EACH OF THE REORGANIZED DEBTORS

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                   CHICAGO MINIATURE LAMP INTERNATIONAL, INC.

                    Incorporated pursuant to a Certificate of
                Incorporation filed with the Secretary of State
                  of the State of Delaware on August 27. 1997.

          It is hereby certified that:

         1. The present name of the company (hereinafter called the "Corporation") is Chicago Miniature Lamp International, Inc. The name under which the Corporation was originally incorporated is Chicago Miniature Lamp - Sylvania Lighting International, Inc.

         2. The provisions of the Certificate of Incorporation of the Corporation as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled RESTATED CERTIFICATE OF INCORPORATION OF CHICAGO MINIATURE LAMP INTERNATIONAL, INC.

         3. The amendments and the restatement of the RESTATED CERTIFICATE OF INCORPORATION OF CHICAGO MINIATURE LAMP INTERNATIONAL, INC. herein certified have been duly authorized by an order of the United States Bankruptcy Court for Delaware dated________, 2003 in accordance with the provisions of Sections 242,245 and 303 of the General Company Law of the State of Delaware (hereinafter referred to as the "Delaware Code"). Pursuant to Section 303 of the Delaware Code, no further action by the Corporation's directors or stockholders is necessary.

         4. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                   CHICAGO MINIATURE LAMP INTERNATIONAL, INC.

         FIRST:     The name of the corporation (hereinafter called, the
"Corporation") is:

                    Chicago Miniature Lamp International, Inc.

         SECOND:    The principal office and the mailing address of the
Corporation shall be;

                              ____________________
                              ____________________

         THIRD:     The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is CT Corporation System. The Corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

         FOURTH:    The business and purposes to be conducted and promoted by
the Corporation are as follows:

         To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FIFTH:     The total number of shares of stock which the Corporation
shall have the authority to issue is 100,000. The par value of each such shares is $.001. All such shares are of one class and are shares of Common Stock. No shares of stock shall be issued without voting rights.

         SIXTH:     The Corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, (i) on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or
(ii) on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, or (iii) on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

         EIGHTH:    For the management of the business and for the conduct of
the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote, unless provisions for such classification shall be set forth in this Certificate of Incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH:     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same maybe amended and supplemented.

         TENTH:     The corporation shall, to the fullest extent permitted by
the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified maybe entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         ELEVENTH: From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all right at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on:

                                           CHICAGO MINIATURE LAMP
                                           INTERNATIONAL, INC.

                                           _________________________________
                                                       [NAME]
                                                       [TITLE]

                            CERTIFICATE OF FORMATION

                                       OF

                                    SLI, LLC

                  This Certificate of Formation of SLI, LLC (the "LLC") dated as of [______ ____], 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101.et seq.

FIRST:            The name of the LLC formed hereby is:

                                    SLI, LLC

SECOND:           The address of the registered office of the LLC and name and address of the registered agent for service of process on the LLC in the State of Delaware is:

                          The Corporation Trust Company
                          Corporation Trust Center
                          1209 Orange Street
                          Wilmington, Delaware 19801

THIRD: The LLC is a continuation of SLI, Inc., which, immediately prior to its conversion to a Delaware limited liability company pursuant to a Certificate of Conversion filed with the Delaware Secretary of State on__________, 2003, was a corporation named SLI, Inc., formed and existing under the laws of the State of Oklahoma. SLI, Inc. was incorporated pursuant to a Certificate of Incorporation filed with the Oklahoma Secretary of State on__________. The conversion was approved in the manner provided by 18 Okl.
                  St. Section 1118.

FOURTH:           The principal office and the mailing address of the LLC are:

                                _________________
                                _________________

FIFTH:            The LLC shall not issue any non-voting equity interests.

                          IN WITNESS WHEREOF, the undersigned has caused this
Certificate of Formation to be executed as of the date first above written:

                                           By: _____________________________
                                               [____________________]
                                                 Authorized Person

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           SLI LIGHTING PRODUCTS, INC.

                    Incorporated pursuant to a Certificate of
                 Incorporation filed with the Secretary of State
                  of the State of Delaware on August 27, 1997.

         It is hereby certified that:

         1. The present name of the company (hereinafter called the "Corporation") is SLI Lighting Products, Inc. The name under which the Corporation was originally incorporated is SLI Lighting Products, Inc.

         2. The provisions of the Certificate of Incorporation of the Corporation as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled RESTATED CERTIFICATE OF INCORPORATION OF SLI LIGHTING PRODUCTS, INC.

         3. The amendments and the restatement of the RESTATED CERTIFICATE OF INCORPORATION OF SLI LIGHTING PRODUCTS, INC. herein certified have been duly authorized by an order of the United States Bankruptcy Court for Delaware dated__________, 2003 in accordance with the provisions of Sections 242, 245 and 303 of the General Company Law of the State of Delaware (hereinafter referred to as the "Delaware Code"). Pursuant to Section 303 of the Delaware Code, no further action by the Corporation's directors or stockholders is necessary.

         4. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           SLI LIGHTING PRODUCTS, INC.

                    Incorporated pursuant to a Certificate of
                Incorporation filed with the Secretary of State
                  of the State of Delaware on August 17, 1987.

         SLI Lighting Products, Inc. hereby amends and restates its Certificate of Incorporation in its entirety to read as follows:

         FIRST:     The name of the corporation (hereinafter called, the
"Corporation") is:

                           SLI Lighting Products, Inc.

         SECOND:    The principal office and the mailing address of the
Corporation shall be:

                                _________________
                                _________________

         THIRD:     The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is CT Corporation System. The Corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

         FOURTH:    The business and purposes to be conducted and promoted by
the Corporation are as follows:

         To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FIFTH:     The total number of shares of stock which the Corporation
shall have the authority to issue is 100,000. The par value of each such shares is $.001. All such shares are of one class and are shares of Common Stock. No shares of stock shall be issued without voting rights.

         SIXTH:     The Corporation is to have perpetual existence.

         SEVENTH:   Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, (i) on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or (ii) on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, or (iii) on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

         EIGHTH:    For the management of the business and for the conduct of
the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote, unless provisions for such classification shall be set forth in this Certificate of Incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH:     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH:     The corporation shall, to the fullest extent permitted by
the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         ELEVENTH: From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all right at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on:

                                           SLI LIGHTING PRODUCTS, INC.

                                           ____________________________
                                                    [NAME]
                                                    [TITLE]

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              SLI LIGHTING COMPANY

                    Incorporated pursuant to a Certificate of
                 Incorporation filed with the Secretary of State
                  of the State of Delaware on August 27, 1997.

         It is hereby certified that:

         1. The present name of the company (hereinafter called the "Corporation") is SLI Lighting Company. The name under which the Corporation was originally incorporated is SLI Lighting Company.

         2. The provisions of the Certificate of Incorporation of the Corporation as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled RESTATED CERTIFICATE OF INCORPORATION OF SLI LIGHTING COMPANY.

         3. The amendments and the restatement of the RESTATED CERTIFICATE OF INCORPORATION OF SLI LIGHTING COMPANY herein certified have been duly authorized by an order of the United States Bankruptcy Court for Delaware dated________, 2003 in accordance with the provisions of Sections 242, 245 and 303 of the General Company Law of the State of Delaware (hereinafter referred to as the "Delaware Code"). Pursuant to Section 303 of the Delaware Code, no further action by the Corporation's directors or stockholders is necessary.

         4. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              SLI LIGHTING COMPANY

                    Incorporated pursuant to a Certificate of
                 Incorporation filed with the Secretary of State
                    of the State of Delaware on May 30, 2000.

         SLI Lighting Company hereby amends and restates its Certificate of Incorporation in its entirety to read as follows:

         FIRST:     The name of the corporation (hereinafter called, the
"Corporation") is:

                              SLI Lighting Company

         SECOND:    The principal office and the mailing address of the
Corporation shall be:

                                _________________
                                _________________

         THIRD:     The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is CT Corporation System. The Corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

         FOURTH:    The business and purposes to be conducted and promoted by
the Corporation are as follows:

         To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FIFTH:     The total number of shares of stock which the Corporation
shall have the authority to issue is 100,000. The par value of each such shares is $.001. All such shares are of one class and are shares of Common Stock. No shares of stock shall be issued without voting rights.

         SIXTH:     The Corporation is to have perpetual existence.

         SEVENTH:   Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, (i) on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or (ii) on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, or (iii) on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

         EIGHTH:    For the management of the business and for the conduct of
the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders or any class thereof, as the case may be. it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote, unless provisions for such classification shall be set forth in this Certificate of Incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH:     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH:     The corporation shall, to the fullest extent permitted by
the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         ELEVENTH: From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all right at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

 Signed on:

                                           SLI LIGHTING COMPANY
                                           ___________________________
                                                   [NAME]
                                                   [TITLE]

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

               CHICAGO MINIATURE OPTOELECTRONIC TECHNOLOGIES, INC.

                    Incorporated pursuant to a Certificate of
                 Incorporation filed with the Secretary of State
                  of the State of Delaware on October 18, 2000,

         It is hereby certified that:

         1. The present name of the company (hereinafter called the "Corporation") is Chicago Miniature Optoelectronic Technologies, Inc. The name under which the Corporation was originally incorporated is Chicago Miniature Optoelectronic Technologies, Inc.

         2. The provisions of the Certificate of Incorporation of the Corporation as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled RESTATED CERTIFICATE OF INCORPORATION OF CHICAGO MINIATURE OPTOELECTRONIC TECHNOLOGIES, INC.

         3. The amendments and the restatement of the RESTATED CERTIFICATE OF INCORPORATION OF CHICAGO MINIATURE OPTOELECTRONIC TECHNOLOGIES, INC. herein certified have been duly authorized by an order of the United States Bankruptcy Court for Delaware dated_______, 2003 in accordance with the provisions of Sections 242, 245 and 303 of the General Company Law of the State of Delaware (hereinafter referred to as the "Delaware Code"). Pursuant to Section 303 of the Delaware Code, no further action by the Corporation's directors or stockholders is necessary.

         4. The Certificate of Incorporation of the Corporations, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

               CHICAGO MINIATURE OPTOELECTRONIC TECHNOLOGIES, INC.

         FIRST:     The name of the corporation (hereinafter called, the
"Corporation") is:

               Chicago Miniature Optoelectronic Technologies, Inc.

         SECOND:    The principal office and the mailing address of the
Corporation shall be:

                                _________________
                                _________________

         THIRD:     The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is CT Corporation System. The Corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

         FOURTH:    The business and purposes to be conducted and promoted by
the Corporation are as follows:

         To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FIFTH:     The total number of shares of stock which the Corporation
shall have the authority to issue is 100,000. The par value of each such shares is $.001. All such shares are of one class and are shares of Common Stock. No shares of stock shall be issued without voting rights.

         SIXTH:     The Corporation is to have perpetual existence.

         SEVENTH:   Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them, and/or between the Corporation and its stockholders or any class of them, (i) on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or
(ii) on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, or (iii) on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

         EIGHTH:    For the management of the business and for the conduct of
the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote, unless provisions for such classification shall be set forth in this Certificate of Incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH:     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH:     The corporation shall, to the fullest extent permitted by
the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same maybe amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         ELEVENTH: From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all right at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on:

                                           CHICAGO MINIATURE OPTOELECTRONIC
                                           TECHNOLOGIES, INC.

                                           _________________________________
                                                      [NAME]
                                                      [TITLE]

              NOTICE OF DEBTORS TO BE DISSOLVED AND NOT REORGANIZED

         Notice is hereby given pursuant to Article V.B.I of the Plan that the Investors have designated Electro-Mag International, Inc., CML Air, Inc. and SLI Lighting Solutions, Inc. (the "Dissolved Entities") for dissolution. In accordance with Plan Article V.B.I, the Dissolved Entities shall be dissolved without further order of the Court. The respective assets of the Dissolved Entities shall vest upon dissolution as follows:

         (a) Litigation Rights of the Dissolved. Entities designated under the Plan to vest in or transfer to the Litigation Trust shall vest in or transfer to the Litigation Trust; and

         (b) all other assets of the Dissolved Entities, including all other Litigation Rights, shall vest in Reorganized Chicago Miniature Optoelectronic Technologies, Inc.

                                    EXHIBIT D

    TO SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

        FORM OF BY-LAWS, OPERATING AGREEMENT OR OTHER INTERNAL GOVERNANCE
                 INSTRUMENT FOR EACH OF THE REORGANIZED DEBTORS

                                 AMENDED BYLAWS

                                       OF

                   CHICAGO MINIATURE LAMP INTERNATIONAL, INC.

                            (a Delaware corporation)

                                    ARTICLE I

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         5. RECORD DATE FOR STOCKHOLDERS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, hi order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case maybe, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

         7.       STOCKHOLDER MEETINGS.

                  TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

                  PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.

                  CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

                  NOTICE OR WAIVER OF NOTICE. Written notice of meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                  STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

                  CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting -the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a

Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the Corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

                  PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                  INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

                  QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

                  VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws, hi the election of directors, and for any other action, voting need not be by ballot.

         8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II

                                   DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall consist of one (1) individual. The number of directors may be increased or decreased by action of the stockholders.

         3. ELECTION AND TERM. The Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4.       MEETINGS.

                  TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

                  CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

                  NOTICE OR ACTUAL OR CONSTRUCTIVE WAVIER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

                  QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

                  Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                  CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case maybe, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

         The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

         All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                              CONTROL OVER BYLAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

         I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Amended Bylaws of Chicago Miniature Lamp International, Inc., a Delaware corporation, as in effect on the date hereof.

Dated: [      ], 2003

                                           ________________________________
                                               [_________, Secretary]

                                 AMENDED BYLAWS

                                       OF

              CHICAGO MINIATURE OPTOELECTRONIC TECHNOLOGIES, INC.

                            (a Delaware corporation)

                                    ARTICLE I

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated)or bearer form (represented by a certificate)which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         5. RECORD DATE FOR STOCKHOLDERS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General

Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

         7.       STOCKHOLDER MEETINGS.

                  TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

                  PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.

                  CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

                  NOTICE OR WAIVER OF NOTICE. Written notice of meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                  STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

                  CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting -the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the Corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

                  PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                  INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

                  QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

                  VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

         8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II

                                   DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall consist of one (1) individual. The number of directors may be increased or decreased by action of the stockholders.

         3. ELECTION AND TERM. The Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4.       MEETINGS.

                  TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

                  CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

                  NOTICE OR ACTUAL OR CONSTRUCTIVE WAVIER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

                  QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

                  Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                  CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

         The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

         All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                              CONTROL OVER BYLAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

                  I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Amended Bylaws of Chicago Miniature Optoelectronic Technologies, Inc., a Delaware corporation, as in effect on the date hereof.

Dated: [      ], 2003

                                           ___________________________________
                                                 [_________, Secretary]

                                 AMENDED BYLAWS

                                       OF

                          SLI LIGHTING PRODUCTS, INC.

                            (a Delaware corporation)

                                    ARTICLE 1

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated)or bearer form (represented by a certificate)which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         5. RECORD DATE FOR STOCKHOLDERS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

         7.       STOCKHOLDER MEETINGS.

                  TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

                  PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.

                  CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

                  NOTICE OR WAIVER OF NOTICE. Written notice of meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                  STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

                  CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting -the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a

Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of 'the Corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

                  PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorny-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                  INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

                  QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

                  VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

         8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II

                                    DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall consist of one (1) individual. The number of directors may be increased or decreased by action of the stockholders.

         3. ELECTION AND TERM. The Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4.       MEETINGS.

                  TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

                  CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

                  NOTICE OR ACTUAL OR CONSTRUCTIVE WAVIER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

                  QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

                  Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                  CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

         The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

         All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

                  I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Amended Bylaws of SLI Lighting Products
Inc., a Delaware corporation, as in effect on the date hereof.

Dated: [      ], 2003

                                                 _______________________________
                                                     [_________, Secretary]

                                 AMENDED BYLAWS

                                       OF

                              SLI LIGHTING COMPANY

                            (a Delaware corporation)

                                    ARTICLE I

                                  STOCKHOLDERS

         1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

         2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

         4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         5. RECORD DATE FOR STOCKHOLDERS. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

         7.       STOCKHOLDER MEETINGS.

                  TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

                  PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix.

                  CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

                  NOTICE OR WAIVER OF NOTICE. Written notice of meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such stockholder may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                  STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

                  CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting -the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the President, a

Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of 'the Corporation, or in such Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting.

                  PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                  INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Except as may otherwise be required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

                  QUORUM. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

                  VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

         8. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II

                                    DIRECTORS

         1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall consist of one (1) individual. The number of directors may be increased or decreased by action of the stockholders.

         3. ELECTION AND TERM. The Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4.       MEETINGS.

                  TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

                  CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office.

                  NOTICE OR ACTUAL OR CONSTRUCTIVE WAVIER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by such director or member before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

                  QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

                  Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                  CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case maybe, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

         The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, a Chief Executive Officer, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

         Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor shall have been chosen and qualified.

         All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

         Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

                  I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Amended Bylaws of SLI Lighting Company, a Delaware corporation, as in effect on the date hereof.

Dated: [       ], 2003

                                      __________________________________________
                                            [______________, Secretary]

              NOTICE OF DEBTORS TO BE DISSOLVED AND NOT REORGANIZED

         Notice is hereby given pursuant to Article V.B.1 of the Plan that the Investors have designated Electro-Mag International, Inc., CML Air, Inc. and SLI Lighting Solutions, Inc. (the "Dissolved Entities") for dissolution. In accordance with Plan Article V.B.1, the Dissolved Entities shall be dissolved without further order of the Court. The respective assets of the Dissolved Entities shall vest upon dissolution as follows:

         (a) Litigation Rights of the Dissolved Entities designated under the Plan to vest in or transfer to the Litigation Trust shall vest in or transfer to the Litigation Trust; and

         (b) all other assets of the Dissolved Entities, including all other Litigation Rights, shall vest in Reorganized Chicago Miniature Optoelectronic Technologies, Inc.

                                    EXHIBIT E
    TO SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
         IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                          FORM OF SHAREHOLDER AGREEMENT

                                                                   MILBANK DRAFT
                                                                        06/09/03

              FORM OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                  This Limited Liability Company Operating Agreement (the "Agreement"), dated [_____], 2003, is made and entered into by B III-A Capital Partners, L.P. and B IV Capital Partners, L.P. (collectively, "DDJ"), [Insert Cerberus Entities that will be Members] (collectively, "Cerberus"). J.P. Morgan Securities, Inc., [Greenwich Street], [Nataxis], [Ramius Capital] and [BDT], (collectively with "Cerberus" and DDJ, the "Parties") and SLI, LLC (the "Company").

                  In consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                  SECTION 1. Certain Defined Terms.

                  In addition to the terms defined elsewhere herein, the following terms shall have the following meanings when used herein with initial capital letters:

                  "Act" means the Delaware Limited Liability Company Law, Delaware Code Annotated, Title 6, Chap. 18, as amended from time to time.

                  "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

         (i) Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

         (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5) and
                  1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and is to be interpreted consistently therewith.

                  "Affiliate" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, and (ii) with respect to any Member, (A) any managing director, general partner, limited partner, director, member, officer or employee thereof, and (B) spouses, lineal descendants and heirs of individuals referred to in clause (A) and trusts controlled by or for the benefit of such individuals, provided that no Member shall be deemed an Affiliate of any other Member solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and

"under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Board of Managers" shall mean the group of Persons that manages the business and affairs of the Company in accordance with Section 10 of this Agreement.

                  "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

         (i) To each Member's Capital Account there shall be credited (A) such Member's Capital Contributions, (B) such Member's distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to
                  Section 13(b) hereof, and (C) the amount of any Company liabilities assumed by such Member or that are secured by any Company property distributed to such Member;

         (ii) To each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, (B) such Member's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Sections 13(b)(ii) and 13(c) hereof, and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company;

         (iii) In the event Shares representing Membership Interests are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Shares representing Membership Interests; and

         (iv) In determining the amount of any liability for purposes of paragraphs (i) and (ii) above the provisions of Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.

         The foregoing provisions and the other pro visions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the requirements of Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Section. In the event that the Board of Managers determines that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or any Member) are computed in order to comply with such Section, the Board of Managers may make such modification. The Board of Managers also shall (x) make any adjustments that are necessary or appropriate to maintain the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-

1(b)(2)(iv)(q), and (y) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                  "Capital Contribution" shall mean, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to Membership Interests purchased by such Member, including purchases made after the date hereof.

                  "Certificate" shall mean the Certificate of Formation filed with the Secretary of State of the State of Delaware on June__________, 2003, as amended from time to time.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, 26 U.S.C.A., Section 1, et seq., or any succeeding federal internal revenue law as from time to time in effect. Any reference to any section of the Code shall include the provisions of any successor revenue law as from time to time in effect.

                  "Competing Company" shall mean any Person that engages, directly or indirectly, in (i) any lines of business that the Company is engaged in as of the date hereof, or (ii) any lines of business that are related to, connected with, or reasonable extensions of such lines of business.

                  "Confidential Information" shall mean any information concerning (i) the Company or its subsidiaries, including without limitation, information concerning the financial condition, business, operations or prospects of the Company or its subsidiaries, and (ii) this Agreement, the transactions contemplated hereby, the terms and conditions hereof or any discussions, correspondence or other communications among the parties to this Agreement or their respective Representatives relating to this Agreement or any of the transactions contemplated hereunder; provided that the term "Confidential Information" does not include information which (x) was or becomes generally available publicly (other than as a result of a disclosure by a Party or its Representatives in violation of any confidentiality provision contained in this Agreement) or (y) becomes available to a Party on a non-confidential basis from a source other than the Company, any regulatory entity, or another Party or its Representatives; provided that such source is not, to the best of such Party's knowledge, bound by a confidentiality agreement with the Company or another Person.

                  "Depreciation" means, for any fiscal year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable under the Code with respect to an asset for such fiscal year; provided, however, that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year bears to such beginning adjusted tax basis; and provided, further, that, if the adjusted basis for federal income tax purposes of an asset at the beginning of such fiscal year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

                  "Fully Diluted" shall mean, with respect to Shares and without duplication, all outstanding Shares, Shares issuable in respect of securities convertible into or exchangeable for Shares, or options, warrants and other rights to purchase or subscribe for Shares or securities convertible into or exchangeable for Shares.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "Gross Asset Value" shall mean, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

         (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset, as determined by the Board of Managers;

         (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (taking Code
                  Section 7701(g) into account), as determined by the Board of Managers, as of the following times: (A) the acquisition of an additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an Interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations
                  Section 1.704-1(b)(2)(ii)(g); provided, that if an event described in clause (A) or (B) of this paragraph occurs, an adjustment shall be made only if the Board of Managers reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

         (iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution, as determined by the Board of Managers; and

         (iv) The Gross Asset Value of any Company asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Code Section 734(b) or Code
                  Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of "Profits and Losses" or
                  Section 13(b)(ii)(G) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph
                  (iv) to the extent that an adjustment pursuant to paragraph
                  (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph
                  (iv).

         If the Gross Asset Value of an asset has been adjusted pursuant to paragraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  "Implicit Company Value" shall have the meaning ascribed thereto in Section 7(a).

                  "Major Holder" shall mean any Party that holds at least five percent of all the Shares representing Membership Interests outstanding on a Fully Diluted basis.

                  "Manager" shall mean a member of the Company's Board of Managers.

                  "Member" shall mean each Person (other than the Company) party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof or otherwise.

                  "Member Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

                  "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability determined in accordance with Section 1,704-2(i)(3) of the Regulations.

                  "Member Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1,704-2(i)(2) of the Regulations.

                  "Membership Interests" shall mean all the equity interests of the Company now or hereafter issued.

                  "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(l) of the Regulations.

                  "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                  "Percentage Interest" shall mean, with respect to any Member, number of Shares each Member owns divided by the total number of issued and outstanding Shares on a Fully Diluted basis.

                  "Permitted Transferee" shall mean, with respect to any Member, any of its Affiliates and any Permitted Transferee of its Permitted Transferee.

                  "Person" shall mean any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

                  "Profits and Losses" shall mean, for each fiscal year, an amount equal to the Company's taxable income or loss for such fiscal year determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

         (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing profits or losses pursuant to this definition of "Profits and Losses" shall be added to such taxable income or loss;

         (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing profits or losses pursuant to this definition of "Profits and Losses" shall be subtracted from such taxable income or loss;

         (iii) In the event that the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (ii) or (iii) of the definition of "Gross Asset Value", the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing profits or losses pursuant to this definition of "Profits and Losses";

         (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

         (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year computed in accordance with the definition of "Depreciation";

         (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing profits or losses pursuant to this definition of "Profits and Losses"; and

         (vii) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Sections 13(b)(ii) and 13(c) hereof shall not be taken into account in computing profits or losses pursuant to this definition of "Profits and Losses".

         The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 13(b)(ii) and 13(c) hereof shall be determined by applying rules analogous to those set forth in paragraphs (i) through (vi) above.

                  "Publicly-Traded Securities" shall mean securities of a class with a market capitalization of at least $50 million that are listed on a recognized domestic or overseas stock exchange and not subject to limitations on resale under applicable securities laws.

                  "Qualified Public Offering" shall mean the sale, in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, of Membership Interests having an aggregate offering price of at least $50 million.

                  "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as amended from time to time.

                  "Regulatory Allocations" shall have the meaning ascribed thereto in Section 13(c) of this Agreement.

                  "Representative" shall mean, with respect to a Party, its directors, officers, employees, agents, Affiliates, managing directors, general partners, limited partners, members, fund investors and co-investors, counsel, legal and financial advisers, accountants, consultants and controlling persons.

                  "Service" shall mean the Internal Revenue Service of the United States of America.

                  "Shares" shall mean the units associated with or measuring Membership Interests. Any reference to Shares or to any number of Shares herein shall be appropriately adjusted to reflect any increase or decrease in the outstanding Shares by reason of any proportional distribution of Shares, split-up of Shares, redemption of Shares, combination of Shares into a lesser number of Shares, recapitalization, reclassification, or other such event.

                  "Third-Party Purchaser" shall mean a prospective transferee of Shares in an arm's length transaction from a Member where such transferee is not a Permitted Transferee of such Member.

                  "Transfer" shall mean to sell, exchange, assign, pledge, charge, grant a security interest, make a hypothecation, gift or other encumbrance, or entering into any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other legal or beneficial interest in any of the Shares, creating any other claim thereto or to make any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in, to or of such Shares, and "Transfer", "Transferred" and "Transfers" shall have correlative meanings.

                  SECTION 2. Formation: Name: Offices and Purpose: Members.

         (a) Formation. The Company was formed on June ______________, 2003 by the filing of the Certificate with the Secretary of State of the State of Delaware. Except as otherwise provided in this Agreement, the rights, duties, liabilities and obligations of the Members, present and future, and the administration, dissolution, winding up and termination of the Company shall be governed by the Act.

         (b) Name. The name of the Company is "SLI, LLC". The Company shall execute any certificate or certificates required by law to be filed in connection with changes in the name of the Company or the conduct of the business of the Company and shall cause such certificate or certificates to be filed with the appropriate governmental officials.

         (c) The principal office of the Company shall be located at [___________________________]. The Company's registered office and the name of its registered agent at such address in the State of Delaware shall be as set forth in the Certificate. The Company may have such substituted and additional offices at such other locations as the Board of Managers shall designate. The Company's registered office and registered agent in the State of Delaware may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent and such Person's acceptance of such agency with the Secretary of State of the State of Delaware pursuant to the Act.

         (d) Purposes: Power. The purpose of the Company shall be to conduct all lawful businesses or activities in which a Delaware limited liability company may engage. In carrying out this purpose and exercising this power, the Company may enter into and perform all contracts and other undertakings and engage in all activities and transactions as may be appropriate to operate its business.

         (e) Scope of Members' Authority. Except as otherwise provided in this Agreement, no Member shall have any authority to bind or act for, or assume any obligations or responsibilities on behalf of, the Company. Neither the Company nor any other Member shall be responsible or liable for any indebtedness or obligation of any Member incurred or arising either before or after the execution of this Agreement, except with respect to any joint responsibilities, liabilities, indebtedness or obligations incurred after the date hereof pursuant to a written instrument executed by the Company or such other Member in accordance with this Agreement.

         (f)      Classes of Membership Interests: Number Authorized.

                  (i) The limited liability company interests of the Company (as defined in Section 18-101(8) of the Act) shall be represented by Membership Interests. Each Membership Interest shall have associated with it a Share which represents such Membership Interest's rights to residual profits and residual distributions and the right to vote generally on all matters to be voted on by Members except as otherwise provided in this Agreement or the Act. For the avoidance of doubt, because of the Members' differing Capital Contributions with respect to

Shares, the rights of each Share to distributions and allocations are not identical. No additional class or classes of limited liability company interests shall be created or issued without the prior approval of six members of the Board of Managers.

                  (ii) The total number of Shares associated with Membership Interests that the Company shall have the authority to issue is 100,000.

                  SECTION 3. Capital Contributions.

         (a)      Initial Capital Contribution.

                  (i) On the date hereof, B III-A Capital Partners, L.P. has received _______________ Shares pursuant to the Plan of Reorganization (the "Plan") of SLI, Inc., an Oklahoma corporation, approved by the Bankruptcy Court on June ____________, 2003, in accordance with the distribution to holders of Allowed Class 3 Secured Lender Claims (as defined in the Plan) by reason of its holding of secured claims in the principal amount of $_______________ of SLI, Inc., and in connection with the change of domicile of SLI, Inc. and form or organization to become a Delaware limited liability company. B III-A Capital Partners, L.P. shall be deemed to have made a Capital Contribution of $_______________ with respect to such Shares and its Capital Account shall be increased from zero to $_______________ by reason to such contribution.

                  (ii) On the date hereof, B IV Capital Partners, L.P. has received _______ Shares pursuant to the Plan in accordance with the distribution to holders of Allowed Class 3 Secured Lender Claims (as defined in the Plan) by reason of its holding of secured claims in the principal amount of $_______________ of SLI, Inc., and in connection with the change of domicile of SLI, Inc. and form or organization to become a Delaware limited liability company. B IV Capital Partners, L.P. shall be deemed to have made a Capital Contribution of $_______________ with respect to such Shares and its Capital Account shall be increased from zero to $_______________ by reason to such contribution.

                  (iii) On the date hereof, [Cerberus Entity] has received _______ Shares pursuant to the Plan in accordance with the distribution to holders of Allowed Class 3 Secured Lender Claims (as defined in the Plan) by reason of its holding of secured claims in the principal amount of $_______________ of SLI, Inc., and in connection with the change of domicile of SLI, Inc. and form or organization to become a Delaware limited liability company. Cerberus Capital Management, L.P. shall be deemed to have made a Capital Contribution of $_______________ with respect to such Shares and its Capital Account shall be increased from zero to $_______________ by reason to such contribution. [Add paragraph for each Cerberus Entity.]

                  (iv) On the date hereof, J.P. Morgan Securities, Inc. has received _______ Shares pursuant to the Plan in accordance with the distribution to holders of Allowed Class 3 Secured Lender Claims (as defined in the Plan) by reason of its holding of secured claims in the principal amount of $_______________ of SLI, Inc., and in connection with the change of domicile of SLI, Inc. and form or organization to become a Delaware limited liability company. J.P. Morgan Securities, Inc. shall be deemed to have made a Capital Contribution of $_______________
with respect to such Shares and its Capital Account shall be increased from zero to $_______________ by reason to such contribution.

                  (v) On the date hereof, [Greenwich Street] has received _______ Shares pursuant to the Plan in accordance with the distribution to holders of Allowed Class 3 Secured Lender Claims (as defined in the Plan) by reason of its holding of secured claims in the principal amount of $_______________ of SL1, Inc., and in connection with the change of domicile of SLI, Inc. and form or organization to become a Delaware limited liability company. [Greenwich Street] shall be deemed to have made a Capital Contribution of $_______________ with respect to such Shares and its Capital Account shall be increased from zero to $_______________ by reason to such contribution.

                  (vi) On the date hereof, [Nataxis] has received ________ Shares pursuant to the Plan in accordance with the distribution to holders of Allowed Class 3 Secured Lender Claims (as defined in the Plan) by reason of its holding of secured claims in the principal amount of $_______________ of SLI, Inc., and in connection with the change of domicile of SLI, Inc. and form or organization to become a Delaware limited liability company. [Nataxis] shall be deemed to have made a Capital Contribution of $_______________ with respect to such Shares and its Capital Account shall be increased from zero to $_______________ by reason to such contribution.

                  (vii) On the date hereof, [Ramius Capital] has received _______ Shares pursuant to the Plan in accordance with the distribution to holders of Allowed Class 3 Secured Lender Claims (as defined in the Plan) by reason of its holding of secured claims in the principal amount of $_______________ of SLI, Inc., and in connection with the change of domicile of SLI, Inc. and form or organization to become a Delaware limited liability company. [Ramius Capital] shall be deemed to have made a Capital Contribution of $_______________ with respect to such Shares and its Capital Account shall be increased from zero to $_______________ by reason to such contribution.

                  (viii)   On the date hereof, [BDT] has
received _______ Shares pursuant to the Plan in accordance with the distribution to holders of Allowed Class 3 Secured Lender Claims (as defined in the Plan) by reason of its holding of secured claims in the principal amount of $_______________ of SLI, Inc., and in connection with the change of domicile of SLI, Inc. and form or organization to become a Delaware limited liability company. [BDT] shall be deemed to have made a Capital Contribution of $_______________ with respect to such Shares and its Capital Account shall be increased from zero to $_______________ by reason to such contribution.

         (b)      Rights Offering Contributions.

                  (i) On the date hereof, B III-A Capital Partners, L.P. has made a cash Capital Contribution of $________________ in accordance with the Rights Offering set forth in the Plan in return for _____________ Shares representing Membership Interests. The Capital Account of B III-A Capital Partners, L.P. shall be increased from $_______________ to $______________ by reason of this contribution.

\
                  (ii) On the date hereof, B IV Capital Partners, L.P. has made a cash Capital Contribution of $_______________ in accordance with die Rights Offering set forth in the Plan in return for _____________ Shares representing Membership Interests. The Capital Account of B 1V-A Capital Partners, L.P. shall be increased from $_______________ to $_______________ by reason of this contribution.

                  (iii) On the date hereof, [Cerberus Entity] has made a cash Capital Contribution of $_______________ in accordance with the Rights Offering set forth in the Plan in return for ______________ Shares representing Membership Interests. The Capital Account of [Cerberus Entity] shall be increased from $_______________ to $_______________ by reason of this contribution. [Add paragraph for other Cerberus Entities.]

                  (iv) On the date hereof, J.P. Morgan Securities, Inc. has made a cash Capital Contribution of $_______________ in accordance with the Rights Offering set forth in the Plan in return for _____________ Shares representing Membership Interests. The Capital Account of J.P. Morgan Securities, Inc. shall be increased from $_______________ to $_______________ by reason of this contribution.

                  (v)      [Others].

         (c) Non-Cash Capital Contributions. If any Member makes a Capital Contribution in a form other than cash, such Member shall execute and deliver to the Company such assignments and other instruments of transfer, as may be deemed necessary by the Board of the Managers, to confirm and carry out such contribution to the capital of the Company and to completely transfer the rights and interests of such Member in the asset being contributed to the Company.

         (d) Use of Capital Contributions. All capital contributions shall be available to the Company to carry out the purposes of the Company.

         (e) Other Sources of Funds. Subject to the provisions of Section 10 of this Agreement, the Company may from time to time borrow and re-borrow funds under terms and conditions determined by the Board of Managers, including without limitation borrowing funds from Members and Affiliates thereof. No Member shall have any obligation to loan money to the Company.

         (f) Rights and Obligations of Members. Except as otherwise provided in this Agreement or the Act: (i) No Member shall have any liability to the Company in excess of such Member's unpaid Capital Contribution that such Member is contractually obligated to make; (ii) no Member shall have any liability to any other Member for the return or repayment of the Capital Contribution of such other Member or for the repayment of any loan by such other Member to the Company; (iii) no Member shall be required to pay to the Company or any other Member any deficit in such other Member's Capital Account (upon dissolution or otherwise); and (iv) no Member shall be personally liable for any debts or losses of the Company.

                  SECTION 4. Participation in Company Property.

         (a) Ownership by Member of Company. No Member shall have any right of partition with respect to any property or assets of the Company.

         (b) Return of Capital. Except as otherwise provided herein, no Member shall have any right to demand or receive a distribution from its Capital Account prior to the dissolution of the Company, and no Member shall have the right to demand that any such distribution to such Member be in the form of property or assets other than cash in return for any contribution to the capital of the Company.

         (c) No Interest. No Member shall be entitled to receive any interest with respect to its Capital Contributions or Capital Account.

                  SECTION 5. Restrictions on Transfers of Shares.

         (a) Each Party, severally and not jointly, agrees and acknowledges that such Party will not, directly or indirectly, Transfer any Membership Interests or Shares except in accordance with the provisions set forth herein.

         (b) A Party shall not Transfer any of its Membership Interests or Shares to a Person if such Person or any of its Affiliates: (i) is a Competing Company; (ii) is known by the transferor, after due inquiry, to be a material supplier or material vendor to the Company or any of its subsidiaries of any products or services (a "Supplier"); or (iii) is known by the transferor, after due inquiry, to be a material distributor or material vendor of any of the Company's or any of its subsidiaries' products or services (a "Distributor"), unless, in each case, prior to such Transfer, a majority of the Board of Managers of the Company has approved such Transfer; provided further, however a Party seeking to Transfer any of its Membership Interests or Shares to a Competing Company, Supplier and/or a Distributor must also, prior to such Transfer, comply with and satisfy any other applicable restrictions or limitations on Transfers of Membership Interests or Shares set forth in this Agreement. Notwithstanding the limitations set forth in the foregoing sentence of this Section 5(b), (X) DDJ may, at its option, transfer all (but not less than all) of its Membership Interests and Shares in one or more Transfers to one or more Persons, (Y) DDJ shall be entitled to exercise its rights under Section 7 hereunder (and the Dragged Parties (as that term is defined in Section 7 hereunder) shall be required to satisfy their obligations under such Section 7), and (Z) each Major Holder shall be entitled to exercise their rights under
Section 8 hereunder, in each case, without obtaining the approval of the Company's Board of Managers, so long as any Transfer or Transfers contemplated by or under (X), (Y) or (Z) otherwise comply with and satisfy any other applicable restrictions on Transfers of Membership Interests or Shares set forth in this Agreement.

         (c) Any Transfer of Membership Interests or Shares by any Party shall be in compliance with all applicable laws, regulations and stock exchange rules, including, without limitation, all securities laws.

         (d) If a Party Transfers, directly or indirectly, any or all of its Membership Interests or Shares for any reason and such transfer is not to a Permitted Transferee (a "Non-Permitted Transferee") or is otherwise in violation of the Agreement, such Transfer shall be void and the Parties shall undertake all reasonable efforts to procure that the Company (i) refuses to record the Non-Permitted Transferee as a Member of the Company, and (ii) refuses to treat any purported transferee of such Membership Interests or Shares as the owner of such Membership Interests or Shares for any purpose.

         (e) Each Party agrees and acknowledges that such Party will not, directly or indirectly, Transfer any Membership Interests or Shares to any Person, other than to a Permitted Transferee, for consideration other than cash and/or Publicly-Traded Securities.

                  SECTION 6. Right of First Offer.

         (a) Any Party (the "Section 6 Seller") that desires to Transfer Shares representing Membership Interests owned by it representing less than five percent of the Shares then outstanding on a Fully Diluted basis to a Third-Party Purchaser in one or more connected or related transactions shall provide each non-selling Major Holder (each an "Offeree" and collectively, the "Offerees") written notice of its desire to so Transfer such Shares (a "Right of First Offer Notice"). The Right of First Offer Notice shall set forth the number of Shares representing Membership Interests which the Section 6 Seller desires to Transfer, the per share consideration to be received for the Shares representing Membership Interests and any other proposed material terms and conditions relating to such Sale.

         (b) (i) The delivery of a Right of First Offer Notice shall constitute an offer, irrevocable for 14 days (the "Right of First Offer Notice Period"), by the Section 6 Seller to Transfer to each Offeree the Shares representing Membership Interests subject to the Right of First Offer Notice, for the per Share price set forth in the Right of First Offer Notice (such consideration to consist solely of cash or Publicly-Traded Securities) and on the same economic terms and conditions set forth therein. Each Offeree shall have the right, but not the obligation, to accept the offer set forth in the Right of First Offer Notice to purchase up to all of the Shares representing Membership Interests subject thereto by giving written notices thereof (each, a "Purchase Notice") to the Section 6 Seller prior to the expiration of the Right of First Offer Notice Period. Notwithstanding anything to the contrary in this
Section 6, any Offeree may pay cash in an amount equal to the fair market value of the Publicly-Traded Securities being offered in lieu of offering such Publicly-Traded Securities. In the event that the Offerees in the aggregate indicate acceptances of more than the number of Shares representing Membership Interests subject to the Right of First Offer Notice, each Offeree shall be deemed to have accepted the offer so that the aggregate acceptances are equal to the number of Shares representing Membership Interests subject to the Right of First Offer Notice. Each Offeree shall have a right to purchase up to such number of Shares representing Membership Interests as shall be equal to the aggregate Shares representing Membership Interests subject to the Right of First Offer Notice multiplied by a fraction, the numerator of which is the number of Shares then owned by such Offeree and the denominator of which is the aggregate number of Shares then held by all of the Offerees (the "Pro Rata Fraction"). Any Shares not accounted for after each Offeree has been allocated the lesser of the number of Shares in its Purchase Notice and its Pro

Rata Fraction of the Shares subject to offer shall first be allocated in proportion to the Pro Rata Fraction of each Offeree that indicated an acceptance in excess of its Pro Rata Fraction of the related Shares and thereafter be allocated in proportion to any additional acceptances in proportion to unfilled acceptances of Offerees. Subject to acceptances equal to at least all of the Shares subject to the Right of First Offer being received and Section 6(b)(ii), delivery of a Purchase Notice by an Offeree to the Section 6 Seller shall constitute a contract between such Offeree and the Section 6 Seller for the Transfer of the Shares representing Membership Interests subject to the Right of First Offer Notice for the per Share price set forth in the Right of First Offer Notice and on the terms and conditions set forth therein.

                           (ii) In the event more than one Offeree shall deliver
a Purchase Notice to the Section 6 Seller prior to the expiration of the Right of First Offer Notice Period, each such Purchase Notice shall constitute a separate contract between the Section 6 Seller and such Offeree delivering a Purchase Notice for the Transfer of Shares representing Membership Interests subject to the Right of First Offer Notice, at the per Share price set forth therein. The number of Shares subject to each such separate contract shall be determined on a pro rata basis based upon the Pro Rata Fraction of each Offeree delivering a Purchase Notice, or on such other basis as such Offerees may agree. The aggregate number of Shares, and the aggregate purchase price thereof, subject to all such contracts shall at all times equal the number of Shares set forth in the Right of First Offer Notice and the purchase price per Share set forth therein multiplied by the number of Shares set forth therein, respectively.

                  (c) The closing of any Transfer of Shares representing Membership Interests between the Section 6 Seller and any Offeree pursuant to this Section shall take place on the date designated by such Offeree within 30 days from the termination of the Right of First Offer Notice Period; provided that if the Transfer of such Shares is subject to any prior approval or other consent required by applicable law, regulation or stock exchange rule, the time period during which the closing of such Transfer may occur shall be extended (but not to exceed 120 days in the aggregate) until the expiration of ten days after all such approvals and consents shall have been received. The Section 6 Seller and each Offeree, to the extent applicable, shall use reasonable efforts to obtain all such approvals and consents. Any proposed Transfer to a Third-Party Purchaser pursuant to this Section 6 shall be in compliance with all applicable laws, regulations and stock exchange rules, including, without limitation, all securities laws.

                  (d) If the Offerees do not deliver one or more Purchase Notices in accordance with Section 6(b) prior to the termination of the Right of First Offer Notice Period aggregating all of the Shares offered pursuant to this
Section in compliance with the provisions of this Agreement, there shall commence a 120 day period during which the Section 6 Seller shall have the right, subject to Section 7 (Drag Along Rights), to enter into an agreement to Transfer the Shares representing Membership Interests subject to the Right of First Offer Notice to one or more Third-Party Purchasers for per Share prices equal to at least the per Share prices set forth in the Right of First Offer Notice and otherwise on economic terms and conditions not more favorable in the aggregate to the purchaser than those set forth in the Right of First Offer Notice. If the Section 6 Seller does not consummate the Transfer of the Shares representing Membership Interests subject to the Right of First Offer Notice in accordance with the above time limitations, it may not thereafter Transfer such Shares except in compliance in full with all the provisions of this Section 6.

                  (e) Promptly after consummation of any Transfer to a Third-Party Purchaser pursuant to Section 6(d), the Section 6 Seller shall notify each Offeree of the consummation thereof and shall furnish such evidence of the completion of such Transfer and of the terms thereof as such Offeree may reasonably request, including, without limitation, evidence that the per Share price paid by such Third-Party Purchaser was equal to at least the per Share price set forth in the Right of First Offer Notice and otherwise on terms and conditions not more favorable in the aggregate to such Third-Party Purchaser than those set forth in the Right of First Offer Notice.

                  SECTION 7. Drag-Along Rights.

                  (a) In each instance that DDJ receives, and is willing to accept, a bona fide offer (a "Dragging Offer") from a Third-Party Purchaser to purchase, for consideration consisting solely of cash and/or Publicly-Traded Securities, all the Shares representing Membership Interests owned by DDJ (as long as (a) DDJ maintains at least 45% of the record and beneficial ownership of the Membership Interests of the Company on a Fully Diluted Basis, and (b) the Dragging Offer does not include any assets other than the Membership Interests or related Shares owned by DDJ) (a "Drag-Along Sale"), then, with respect to each such proposed Drag-Along Sale, DDJ may, but shall not be obligated to, provide all (but not less than all) of the other Parties (collectively, the "Dragged Parties") written notice (a "Drag-Along Notice") of such Drag-Along Sale. In the event DDJ wishes to exercise its rights set forth herein, the Drag-Along Notice shall be delivered not less than 20 days prior to the proposed closing date of the proposed Drag-Along Sale (the "Proposed Closing Date"). The Drag-Along Notice shall set forth (i) the name of the proposed Third-Party Purchaser, (ii) the proposed price per Share, (iii) the implicit value of the Company (the "Implicit Company Value") based on the proposed price, and (iv) the terms and conditions of the Drag-Along Sale. If DDJ timely delivers a Drag-Along Notice to the Dragged Parties, each Dragged Party shall Transfer to such Third-Party Purchaser in such Drag-Along Sale all of its Shares representing Membership Interests, at the price that the Dragged Party would receive if the Company sold all of its assets for an amount of cash equal to the Implicit Company Value, allocated the resulting gain or loss to the Members pursuant to
Section 13 and distributed the cash pursuant to Section 16(d) and otherwise on the same terms and conditions specified in the Drag-Along Notice, all of its Shares.

                  (b) Any proposed Transfer of Shares representing Membership Interests pursuant to this Section 7 shall be consummated within 120 days of the Proposed Closing Date; provided that if the Transfer of such Shares representing Membership Interests is subject to any prior regulatory approval or consent, the time period during which such Transfer may be consummated may be extended until the expiration of 10 days after all such approvals and consents shall have been received, provided that the expiration will be no later than 180 days after the date of delivery of the Drag-Along Notice. The Transfer of any Shares representing Membership Interests by DDJ pursuant to a Drag-Along Sale may not be consummated unless such Transfer shall occur concurrently with the Transfer of Shares representing Membership Interests by the Dragged Parties pursuant to such Drag-Along Sale.

                  (c) DDJ may at any time prior to the consummation of the Drag-Along Sale, without any liability to any Party, terminate its sale of all or any portion of its Shares representing Membership Interests, in which case, the sale by all Dragged Parties shall be terminated.

                  SECTION 8. Tag-Along Rights.

                  (a) Any Party (the "Section 8 Seller") that proposes to sell or otherwise dispose (a "Section 8 Sale") in one or more connected transactions Shares representing Membership Interests owned by it representing at least five percent of the Shares then outstanding on a Fully Diluted Basis to a Third-Party Purchaser shall provide written notice of such proposed Section 8 Sale to the non-selling Parties ("Tag Along Notice") and a copy of the Agreement pursuant to which the Section 8 Seller proposes to sell or dispose such Shares (the "Section 8 Agreement"). The Tag Along Notice shall identify the beneficial owner of the proposed purchaser, if known, the number of Shares subject to the
Section 8 Sale, the per Share consideration for which the Section 8 Sale is proposed to be made, the Implicit Company Value determined by such consideration and all other material terms and conditions of the proposed Section 8 Sale. The provisions of this Section 8 shall be applicable to prospective sales or dispositions of Shares by DDJ only if DDJ has not delivered a Drag-Along Notice (as provided in Section 7). The provision of this Section 8 shall be inapplicable to the sale of Shares sold pursuant to and in accordance with
Section 7.

                  (b) Each non-selling Major Holder shall have the right and option, exercisable as set forth below, to participate in the Section 8 Sale for up to the number of Shares representing Membership Interests (the "Participating Shares") as constitute its Tag Along Pro Rata Portion (as defined below) of the number of Shares representing Shares subject to the Section 8 Sale, and the number of Shares representing Membership Interests which the
Section 8 Seller is entitled to sell or dispose in the Section 8 Sale shall be reduced to the extent of the participation of the non-selling Members pursuant to this Section 8. "Tag Along Pro Rata Portion" means, with respect to each participating non-selling Member, at the time of the Section 8 Sale, that number of Shares equal to the product of (x) the number of Shares owned by such non-selling Member, at the time of the Tag Along Notice, multiplied by (y) the quotient determined by dividing (1) the number of Shares proposed to be transferred by the Section 8 Seller in the Tag Along Notice and (2) the number of Shares owned by the Section 8 Seller at the time of the Tag Along Notice. Each non-selling Member that desires to exercise such option shall provide the
Section 8 Seller with written irrevocable notice within 20 days after the date the Tag Along Notice is given (the "Tag Along Notice Period") and shall simultaneously provide a copy of such notice to the Company and the other non-selling Members. Such notice shall include evidence of the shareholding of such non-selling Member and the number of Participating Shares that such non-selling Member wishes to sell or dispose in the Section 8 Sale. Until the termination of the Tag Along Notice Period (unless each non-selling Member shall have contemporaneously sold Shares representing Membership Interests pursuant to such Section 8 Sale prior to the termination of the Tag Along Notice Period or each non-selling

Member shall have waived such notice), the Section 8 Seller shall not sell or dispose any of the Shares subject to the Section 8 Sale.

                  (c) The per Share consideration to be paid to the Section 8 Seller and each non-selling Member participating in the Section 8 Sale shall be the amount that the non-selling Member would receive if the Company sold all of its assets for an amount of cash equal to the Implicit Company Value, allocated the resulting gain or loss to the Members pursuant to Section 13 and distributed the cash pursuant to Section 16(d). Each of the non-selling Members electing to participate in the Section 8 Sale (i) shall be responsible for delivering to the Third- Party Purchaser the certificate or certificates representing all Shares representing Membership Interests that such non-selling Member is Selling and collecting directly from the Third-Party Purchaser the consideration to be paid in connection with the sell or dispose of such Shares and (ii) shall cooperate in good faith to effect the Section 8 Sale to such Third-Party Purchaser hereunder.

                  (d) If at the termination of the Tag Along Notice Period any non-selling Member shall not have elected to participate in the Section 8 Sale, such non-selling Member will be deemed to have waived any of and all of its rights under this Section 8 with respect to the sale or disposition of its Shares pursuant to such Section 8 Sale. If any non-selling Member (i) has not elected to sell or dispose any of the Participating Shares it is entitled to sell or dispose in the Section 8 Sale, (ii) has elected to sell or dispose some but not all of the Participating Shares it is entitled to sell or dispose in the
Section 8 Sale, or (iii) has elected to sell or dispose any or all of the Participating Shares it is entitled to sell or dispose in the Section 8 Sale but subsequently fails to deliver to the Third-Party Purchaser the certificate or certificates (if any) representing any of the Participating Shares that it has elected to sell or dispose, then the Section 8 Seller and the non-selling Members which have elected to participate in the Section 8 Sale (excluding any non-selling Member referred to in clauses (i), (ii) and (iii) above) shall be entitled to sell or dispose additional Shares representing Membership Interests in an amount not exceeding the sum of (x) the number of Shares representing Membership Interests that the non-selling Member referred to in clause (i) above was entitled to sell or dispose, plus (y) the number of Shares representing Membership Interests that the non-selling Member referred to in clause (ii) above has elected not to sell or dispose, plus (z) the number of Shares representing Membership Interests that the non-selling Member referred to in clause (iii) above elected to sell or dispose but as to which it subsequently failed to deliver certificates (if any) ("Extra Shares"). The number of Extra Shares that each of the Section 8 Seller and such non-selling Members (excluding any non-selling Member referred to in clauses (i), (ii) and (iii) above) is entitled to sell or dispose in the Section 8 Sale shall be determined on a pro rata basis, based upon (X) as to the Section 8 Seller, the number of Shares it would be entitled to sell or dispose if all non-Selling Members elected to participate fully in the Section 8 Sale and (Y) as to such non-Selling Members, the number of Shares that each has elected to sell or dispose in the Section 8 Sale.

                  (e) The Section 8 Seller shall provide to each non-selling Member a copy of any amendment or modification of the Section 8 Agreement in connection with the Section 8 Sale. Notwithstanding anything in this Section 8 to the contrary, any material modification or amendment to the
Section 8 Agreement after execution thereof by an accepting non-selling

Member including, without limitation, any decrease in the amount of consideration, any change in the form of consideration or any amendment which could increase the potential liability of the accepting non-selling Member, shall not be binding upon the non-selling Member unless the accepting non-selling Member consents to such amendment or modification, or fails to reject such modification or amendment within seven days after written receipt of notice thereof (and any rejection shall be deemed to be a revocation of such non-selling Member's right to participate in such Section 8 Sale).

                  (f) Any proposed sale or disposition of Shares representing Membership Interests pursuant to this Section 8 shall be consummated within 120 days of the expiration of the Tag-Along Notice Period; provided that if the sale or disposition of such Shares is subject to any prior regulatory approval or consent, the tune period during which such sale or disposition may be consummated may be extended until the expiration of 10 days after all such approvals and consents shall have been received, provided that the expiration shall be no later than 180 days after the expiration of the Tag Along Notice Period.

                  (g) Any Section 8 Seller may, at any time, prior to the consummation of a Section 8 Sale, terminate such Section 8 Sale.

                  SECTION 9. Rights of Participation.

                  (a) In the event that, after the date hereof, the Company proposes to sell or otherwise issue Shares representing Membership Interests, or cause to be sold or issued any equity of any subsidiary (collectively, the "Additional Shares"), each Major Holder shall have the right to acquire that number of Additional Shares at the price and upon substantially the same terms and conditions as such Additional Shares are to be offered or placed by the Company to third parties, as shall enable such Party to maintain, on a Fully Diluted basis, the percentage interest held by such Major Holder of all Shares issued and outstanding immediately prior to such issuance. No such Additional Shares shall be issued by the Company unless the Company has first offered such Additional Shares to the Major Holders in accordance with this Section 9.

                  (b) In the event that the Company intends to issue Additional Shares, it shall first give the Major Holders written notice (the "Participation Notice") of such intention, the number of Additional Shares to be offered, the price of such offering, the terms and conditions of such offering and the number of Additional Shares that each Major Holder is entitled to purchase pursuant to the terms specified herein. Each Major Holder shall have 20 days from the date of receipt of a Participation Notice (the "Participation Period") to agree to purchase all or a portion of the Additional Shares offered to it in the Participation Notice upon the terms and conditions specified in such notice. A Major Holder shall be entitled to apportion the right of participation herein granted to it among itself and its Affiliates.

                  (c) If all Additional Shares that the Major Holders are entitled to purchase pursuant to Section 9(a) are not purchased, the Company may, during the 90 day period following the expiration of the Participation Period, offer such Additional Shares, in addition to all other Additional Shares that the Company is entitled to offer to Persons other than the Major Holders, to any person or persons at a price not less than, and upon terms and conditions no more favorable to the offeree than those specified in the Participation Notices. If the Company does not enter into agreements for the sale of such Additional Shares during such 90 day period, or if such agreements are not consummated within 90 days of the execution thereof, the right of participation provided hereunder shall be deemed to be revived with respect to such Additional Shares and such Additional Shares shall not be offered unless first re-offered to the Major Holders in accordance herewith.

                  (d) The right of participation in this Section 9 shall not be applicable to (i) the issuance or sale of Shares representing Membership Interests (or options therefor) to (a) employees, directors and consultants of Members, who are not Major Holders, for the primary purpose of soliciting or retaining their services, and (b) to George E. Hamilton, notwithstanding the fact that he may be a consultant to a Major Holder at the time of such issuance or sale, for the primary purpose of soliciting or retaining his services; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Membership Interests either registered under the Securities Act of 1933, as amended (the "Securities Act"); (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities issued prior to the date of this Agreement or in accordance with this Agreement, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise and (v) the issuance of stock, warrants or other securities or rights to customers, Suppliers or Distributors with which the Company has business relationships (who are not Affiliates of Major Holders).

                  (e) If legal counsel to the Company shall advise that the inclusion of any one or more Major Holders to an offer pursuant to this Section 9 would require the Company to file a registration statement under the Securities Act in order to effect the offer and sale, such Major Holder(s) shall not have any rights under this Section 9. The Company undertakes to take commercially reasonable steps to allow all or as many Major Holders as possible to exercise rights under this Section 9.

                  SECTION 10. Corporate Governance.

                  (a) Management by the Board of Managers. Except for situations in which the approval of the Members is required by this Agreement or by non-waivable provisions of the Act, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Managers; and (ii) the Board of Managers may make or cause to be made all decisions and take or cause to be taken all actions for the Company.

                  (b) Each Party agrees that it will vote its Shares and take all other necessary action (including in order to satisfy any quorum requirement) in order to ensure that:

                           (i)      the composition of the Company's Board of
Managers is as
follows:

                                    A.       four managers designated by DDJ;

                                    B.       one manager who shall be the Chief
Executive Officer of the Company; and

                                    C.       two managers designated by
Cerberus;

                           (ii)     Subject to statutory or regulatory
limitations, one member of each committee of the Company's Board of Managers shall be designated by each of DDJ and Cerberus;

         provided, however, that in the event that Cerberus Transfers more than 50% of its Shares to a Third-Party Purchaser and at the time of such Transfer DDJ has not Transferred more than 50% of its Shares to a Third-Party Purchaser, then (X) Cerberus agrees that it shall no longer have the right to designate two Managers or any committee members as provided above and shall vote its Shares and take all other necessary action (including to satisfy any quorum requirement) to promptly replace the two Managers designated by Cerberus with two additional Managers designated by DDJ, and (Y) each Party agrees that it will vote its Shares and take all other necessary action (including in order to satisfy any quorum requirement) in order to accomplish the foregoing.

                  (c) Unless otherwise determined by at least six members of the Company's Board of Managers, each Party agrees that it will vote its Shares and take all other necessary action (including in order to satisfy any quorum requirement) in order to ensure that the composition of each of the Company's subsidiaries' Board of Directors or Board of Managers (as the case may be) is as follows:

                           (i)      with respect to each of the Company's
subsidiaries incorporated or formed within the United States, the Board of Directors or Board of Managers (as the case may be) shall be comprised of one officer of the Company; and

                           (ii)     with respect to each of the Company's
subsidiaries that are not incorporated in the United States, the Board of Directors (or foreign equivalent) shall be comprised of (a) one officer of the Company, and (b) to the extent required by applicable law, the lowest, even number of outside directors (which lowest number may be zero), the identity of which shall be mutually agreeable to DDJ and Cerberus, provided that Cerberus has not Transferred more than 50% of its Shares to a Third-Party Purchaser and at the time of such Transfer DDJ has not transferred more than 50% of its Shares to a Third-Party Purchaser.

                  (d) Each Party agrees that if, at any time, it is then entitled to vote for the removal of any of the Managers of the Company, it will not vote any of its Shares in favor of the removal of any Manager who shall have been selected or appointed pursuant to this Section 7 unless such removal shall be for Cause or the Persons entitled to select or appoint such Manager shall have consented to such removal in writing; provided, however, if a Manager is removed for Cause or with the consent of the Person entitled to select or appoint such Manager, the Person entitled to select or appoint such Manager as provided in Section 10(b)(i) above shall retain the right to select or appoint such Manager's replacement. Removal for "Cause" shall mean removal of a Manager because of (i) such Manager's willful and continued failure to substantially perform his duties as a Manager of the Company, (ii) such Manager's willful conduct which is significantly injurious to the Company, monetarily or otherwise, (iii) such Manager's being convicted or investigated in a criminal proceeding (other than traffic violations and other minor offences), or (iv) such Manager's being censured or subject to equivalent action by any internationally recognized securities exchange.

                  (e) Each Party covenants and agrees that, except as a result of transfers permitted by, and pursuant to and in accordance with, this Agreement such Party will have sole voting power with respect to such Party's Shares and will not grant any proxy with respect to such Shares, enter into any voting trust or other voting agreement or arrangement with respect to such Shares or grant any other rights to vote such Shares.

                  (f) Each Party covenants and agrees that, except with the consent of each Member, the Company will conduct, and each Member will take reasonable steps to cause the Company to conduct, the operations and business of the Company so as not to generate Unrelated Business Taxable Income for United States federal tax purposes.

                  (g) The Company shall bear all reasonable out-of-pocket travel and related expenses incurred by the members of the Board of Managers in connection with attending meetings thereof or of any committee thereof; provided, however, that any reimbursement of expenses of a Manager who is also an employee of the Company shall be in accord with Company policies governing the reimbursement of expenses of Company employees.

                  (h) The Parties agree to undertake their best efforts to procure that none of the following actions shall be taken by the Company or any of its subsidiaries without the prior approval of at least six members of the Company's Board of Managers:

                           A.       the operation by the Company or any of its
subsidiaries in a line of business other than (i) any of its' lines of business in existence as of the date hereof (collectively, the "Business") or (ii) the entrance by the Company or any of its subsidiaries into any lines of business that are related to, connected with, or reasonable extensions of, the Business;

                           B.       any material transaction by the Company or
any of its subsidiaries with an Affiliate of any Party other than transactions in the ordinary course of business on an arm's length basis on commercially reasonable terms that, in all cases, do not involve the payment funds or accrual of expenses or liabilities in excess of $25 million in any calendar year;

                           C.       the entrance by the Company or any of its
subsidiaries into any contract or agreement to acquire the stock or assets of an entity that is not an Affiliate of the Company or of any of its subsidiaries (whether to be effected by a merger, asset acquisition or otherwise) under which the purchase price by the Company and/or any its subsidiaries would, in the reasonable determination of a majority of the Company's Board of Managers, be in excess of $20 million;

                           D.       any increase to the number of Shares
representing Membership Interests available for issuance under any equity incentive plan adopted by the Company or any subsidiary of the Company, such that the total number of Shares representing Membership Interests available for issuance under the equity incentive plan of the Company or the applicable subsidiary exceeds ten percent of all equity of the Company or such subsidiary issued and outstanding as of the date of this Agreement;

                           E.       any reclassification of securities
(including any reverse stock split) or recapitalization;

                           F.       any borrowing (or guarantees thereof) or
capital leases by the Company or any of its subsidiaries in excess of $20 million in the aggregate from any bank or other Person (other than the replacement or refinancing of existing credit facilities or existing capital lease obligations; provided that such replacement or refinancing credit facilities or capital lease obligations are not with an Affiliate of any Party); and

                           G.       the entrance by the Company or any of its
subsidiaries into, or the consummation of, any contract or agreement to sell or otherwise transfer any stock or assets of the Company or any of its subsidiaries (whether by a merger, asset sale or otherwise) under which the purchase price to the Company and/or its subsidiaries would, in the reasonable determination of the majority of the Board of Managers, be in excess of $20 million; provided, however, that the provisions of this paragraph G shall not be apply to any sale or transfer (whether by a merger, asset sale or otherwise) of all or substantially all of the assets of the Company during any time that DDJ would have the right to exercise drag-along rights pursuant to Section 7 for a qualifying sale of Shares in the event that DDJ provides confirmation prior to any such transaction of its intent to cause the net proceeds of such sale after expenses and the payment or setting aside of reserves for payment of all other obligations of the Company to be distributed to the holders of equity interests of the Company.

                           H.       Any action that could cause the Company to
be classified as other than a partnership for federal income tax purposes.

         (h) Officers. Subject to the rights and authority of the Board of Managers, the day-to-day operations of the Company shall be run by the officers of the Company who will be elected by the Board of Managers. The officers shall consist of a Chief Executive Officer and may consist of such other officers (including a Secretary, Treasurer or Chief Financial Officer) and assistant officers as the Board of Managers may determine. Each officer or assistant officer shall serve at the pleasure of the Board of Managers and shall have such duties and responsibilities as the Board of Managers shall assign them. Any two or more offices may be held by the same person.

         (i) Tax Matters Member. The Tax Matters Member shall be [B IV Capital Partners, L.P.]. The Tax Matters Member shall have the responsibilities of a tax matters partner as specified under the Code. The Tax Matters Member shall immediately notify all Members of any action taken by the Service relating to an audit or review of the Company's federal income tax filings and shall keep all Members informed of the status of any such proceedings. Each Member shall have the right to participate in such proceedings at such Member's own expense. The Tax Matters Member shall not enter into any agreement with the Service that purports to bind any Member without first obtaining the consent of such Member. The Company shall reimburse the Tax Matters Member for all expenses reasonably incurred in connection with its duties as such hereunder.

                  SECTION 11. Accounting.

         (a)      Books and Records.

                  (i) The Board of Managers shall cause to be kept books of account in which will be entered fully and accurately every transaction of the Company. The books of account shall be kept on the accrual method of accounting and in accordance with GAAP.

                  (ii) Such books of account, together with all related correspondence, papers and other documents, shall be kept at such offices of the Company as the Board of Managers shall designate and shall, upon reasonable notice to the Board of Managers, be open to the examination of any Member or its authorized representatives who will be permitted to make copies of all or any part thereof at such Member's cost or any governmental agency which has authority over or any rights of inspection of a Member.

                  (iii) If the Federal income tax return of any Member is audited, investigated, reviewed or questioned by the Service, the Tax Matters Member shall provide all books, records and other necessary financial information regarding the Company, which is in its possession, or can be obtained by the Tax Matters Member, to such Member.

         (b) Fiscal Year. To the extent permitted by Code Section 706 and the Regulations promulgated thereunder, the initial fiscal year and tax year of the Company shall begin upon the commencement of the existence of Company and shall expire on December 31, 2003 and each subsequent fiscal year shall be a calendar year unless such fiscal year is earlier terminated as provided in this Agreement or the Act.

         (c)      Reports.

                  (i) The Board of Managers shall cause to be prepared at the Company's expense: Internal Revenue Service Form K-l or similar form as may be required by the Service stating each Member's allocation of income, gain, loss or credit for each fiscal year (if and so long as the Company is taxed under Subchapter K of the Code);

                  (ii) The Board of Managers, at Company expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports required to be filed with such entities under then-current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Member shall be provided with a copy of any such report upon request and without expense to such Member.

                  (iii) The Tax Matters Member shall give notice to all Members of any audit or review of the Company by the Service and shall make such additional reports to all the Members as are reasonably necessary to keep them informed of the status of any such review or audit and any negotiations, proposed settlements or litigation related thereto and shall inform the Members of the manner in which they may opt out of any proposed settlements.

                  SECTION 12. Information.

         (a)      The Company shall deliver to each Party:

                  (i) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated income statement for such fiscal year, a consolidated balance sheet of the Company and its subsidiaries, a consolidated statement of Members' equity as of the end of such year, and a consolidated statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company; and

                  (ii) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated unaudited income statement, a consolidated statement of cash flows for such fiscal quarter and a consolidated unaudited balance sheet as of the end of such fiscal quarter.

         (b)      The Company shall deliver to each Major Holder:

                           (i)      as soon as practicable, but in any event
within 180 days after the end of each fiscal year of the Company, for the General Lighting and Miniature Lighting lines of business, a consolidating income statement for such fiscal year, a consolidating balance sheet, a consolidating statement of Members' equity as of the end of such year, and a consolidating statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                           (ii)     as soon as practicable, but in any event
within 45 days after the end of each of the first three quarters of each fiscal year of the Company, for the General Lighting and Miniature Lighting lines of business, a consolidating unaudited income statement, a consolidating statement of cash flows for such fiscal quarter and a consolidating unaudited balance sheet as of the end of such fiscal quarter;

                           (iii)    within the earlier of (i) 45 days of the end
of each month and (ii) the time when such reports are delivered to DDJ, a consolidated and, for the General Lighting and Miniature Lighting lines of business, a consolidating unaudited income statement and a consolidated and, for the General Lighting and Miniature Lighting lines of business, a consolidating statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                           (iv)     as soon as practicable, but in any event at
least 30 days prior to the end of each fiscal year, a consolidated budget and business plan, for each of the General Lighting and the Miniature Lighting lines of business for the next fiscal year, prepared on a monthly basis, including consolidated and, for the General Lighting and Miniature Lighting lines of business, consolidating balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company and/or its subsidiaries;

                           (v)      such other information relating to the
financial condition, business, prospects or corporate affairs of the Company and its subsidiaries as any Major Holder receives from the Company or its subsidiaries on a regular basis; and

                           (vi)     such other information relating to the
financial condition, business, prospects or corporate affairs of the Company and its subsidiaries as the Major Holder may from time to time reasonably request.

                  SECTION 13. Distributions; Allocations of Profits and Losses.

         (a) Distributions. Except as otherwise provided in this Agreement, the Board of Managers, acting in good faith and in furtherance of the purpose of the Company, shall have sole discretion as to the amounts and timing of distributions to Members and distributions to Members shall be in proportion to the Members' Capital Accounts, as adjusted through the date of distribution as if such date were the end of a taxable year.

         (b)      Allocations.

                  (i) Profits and Losses. After giving effect to the special allocations set forth in Sections 13(b)(ii) and 13(c) and subject to
Section 13(d), Profits and Losses for any fiscal year shall be allocated as follows:

                  (A) subject to Section 13(b)(i)(B), to Members in proportion to their Percentage Interests; and

                  (B) in the year in which the Company sells all or substantially all of its assets or in which the Company liquidates, Profits and Losses (and all items thereof) shall be allocated (x) first, so that, to the extent possible, the balances of the Capital Accounts of the Members are proportionate to the Members' Percentage Interests and (y) thereafter, in proportion to the Members' Percentage Interests.

                  (ii) Special Allocations. The following special allocations shall be made in the following order:

                  (A) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provisions of this Section 13(b), if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations.
                           This Section 13(b)(ii)(A) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (B) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-(i)(4) of the Regulations, notwithstanding any other provision of this Section 13(b), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations.
                           This Section 13(b)(ii)(B) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2 (i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (C) Qualified Income Offset. In the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5) or
                           1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided, that an allocation pursuant to this Section 13(b)(ii)(C) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 13(b) have been tentatively made as if this Section 13(b)(ii)(C) were not in the Agreement.

                  (D) Gross Income Allocation. In the event that any Member has a Capital Account Deficit at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704- 2(i)(5), such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 13(b)(ii)(D) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 13(b) have been made as if Section 13(b)(ii)(C) and this Section 13(b)(ii)(D) were not in the Agreement.

                  (E) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

                  (F) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

                  (G) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4),
                           to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (H) Certain Correlative Adjustments. In the event that the taxable income of a Member in respect of a transaction between a Member and the Company is increased by any taxing authority (pursuant to Section 482 of the Code or otherwise), an amount of the correlative deduction equal to the amount of such increase shall be specially allocated to such Member.

         (iii)    Other Allocation Rules.

                  (A) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board of Managers using any permissible method under Code Section 706 and the Regulations thereunder.

                  (B) The Members are aware of the income tax consequences of the allocations made by this Section 13(b) and hereby agree to be bound by the provisions of this
                           Section 13(b) in reporting their shares of Company income and loss for income tax purposes.

         (iv)     Tax Allocations.

                  (A) Section 704(b) Allocations. Each item of income, gain, loss, deduction or credit for federal income tax purposes which corresponds to an item of income, gain, loss or expense that is either taken into account in computing Profits or Losses or specially allocated pursuant to Section 13(b)(ii) hereof (a "Book Item") shall be allocated among the Members in the same proportions as the corresponding Book Item is allocated among them pursuant to Section 13(B)(i) or 11(b) (ii) hereof.

                  (B) Section 704(c) Allocations. In the event any property of the Company is credited to the Capital Account of a Member at a value other than its tax basis (whether as a result of a contribution of such property or a revaluation of such property pursuant to clause (ii) of the definition of Gross Asset Value), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made in a manner which will comply with Section 704(c) of the Code and the Regulations thereunder. The Company, with the consent of all Members, may make "curative" or "remedial" allocations (within the meaning of the Regulations under Section 704(c) of the Code) including, but not limited to:

                           (1) "curative" allocations which offset the effect of the "ceiling rule" for a prior fiscal year (within the meaning of Regulations Section 1.704-3(c)(3)(ii))and

                           (2) "curative" allocations from dispositions of contributed property (within the meaning of Regulations Section 1.704-3(c)(3)(iii)(B)),

                  (C) Other Provisions. The tax allocations made pursuant to this Section 13(b)(iv) shall be solely for tax purposes and shall not affect any Member's Capital Account or share of non-tax allocations or distributions under this Agreement.

         (v) Tax Elections. Upon the request of a Transferee of Membership Interests or a distributee of a Company distribution, the Company may, in the sole discretion of the Board of Managers, make the election provided for in Section 754 of the Code.

         (c) Curative Allocations. The allocations set forth in Sections 13(b)(ii)(A), 13(b)(ii)(B), 13(b)(ii)(C), 13(b)(ii)(D), 13(b)(ii)(E),
13(b)(ii)(F), 13(b)(ii)(G) and 13(d) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 13(c). Therefore, notwithstanding any other provision of this Section 13 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 13(b)(i) and 13(b)(ii)(H).

         (d) Loss Limitation. Losses allocated pursuant to Section 13(b)(i) hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 13(b)(i) hereof, the limitation set forth in this Section 13(d) shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under
Section 1.704-1 (b)(2)(ii)(d) of the Regulations.

                  SECTION 14. Confidentiality.

                  (a) Subject to subsection (b) of this Section 14, each Party hereby agrees that Confidential Information has been and will be made available to it in connection with such Party's investment in the Company. Each Party agrees that it will not use the Confidential Information in any way to the competitive disadvantage of the Company. Each Party further acknowledges and agrees that it will not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed (i) to such Party's Representatives in the normal course of the performance of their duties; provided that such Representatives agree to abide by the terms of this Section 14, (ii) to the extent required by applicable law, rule, regulation, legal process or regulatory authority (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process to which such Party is subject) or the rules of any securities exchange on which the Company is listed; provided that such Party has not taken action that caused or could have reasonably been foreseen to cause such legal obligation for disclosure and such action could have reasonably been avoided, (iii) to any Person to whom such Party in good faith is contemplating a Transfer of its Shares; provided that such Transfer would not be in violation of the provisions of this Agreement and as long as such Person is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement on substantially the same basis as this Section 14, and (iv) if the prior written consent of the Company's Board of Managers shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Company, its subsidiaries, or any Party. The parties hereto acknowledge that this Section 14 supersedes all prior agreements entered in among any of the parties hereto with respect to the confidentiality of the matters specified in this Section 14.

                  (b) Notwithstanding Section 14(a) or any other provision herein or in any other agreement, the Company, each Member and each member of the Board of Managers (and each employee, representative or other agent of the Company, such Member or such manager) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Company and of all transactions related to the formation of the Company and all materials of any kind (including opinions or other tax analyses) that are provided to the Company, such Member or such manager relating to such tax treatment and tax structure.

                  SECTION 15. Representations and Warranties.

                  Each of the parties hereto, severally and not jointly, represents and warrants (as to itself only) to each of the other parties hereto as follows:

                  (a) Each such party that is a corporation, limited liability company, limited partnership, trust or other entity, is duly organized, validly existing and in good standing, in each case to the extent applicable, under the laws of the jurisdiction of its organization. Each such party that is a corporation, limited liability company, limited partnership, trust or other entity has the requisite power and authority, and each such party that is an individual has the capacity, to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by such party will not violate any provision of the charter, bylaws or other governing instruments, if any, of such party, any provision of applicable law, any order of any court or other agency of government applicable to such party, or any provision of any indenture, agreement or other instrument to which such party or any of such party's properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

                  (b) This Agreement has been duly executed and delivered by such party, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

                  SECTION 16. Term and Dissolution.

         (a) Term. The term of the Company shall be perpetual until it shall be dissolved and its affairs wound up in accordance with the Act and this Agreement.

         (b) Dissolution: Liquidating Events. The Company shall be dissolved and its affairs wound up upon the first to occur of the following events:

                  (i) the vote of at least six members of the Company's Board of Managers;

                  (ii) the sale of all or substantially all of the operating assets of the Company or a sale of the entire business of the Company;

                  (iii) the happening of any event that makes it unlawful, impossible or impracticable to carry on the business of the Company; or

                  (iv) the entry of a decree of judicial dissolution under
                  Section 18-802 of the Act.

         (c) Effect of Dissolution. Upon dissolution, the Company shall cease carrying on, as distinguished from the winding up of, its business. The Company shall not thereupon be terminated, but shall continue until the winding up of the affairs of the Company has been completed and a certificate of cancellation has been filed with the Secretary of State of the State of Delaware.

         (d) Winding Up. Upon dissolution, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. No Member shall take any action that would prejudice, in any material way, the winding up of the Company's business and affairs. A Person elected by the Members holding at least a majority of the outstanding Membership Interests shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities. The property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof but by the end of the Company taxable year in which such dissolution occurs (or within 90 days after the dissolution, if later). The proceeds therefrom, to the extent sufficient, shall be applied and distributed, subject to the retention of reasonable reserves for contingent or other obligations of the Company, in the following order:

                  (i) to the payment and discharge of all of the Company's debts and liabilities to creditors (including, without limitation, to creditors that are Members); and

                  (ii) the balance, if any, to holders of Membership Interests in accordance with their respective Capital Accounts.

         Upon the completion of the winding up of the Company, a certificate of cancellation, setting forth the information required by the Act, shall be filed with the Secretary of State of the State of Delaware.

         (e) Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as Depreciation) or distributions of money or other property pursuant to this Agreement, upon dissolution of the Company such deficit shall not be an asset of the Company and such Member shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero.

                  SECTION 17. Miscellaneous.

                  (a) Headings. Headings of sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

                  (b) Avoidance of Conflict; Necessary Actions. Each Party shall, subject to applicable law, vote its Shares, take all actions necessary and advisable to (i) implement the provisions of this Agreement, (ii) ensure compliance by such Party with its obligations under this Agreement and (iii) ensure that the certificate of formation or other basic organizational documents of the Company and any of its subsidiaries facilitate and do not at any time conflict with any provision of this Agreement.

                  (c) Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

                  (d) Benefits of Agreement. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Subject to compliance with the terms of this Agreement, each Party shall have the right to Transfer its Shares provided that (i) any such Transfer complies with all applicable securities laws, and (ii) all such transferees of such Shares agree in writing, prior to such Transfer, that the rights and obligations of this Agreement shall apply to them the same extent applicable as if they were the transferors of such Transferred Shares; provided, however, that no such transferee shall be entitled to exercise any of the rights (or be bound by any of the obligations) specified in Sections 5 and 6 of this Agreement. Except as expressly permitted hereby, each Party's rights and obligations under this Agreement shall not be subject to assignment or delegation by any party hereto, and any attempted assignment or delegation in violation hereof shall be null and void ab initio. Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

                  (e) Legend on Share Certificates, (i) In addition to any other legend that may be required, each certificate for Shares representing Membership Interests shall bear a legend in substantially the following form:

         "THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT DATED AS OF_____________________________, 2003, A COPY OF EACH OF WHICH MAY BE
         OBTAINED UPON REQUEST FROM THE SECRETARY OF THE COMPANY. NO SUCH TRANSFER SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF THE AFORESAID LIMITED LIABILITY COMPANY OPERATING AGREEMENT HAVE BEEN COMPLIED WITH IN FULL."

         (ii) If any Shares representing Membership Interests cease to be subject to any restrictions on Transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the legend required above.

                  (f) Notices. Any notice, request, consent or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

         (i)      if to the Company, at:

                           SLI, LLC
                           [___________]

         (ii)     if to DDJ, at:

                           DDJ Capital Management, LLC
                           141 Linden Street, Suite S-4
                           Wellesley, MA 02482-791
                           Facsimile Number: (781) 283-8541
                           Attention: Joshua L. McCarthy

                  with a copy to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           1 Chase Manhattan Plaza
                           New York, New York 10005
                           Facsimile Number: (212) 530-5219
                           Attention: Dennis F. Dunne, Esq.

         (iv)     if to Cerberus, at:

                           Cerberus Capital Management, L.P.
                           450 Park Avenue

                           New York, NY 10022-2605
                           Facsimile Number: (212)909-1409
                           Attention: Kevin P. Genda
                                   Christopher S. Brody

         with a copy to:

                          Schulte Roth & Zabel LLP
                          919 Third Avenue
                          New York, NY 10022
                          Facsimile Number: (212)593-5955
                          Attention: Stuart D. Freedman, Esq.

         (v) other Parties at addresses provided to the Company from time to time.

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing by first class certified mail, postage prepaid, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

                  (g) Cooperation Upon Transfer/Instrument of Accession. The parties hereto agree to cooperate in good faith in negotiating any adjustments to this Agreement that may be necessary as a result of any Transfer of Shares representing Membership Interests by a Party in accordance with this Agreement. Additionally and notwithstanding anything to the contrary, all transferees of Shares representing Membership Interests shall take such Shares subject to the terms and conditions of this Agreement, and shall execute and deliver to the Company an Instrument of Accession in the form of Exhibit A attached hereto.

                  (h) Entire Agreement; Modification; Termination of Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented or otherwise modified except by an instrument in writing signed by holders of at least 75% of the outstanding Shares representing Membership Interests of the Company, except (i) to the extent that such amendment, supplement or modification would materially adversely effect any of the rights and obligations of the Company, in which case the prior written consent of the Company shall also be needed, and (ii) that no such amendment, supplement or modification that adversely affects the rights and obligations of any Major Holder may be effected without the consent of such Major Holder. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate in its entirety and be of no further force and effect upon the earliest of: (a) the consummation of the Company's sale of its Membership Interests or other securities pursuant to a Qualified Public Offering, (b) the consummation of the acquisition of the Company by a Person that is neither an Affiliate nor a Permitted Transferee of any of the Parties hereto by means of any transaction or series of related transaction (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 75% or more of the outstanding voting power of the

Company or (c) the consummation of a sale of all or substantially all of the assets of the Company.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  (j) Specific Performance. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to pursue specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

                  (k) Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the term "Section" refers to the specified Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Company and its related entities taken as a whole or each entity, as the context requires. Whenever this Agreement refers to a number of days, such number shall refer to calendar days.

                  (l) Governing Law. This Agreement shall be governed by and construed in Accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

                  (m) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                  (n) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Shares imposed by, any other agreement entered into by the Parties and the Company,

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.

                                     B III-A CAPITAL PARTNERS, L.P.
                                     By: GP III-A, LLC, its General Partner
                                     By: DDJ Capital Management, LLC, Manager

                                     By:   _____________________________________
                                           Name: Judy K. Mencher
                                           Title: Member

                                     B IV CAPITAL PARTNERS, L.P.
                                     By: GP Capital IV, LLC, its General Partner
                                     By: DDJ Capital Management, LLC, Manager

                                     By:  ______________________________________
                                          Name: Judy K. Mencher
                                          Title: Member

                                     [CERBERUS ENTITIES]

                                     By:  ______________________________________
                                          Name:
                                          Title:

                                     J.P. MORGAN SECURITIES, INC. By:

                                     By:  ______________________________________
                                          Name:
                                          Title:

                                     [GREENWICH STREET]

                                     By:  ______________________________________
                                          Name:
                                          Title:

                                     [NATAXIS]

                                     By:  ______________________________________
                                          Name:
                                          Title:

                                     [RAMIUS CAPITAL]

                                     By:  ______________________________________
                                          Name:
                                          Title:

                                     [BDT]

                                     By:  ______________________________________
                                          Name:
                                          Title:

                                     SLI, LLC

                                     By:  ______________________________________

                                          Name: ________________________________
                                          Title:________________________________

                                    Exhibit A

                             INSTRUMENT OF ACCESSION

                  The undersigned_____________________, as a condition precedent to becoming the holder of record of________________( ) Shares representing Membership Interests of SLI, LLC, a Delaware limited liability company (the "Company"), hereby agrees to become a Member, party to and bound by the terms and conditions of that certain Limited Liability Company Operating Agreement,
dated as of [       ], 2003, by and among the Company and certain members of the
Company. This Instrument of Accession shall take effect and shall become an integral part of the said Limited Liability Company Operating Agreement immediately upon execution and delivery to the Company of this Instrument.

                  IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned as of the date below written.

                                           [For Entities]

                                           _____________________________________

                                           By: _________________________________
                                               Name:
                                               Title:

                                           [For Individuals]

                                           _____________________________________
                                           Name:

                                           Address: ____________________________
                                                    ____________________________

                                           Date:    ____________________________

Accepted:

SLI, LLC

By:_____________________

Date:___________________

                                    EXHIBIT F
     TO SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBT-
       ORS IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                       FORM OF LITIGATION TRUST AGREEMENT

                           LITIGATION TRUST AGREEMENT

         This Litigation Trust Agreement and Declaration of Trust (the "Trust Agreement") is entered into as of____________________ ____, 2003, by and among SLI, Inc., Chicago Miniature Optoelectronic Technologies, Inc., Electro-Mag International, Inc., Chicago-Miniature Lamp-Sylvania Lighting International, Inc., SLI Lighting Products, Inc., SLI Lighting Company, SLI Lighting Solutions, Inc. and CML Air, Inc., as transferors (collectively, the "Debtors"). [ ], as trustee (the "Litigation Trustee") and ________________________, ________________, and ______________________, as members of the Trust Advisory
Board appointed pursuant to the Plan (the "Trust Advisory Board"), all pursuant to the Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors in Possession and the Official Committee of Unsecured Creditors, dated May 15, 2003 (as thereafter amended, modified or otherwise supplemented, the "Plan").

                                    RECITALS

         A. On September 9, 2002, the Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Debtors' bankruptcy cases (the "Bankruptcy Cases") are jointly administered under Case No. 02-12608 (MFW).

         B. On April 17, 2003, the Debtors filed their "Joint Chapter 11 Plan Of Reorganization Of The Debtors In Possession And The Official Committee Of Unsecured Creditors", and on May 15, 2003, filed the Plan. The Bankruptcy Court entered its Order confirming the Plan (the "Confirmation Order") on _________________, 2003. Copies of the Plan and the Confirmation Order are attached hereto as Exhibit "A" and "B" respectively, and are by this reference incorporated herein.

         C. The Plan provides for the creation of a litigation trust which will (i) receive from the Debtors all of the Trust Assets, (ii) hold the Trust Assets (except as may otherwise be provided under the Plan) in trust for the benefit of Beneficiaries as provided in the Plan and herein, and (iii) oversee and direct the liquidation of the Trust Assets held by it for the benefit of the Beneficiaries pursuant to the terms of the Plan and this Trust Agreement. This Trust Agreement is executed to establish the Trust and to facilitate implementation of the Plan.

         D. The primary purpose of the Trust is to (i) oversee and direct the liquidation of the Trust Assets for the benefit of the Beneficiaries in accordance with Treasury Regulation Section 301.7701-4(d) and (ii) distribute the Trust Assets or any proceeds thereof to the Beneficiaries. The Trust will not be operated with the objective of continuing or engaging in the conduct of a trade or business, except to the extent reasonably necessary to preserve or enhance the liquidation value of the Trust Assets, and consistent with the liquidating purpose of the Trust.

         E. This Trust is intended to qualify as a "grantor trust" for federal income tax purposes and the Litigation Trustee shall operate and maintain the Trust in compliance with the guidelines for liquidating trusts as set forth in Internal Revenue Service Revenue Procedure 94-45, 1994-2 C.B, 684, and Treasury Regulation Section 1.671-4(a) and all subsequent guidelines regarding liquidating trusts issued by the Internal Revenue Service.

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Definitions.

         For purposes of this Trust Agreement, unless the context otherwise requires, the following terms will have the definitions indicated below, all of which definitions are substantive terms of this Trust Agreement. Capitalized terms used in this Trust Agreement that are not otherwise defined herein have the meanings ascribed to them in the Plan or in the Bankruptcy Code, as appropriate. Defined terms include, as appropriate, all genders and the plural as well as the singular.

         "Accounts" means the Class 3 Collection Account, the Class 4 Collection Account, the Preference Litigation Account and the Other Litigation Account.

         "Allowed Class 3 Claim" has the meaning ascribed thereto in the Plan.

         "Allowed Class 4 Claim" has the meaning ascribed thereto in the Plan.

         "Beneficiaries" means (i) the holders of Allowed Class 3 Claims, and
(ii) the holders of Allowed Class 4 Claims, and their permitted transferees as the same shall appear in the records of the Litigation Trustee, from time to time.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which national banking associations or state banking institutions in New York, New York or the city in which the Trust Office of the Litigation Trustee is located are authorized or obligated by law or executive order or governmental decree to be closed.

         "Class 4 Fund" has the meaning ascribed thereto in the Plan.

         "Class 3 Collection Account" has the meaning ascribed thereto in
Section 5.02(a)(i).

         "Class 4 Collection Account" has the meaning ascribed thereto in
Section 5.02(a)(ii).

          "Debtors" has the meaning set forth in the introductory paragraph to this Trust Agreement.

         "Distributable Cash" means, those amounts declared by the Litigation Trustee from time to time in his sole discretion, to be (a) Net Preference Litigation Proceeds, less amounts deposited into the Reserve Account and any other reasonable reserves as approved by Trust Advisory Board for those amounts designated in the Litigation Trust Budget to be paid from the proceeds of Preference Litigation Trust Assets; or (b) Net Other Litigation Proceeds, less amounts deposited into the Reserve Account and any other reasonable reserves as approved by Trust Advisory Board for those amounts designated in the Litigation Trust Budget to be paid or reserved from proceeds of Other Litigation Trust Assets.

         "Effective Date" means the effective date of the Plan.

         "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of its states or the District of Columbia, the deposits in which are insured by the Federal Deposit Insurance Corporation and that maintains a short-term unsecured debt rating of at least "A-l" by S&P or "P-l" by Moody's. Notwithstanding the foregoing, an institution that has corporate trust powers and that maintains the Collection Account or any other account maintained for the benefit of the Beneficiaries as a fully segregated trust account with the trust department of the institution shall not be required to meet the foregoing rating requirements and need only maintain a long-term unsecured debt rating of at least "Baa3" by Moody's or at least "BBB2" by S&P.

         "Eligible Investments" means book-entry securities entered on the books of the applicable registrar and held in the name of the Litigation Trustee or its nominee and negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Litigation Trustee or its nominee) that evidence:

                  (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency thereof,

                  (b) certificates of deposit (having original maturities of no more than 270 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any one of its states (or domestic branches of foreign banks), subject to supervision and examination by federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from either S&P or Moody's;

                  (c) commercial paper (having original maturities of no more than 270 days) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from either S&P or Moody's;

                  (d) notes (having original maturities of no more than 270 days) issued by any depository institution or trust company described in clause (b) above;

                  (e) bank time deposit and demand deposit accounts (having original maturities of no more than 270 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any one of its states (or domestic branches of foreign banks), subject to supervision and examination by federal or state banking or depository institution authorities, and having, at the time of the Issuer's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from either S&P or Moody's; or

                  (f) shares of entities (rated at least "AAAm" by S&P or at least "Aaa" by Moody's), commonly known as "money market" mutual funds or investment funds, the assets of which consist solely of the types of investments described in clauses (a) through (e) above.

         Notwithstanding the foregoing, securities that meet the following criteria are not Eligible Investments: (a) any security to which S&P has attached the symbol "r" in its rating and (b) any security that contains a noncredit risk that the symbol "r" was intended to highlight, whether or not the security is rated.

         "Exchange Act" means the United State Securities Exchange Act of 1934, as amended.

         "Final Decree" means the final decree which fully and finally closes the Chapter 11 Cases.

         "Fiscal Year" means the Trust's tax and accounting reporting period which, unless otherwise provided by the Litigation Trustee, will commence on_________________[Effective Date] and shall end on_________________.

         "Indemnification Liability Claim" means any action in respect of a Litigation Right asserted by or on behalf of the Trust in any forum (private or governmental) for the resolution of disputes against any former director, officer, employee, agent or professional of the Debtors or their subsidiaries (such persons, each a "Potential Indemnified Defendant"), whether brought by or on behalf of the Trust as a plaintiff or asserted by or on behalf of the Trust by way of defense, counterclaim, interpleader, or otherwise, which reasonably could, or is asserted to, give rise to a right of indemnification, contribution, or reimbursement by a Potential Indemnified Defendant against any of (i) the Debtors as an Administrative Claim, (ii) the Reorganized Debtors, or (iii) the Non-Debtor Subsidiaries; except that an action in respect of a Litigation Right shall not be deemed to be (or shall cease to be deemed to be, as the case may be) an Indemnification Liability Claim if all costs, expenses, and judgments allocable to each Debtor, Reorganized Debtor, and Non-Debtor Subsidiary party with respect to such Litigation Right (including any potential claim or right of a Potential Indemnified Defendant for indemnification, contribution or reimbursement) is covered by sufficient insurance (without any reduction for deductibles, retentions, co-insurance, self-insurance, excess insurance, or any other sharing of expenses or liabilities through any risk-sharing mechanism, whether statutory, contractual, or otherwise), but only for so long as such insurance coverage remains in place; provided that the Litigation Trustee reserves the right, if necessary to cause an action with respect to a Litigation Right to fall within the foregoing exclusion from Indemnification Liability Claims, to enter into appropriate agreements or take other appropriate action so as to limit recovery with respect to such action to any available insurance.

         "Litigation Trust Operating Budget" means the budget prepared by the Litigation Trustee from time to time reflecting the sources or projected sources and projected uses of expenditures necessary or desirable to fund the ongoing operations of the Trust.

         "Moody's" means Moody's Investors Service, Inc.

         "Other Litigation Account" has the meaning ascribed thereto in Section 5.02(a)(v).

         "Preference Litigation Account" has the meaning ascribed thereto in
Section 5.02(a)(iv).

         "Record Date" means the fifteenth Business Day preceding each Distribution Date.

         "Register" has the meaning ascribed thereto in Section 3.02(a).

         "Reserve Account" has the meaning ascribed thereto in Section 5.02(a)(iii).

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies.

         "Transfer Agent and Registrar" has the meaning ascribed thereto in
Section 3.02(a).

         "Transfer Date" means the Business Day immediately preceding the Distribution Date.

         "Trust" means the trust created pursuant to this Trust Agreement in accordance with the

         "Trust Assets" means the Preference Litigation Trust Assets and the Other Litigation Trust Assets, as those terms are defined in the Plan.

         "Trust Office" means [_______________].

         Section 1.02 Rules of Construction.

         Except as otherwise expressly provided in this Trust Agreement or unless the context otherwise clearly requires:

                  (a) References to designated articles, sections, and other subdivisions of this Trust Agreement, such as "Section 6.12 (a)", refer to the designated article, section, or other subdivision of this Trust Agreement as a whole and to all subdivisions of the designated article, section, or other subdivision. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular article, section or other subdivision of this Trust Agreement.

                  (b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Trust Agreement.

                  (c) Any party may execute any of the requirements under this Trust Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Trust Agreement. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Trust Agreement are implicitly available from time to time.

                  (d) The term "including" and all its variations mean "including but not limited to." Except when used in conjunction with the word "either," the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both," not "either A or B but not both").

                  (e) All accounting terms used in an accounting context and not otherwise defined shall be construed in accordance with generally accepted accounting principles.

                  (f) In the computation of a period of time from a specified date to a later specified date or an open-ended period, the word "from" means "from and including" and the words "to" or "until" mean "to but excluding." Likewise, in setting deadlines or other periods, "by" means "on or before," and "after" means "from and after."

All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                                   ARTICLE II
                                  ORGANIZATION

         Section 2.01 Name.

         This Trust shall be known as the "SLI Litigation Trust", in which name the Litigation Trustee may issue securities and otherwise conduct the affairs of the Trust.

         Section 2.02 Office.

         The office of the Trust shall be in care of the Litigation Trustee at its Trust Office or at any other address that the Litigation Trustee may designate by written notice to the Beneficiaries.

         Section 2.03 Declaration of Trust.

         For good and valuable consideration, the receipt of which is hereby acknowledged by the undersigned, and pursuant to the terms of the Plan, the Debtors execute this Trust Agreement and, subject to the provisions of Section
2.06 below, irrevocably transfer, absolutely assign, convey, set over, and deliver to the Litigation Trustee, and its successors and assigns, all of their right, title and interest in and to the Trust Assets transferred pursuant to the Plan in trust to and for the benefit of the Beneficiaries for the uses and purposes stated herein and in the Plan. Effective as of the date hereof, the Litigation Trustee shall have all the rights, powers and duties set forth herein and pursuant to applicable law for accomplishing the purposes of the Trust. The Litigation Trustee is hereby authorized to file with any governmental authority any documents necessary to establish the Trust.

         Section 2.04 Appointment of Litigation Trustee.

         The Litigation Trustee is hereby appointed as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         Section 2.05 Acceptance of Trust.

         The Litigation Trustee accepts the Trust Assets and agrees to hold and administer the Trust Assets for the benefit of the Beneficiaries subject to the terms and conditions of this Trust Agreement and the Plan.

         Section 2.06 Tax Treatment of Trust.

                  (a) For United States federal income tax purposes, the transfer of the Trust Assets to the Trust pursuant to and in accordance with the Plan shall be reported as a disposition of the Trust Assets directly to and for the benefit of the Beneficiaries immediately followed by a contribution of the Trust Assets by the Beneficiaries to the Trust for the benefit of the Beneficiaries. The Beneficiaries will be treated as the grantors and owners of the Trust.

                  (b) It is intended that the Trust qualify as a "grantor trust" for federal income tax purposes, and the Litigation Trustee shall operate and maintain the trust in compliance with the guidelines for liquidating trusts as set forth in Internal Revenue Procedure 94-45, 1994-2 C.B. 684, and Treasury Regulation Section 1.671-4(a) and all subsequent guidelines regarding liquidating trusts issued by the Internal Revenue Service.

         Section 2.07 Conveyance of Trust Assets.

         Except as otherwise provided by the Plan or this Trust Agreement, upon the Effective Date, title to the Trust Assets shall pass to the Trust free and clear of all Claims and Equity Interests in accordance with Section 1141 of the Bankruptcy Code.

         Section 2.08 Nature and Purpose of the Trust.

                  (a) Purpose. The Trust is a litigation trust pursuant to which the Litigation Trustee is to (i) hold the Trust Assets and dispose of the same in accordance with this Trust Agreement and the Plan in accordance with Treasury Regulation Section 301,7701-4(d) and (ii) oversee and direct the liquidation of the Trust Assets. Accordingly, the primary purpose of the Trust is to liquidate the Trust Assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to preserve or enhance the liquidation value of the Trust Assets, and consistent with, the liquidating purpose of the Trust.

                  (b) Manner of Acting. The Litigation Trustee and the Trust Advisory Board shall oversee the liquidation of the Trust Assets in a cost-effective manner in a reasonable time. The Litigation Trustee and the Trust Advisory Board shall make continuing efforts to make timely distributions and not unduly prolong the duration of the Trust. The liquidation of the Trust Assets may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise subject to the terms of the Plan. Notwithstanding anything to the contrary contained herein, the Trust shall not be permitted to receive or retain cash or cash equivalents (including listed stocks or other securities) in excess of a reasonable amount to: (i) meet all distributions, Claims and contingent liabilities; (ii) establish such reserves as provided herein and in the Plan; or (iii) preserve or enhance the liquidation value of the Trust Assets during the term of the Trust.

                  (c) Relationship. This Trust Agreement is intended to create a trust and a trust relationship and to be governed and construed in all respects as a trust. The Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Litigation Trustee or Beneficiaries, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Beneficiaries to the Litigation Trustee shall be solely that of beneficiaries of a trust and shall not be deemed a principal or agency relationship, and their rights shall be limited to those conferred upon them by this Trust Agreement.

         Section 2.09 Incorporation of Plan.

         The Plan and the Confirmation Order are each hereby incorporated into this Trust Agreement and made a part hereof by this reference; provided, however, that in the event of any conflict between the terms of the Plan, the Confirmation Order, and this Trust Agreement, the terms of the Plan will control and govern.

          Section 2.10    Status of Litigation Trustee.

         (a) With respect to all Trust Assets, the Litigation Trustee will directly and indirectly be the representative of the Estate as that term is used in Section 1123(b)(3)(B) of the Bankruptcy Code and will have the rights and powers provided for in the Bankruptcy Code, including Section 1107 thereof, in addition to any rights and powers granted in this Trust Agreement and in the Plan. The Litigation Trustee will be the successor-in-interest to the Debtors with respect to any action which was or could have been commenced by the Debtors prior to the Effective Date which constitutes a Litigation Right which is a Trust Asset and shall be deemed substituted for the same as the party in such litigation. The Litigation Trustee may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all claims, rights or causes of actions, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estate may hold against any Person or entity, that constitute Trust Assets. All actions, claims, rights or interests constituting Trust Assets, are preserved and retained and may be enforced by the Litigation Trustee as the representative of the Debtors' Estates pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code. The Litigation Trustee will be a party-in-interest as to all matters over which the Bankruptcy Court has jurisdiction or retains jurisdiction under the Plan.

         (b) The Litigation Trustee shall not and is not authorized to engage in any trade or business with respect to the Trust Assets or any proceeds therefrom, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust.

                                   ARTICLE III
                                  BENEFICIARIES

         Section 3.01 Rights of Beneficiaries.

         Each Beneficiary will be entitled to participate in the rights due to a Beneficiary hereunder. Each Beneficiary shall take and hold its uncertificated beneficial interest subject to all of the terms and provisions of this Trust Agreement, the Confirmation Order, and the Plan. The interest of a Beneficiary of the Trust is in all respects personal property, and upon the death, insolvency or incapacity of an individual Beneficiary, such Beneficiary's interest shall pass to the legal representative of such Beneficiary and such death, insolvency or incapacity shall not terminate or affect the validity of this Trust Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as herein expressly provided. No surviving spouse, heir or devisee of any deceased Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or any other right, statutory or otherwise, in the Trust Assets, but the whole title to all the Trust Assets shall be vested in the Litigation Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Trust Agreement.

         Section 3.02 Limit on Transfer of Interests of Beneficiaries.

                  (a) The interest of a Beneficiary in the Trust shall not be transferable except (i) pursuant to applicable laws of descent and distribution (in the case of a deceased individual Beneficiary) or (ii) by operation of law. The Litigation Trustee shall cause to be kept a register (the "Register"), which may be the claims docket filed with the Court, in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (the "Transfer Agent and Registrar") shall provide for the registration of the beneficial interests of the Beneficiaries. The Transfer Agent and Registrar shall initially be the Trust, and the Register shall initially be kept at the Trust Office. Unless the context requires otherwise, any reference in this Trust Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and registrar appointed by the Litigation Trustee.

                  (b) The Transfer Agent and Registrar shall be permitted to resign upon 30 days' written notice to the Litigation Trustee; provided, however, that such resignation shall not be effective and the Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Litigation Trustee has appointed a successor Transfer Agent and Registrar.

                  (c) Prior to any intended transfer, assignment, hypothecation, pledge, exchange or conveyance of a beneficial interest in the Trust, the transferring Beneficiary or such Beneficiary's legal representative shall submit to the Transfer Agent and Registrar evidence that the intended transfer is being effected pursuant to either the applicable laws of descent and distribution or by operation of law. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Beneficiary only upon, final acceptance and registration of the Transfer by the Transfer Agent and Registrar in the Register. Prior to the registration of any transfer by a Beneficiary, the Litigation Trustee shall treat the person in whose name the beneficial interest is registered as the owner for all purposes, and the Litigation Trustee shall not be affected by notice to the contrary. When a request to register the transfer of a beneficial interest is presented to the Transfer Agent and Registrar, the Transfer Agent and Registrar shall register the transfer or make the exchange as requested if its requirements for the transaction are met. A service charge shall be payable by a Beneficiary for any registration of transfer of a beneficial interest, and the Litigation Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed on any transfer of a beneficial interest. Failure of any Beneficiary or such Beneficiary's legal representative to comply with these provisions shall void any transfer of the related beneficial interest, and the proposed transferee shall have no rights under this Trust Agreement. Upon the transfer of a transferring Beneficiary's beneficial interest in the Trust as evidenced by the Register, such transferring Beneficiary shall have no further right, title or interest in the Trust Assets or the Trust.

         Section 3.03 No Legal Title in Beneficiaries.

         No Beneficiary shall have legal title to any part of the Trust Assets. No transfer by operation of law or otherwise, of the right, title and interest of any Beneficiary in and to the Trust Assets or hereunder shall operate to terminate this Trust or entitle any successor or transferee of such Beneficiary to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

                                   ARTICLE IV
                             THE LITIGATION TRUSTEE

         Section 4.01 Appointment and Tenure of Litigation Trustee.

         The Litigation Trustee will initially be [             ] or such other
person as the Committee and the Investors may agree. The appointment of the Litigation Trustee shall be subject to approval by the Bankruptcy Court as part of the Confirmation Hearing. The Litigation Trustee shall serve as trustee until its successor shall have been appointed in accordance with Section 4.02 or until resignation, death or removal.

         Section 4.02 Tenure. Removal, and Replacement of the Litigation
Trustee.

         Subject to the provisions of Section 4.01 above, the authority of the Litigation Trustee will be effective as of the Effective Date and will remain and continue in full force and effect until the Trust is terminated in accordance with Section 7.01. The service of the Litigation Trustee will be subject to the following:

                  (a) The Litigation Trustee will serve until death, resignation pursuant to subsection (b) below, or removal pursuant to subsection (c) below;

                  (b) The Litigation Trustee may resign at any time by providing a written notice of resignation to the Trust Advisory Board. Such resignation will be effective when a successor is appointed as provided herein;

                  (c) The Litigation Trustee may be removed for any reason by resolution of the other two members of the Trust Advisory Board, jointly;

                  (d) In the event of a vacancy in the position of the Litigation Trustee (whether by removal, death or resignation), the vacancy will be filled by the appointment of a successor Litigation Trustee by unanimous resolution of the remaining members of the Trust Advisory Board, and by the acceptance of the trust by the successor Litigation Trustee in accordance with
Section 4.03. Furthermore, the appointment of the successor Litigation Trustee, and the acceptance of the trust by the successor Litigation Trustee, will be evidenced by the filing with the Bankruptcy Court of a notice of appointment, which notice will include the name, address, and telephone number of the successor Litigation Trustee;

                  (e) Immediately upon appointment of any successor Litigation Trustee, all rights, powers, duties, authority, and privileges of the predecessor Litigation Trustee hereunder will be vested in and undertaken by the successor Litigation Trustee without any further act; and the

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

successor Litigation Trustee will not be liable personally for any act or omission of the predecessor Litigation Trustee; and

                  (f) Upon the resignation of the Litigation Trustee and the appointment of a successor, the resigning Litigation Trustee will, if applicable, convey, transfer, and set over to the successor by appropriate instrument or instruments all of the funds, if any, then unconveyed or otherwise undisposed of and all other assets then in its possession and held hereunder.

         Section 4.03 Acceptance of Appointment by Successor Litigation Trustee.

         Any successor Litigation Trustee appointed hereunder shall execute an instrument accepting such appointment and assuming all of the obligations of the retiring Litigation Trustee hereunder and thereupon the successor Litigation Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named herein; but the retiring Litigation Trustee nevertheless shall, if applicable, when requested in writing by the successor Litigation Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Litigation Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such retiring Litigation Trustee, and shall duly assign, transfer, and deliver to such successor Litigation Trustee all property and money held hereunder.

         Section 4.04 Regular Meetings of the Litigation Trustee and the Trust Advisory Board.

         Meetings of the Litigation Trustee and the Trust Advisory Board are to be held with such frequency and at such place as the Litigation Trustee and the Trust Advisory Board may determine in their sole discretion, but in no event shall such meetings be held less frequently than annually.

         Section 4.05 Special Meetings of the Litigation Trustee.

         Special meetings of the Litigation Trustee and the Trust Advisory Board may be held whenever and wherever called for either by the Litigation Trustee or any member of the Trust Advisory Board.

         Section 4.06 Notice of, and Waiver of Notice for, Litigation Trustee and Trust Advisory Board.

         Notice of the time and place (but not necessarily the purpose or all of the purposes) of any regular or special meeting will be given to the Litigation Trustee and the members of the Trust Advisory Board in person or by telephone, or via mail or facsimile transmission. Notice to the Litigation Trustee and the members of the Trust Advisory Board of any such special meeting will be deemed given sufficiently in advance when (i) if given by mail, the same is deposited in the United States mail at least ten (10) days before the meeting date, with postage thereon prepaid, (ii) if given by facsimile transmission, the same is transmitted at least 24 hours prior to the convening of the meeting, (iii) if given by e-mail, the same is transmitted at least 24 hours prior to the convening of the meeting, or (iv) if personally delivered (including by overnight courier) or given by telephone, the same is handed, or the substance thereof is communicated over the telephone to the Litigation Trustee and the members of the Trust Advisory Board or to an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting. The Litigation Trustee and any member of the Trust Advisory Board may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held, as provided by law. Except as provided in the next sentence below, the waiver must be in writing, signed by the Litigation Trustee or the members of the Trust Advisory Board entitled to the notice, and filed with the minutes or records of the Trust. The attendance of the Litigation Trustee or a member of the Trust Advisory Board at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 4.07 Litigation Trustee. Manner of Acting.

         The Litigation Trustee may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. The Litigation Trustee participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 4.08 Authority.

         Subject to any limitations contained in, or as otherwise provided by this Trust Agreement or in the Plan, the Litigation Trustee shall have the following powers, authorities and duties, by way of illustration and not of limitation, in each case upon consultation with the Trust Advisory Board:

                  (a) to manage, sell, transfer, assign or deal in any other manner with any of the Trust Assets in such manner not otherwise provided for herein as the Litigation Trustee may deem advisable consistent with the terms of the Plan;

                  (b) to release, convey or assign any right, title or interest in or to the Trust Assets or any portion thereof, and to do all things necessary or appropriate to perform any obligations required to be performed by the Trust under the terms of any agreement relating to the Trust Assets;

                  (c) to collect, receive, hold, manage, invest and distribute any and all money and other property which are Trust Assets and to give full discharge and acquittance therefor; provided, however, that the Litigation Trustee may only invest Cash of the Trust in Eligible Investments;

                  (d) subject to the terms of the Plan, to retain and set aside funds out of the Trust Assets as the Litigation Trustee shall deem necessary or appropriate to pay, or provide for the payment of the Litigation Trust Operating Budget;

                  (e) to do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Assets, and in connection therewith to employ brokers or other agents and to confer upon them such authority as the Litigation Trustee may deem necessary or appropriate, and to pay reasonable compensation therefor;

                  (f) in accordance with Section 1123(b)(3)(B) of the Bankruptcy Code, the Plan and this Trust Agreement, to engage in, intervene in, prosecute, join, defend, compound, settle, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Plan, the Trust, the Trust Assets or the Trust's affairs, to enter into agreements relating to the foregoing, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof, all in the name of the Trust if necessary or appropriate, and institute or continue actions which were or otherwise could have been brought by any or all of the Debtors that constitute Trust Assets, and prosecute or defend all litigation or appeals that are Trust Assets on behalf of the Debtors and, when appropriate, settle such actions and claims;

                  (g) in accordance with Section 1123(b)(3) of the Bankruptcy Code, to own and retain, and prosecute, enforce, compromise, settle, release, or otherwise dispose of, any and all claims, defenses, counterclaims, setoffs, and recoupments belonging to the Debtor or the Debtor's Estate;

                  (h) to assign its rights under the Plan;

                  (i) to file any and all documents and take any and all such other action as the Litigation Trustee, in its sole judgment, may deem necessary in order that the Litigation Trustee may lawfully carry out the purposes of the Trust in any jurisdiction;

                  (j) to review any Claims in the Chapter 11 Case and file or litigate objections to the allowance of any such Claims and seek to estimate them, solely to the extent provided in the Plan;

                  (k) to pay and discharge any costs, expenses, professional fees or obligations deemed necessary to preserve or enhance the liquidation value of the Trust Assets as may be consistent with the Litigation Trust Operating Budget, discharge duties under the Plan or perform the purpose of the Plan and this Trust Agreement; payment of such fees and expenses will not require Bankruptcy Court approval;

                  (1) to open and maintain bank accounts and deposit funds, draw checks and make disbursements in accordance with the Plan and this Trust Agreement;

                  (m) to select and engage such Persons, and select and engage such professional advisors, including, without limitation, any Professional previously retained by the Debtor in accordance with the terms of the Plan and this Trust Agreement, as the Litigation Trustee deems necessary and desirable to assist it in fulfilling its obligations under this Trust Agreement and the Plan and pay the reasonable fees of such Persons and reimburse such Persons for their reasonable out-of-pocket costs and expenses, in each case, as permitted by the Litigation Trust Operating Budget. To the extent that the Litigation Trustee is licensed and capable of doing so, the Litigation Trustee may serve as its own attorney, accountant, and/or tax specialist in conjunction with any of the rights, powers, and duties of the Litigation Trustee under the Plan;

                  (n) to enforce, waive, assign or release rights, privileges or immunities of any kind;

                  (o) to in general, without in any manner limiting any of the foregoing, deal with the Trust Assets or any part or parts thereof in all other ways as would be lawful for any person owning the same to deal therewith, whether similar to or different from the ways herein specified, but in all events subject to and consistent with the terms of the Plan;

                  (p) to obtain and pay for insurance coverage relative to the proper performance of its duties under the Plan and this Trust Agreement, and to provide indemnification for itself and others provided for in the Plan and this Trust Agreement;

                  (q) to establish and maintain the Accounts, and establish such additional reserves, funds, and accounts out of the Trust Assets as may be necessary for carrying out the provisions of this Trust Agreement which are consistent with the terms of the Plan;

                  (r) to seek any relief from or resolution of any disputes by the Bankruptcy Court;

                  (s) to appear and participate in any proceeding before the Bankruptcy Court with respect to any matter regarding or relating to the Plan (insofar as it affects the Trust or the Trust Assets), the Trust or the Trust Advisory Board;

                  (t) to issue and authenticate any securities issued by the Trust;

                  (u) to confer with the members of the Trust Advisory Board regarding any potential action to be taken, or not taken, by the Litigation Trustee;

                  (v) to create the Litigation Trust Operating Budget in a manner consistent with the Plan;

                  (w) to enter into one or more joint defense/prosecution agreements with the Reorganized Debtors; and

                  (x) without limitation, to do any and all things necessary to accomplish the purposes of the Plan and this Trust Agreement.

         In addition, the Litigation Trustee shall have the right to seek Bankruptcy Court approval of any action to be undertaken by the Trust.

         Section 4.09 Dispute Resolution.

         In the event of a dispute between the Litigation Trust and the Trust Advisory Board involving an allegation that either party has failed to act in a manner consistent with the Plan or this Trust Agreement, or is in breach of any applicable fiduciary duty, the parties shall meet and confer and attempt to reach a consensual resolution of the dispute. Should a consensual resolution not be reached, either party may seek appropriate relief from the Bankruptcy Court, and the Bankruptcy Court shall retain jurisdiction to resolve such disputes. In the event of a dispute between the Litigation Trustee and the Trust Advisory Board, the Litigation Trustee and the Trust Advisory Board shall have the authority to retain separate counsel to represent such party in any proceeding before the Bankruptcy Court with the reasonable fees and expenses of such counsel to be advanced by the Trust. A member of the Trust Advisory Board (or the dissenting members of the Trust Advisory Board which represent less than a majority of the Trust Advisory Board) who dispute(s) any action taken by the Trust Advisory Board or the Litigation Trustee shall not have the night to challenge any decision of the Trust Advisory Board at the Trust's expense, retain counsel on behalf of the Trust Advisory Board or have the fees and expenses of counsel retained by such member(s) to represent such member(s) advanced or reimbursed by the Trust.

         Section 4.10 General Authority with Respect to Causes of Action.

                  (a) The Litigation Trustee shall confer with the Trust Advisory Board before commencing any litigation against any former directors, officers, employees, agents or professionals of the Debtors or their subsidiaries and shall proceed with any such litigation in compliance with the provisions of Section 4.11 hereof

                  (b) Except as set forth in the Plan, the Litigation Trustee shall be required to obtain Trust Advisory Board approval with respect to the settlement of any Causes of Action in which the amount demanded in such Cause of Action exceeds $250,000.

                  (c) The Litigation Trustee may sell or assign to the Reorganized Debtors, or may agree with the Reorganized Debtors not to pursue, any cause of action comprising a Trust Asset, in each case on such terms and conditions, and for such consideration, as the Litigation Trustee, with the approval of the Trust Advisory Board, may agree.

         Section 4.11 Limited Authority With Respect to Indemnification Liability Claims.

                  (a) Veto by Trust Advisory Board Prior to Initiation of Claim. At least one week prior to commencing or otherwise pursuing any Indemnification Liability Claim, the Litigation Trustee shall give written notice of such Indemnification Liability Claim to the Trust Advisory Board. Upon a written request from any member of the Trust Advisory Board after receipt of such notice, the Litigation Trustee shall provide the Trust Advisory Board access to and, upon request, copies (at the Litigation Trustee's cost payable solely from the Other Litigation Trust Assets) of all pleadings, correspondence, filings, transcripts, analyses, and other written material relating to such Indemnification Liability Claim (whether or not subject to any privilege against disclosure) and access to counsel or other advisers, experts or similar persons acting for the Litigation Trustee with respect to such Indemnification Liability Claim. If the Trust Advisory Board or any member thereof objects in writing to the commencement, pursuit or continued prosecution of such Indemnification Liability Claim, and the Litigation Trustee nonetheless commences or otherwise pursues or continues to prosecute the Indemnification Liability Claim, then the provision of subparagraphs 4.1 l(c) and 4.1 l(d) shall apply.

                  (b) Veto by Trust Advisory Board After Initiation of Claim. If the Litigation Trustee has commenced or otherwise begun to pursue any Litigation Right and becomes aware that an Indemnification Liability Claim is involved, whether or not prior notice was given to the Trust Advisory Board, then the Litigation Trustee shall give immediate notice to the members of the Trust Advisory Board and written notice of such Indemnification Liability Claims to the Trust Advisory Board as soon as practicable after the Litigation Trustee first becomes aware of a claim or Litigation Right becoming an Indemnification Liability Claim, Upon a written request from any member of the Trust Advisory Board after receipt of such notice, the Litigation Trustee shall provide the Trust Advisory Board access to and, upon request, copies (at the Litigation Trustee's cost payable solely from the Other Litigation Trust Assets) of all pleadings, correspondence, filings, transcripts, analyses, and other written material relating to any such Indemnification Liability Claim (whether or not subject to any privilege against disclosure) and access to counsel or other advisers, experts or similar persons acting for the Litigation Trustee or with respect to such Indemnification Liability Claim. If the Trust Advisory Board or any member thereof objects in writing to the commencement, pursuit or continued prosecution of such Indemnification Liability Claim, and the Litigation Trustee nonetheless commences or otherwise pursues or continues to prosecute the Indemnification Liability Claim, then the provision of subparagraphs 4.11(c) and 4.1l(d) shall apply.

                  (c) Override of Trust Advisory Board Veto. Notwithstanding the foregoing subparagraphs 4.11(a) and (b), the Litigation Trustee may commence or otherwise pursue or continue prosecuting a Litigation Right that includes an Indemnification Liability Claim following a written objection by the Trust Advisory Board or any member thereof, BUT, in such event, the Litigation Trust and the Litigation Trustee (solely in such capacity and without personal liability) hereby indemnifies the Reorganized Debtors and Non-Debtor Subsidiaries (but only from and to the extent of the [proceeds of the Other Litigation Trust Assets (in excess of the Other Litigation Reimbursement Obligation)]OR[Net Other Litigation Trust Proceeds] for all uninsured costs and expenses, losses, claims, damages, or liabilities, whether joint or several, to which they or any of them may become subject as a result of or in connection with the assertion by the Litigation Trustee of such Indemnification Liability Claim or in connection with any litigation related to determining if such Litigation Right is or would be an Indemnification Liability Claim, including, without limitation, the costs and expenses of defending against any claim of Indemnification Liability asserted against any of the Reorganized Debtors or Non-Debtor Subsidiaries arising from an Indemnified Liability Claim, including reasonable fees and expenses of counsel for any of the Reorganized Debtors and Non-Debtor Subsidiaries in connection therewith.

                  (d) Reserve For Override Indemnity. In the event that the Litigation Trustee elects to pursue an Indemnification Liability Claim pursuant to subparagraph 4.11(c), above, then, the Litigation Trust will hold all [proceeds of the Other Litigation Trust Assets (in excess of the Other Litigation Reimbursement Obligation)]OR[Net Other Litigation Trust Proceeds] received by the Trust in reserve and shall not make any distribution to the beneficiaries of the Trust from such proceeds until (i) all liabilities under subparagraph 4.1l(c) have been satisfied in full, or (ii) entry of an order of the Bankruptcy Court approving a distribution[,but in either case, in no event sooner that the expiration of the applicable statue of limitation for assertion by a Potential Indemnified Defendant of a claim against any of the Reorganized Debtors, Non-Debtor Subsidiaries, and their shareholders for an indemnification, contribution or reimbursement arising from the Litigation Trustee's pursuit of the Indemnification Liability Claim.]OR[.]

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         Section 4.12 Compensation and Reimbursement of Litigation Trustee and
Professionals.

                  (a) The Litigation Trustee shall be compensated for its services in accordance with the general terms approved as part of the Confirmation Hearing, which may be set forth in a separate agreement between the Litigation Trustee and the other members of the Trust Advisory Board. Any amendments or modification to the Litigation Trustee's compensation shall be approved by the unanimous consent of the Trust Advisory Board. Except as provided in the following subsection all reasonable out of pocket expenses incurred by the Litigation Trustee in connection with the performance of the duties set forth herein shall be reimbursable as an expense of the Trust.

                  (b) Any professionals or any Person retained by the Litigation Trustee pursuant to the Plan will be entitled to reasonable compensation for services rendered at a rate reflecting actual time billed by such professional or Person on an hourly basis, at the standard billing rates in effect at the time of service or such other rate or basis of compensation that is reasonable. All reasonable out-of-pocket expenses incurred by any professional or other Person retained by the Litigation Trustee pursuant to the Plan will be reimbursable as an expense of the Trust. The fees and expenses of any professional or Person will be reimbursed in accordance with Section 5.07.

         Section 4.13 No Implied Obligations.

         No other further covenants or obligations shall be implied into this Trust Agreement. The Litigation Trustee shall not be responsible in any manner whatsoever for the correctness of any recital, statement, representation, or warranty herein, or in any documents or instrument evidencing or otherwise constituting a part of the Trust Assets.

         Section 4.14 Unknown Property and Liabilities.

         The Litigation Trustee shall be responsible for only that property delivered to it, and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property or for any liabilities.

                                    ARTICLE V
                           ADMINISTRATION OF THE TRUST

         Section 5.01 Distributions.

                  (a) The Litigation Trustee shall make a Distribution of Distributable Cash from the Class 3 Collection Account to Holders of Allowed Class 3 Claims on each Distribution Date.

                  (b) The Litigation Trustee shall make a Distribution of Distributable Cash from the Class 4 Collection Account to Holders of Allowed Class 4 Claims on each Distribution Date; provided, however, that no such Distribution of Distributable Cash shall be made to the Holders of Allowed Class 4 Claims until after appropriate reserves have been established with respect to Disputed Class 4 Claims in accordance with the provisions of the Plan.

                  (c) The Litigation Trustee shall make a Distribution of the Class 4 Fund to Holders of Allowed Class 4 Claims on each Distribution Date; provided, however, that no such Distribution of Distributable Cash shall be made to the Holders of Allowed Class 4 Claims until after appropriate reserves have been established with respect to Disputed Class 4 Claims in accordance with the provisions of the Plan.

                  (d) The Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Litigation Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement. Distributions shall be made to the Beneficiaries who hold such interests on the Record Date immediately preceding the Distribution Date.

         Section 5.02 Accounts. Eligible Investments.

                  (a) Creation of Accounts.

                           (i) The Litigation Trust shall establish and maintain
in the name of the Litigation Trustee, on behalf of the Beneficiaries holding Allowed Class 3 Claims, at an Eligible Institution a segregated trust account accessible only by the Litigation Trustee (the "Class 3 Collection Account") which shall be identified as the "Class 3 Collection Account for the SLI Litigation Trust" and shall bear a designation clearly indicating that the funds deposited therein are to be held on behalf of the Beneficiaries holding Allowed Class 3 Claims.

                           (ii) The Litigation Trustee, on behalf of the
Beneficiaries holding Allowed Class 4 Claims, shall establish and maintain in the name of the Litigation Trustee at an Eligible Institution a segregated trust account accessible only by the Litigation Trustee (the "Class 4 Collection Account") which shall be identified as the "Class 4 Collection Account for the SLI Litigation Trust" and shall bear a designation clearly indicating that the funds deposited therein are held on behalf of Beneficiaries who are holders of Allowed Class 4 Claims.

                           (iii) The Litigation Trustee shall establish and
maintain in the name of the Litigation Trustee at an Eligible Institution a segregated trust account accessible only by the Litigation Trustee (the "Reserve Account") which shall be identified as the "Reserve Account for the SLI Litigation Trust" and shall bear a designation clearly indicating that the funds deposited therein are held on reserve for the approved Litigation Trust Budget; funds in the Reserve Account shall consist solely of the Litigation Trust Funds paid to the Litigation Trust on the Effective Date pursuant to the Plan, plus funds deposited therein from time to time from the Preference Litigation Account or the Other Litigation Account in an amount determined by the Trust with the approval of the Trust Advisory Board.

                           (iv) The Litigation Trust shall establish and
maintain in the name of the Litigation Trustee, on behalf of all Beneficiaries, at an Eligible Institution a segregated trust account accessible only by the Litigation Trustee (the "Preference Litigation Account") which shall be identified as the "Preference Litigation Account for the SLI Litigation Trust" and shall bear a designation clearly indicating that the funds deposited therein are to be held on behalf of all Beneficiaries for the purposes set forth herein.

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

                           (v) The Litigation Trust shall establish and maintain
in the name of the Litigation Trustee, on behalf of all Beneficiaries, at an Eligible Institution a segregated trust account accessible only by the Litigation Trustee (the "Other Litigation Account") which shall be identified as the "Other Litigation Account for the SLI Litigation Trust" and shall bear a designation clearly indicating that the funds deposited therein are to be held on behalf of all Beneficiaries for the purposes set forth herein.

                  (b) Eligible Investments.

                           (i) Funds on deposit in the Accounts shall be
invested by the Litigation Trustee in Eligible Investments selected by the Litigation Trustee that will mature so that they will be available by 12:00 noon (New York City time) on the Transfer Date immediately preceding each Distribution Date; provided, however, that funds on deposit in the Distribution Reserve shall be invested by the Litigation Trustee in Eligible Investments selected by the Litigation Trustee that will be available upon one Business Day's notice. All Eligible Investments shall be held by the Litigation Trustee on behalf of the Beneficiaries. Eligible Investments may include investments for which corporations related to the Litigation Trustee or an Affiliate of such Persons provides services.

                           (ii) All interest and other investment earnings (net
of losses and investment expenses) on funds on deposit in the Accounts shall be held in the respective accounts to which such interest and investment earnings relate.

                  (c) Maintenance of Accounts.

         The Litigation Trustee shall possess all right, title and interest in and to all funds on deposit in, and all Eligible Investments, if any, credited to, and in all proceeds of, the Accounts. The Accounts shall be under the sole dominion and control of the Litigation Trustee on behalf of the Beneficiaries. If, at any time, any Account is held by an institution other than an Eligible Institution, the Litigation Trustee shall within five Business Days establish a new Account meeting the conditions for that account in this Section and shall transfer any cash and any investments to such new account. The Litigation Trustee shall be the sole Person with authorization to withdraw any amount from any Account.

         Section 5.03 Deposits into Accounts.

         The Litigation Trustee shall make the following deposits into the following Accounts:

                  (a) all proceeds from the Preference Litigation Trust Assets, and $75,000 Preference Litigation Expense Advance, shall be deposited into the Preference Litigation Account.

                  (b) all proceeds from the Other Litigation Trust Assets, and the $150,000 Other Litigation Trust Advance, shall be deposited into the Other Litigation Account;

                  (c) on the Effective Date of the Plan, the Class 4 Fund shall be deposited in the Class 4 Collection Account;

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

                  (d) from time to time as the Litigation Trustee in his sole discretion determines, the Litigation Trustee shall simultaneously transfer 25% of the Distributable Cash from the Preference Litigation Account to the Class 3 Collection Account and 75% of the Distributable Cash from the Preference Litigation Account to the Class 4 Collection Account.

                  (e) subject to the restrictions set forth in Section 4.1l(d), from time to time as the Litigation Trustee in his sole discretion determines in compliance with Section 4.11(d), the Litigation Trustee shall simultaneously transfer 75% of the Distributable Cash from the Other Litigation Account to the Class 3 Collection Account and 25% of the Distributable Cash from the Other Litigation Account to the Class 4 Collection Account.

         Section 5.04 Distributions to Holders of Allowed Claims.

                  (a) On each Distribution Date, the Litigation Trustee shall withdraw any Distributable Cash from funds on deposit in the Class 3 Collection Account and shall distribute therefrom to each holder of an Allowed Claim in Class 3 such holder's Pro Rata Share of any Distributable Cash distributed on such Distribution Date.

                  (b) On each Distribution Date, the Litigation Trustee shall withdraw any Distributable Cash from funds on deposit in the Class 4 Collection Account and shall distribute therefrom to each holder of an Allowed Claim in Class 4 such holder's Pro Rata Share of any Distributable Cash distributed on such Distribution Date

         Section 5.05 Distributions from Distribution Reserves.

                  (a) If distributions have earlier been made to Holders of Allowed Class 4 Claims, then as soon as practical after an order Allowing a Disputed Claim in Class 4 has become a Final Order, the Litigation Trustee shall distribute from the Class 4 Collection Account, to the holder of such Disputed Claim, to the extent that Claim has been determined to be an Allowed Claim, that payment or distribution to which it would have been entitled if the portion of the Claim so Allowed had been Allowed as of the Effective Date.

                  (b) The balance of the amount reserved by the Trust in the Class 4 Collection Account on account of a Disputed Claim, after such payment applicable to a previously Disputed Claim that has been disallowed in whole or in part, shall be released from such reserve for the benefit of all Beneficiaries who are Holders of Allowed Class 4 Claims.

         Section 5.06 Delivery of Distributions.

         Distributions will be made by the Litigation Trustee as follows:

                  (a) At the addresses set forth in the proofs of Claim filed by holders of Claims (or the last known addresses of such holders if no proof of Claim is filed or if the Litigation Trustee has been notified of a change of address);

                  (b) At the addresses set forth in written notices of address change delivered to the Litigation Trustee after the date of any related proof of Claim;

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

                  (c) At the addresses reflected in the Schedules if no proof of Claim has been filed and the Litigation Trustee has not received a written notice of change of address; or

                  (d) At the addresses reflected in the Register as of the applicable Record Date.

If any distribution to a Beneficiary is returned as undeliverable, no further distributions to such Beneficiary will be made unless and until the Litigation Trustee is notified of the Beneficiary's then current address, at which time all missed distributions will be made to the holder without interest. Undeliverable distributions shall be returned to the Litigation Trustee until such distributions are claimed, and will be deposited by the Litigation Trustee into the Distribution Reserve. All claims for undeliverable distributions shall be made on or before the third anniversary of the Effective Date. After such date, all such unclaimed property will revert to the Trust for further distribution in accordance with the Plan. The claim of any Beneficiary with respect to such unclaimed property will be discharged and forever barred, notwithstanding any federal or state escheat law to the contrary.

         Section 5.07 Operating Expenses.

         The Litigation Trustee will utilize the funds in the Preference Litigation Account and the Other Litigation Account as follows:

                  (a) The Litigation Trustee shall establish the Litigation Trust Operating Budget for the purposes set forth in the Plan.

                  (b) In accordance with the Plan and subject to the Litigation Trust Operating Budget, the Litigation Trustee will draw on amounts available
(i) in the Preference Litigation Account to pay all costs and expenses related to the care and maintenance of the Preference Litigation Trust Assets, including, without limitation, professionals' fees and expenses incurred by the Litigation Trustee in pursuing the Preference Litigation Trust Assets; and (ii) in the Other Litigation Account to pay all costs and expenses related to the care and maintenance of the Other Litigation Trust Assets, including, without limitation, professionals' fees and expenses incurred by the Litigation Trustee in pursuing the Other Litigation Trust Assets, and the reserves, if any, required pursuant to Section 4.11(d); and (iii) equally from the Preference Litigation Account and the Other Litigation Account for the general expenses of the Trust not directly and specifically attributable to either the Preference Litigation Trust Assets or the Other Litigation Trust Assets, including, without limitation, fees and expenses of the Litigation Trustee, the Trust Advisory Board and their professionals.

                  (c) The Litigation Trustee will draw on the Collection Account to pay all costs and expenses related to the prosecution of any objections to Disputed Claims, including, but not limited to, the fees and expenses of the Litigation Trustee and the fees and expenses of professionals retained by the Litigation Trustee to assist in the prosecution of such objections.

         Section 5.08 Final Distribution.

         If the Litigation Trustee shall determine that the remaining assets of the Trust may be conveniently distributed, or if the existence of the Trust shall terminate, the Litigation Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the Trust Assets to the Beneficiaries.

         Section 5.09 Reports.

         The Litigation Trustee shall file with the Bankruptcy Court and the Securities and Exchange Commission all reports, if any, mandated pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended and forward a copy of such filings to the Trust Advisory Board. Upon the written request of any Beneficiary, the Litigation Trustee shall forward to a requesting Beneficiary copies of the requested reports made available to the Securities and Exchange Commission.

         Section 5.10 Tax and Other Reports to Beneficiaries.

         As soon as practicable after the end of each Fiscal Year, and as soon as practicable upon termination of the Trust, upon the request of a Beneficiary, the Litigation Trustee shall submit to such Beneficiary as of the end of such Fiscal Year or such date of termination a separate statement for such Beneficiary setting forth the Beneficiary's share of items of income, gain, loss, deduction or credit.

         Section 5.11    Tax Returns/Tax Matters.

                  (a) The Litigation Trustee shall file all tax returns and other filings with Governmental Authorities on behalf of the Trust and the Trust Assets it holds for time periods ending on or before termination of this Trust. Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Litigation Trustee) the Litigation Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a). The Litigation Trustee's filings shall also include requests for determination of tax under Section 505(b) of the Bankruptcy Code (to the extent applicable) and responses to any tax audits, solely with respect to the Trust Assets. The Litigation Trustee shall make available such information to the Beneficiaries as will enable them to properly file their separate tax returns and withhold and pay over any amounts required by tax law.

                  (b) The Litigation Trustee is authorized to act as agent for the Trust Assets in withholding or paying over any amounts required by law (including tax law) to be withheld or paid by the Trust Assets in connection with the transfer and assignment of the Trust Assets to the Trust pursuant to the Plan. The Litigation Trustee is further entitled to deduct any United States federal or applicable state withholding taxes from any payments made with respect to Allowed Claims, as appropriate, and shall otherwise comply with
Section 346 of the Bankruptcy Code.

                  (c) All net income of the Trust and net proceeds from the disposition of the Trust Assets shall be subject to United States federal and applicable state income taxation in the year such net income or net proceeds are realized, whether or not such amounts are immediately distributed to the Beneficiaries or retained by the Litigation Trustee in such reserves necessary to meet the Disputed Claims and maintain or enhance the liquidation value of the Trust Assets.

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

                  (d) The Trust Advisory Board shall determine the fair market value of Trust Assets on the Effective Date, and such determined fair market value shall be used by the Litigation Trust, the Litigation Trustee and the Beneficiaries for all federal income tax purposes.

         Section 5.12 Limitations on Litigation Trustee.

                  (a) The Litigation Trustee shall not at any time, on behalf of the Trust or Beneficiaries, (i) enter into or engage in any trade or business, and no part of the Trust Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Trust in furtherance of any trade or business, except to the extent reasonably necessary to preserve and enhance the liquidation value of the Trust Assets, or (ii) except as provided below, reinvest any assets.

                  (b) All moneys and other assets received by the Litigation Trustee shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries, but need not be segregated from other Trust Assets, unless and to the extent required by law or as otherwise specified in this Trust Agreement.

                  (c) The Litigation Trustee shall be restricted to the holding, collection, conservation, protection and administration of the Trust Assets in accordance with the provisions of this Trust Agreement and the Plan, and the payment and distribution of amounts as set forth herein for the purposes set forth in this Trust Agreement. The scope of any permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.77014(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the Internal Revenue Service guidelines, whether set forth in Internal Revenue Service rulings, other Internal Revenue Service pronouncements or otherwise. Any determination by the Litigation Trustee as to what actions are in the best interests of the Trust shall be determinative.

         Section 5.13 Further Authorization.

         The Litigation Trustee and the Trust Advisory Board shall be entitled to seek such orders, judgments, injunctions and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of the Plan and this Trust Agreement.

                                   ARTICLE VI
                              TRUST ADVISORY BOARD

         Section 6.01 Trust Advisory Board.

         The Trust Advisory Board, which shall be comprised of three members, will be comprised of one person initially selected by the Investors, one person initially selected by the Committee, and the Litigation Trustee (or any successor Litigation Trustee). The Trust Advisory Board shall have the authority and responsibility to oversee, review, and guide the activities and performance of the Litigation Trustee and shall have the authority to remove the Litigation Trustee for any reason. The Litigation Trustee shall consult with and provide information to the Trust Advisory Board in accordance with and pursuant to the terms of the Plan.

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

         The Trust Advisory Board shall have the authority to select and engage such Persons, and select and engage such professional advisors, including, without limitation, any Professional previously retained by the Committee in accordance with the terms of the Plan and this Trust Agreement, as the Trust Advisory Board deems necessary and desirable to assist the Trust Advisory Board in fulfilling its obligations under this Trust Agreement and the Plan, and the Trust shall pay the reasonable fees of such Persons and reimburse such Persons for their reasonable out-of-pocket costs and expenses as consistent with the Litigation Trust Operating Budget.

         Section 6.02 Manner of Acting.

         A majority of the total number of members of the Trust Advisory Board then in office shall constitute a quorum for the transaction of business at any meeting of the Trust Advisory Board. The affirmative vote of a majority of the members of the Trust Advisory Board present at a meeting at which a quorum is present shall be the act of the Trust Advisory Board except as otherwise required by law or as provided in this Trust Agreement. Any or all of the members of the Trust Advisory Board may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. Any member of the Trust Advisory Board participating in a meeting by this means is deemed to be present in person at the meeting.

         Any member of the Trust Advisory Board who is present at a meeting of the Trust Advisory Board when action is taken is deemed to have assented to the action taken unless: (i) such member of the Trust Advisory Board objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (ii) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he/she delivers written notice of his/her dissent or abstention to the Trust Advisory Board before its adjournment. The right of dissent or abstention is not available to any member of the Trust Advisory Board who votes in favor of the action taken.

         Section 6.03 Trust Advisory Board's Action Without a Meeting.

         Any action required or permitted to be taken by the Trust Advisory Board at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Trust Advisory Board as evidenced by one or more written consents describing the action taken, signed by the Trust Advisory Board and filed with the minutes or proceedings of the Trust Advisory Board.

         Section 6.04 Tenure, Removal, and Replacement of the members of the Trust Advisory Board.

         The authority of the members of the Trust Advisory Board will be effective as of the Effective Date and will remain and continue in full force and effect until the Trust is terminated in accordance with Section 7.01. The service of the members of the Trust Advisory Board will be subject to the following:

                  (a) The members of the Trust Advisory Board will serve until death or resignation pursuant to subsection (b) below, or removal pursuant to subsection (c) below;

                  (b) A member of the Trust Advisory Board may resign at any time by providing a written notice of resignation to the remaining members of the Trust Advisory Board. Such resignation will be effective when a successor is appointed as provided herein;

                  (c) The member of the Trust Advisory Board appointed by the Investors may be removed, and in the event of a vacancy in such member's position (whether by removal, death or resignation) a new member may be appointed, by the affirmative vote of the Holders of not less than 2/3 in dollar amount of Allowed Class 3 Claims voting (provided that all Holders of Allowed Class 3 Claims shall be provided an opportunity to vote). The member of the Trust Advisory Board appointed by the Committee may be removed, and in the event of a vacancy in such member's position (whether by removal, death or resignation) a new member may be appointed, by the affirmative vote of the Holders of not less than 2/3 in dollar amount of Allowed Class 4 Claims voting (provided that all Holders of Allowed Class 4 Claims shall be provided an opportunity to vote). The appointment of a successor member of the Trust Advisory Board will be evidenced by the filing with the Bankruptcy Court of a notice of appointment, which notice will include the name, address, and telephone number of the successor member of the Trust Advisory Board.

                  (d) Upon the death, resignation or removal of the Litigation Trustee, said person shall likewise cease to be a member of the Trust Advisory Board. The successor Litigation Trustee appointed pursuant to Section 4.02, shall upon acceptance of the Trust as provided in Section 4.03, automatically be a member of the Trust Advisory Board.

                  (e) Immediately upon appointment of any successor member of the Trust Advisory Board, all rights, powers, duties, authority, and privileges of the predecessor member of the Trust Advisory Board hereunder will be vested in and undertaken by the successor member of the Trust Advisory Board without any further act; and the successor member of the Trust Advisory Board will not be liable personally for any act or omission of the predecessor member of the Trust Advisory Board.

         Section 6.05 Compensation.

         The members of the Trust Advisory Board shall be reimbursed for all reasonable out of pocket expenses, including travel expenses, incurred by the members of the Trust Advisory Board in connection with the performance of their duties hereunder up to an amount no greater than $5,000 in any Fiscal Year.

                                   ARTICLE VII
                                DURATION OF TRUST

         Section 7.01 Duration of Trust.

         This Trust shall terminate on the date upon which all of the Trust Assets have been distributed to the Beneficiaries and all of the necessary tax returns have been prepared and filed; provided, however, that the Trust shall terminate no later than the third anniversary of the

Effective Date. On or prior to such termination date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Trust upon a finding by the Bankruptcy Court that the extension is necessary for the liquidating purposes of the Trust. Extensions may be obtained so long as each extension is approved by the Bankruptcy Court six months prior to the expiration of the original term and each extended term.

         Section 7.02 Continuance of Trust for Winding Up.

         After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Litigation Trustee shall continue to act as such until its duties have been fully performed. Upon termination of the Trust, the Litigation Trustee shall retain for a period of two years the books, records, Beneficiary lists, Register, and certificates and other documents and files which shall have been delivered to or created by the Litigation Trustee. At the Litigation Trustee's discretion, all of such records and documents may, but need not, be destroyed at any time after two years from the completion and winding up of the affairs of the Trust. Except as otherwise specifically provided herein, upon the termination of the Trust, the Litigation Trustee shall have no further duties or obligations hereunder.

                                  ARTICLE VIII
                    INDEMNIFICATION; LIMITATIONS ON LIABILITY

         Section 8.01 General Indemnification.

         The Trust shall indemnify and hold harmless any Person who was, or is, a party, or is threatened to be made a party, to any pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was the Litigation Trustee, a member of the Trust Advisory Board or an employee of the Trust, or an agent, attorney, accountant or other professional for the Litigation Trustee or the Trust Advisory Board, against all costs, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such entity in connection with such action, suit or proceeding, or the defense or settlement of any claim, issue or matter therein, to the fullest extent, except to the extent such liability is determined to be the result of willful misconduct or gross negligence. Costs or expenses incurred by any such entity in defending any such action, suit or proceeding may be paid by the Trust in advance of the institution or final disposition of such action, suit or proceeding, if authorized by the Litigation Trustee and the Trust Advisory Board. The Litigation Trustee may in its discretion purchase and maintain insurance on behalf of any Person who is or was a beneficiary of this provision.

         Section 8.02 No Recourse.

         Except as provided in the Plan and this Trust Agreement, no recourse shall ever be had, directly or indirectly, against the Litigation Trustee or any member of the Trust Advisory Board personally, or against any agent, attorney, accountant or other professional for the Litigation Trustee or the Trust Advisory Board, by legal or equitable proceedings, or by virtue of any statute or otherwise, nor upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever executed by the Litigation Trustee under the Plan, this Trust Agreement, or by reason of the creation of any indebtedness by the Litigation Trustee under the

Plan or this Trust Agreement for any purpose authorized by the Plan or this Trust Agreement, it being expressly understood and agreed that all such liabilities, covenants and agreements shall be enforceable only against and be satisfied only out of the Trust Assets or such part thereof as shall under the terms of any such agreement be liable therefor or shall be evidence only of a right of payment out of the Trust Assets.

         Section 8.03 No Liability for Acts of Predecessor.

         No successor Litigation Trustee shall be in any way responsible or liable for the acts or omissions of any predecessor Litigation Trustee in office prior to the date on which such Person becomes the Litigation Trustee, nor shall such successor Litigation Trustee be obligated to inquire into the validity or propriety of any such act or omission unless such successor Litigation Trustee expressly assumes such responsibility. Any successor Litigation Trustee shall be entitled to accept as conclusive any final accounting and statement of Trust Assets furnished to such successor Litigation Trustee by the predecessor Litigation Trustee and shall further be responsible only for those Trust Assets included in such statement.

         Section 8.04 Limitation on Litigation Trustee's and Trust Advisory Board's Liability.

         Subject to applicable law, neither the Litigation Trustee nor the members of the Trust Advisory Board shall be liable for any act or omission while acting in good faith and in the exercise of reasonable business judgment, and the fact that such act or omission was advised by an authorized attorney for the Litigation Trustee or Trust Advisory Board, shall be evidence of such good faith and reasonable judgment; nor shall the Litigation Trustee or any member of the Trust Advisory Board be liable in any event, except to the extent determined to be the result of its own gross negligence, willful fraud or other willful misconduct. The foregoing limitation on liability will apply equally to the agents, employees or Professionals of the Litigation Trustee or the Trust Advisory Board acting on behalf of the Litigation Trustee or the Trust Advisory Board in the fulfillment of their duties under the Plan and this Trust Agreement. Neither the Litigation Trustee, any Beneficiaries nor the members of the Trust Advisory Board shall be personally liable with respect to any liabilities or obligations of the Trust or any liabilities or obligations relating to the Trust Assets, including, without limitation, those arising under this Trust Agreement or with respect to the Trust or the Trust Assets, and all persons dealing with the Trust must look solely to the Trust Assets for the enforcement of any claims against the Trust or the Trust Assets.

         Section 8.05 Express Exculpatory Clauses in Instruments.

         As far as practicable, the Litigation Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Trust Agreement and to provide that none of the members of the Trust Advisory Board, the Beneficiaries or the Litigation Trustee shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render any member of the Trust Advisory Board, any Beneficiary or the Litigation Trustee liable nor shall the Litigation Trustee be liable to anyone for such omission.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         Section 9.01 Notices.

         All notices, requests or other communications to the parties hereto shall be in writing and shall be sufficiently given only if (i) delivered in person; (ii) sent by electronic facsimile communication, as evidenced by a confirmed fax transmission report; (iii) sent by registered or certified mail, return receipt requested; or (iv) sent by commercial delivery service or courier. Until a change of address is communicated, as provided below, all notices, requests and other communications shall be sent to the parties at the following addresses or facsimile numbers:

         If to the Litigation Trustee, to:

                  [Litigation Trustee]

                  _________________________

                  _________________________

                  Attn: [_____________________]

                  Fax: (____)_____-______

         If to the Trust Advisory Board, to:

                  ___________________________

                  ___________________________

                  ___________________________

                  Attn: _____________________

                        _____________________

                  Fax:  (_____)______-_____

All notices shall be effective and shall be deemed delivered (i) if by personal delivery, delivery service or courier, on the date of delivery; (ii) if by electronic facsimile communication, on the date of transmission of the communication; and (iii) if by mail, on the date of receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         Section 9.02 Effectiveness.

         This Trust Agreement shall become effective upon the Effective Date of the Plan.

         Section 9.03 Counterparts.

         This Trust Agreement may be executed in one or more counterparts, all of which shall be taken together to constitute one and the same instrument.

         Section 9.04 Governing Law.

         Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, this Trust Agreement shall be governed by, construed under and interpreted in accordance with, the laws of the State of [Delaware].

         Section 9.05 Severability of Provisions.

         Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Trust Agreement or affecting the validity or enforceability of any of the terms or provisions of this Trust Agreement in any other jurisdiction.

         Section 9.06 Entire Agreement.

         This Trust Agreement (including the Recitals), the Plan, and the Confirmation Order constitute the entire agreement by and among the parties and there are no representations, warranties, covenants or obligations except as set forth herein or therein. This Trust Agreement, the Plan and the Confirmation Order supersede all prior and contemporaneous agreements, understandings, negotiations, discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein, in the Plan or in the Confirmation Order, nothing in this Trust Agreement is intended or shall be construed to confer upon or to give any person other than the parties thereto and their respective heirs, administrators, executors, successors, or assigns any right to remedies under or by .reason of this Trust Agreement.

         Section 9.07 Effect of Death. Incapacity or Bankruptcy of Beneficiary.

         The death, incapacity or bankruptcy of a Beneficiary during the terms of this Trust Agreement shall not operate to terminate the Trust Agreement, nor shall it entitle the representatives or creditors of the deceased Beneficiary to an accounting, or to take any action in the courts or elsewhere for the distribution of the Trust Assets or for a partition thereof, nor shall it otherwise affect the rights and obligations of any Beneficiary.

         Section 9.08 Effect of Trust on Third Parties.

         There is no obligation on the part of any purchaser or purchasers from the Litigation Trustee or any agent of the Litigation Trustee, or on the part of any other persons dealing with the Litigation Trustee or any agent of the Litigation Trustee, to see the application of the purchase money or other consideration passing to the Litigation Trustee or any agent of the Litigation Trustee, or to inquire into the validity, expediency or propriety of any such transaction by the Litigation Trustee or any agent of the Litigation Trustee.

         Section 9.09 Waiver.

         No failure or delay of any party to exercise any night or remedy pursuant to this Trust Agreement shall affect such right or remedy or constitute a waiver by such party of any night or remedy pursuant thereto.Resort to one form of remedy shall not constitute a waiver of alternative remedies.

         Section 9.10 Relationship Created.

         The only relationship created by this Trust Agreement is the relationship between the Litigation Trustee, the Trust Advisory Board and the Beneficiaries. No other relationship or liability is created. Nothing contained in this Trust Agreement shall be construed so as to construe the Beneficiaries or their successors-in-interest as creating an association, partnership, or joint venture of any kind.

         Section 9.11 Tax Identification Numbers.

         The Litigation Trustee may require any Beneficiary to furnish to the Litigation Trustee, (i) its employer or taxpayer identification number as assigned by the Internal Revenue Service, and (ii) such other records or documents necessary to satisfy the Litigation Trustee's tax reporting obligations (including, but not limited to, certificates of non-foreign status). The Litigation Trustee may condition the payment of any distribution to any Beneficiary upon receipt of such identification number and requested documents.

         Section 9.12 Amendment of Trust Agreement.

         This Trust Agreement may be amended from time to time, without modifying the Plan or the Confirmation Order, with the approval of all the members of the Trust Advisory Board and on the condition that there are no vacancies on the Trust Advisory Board other than in the position held by the Litigation Trustee; provided, that no amendment shall be made to (i) the priority of Claims or distribution scheme under the Plan; (ii) Article VI of this Trust Agreement; or (iii) Section 4.11 of this Trust Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                           LITIGATION TRUSTEE:

                                           _____________________________________
                                               [Name]

                                           TRUST ADVISORY BOARD:

                                           _____________________________________

                                               [Name]

                                           _____________________________________
                                               [Name]

                                           DEBTORS:

                                           SLI, INC.
                                           By:__________________________________

                                           CHICAGO MINIATURE
                                           OPTOELECTRONICS, INC.

                                           By:._________________________________

                                           ELECTRO-MAG INTERNATIONAL, INC.

                                           By:__________________________________

                                           CHICAGO-MINIATURE LAMP-SYLVANIA
                                           LIGHTING INTERNATIONAL, INC.

                                           By:__________________________________

                                           SLI LIGHTING PRODUCTS, INC.

                                           By:__________________________________

                                           SLI LIGHTING PRODUCTS COMPANY

                                           By:__________________________________

                                           SLI LIGHTING SOLUTIONS, INC.

                                           By:__________________________________

                                           CML AIR, INC.

                                           By:__________________________________

                                    EXHIBIT A

                                      PLAN

                                    EXHIBIT B

                               CONFIRMATION ORDER

                                    EXHIBIT G
    TO SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
              IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED
                                    CREDITORS

                     NON-EXCLUSIVE LIST OF LITIGATION RIGHTS

                NON-EXCLUSIVE LIST OF POTENTIAL LITIGATION RIGHTS

Brief Descripton of
Claim                      Amount of Claim                   Claiming Party             Claim Against
----------------------------------------------------------------------------------------------------------------
Failure to pay note.       in excess of                     SLl Lighting Company       Emess Design Group LLC
                           $400,000
----------------------------------------------------------------------------------------------------------------
Indemnity obligation       Unknown                          SLI Lighting Company       Emess Pic
for environmental                                           & SLI, Inc.
matter.
----------------------------------------------------------------------------------------------------------------
Twister Lamp Cost          Approximately $138, 000          SLI Lighting               Emess PLC
Sharing                                                     Company/SLI, lnc.
----------------------------------------------------------------------------------------------------------------
Parke Indemnity            Potentially as much as $2.4      SLI, Inc. & SLI            Strategic Resource
Claim - claim              million                          Lighting Solutions,        Solutions Corp.
arising out of                                              Inc.
acquisition of Parke
Industries business for
uncollectable
receivables, improper
sales recognition, and
unaccrued warranty
liabilities.
----------------------------------------------------------------------------------------------------------------
Payment for Services       Approximately $45, 000           SLI Lighting Solutions,    Goody's Family
                                                            Inc.                       Clothing Inc.
----------------------------------------------------------------------------------------------------------------
Indemnification Claim      Unknown; equal to costs of       SLI Inc., SLI Lighting     Valmont Industries,
                           resolving a potential            Products, Inc. and/or      Inc.
                           judgment lien against            CCC de Mexico S.A.
                           certain property located in      de C.V.
                           Juarez, Mexico
----------------------------------------------------------------------------------------------------------------
Counterclaims              Unknown                          SLI, Inc.                  Osram Sylvania Inc.
----------------------------------------------------------------------------------------------------------------

All Avoidance Actions      Unknown                          Any or all of SLI, Inc.,   All Persons or
(as defined in the                                          Chicago Miniature          Governmental Units that
Plan)                                                       Optoelectronic             received or benefitted
                                                            Technologies, Inc.,        from a transfer from
                                                            ElectroMag                 one or more of the
                                                            International, Inc.,       Debtors within any
                                                            Chicago-Miniature          applicable statutory
                                                            Lamp-Sylvania Lighting     period(s)
                                                            International, Inc.,
                                                            SLI Lighting Products,
                                                            Inc., SLI Lighting
                                                            Company, SLI Lighting
                                                            Solutions, Inc., and
                                                            CML Air, Inc.
----------------------------------------------------------------------------------------------------------------
Subject to Article XIII    Unknown                          Any or all of SLI, Inc.,   All Persons or
of the Plan, all other                                      Chicago Miniature          Governmental Units
Litigation Rights (as                                       Optoelectronic
defined in the Plan)                                        Technologies, Inc.,
of any kind or nature                                       ElectroMag International,
                                                            Inc., Chicago-Miniature
                                                            Lamp-Sylvania Lighting
                                                            International, Inc., SLI
                                                            Lighting Products,
                                                            Inc., SLI Lighting
                                                            Company, SLI Lighting
                                                            Solutions, Inc., and
                                                            CML Air, Inc.
----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT H
    TO SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
              IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED
                                    CREDITORS

                      EQUITY SUBSCRIPTION COMMITMENT LETTER

                                                                    CONFIDENTIAL

          DDJ CAPITAL MANAGEMENT, LLC CERBERUS CAPITAL MANAGEMENT, L.P.

                          J.P. MORGAN SECURITIES, INC.

                                   June 9,2003

SLI, Inc.
500 Chapman Street
Canton, MA 0202J
Attention: Ray Dombrowski

                           Re:      Equity Subscription Commitment

Gentlemen:

                  Reference is made to the chapter 11 cases of SLI, Inc. ("SLI") and certain of its subsidiaries (collectively the "Debtors") now pending before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

                  The undersigned, severally and not jointly, (collectively, the "Investors"), are pleased to provide a commitment to make an investment (the "Investment") in the amount and on the terms and conditions set forth herein and in the term sheet attached hereto as Exhibit A (the "Term Sheet"). Each of the Investors is being advised by a financial advisor identified on Exhibit B hereto (the "Advisors"). The Investment will be made to purchase common stock of the successor entity to SLI ("Reorganized SLI") pursuant to the terms and conditions of a plan of reorganization for the Debtors in substantially the form of the Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors In Possession and the Official Committee of Unsecured Creditors, dated May 15, 2003, and attached as Exhibit A to the disclosure statement (the "Disclosure Statement") approved by the Bankruptcy Court on May 15, 2003 (the "Plan"). The Investment shall be used by one or more of the Debtors, Reorganized SLI and one or more reorganized debtor subsidiaries (together, the "Reorganized Debtors") to fund the Net Debtor Exit Costs (as defined in the Plan).

                  The Investors' commitment for the Investment is also subject to (i) there having not occurred, from March 31,2003 through the consummation of the Investment, any material adverse change in the assets, liabilities, business, results of operations or financial condition of the Debtors and the non-debtor affiliates of SLI (the "Non-Debtors"), taken as a whole (a

SLI, Inc.
June 9,2003
Page 2

"Material Adverse Change") and no Debtor being aware of any such threatened change not previously disclosed and (ii) the satisfaction of each of the terms and conditions set forth in the Term Sheet. To their know]edge (based solely on the information provided by the Debtors to them and without any further inquiry), the Investors are not aware of any Material Adverse Change existing as of the date hereof.

                  Upon execution hereof, SLI and each other Debtor will, and each agrees to use its reasonable best efforts to cause each Non-Debtor to, afford each of the Investors and their counsel, consultants, accountants, appraisers, potential lenders and their advisors, financial advisers and other representatives (collectively, "Representatives") full and complete access to the books, records and properties of each of the Debtors and Non-Debtors and the opportunity to discuss the business, affairs and finances of each such entity with each such entity's respective directors, officers, employees, accountants, attorneys and representatives in order to enable the Investors and their Representatives to make such investigations of each of the Debtors and Non-Debtors and their respective businesses as they deem appropriate. SLI and each other Debtor will use its reasonable best efforts to, and each agrees to use its reasonable best efforts to cause each Non-Debtor to use its reasonable best efforts to, cause the officers, directors, employees, counsel, accountants, restructuring advisers and tax advisers and other representatives of each of the Debtors and Non-Debtors to cooperate so that the Investors can complete such review, including promptly disclosing to the Investors any material facts known to such parties which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

                  Each of the Debtors, jointly and severally, agree to reimburse the Investors for all fees and expenses (the "Expenses") incurred by or on behalf of the Investors in connection with the negotiation, preparation, execution and delivery of this Commitment Letter, Term Sheet and the Plan and any and all definitive documentation or other acts relating hereto or thereto, including, but not limited to, all fees and expenses of counsel, accountants, appraisers, financial advisers and/or consultants to the Investors and the fees and expenses incurred by the Investors in connection with any due diligence with respect to this Commitment Letter, Term Sheet or any financing to be provided to the Debtors or the Reorganized Debtors in connection with the implementation of the Plan (an "Exit Financing"), including fees and expenses payable to counsel, accountants, appraisers, potential lenders, financial advisers or consultants. The obligations of each of the Debtors to jointly and severally reimburse expenses as provided herein (the "Expense Obligations") shall remain effective whether or not any definitive documentation is executed and notwithstanding any termination of this Commitment Letter, subject only to the approval of the Bankruptcy Court; provided, however, that the Debtors shall not be obligated to reimburse an Investor for Expenses incurred solely by or solely on behalf of such individual Investor if such Investor does not make its Investment pursuant to this Commitment Letter and is in breach or violation of any material obligation hereunder on the Effective Date; and provided further, that the Debtors shall not be obligated to reimburse the Investors for any of their Expenses arising from or connected with the Plan (as separate from the Commitment Letter and Term Sheet) if the Effective Date of Plan does not occur.

SLI, Inc.
June 9,2003
Page 3

                  Excluding any Indemnity Claim (as defined herein) to the extent arising from an Indemnified Party's (as defined herein) breach of this Commitment Letter and/or the Term Sheet, the Debtors each agree to jointly and severally indemnify and hold harmless the Investors and their respective affiliates, advisors, directors, officers, partners, members, employees, agents and assignees (including affiliates thereof) (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities or other expenses to which such Indemnified Party may become subject (each an "Indemnity Claim"), insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or are connected with this Commitment Letter or the Term Sheet and/or the Exit Financing, and each of the Debtors jointly and severally agrees to reimburse (on an as-incurred monthly basis) each Indemnified Party for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which indemnified expenses arise). In the event of any litigation or dispute involving this Commitment Letter and/or the Term Sheet, the Investors shall not be responsible or liable to any of the Debtors, any of their successors thereto, or any other person or entity for any special, indirect, consequential, incidental or punitive damages. The obligations of Debtors under this paragraph (the "Indemnification Obligations") shall remain effective whether or not any of the transactions contemplated in this Commitment Letter are consummated, any definitive legal documentation is executed and notwithstanding any termination of this Commitment Letter, subject only to the approval of the Bankruptcy Court.

                  In connection with the Investment, each of the Debtors agree jointly and severally to pay to the Advisors a fee in an aggregate amount equal to $1,000,000 (the "Advisory Fee"), which shall be payable at the Effective Date (as that term is defined herein), when and if the Investors consummate the Investment. The Advisory Fee, Expense Obligations and Indemnification Obligations payable hereunder shall be paid in immediately available funds.

                  In connection with the execution of this Commitment Letter, each of the Debtors covenants to use its reasonable best efforts to ensure that the Debtors shall have consummated, prior to the effective dale of the Plan (the "Effective Date"), working capital debt financing from third party lenders on terms agreed upon by such entities and the Investors, which financing is currently anticipated to be approximately $20,000,000 but will be such amount as may be approved by the Investors and supported by the credit of the Reorganized Debtors and the Non-Debtors (collectively, the "SL1 Entities"), upon such market terms and conditions and subject to such customary documentation as to which the Investors have consented (collectively, the "Working Capital Financing"); provided however, that to the extent that the Debtors are either (i) unable to obtain a Working Capital Financing commitment letter (a "Working Capital Financing Commitment Letter") prior to the commencement of the hearing before the Bankruptcy Court to consider the confirmation of the Plan or (ii) are able to obtain the Working Capital Financing Commitment Letter but are unable to consummate a Working Capital Financing based upon the terms specified in such letter on or before the Effective Date, then the Investors shall provide debt financing on or before the Effective Date in accordance with terms and conditions to be agreed upon by the Debtors and Investors, which terms and conditions shall be set forth in a

SLI, Inc.
June 9,2003
Page 4

letter agreement and term sheet (collectively, the "Debt Commitment Letter") to be delivered to the Debtors by the Investors on or before 10 a.m. (NY Time) June 13,2003. An amount equal to the net Working Capital Financing funds less $3,000,000, shall be used by one or more of the Debtors to fund the Debtor Exit Costs (as defined in the Plan). Unless otherwise agreed to by the Investors, $3,000,000 of the Working Capital Financing shall be held available after the satisfaction of the Exit Costs for use by one or more of the SL1 Entities for general post-Effective Date working capital financing needs.

                  To the best of their knowledge, the Debtors jointly and severally represent, warrant and covenant that (i) the Plan, the Disclosure Statement and each of their respective exhibits and all supplements thereto (collectively, the "Information") is (or if not yet delivered, will, when delivered, be) when considered as a whole, correct in all material respects and does (or if not yet delivered, when delivered will) not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which they were made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests which are believed by one or more of the Debtors to be reasonable and (B) information believed by one or more of the Debtors to have been accurate based upon the information available to them at the time such projections were furnished to the Investors.

                  Except to the extent otherwise required by law, the Debtors will not, and will use reasonable best efforts to cause the Non-Debtors not to, issue any press release that references any Investor or the Investment without the consent of each such Investor. The Investors' response (whether in the affirmative or the negative) to any request for such consent will not be unreasonably delayed.

                  Subject to the receipt of Bankruptcy Court approval by the Debtors with respect to the performance of certain of their obligations under this Commitment Letter and the Term Sheet (together, the "Agreement") are a binding commitment among each of the parties hereto. Each Debtor agrees and acknowledges that each of the representations, warranties and covenants set forth in the Term Sheet are incorporated by reference herein and shall have been deemed to have been made by each Debtor as of the date first set forth above and shall survive the consummation of the Investment or any termination of the transactions contemplated herein and/or in the Term Sheet. The Investors agree and acknowledge that they shall have no individual claim or cause of action against any member of the board of directors, officer, agent or employee of any of the Debtors solely as a result of the untruth or inaccuracy of any representation in this Agreement.

                  This Agreement: (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto; (b) shall be governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof that require that application of the law of another jurisdiction; (c) may not be assigned nor may any of the rights hereunder be assigned or any of the obligations hereunder be delegated without the written consent of the other parties, except that each Investor

SLI, Inc.
June 9,2003
Page 5

may assign any of its rights and/or delegate any of its obligations under this Agreement to any affiliate thereof, including, without limitation, to any entity related to or under common control with such Investor so long as such prospective assignee has agreed to be bound the terms and conditions contained herein and in the Term Sheet (and any purported assignment in violation of this clause without such consent shall be null and void); (d) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto; and (e) may not be amended or waived except by an instrument in writing signed by each of the parties hereto. This Agreement will apply to, be binding in all respects upon, and inure to, the benefit of the successors and permitted assigns.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  Notwithstanding anything herein to the contrary, the obligations of the Debtors under the Agreement are subject to the approval of the Bankruptcy Court. The Debtors shall obtain approval of the Bankruptcy Court of each of their obligations under the Agreement on or before June 19,2003.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet by returning to us executed counterparts hereof not later than 7:00 p.m., New York City time, on June 9,2003. The Investors* commitment and agreements herein will expire at such time in the event the Investors have not received such executed counterparts in accordance with the immediately preceding sentence.

                                Very truly yours,

                                   FUNDS AND ACCOUNTS MANAGED BY DDJ CAPITAL
                                   MANAGEMENT, LLC:

                                   B III-A Capital Partners, L.P.
                                   By: GP III-A, LLC, its General Partner
                                   By: DDJ Capital Management, LLC, Manager

                                   By: _________________________________________
                                       Name:  Judy K. Mencher
                                       Title: Member

                                   B IV Capital Partners, L.P.
                                   By: GP Capital IV, LLC, its General Partner
                                   By: DDJ Capital Management, LLC, Manager

                                   By: _________________________________________
                                       Name:  Judy K. Mencher
                                       Title: Member

SLI, Inc.
June 9,2003
Page 5

conditions contained herein and in the Term Sheet (and any purported assignment in violation of this clause without such consent shall be null and void); (d) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto; and (c) may not be amended or waived except by an instrument in writing signed by each of the parties hereto. This Agreement will apply to, be binding in all respects upon, and inure to, the benefit of the successors and permitted assigns.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  Notwithstanding anything herein to the contrary, the obligations of the Debtors under the Agreement are subject to the approval of the Bankruptcy Court. The Debtors shall obtain approval of the Bankruptcy Court of each of their obligations under the Agreement on or before June 19,2003.

                  If the foregoing correctly sets forth our agreement, please Indicate your acceptance of the terms hereof and of the Term Sheet by returning to us executed counterparts hereof not later than 7:00 p.m., New York City time, on June 9,2003. The Investors' commitment and agreements herein will expire at such time in the event the Investors have not received such executed counterparts in accordance with the immediately preceding sentence.

                              Very truly yours,

                                 FUNDS AND ACCOUNTS MANAGED BY DDJ CAPITOL
                                 MANAGEMENT, LLC:

                                 B III-A Capital Partners, L.P.
                                 By: GP III-A, LLC, its General Partner
                                 By: DDJ Capital Management, LLC, Manager

                                 By: /s/ JUDY K. MENCHER
                                     -----------------------------------------
                                     Name:  Judy K. Mencher
                                     Title: Member

                                 B IV Capital Partners, L.P.
                                 By: GP Capital IV, LLC, its General Partner
                                 By: DDJ Capital Management, LLC, Manager

                                 By: /s/ JUDY K. MENCHER
                                     -----------------------------------------
                                     Name:  Judy K. Mencher
                                     Title: Member

SLI, Inc.
June 9,2003
Page 6

                                 Cerberus Capital Management,
                                 on behalf of certain managed accounts and funds

                                 By: /s/ [ILLEGIBLE]
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 J.P. Morgan Securities, Inc.

                                 By: __________________________________________
                                     Name:
                                     Title:

SLI, Inc.
June 9,2003
Page 6

                                 By: __________________________________________
                                     Name:  David J. Breazzano
                                     Title: Member

                                 Cerberus Capital Management, L.P.,
                                 on behalf of certain managed accounts and funds

                                 By: __________________________________________
                                     Name:
                                     Title:

                                 J.P. Morgan Securities, Inc.

                                 By: /s/ [ILLEGIBLE]
                                     ------------------------------------------
                                     Name:
                                     Title:

SLI, Inc.
June 9,2003
Page 7

Agreed to and Accepted as of the Date first set forth above:

SLI, INC.                             CHICAGO MINIATURE LAMP-
                                      SYLVANIA LIGHTING INTERNATIONAL, INC.

By: /s/ [ILLEGIBLE]                   By: /s/ [ILLEGIBLE]
    ------------------------------        ------------------------------
    Name:                                 Name:
    Title:                                Title:

CHICAGO MINIATURE OPTOELECTRONIC      SLI LIGHTING COMPANY
TECHNOLOGIES, INC.

By: /s/ [ILLEGIBLE]                   By: /s/ [ILLEGIBLE]
    ------------------------------        ------------------------------
    Name:                                 Name:
    Title:                                Title:

ElECTRO-MAG INTERNATIONAL, INC.        SLI LIGHTING SOLUTIONS, INC.

By: /s/ [ILLEGIBLE]                   By: /s/ [ILLEGIBLE]
    ------------------------------        ------------------------------
    Name:                                 Name:
    Title:                                Title:

SLI LIGHTING PRODUCTS, INC.           CML AIR, INC.

By: /s/ [ILLEGIBLE]                   By: /s/ [ILLEGIBLE]
    ------------------------------        ------------------------------
    Name:                                 Name:
    Title:                                Title:

                                   EXHIBIT "A"

                                   TERM SHEET

                  This Term Sheet is part of the commitment letter dated June 9, 2003 (the "Commitment Letter"), addressed to SLI by the Investors and is subject to the terms and conditions of the Commitment Letter. Capitalized terms used herein shall have the meanings set forth in the Commitment Letter, unless otherwise defined herein.

ISSUER:                Reorganized SLI

SECURITIES TO BE       Newly issued shares of common stock, common membership
ISSUED:                interests or other common equity interests (the "New
                       Common Shares") of Reorganized SLI.(1)

AGGREGATE              The New Common Shares shall be issued in consideration of
INVESTMENT             an aggregate investment (the "Investment") in Reorganized
FOR NEW COMMON         SLI equal to the Net Debtor Exit Costs (as that term is
SHARES:                defined in the Plan). Closing on the Investment will take
                       place on the Effective Date, by the delivery to Reorganized SLI, by wire transfer of immediately available funds, in the amount of the Investment.

NUMBER OF NEW          Assuming, solely for purposes of illustration, that
COMMON SHARES TO       Reorganized SLI has 1,000 shares outstanding on the
BE ISSUED:             Effective Date (i) after giving effect to all other
                       shares of common stock to be issued pursuant to the Plan on such date and (ii) without regard to any shares of common stock subject to an option to repurchase by Reorganized SLI or any affiliate and warrants, options or other rights exercisable into common stock issued or granted to or reserved for any management of Reorganized
                       SLI or any direct or indirect subsidiary, an aggregate number of New Common Shares equal to the aggregate
                       Investment divided by $55,555.56 per share. By way of example, with 1,000 initial shares, using the $55,555.56 per share purchase price, if the Investment is $25 million, Reorganized SLI will issue a number of New
                       Common Shares for the Investment such that the holders of such New Common Shares will hold 31.1% of such outstanding common shares of Reorganized SLI. If the Investment is $10 million, Reorganized SLI will issue a number of New Common Shares for the Investment such that the holders of such New Common Shares will hold 15.3% of such outstanding shares of common stock. In the event that the number of New Common Shares outstanding prior to the Investment differs from 1,000, the per share price will be adjusted to maintain the same relative cost for the same percentage. For example, with 800 initial shares, the

-----------------------
(1) To the extent that Reorganized SLI is in the form of a limited liability company, the references to New Common Shares herein will equally refer to membership interests in such entity on the same basis as if it were organized as a corporation issuing shares of stock and the meanings of other terms and references herein, as applicable, shall be construed in such context.

                       adjusted purchase price would be $69,444.44 per share, so that if the Investment is $25 million, Reorganized SLI will still issue a number of New Common Shares for the Investment such that the holders of such New Common Shares will hold 31.1% of such outstanding common shares of Reorganized SLI.

PARTICIPATION IN       The allocation of the New Common Shares will occur in the
INVESTMENT BY RIGHTS   following manner:
OFFERING:
                       a) All holders, including Investors, of an Allowed Class
                       3 Secured Lender Claims (as defined in the Plan) shall have the right to elect, on the ballot distributed to solicit acceptances of the Plan (the "Ballot"), to purchase the New Common Shares on a pro rata basis (i.
                       e., based on their holdings of Allowed Class 3 Secured
                       Lender Claims in relation to the total amount of Allowed
                       Class 3 Secured Lender Claims including the claims of the Investors (each such amount of New Common Shares, a "Pro
                       Rata Allotment")). (All holders of Allowed Class 3
                       Secured Lender Claims other than the Investors who elect to participate in the Investment are referred to hereinafter as "Participating Other Holders." All such holders other than the Investors that do not elect to participate in the Investment are referred to hereinafter as the "Non-Participants").

                       b) If any of the Investors does not take up its Pro Rata Allotment, the other Investors and Participating Other Holders who have taken up their respective Pro Rata Allotments shall, by having made the corresponding election on the Ballot, have the right (but not the obligation, except to the extent of the standby purchase commitment of the Investors set forth below) to purchase all such unpurchased New Common Shares (the "Additional New Common Shares") on a pro rata amount based on their Pro Rata Allotment.

                       On or before June 20, 2003, SLI shall inform each Investor and each Participating Other Holder that has elected to take up its Pro Rata Allotment in writing of the number of such shares to be issued to each such party on the Effective Date and the cash payment to be remitted to Reorganized SLI by such party on the Effective Date in consideration of such New Common Shares.

                       On or before June 20, 2003, SLI shall inform each Investor and each Participating Other Holder that has elected to purchase any Additional New Common Shares in writing of the number of such shares to be issued to each such party on the Effective Date and the cash payment to be remitted to Reorganized SLI by such party on the Effective Date in consideration of such shares.(2)

-----------------------
(2) In order to facilitate the allocation of the New Common Shares, the Plan shall allow for the issuance of New Common Shares in fractional amounts equal to or greater than one-one hundredth (1/100) of a New Common Share.

STANDBY                Each Investor, severally and not jointly, and subject to
PURCHASE               the terms and conditions set forth in this Term Sheet,
COMMITMENT:            agrees to elect to purchase its Pro Rata Allotment, and
                       further agrees, subject to the terms and conditions set forth in this Term Sheet to purchase its pro rata portion of the Additional New Common Shares not purchased by reason of the non-exercise of any Equity Subscription
                       Rights by Non-Participants up to an aggregate financial commitment of each Investor equal to the percentage derived from dividing the dollar value of the Allowed
                       Class 3 Secured Lender Claims held by each such Investor on the date of the voting deadline for the Plan by the dollar value of all the Investors' Allowed Class 3
                       Secured Lender Claims on such date. For the purposes of allocation of shares, each Investor shall be deemed to have elected, subject to the terms and conditions hereof
                       (and assuming the participation of all other Investors), to purchase at least the number of Additional New Common
                       Shares necessary to cause the Investment to be made in full in the event that no non-Investor holder of Allowed
                       Class 3 Secured Lender Claims takes up its Pro Rata
                       Allotment. In no case, however, shall any Investor be obligated to purchase any amount of New Common Shares required to be purchased by any other Investor pursuant to the terms hereunder.

                       No one Investor shall be obligated for the any other's commitment, nor shall any of the Investors be required to fund any part of any other Investor's portion of the Investment.

USES OF PROCEEDS:      On the Effective Date, the proceeds received by
                       Reorganized SLI pursuant to the terms specified herein shall be used, solely and exclusively, to satisfy the Net
                       Debtor Exit Costs.

INFORMATION RIGHTS:    SLI and each other Debtor agrees and acknowledges, and
                       each agrees to use its reasonable best efforts to cause each Non-Debtor to agree and acknowledge that from the date hereof and for so long as any particular Investor shall own any securities purchased pursuant to the Investment until the earliest of: (a) the consummation of the Company's sale of its common stock or other securities pursuant to (i) a sale, in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, of shares of common stock having an aggregate offering price of at least $50 million, or (ii) a public offering with an aggregate offering price of at least $50 million following which shares of its common stock are to be listed on a recognized overseas stock exchange, (b) the consummation of the acquisition of Reorganized SLI by a person that is not an affiliate of any of the parties hereto by means of any transaction or series of related transaction
                       (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 75% or more of the outstanding voting power of Reorganized SLI, or (c) the consummation of a sale of all or substantially all of the assets of

                       Reorganized SLI and the Reorganized Debtors and the distribution of the net proceeds of such sale to the holders of equity securities of Reorganized SLI, such Investor shall have:

                                        a) the right to discuss the assets,
                                business, operations, properties and financial and other condition of the SLI Entities with each such entity's respective management;

                                        b) the right to make suggestions to each
                                of the SLI Entities' respective management teams from time-to-time; provided that each such entity's management will discuss such proposals or suggestions with the Investor within a reasonable period after such submission; and

                                        c) the right to tour each of the SLI
                                Entities' respective business premises and other properties, to receive financial statements, operating reports, budgets or other financial reports of the SLI Entities prepared by the SLI Entities in the ordinary course of business, and to reasonably request information at reasonable times and intervals concerning the general status of the SLI Entities' financial condition and operations.

 CONDUCT OF BUSINESS:  From the date hereof through the Effective Date, each
                       Debtor shall, and shall use its reasonable best efforts to cause each Non-Debtor to, conduct its business in the ordinary course consistent with past practice taking into account the pendency of the bankruptcy cases, and each Debtor shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause each Non-Debtor to, preserve intact the business organizations and relationships with third parties and to keep available the services of each of their respective present employees. Without limiting the generality of the foregoing, from the date hereof through the Effective Date, each Debtor shall not, and shall use its reasonable best efforts to cause each Non-Debtor not to:

                                        (a) amend its charter, bylaws or other
                                comparable organizational documents other than in accordance with this Agreement;

                                        (b) purchase, lease, license or
                                otherwise acquire any assets or property
                                (whether tangible or intangible) except in the ordinary course consistent with past practice;

                                        (c) issue shares or other securities
                                except in compliance with the Plan;

                                        (d) sell, lease, license or otherwise
                                dispose of any assets or property (whether tangible or intangible) except in the ordinary course consistent with past practice;

                                        (e) (i) incur any additional
                                indebtedness, except as permitted the Debtors by the M Mini Funding LLC DIP Financing Facility (the "DIP Financing Facility"), or (ii) make any loans, advances or capital contributions to, or investments in, any person or entity (including any subsidiary or affiliate), except as permitted under the DIP Financing Facility and as may be agreed to in writing by the Investors, and in any case the Investors will respond (whether in The affirmative or in the negative) to a request for agreement within a reasonable amount of time;

                                        (f) modify the compensation or benefits
                                of, or hire or terminate any employees, except for increases, or hirings or terminations in the ordinary course consistent with past practice; provided that any modification to the compensation or benefits, or any hiring or termination of any (1) employee with a base salary in excess of $100,000 per year or (2) any officer shall require the prior written consent of the Investors, and in any case the Investors will respond (whether in the affirmative or in the negative) to a request for consent within a reasonable amount of time;

                                        (g) enter into any agreement with Osram
                                Sylvania, Inc. with respect to licensing, surrender or termination of any trademark or similar intellectual property rights, in each case unless consented to in writing by a majority by commitment of the Investors, and in any case the Investors will respond (whether in the affirmative or in the negative) to a request for consent within a reasonable amount of time;

                                        (h) change the members of the Boards of
                                Directors or management of the Non-Debtors or any agreement or practice relating to the management of the Non-Debtors unless consented to in writing by a majority by commitment of the Investors, and in any case the Investors will respond (whether in the affirmative or in the negative) to a request for consent within a reasonable amount of time;

                                        (i) agree or commit to do any of the
                                foregoing; or

                                        (j) take or agree or commit to take any
                                action that would make any representation or warranty contained in this Agreement inaccurate in any respect at, or as of any time prior to, the Effective Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

NOTICES: Each of the Debtors shall, and shall use its reasonable best efforts to cause each Non-Debtor to, promptly notify each Investor of:

                                        (a) any notice or other communication
                                from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement and/or the Plan;

                                        (b) any notice or other communication
                                from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement and/or the Plan;

                                        (c) any actions, suits, claims,
                                investigations or proceedings commenced or, to its knowledge threatened, after the date hereof, against, relating to or involving or otherwise affecting (i) the Debtors, Non-Debtors or any of their respective businesses or (ii) the consummation of the transactions contemplated herein and/or the Plan;

                                        (d) the damage or destruction by fire or
                                other casualty of any material asset or part thereof or in the event that any material asset or part thereof becomes the subject of any proceeding or, to its knowledge, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action;

                                        (e) the occurrence of any of the
                                Investor Termination Events;

                                        (f) the occurrence of any event, or the
                                existence of any material fact which has resulted in, or could be reasonably expected to result in, a Material Adverse Change; or

                                        (g) any fact, event, transaction or
                                circumstance that (i) causes or could reasonably be expected to cause any covenant or agreement of this Agreement to be breached, (ii) that renders or could reasonably be expected to render untrue any representation or warranty contained in this Agreement as if the same were made on or as of the date of such fact, event, transaction or circumstance or (iii) renders or could reasonably be expected to render the satisfaction of any condition to the Investors' obligations under this Agreement impossible or impracticable with the use of commercially reasonable efforts.

NON-SOLICITATION:      From and after the date hereof until the earlier of (x)
                       the Effective Date and (y) termination of this Agreement, no Debtor shall, and each Debtor shall use reasonable best efforts to cause each Non-Debtor not to, authorize and/or permit any of their respective directors, officers, employees, representatives, agents and advisers
                       (including any investment banker, financial adviser, attorney, accountant, restructuring adviser or other agent or representative retained by any of them) directly or indirectly to (i) solicit, initiate, or take any other action designed to solicit a proposal or offer for (A) a restructuring transaction or a plan of reorganization, merger, consolidation, transfer or exchange of shares, issuance of equity securities (or securities convertible into equity securities) and/or debt refinancing involving one or more of the Debtors and/or SLI Entities or (B) the sale of any material asset of any of the Debtors and/or
                       SLI Entities (the proposed transactions in (A) and (B) above, collectively, an "Alternative Proposal"), (ii) participate in any discussions or negotiations (whether solicited or unsolicited) regarding an Alternative
                       Proposal, (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Proposal or
                       (iv) furnish any information to any person in connection with any Alternative Proposal; provided that any person may take action with respect to any unsolicited
                       Alternative Proposal to the extent required by applicable fiduciary obligations.

WAIVERS, CONSENTS      The Debtors shall be jointly and severally responsible
AND APPROVALS:         for all costs, fees and expenses associated with
                       obtaining all necessary governmental, regulatory and third party approvals, whether foreign or domestic
                       (including HSR Act approvals and other similar approvals), waivers and/or consents in connection with the Investment.

REPRESENTATIONS        Each Debtor represents and warrants, jointly and
AND WARRANTIES:        severally, that, as of the date hereof, except as set
                       forth on Schedule I hereto:

                                (a)     Each of the Debtors: (i) is duly
                                        organized, validly existing and in good
                                        standing under the laws of its
                                        jurisdiction of organization and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary; except in each case where the failure, individually or in the aggregate, would not result in a Material Adverse Change. SLI has heretofore made available to the Investors true and complete copies of the certificate of incorporation and bylaws (or analogous organizational documents) of each of the Debtors and Non-Debtors as currently in effect.

                                (b)     Subject only to the receipt of
                                        approval by the Debtors from the
                                        Bankruptcy Court to enter into this
                                        Agreement (the "Approval"), each of the
                                        Debtors has all corporate right, power
                                        and authority to enter into this
                                        Agreement, to consummate the
                                        transactions contemplated hereby and
                                        thereby and to comply with the terms,
                                        conditions and provisions hereof and
                                        thereof. The execution and delivery by
                                        the Debtors of this Agreement and the
                                        compliance by the Debtors with each of
                                        the provisions of this Agreement, are
                                        (i) within the corporate power and
                                        authority of each of the Debtors,
                                        subject to the receipt of the Approval
                                        and (ii) have been duly authorized by
                                        all requisite corporate action of the
                                        Debtors. This Agreement has been duly
                                        and validly executed and delivered by
                                        each of the Debtors and constitutes a
                                        valid and binding agreement of each of
                                        the Debtors in accordance with its
                                        terms, subject to the receipt of the
                                        Approval, except as such enforcement is
                                        limited by bankruptcy, reorganized,
                                        insolvency and other similar laws
                                        affecting the enforcement of creditors'
                                        rights generally and limitations imposed by general principles of equity.

                                (c)     Except for this Agreement, there are
                                        no outstanding security, subscription,
                                        warrant, or option rights or other
                                        contracts or agreements that gives the
                                        right to purchase or otherwise receive
                                        or be issued any shares of capital stock of any of the Debtors and/or SLI Entities or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock with respect to any of the Debtors and/or SLI Entities.

                                (d)     The execution, delivery and
                                        performance by the Debtors of the
                                        Agreement and/or the consummation of the transactions contemplated hereby require no approval of, action by or in respect of, or filing with, any governmental body, agency or official (whether foreign or domestic), other than compliance with any applicable requirements of the Hart-Scott-Rodino Act or similar non-United States filings relating to anti-competition regulation.

                                (e)     Assuming the making or receipt of
                                        all filings, notices, registrations,
                                        consents, approvals, permits and
                                        authorizations described in the
                                        foregoing paragraph, neither the
                                        execution and delivery of this Agreement by any Debtor and each other agreement, instrument and document required to be executed by any Debtor in connection with the Plan, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by the Debtors with any of the provisions hereof or thereof, will: (i) conflict with, violate or result in any breach of the Certificate of Incorporation or By-Laws (or any comparable charter documents) of the Debtors, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien on or against, any of the properties of any Debtor, pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any Debtor is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any statute, law, ordinance, rule, regulation, writ, injunction, judgment, order or decree of any governmental entity, binding on any Reorganized Debtor or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches, defaults, rights of termination, cancellation or acceleration, and liens that, have not resulted in and would not reasonably be likely to result, individually or in the aggregate, in a Material Adverse Change.

                                (f) Since March 31, 2003, the business of the Debtors has been conducted in the ordinary course consistent with past practice (taking into consideration the pendency of the bankruptcy proceedings).

FURTHER                Each of the parties hereto agrees to use its reasonable
ASSURANCES:            best efforts to take, or cause to be taken, all actions,
                       and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner possible, the transactions contemplated herein.

CONDITIONS             The obligations of each Investor to make the Investment
PRECEDENT:             will be subject to the satisfaction of the following
                       conditions precedent on or prior to the Effective Date:

                                (a) The Plan (including any amendments,
                                modifications, supplements or additions) shall be in form and substance satisfactory to the Investors.

                                (b) An order confirming the Plan (the
                                "Confirmation Order"), in form and substance satisfactory to the Investors, shall have been entered and shall have become a Final Order (as defined in the Plan) and each of the conditions specified in Article Xl.B of the Plan shall have been satisfied or waived in accordance with

                                Article XI.C of the Plan.

                                (c) There shall not have occurred any event, or the existence of any material fact which has resulted in, or could be reasonably expected to result in, a Material Adverse Change.

                                (d) The corporate charters, bylaws or other organizational documents of the Reorganized Debtors shall be in form and substance satisfactory to the Investors.

                                (e) All necessary governmental, regulatory and third party approvals, whether foreign or domestic (including Hart-Scott-Rodino Act approvals and other similar approvals), waivers and/or consents in connection with the Investment shall have been obtained and remain in full force and effect excluding such approvals, waivers and/of consents the failure of which to obtain (and/or to remain in full force and effect) would not prohibit the consummation of the Plan, materially limit or restrict the transactions contemplated thereby, or result in any material fines for any Investor.

                                (f) There shall exist no (i) temporary
                                restraining order preliminary or permanent injunction or other order issued by any court of competent jurisdiction and (ii) claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which, in each case, would restrict the making of the Investment.

                                (g) Each Investor, and to the extent applicable, each Participating Other Holder, shall have complied with each of their material obligations under the Commitment Letter and this Term Sheet.

                                (h) The continuation of all rights to trademarks of the Debtors and Non-Debtors held as of the date hereof and, from the date hereof, no licensing, surrender or termination of any such trademark or similar intellectual property rights, in each case unless consented to in writing by a majority by commitment of the Investors, and in any case the Investors will respond (whether in the affirmative or in the negative) to a request for consent within a reasonable amount of time.

                                (i) Compliance of all Investors with their obligations to purchase New Common Shares pursuant to this Agreement.

                                (j) The payment in full of the Advisory Fee, the Expense Obligations and Indemnification Obligations outstanding on the

                                Effective Date required to be paid to or for the benefit of Investors.

                                (k) No change, from the date hereof, in the members of the Boards of Directors or management of the Non-Debtors or in any agreement or practice relating to the management of the Non-Debtors without the prior written consent of the Investors, and in any case the Investors will respond (whether in the affirmative or in the negative) to a request for consent within a reasonable amount of time.

                                (l) Neither any of the Debtors nor any of the Non-Debtors shall have entered into any agreement, whether oral or written, whatsoever with Osram Sylvania, Inc. unless consented to in writing by a majority by commitment of the Investors.

                                (m) No bankruptcy, insolvency or like
                                proceedings with respect to any of the
                                Non-Debtors shall have been instituted or otherwise commenced, except such proceedings that have been disclosed to the Investors as of the date hereof.

                                (n) The Working Capital Financing as specified in the Commitment Letter shall have been consummated (whether provided by third parties or the Investors).

                                (o) There shall exist no prohibition, bar, limitation or restriction of any sort to the entrance by Reorganized SLI into a registration rights agreement with the Investors and Participating Other Holders substantially on the terms set forth in Exhibit C to the Commitment Letter and into a limited liability company agreement with the Investors and the Participating Other Holders substantially on the terms set forth in Exhibit E to the Plan.

                                (p) The representations and warranties set forth hereunder shall be true in all respects (without taking into account or giving effect to any materiality qualification or requirement relating to a Material Adverse Change) at and as of the Effective Date as if made at and as of such time, in each case individually and in the aggregate, except where the untruth or inaccuracy of such representations and warranties has not resulted in and is not reasonably likely to result in a Material Adverse Change.

                                (q) Each of the Non-Debtors: (i) shall be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, and (ii) shall be duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary; except in each case where the failure, individually or in the aggregate, would not result in a Material Adverse Change.

                                (r) Neither the execution and delivery of this Agreement by any Debtor and each other agreement, instrument and document required to be executed by any Debtor in connection with the Plan, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by the Debtors with any of the provisions hereof or thereof, shall violate any statute, law, ordinance, rule, regulation, writ, injunction, judgment, order or decree of any governmental entity, binding on any Non-Debtor or any of their properties or assets, excluding from the foregoing clause violations, breaches, defaults, rights of termination, cancellation or acceleration, and liens that, have not resulted in and would not reasonably be likely to result, individually or in the aggregate, in a Material Adverse Change.

                                (s) The offer, sale and issuance of New Common Shares by Reorganized SLI in accordance with the terms and conditions of the Plan and this Agreement shall be in compliance with the Securities Act of 1933, as amended, or any applicable exemption thereto.

                       Subject to the satisfaction of the foregoing conditions precedent (or the waiver thereof, to the extent permitted by applicable law, by the party or parties entitled to waive such condition), the closing of the transactions contemplated by this Agreement, including the funding of the Investment, shall take place on June 30, 2003, at 10:00 a.m. (New York Time), or at such other time, place or date as the parties may mutually agree.

INVESTOR               "Investor Termination Event," wherever used herein, means
TERMINATION            any of the following events (whatever the reason for such
EVENTS:                Investor Termination Event and whether it will be
                       voluntary of involuntary):

                                (a) The Bankruptcy Court does not confirm the Plan on or before June 19, 2003.

                                (b) The Bankruptcy Court does not approve the Debtors' entry into the Agreement and each of their obligations with respect thereto on or before June 19, 2003.

                                (c) The Effective Date of the Plan does not occur on or before June 30, 2003.

                                (d) A trustee, responsible officer, or an examiner with powers beyond the duty to investigate and report, as set forth in subclauses (3) and (4) of clause (a) of section 1106 of Chapter 11 of Title 11 of the United States Code (inclusive of the Federal Rules of Bankruptcy Procedure and the local rules of Bankruptcy Procedure applicable to the bankruptcy case of the Debtors), as amended from time to time (the "Bankruptcy Code") the Bankruptcy Code shall have been appointed under section 1104 or 105 of the Bankruptcy Code for service in the Debtors' chapter 11 cases.

                                (e) The Debtors' chapter 11 cases are converted to cases under chapter 7 of the Bankruptcy Code.

                                (f) Any of the Debtors shall have breached any material provision or obligation contained in this Agreement.

                                (g) The failure or non-occurrence of any condition precedent in the Commitment Letter or this Term Sheet.

                                (h) There shall be any law that makes
                                consummation of the Investment illegal or otherwise prohibited or if any court of competent jurisdiction or governmental entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Investment and such order, decree, ruling or other action shall have become final and non-appealable.

                       Except as set forth herein or in the Commitment Letter, all provisions of the Commitment Letter and this Term Sheet shall terminate automatically without the act of any party to the Commitment Letter upon the occurrence of any of Investor Termination Event prior to the consummation of the Investment, unless (x) the occurrence of such Investor Termination Event is waived in writing within five business days of its occurrence by each of the Investors (except if such Investor Termination Event is due to the failure of condition precedent (i), only the waiver of Investors who have not failed to fund the Investment is required); or (y) the Investor Termination Event that has occurred is that set forth under subparagraph (f) above, in which case termination is effective upon written notice being provided to SLI by the Investors that (A) one or more Debtors or Non-Debtors has breached a material provision of this Agreement and
                       (B) sets forth the provisions of this Agreement that have been breached.

FEES: The Advisory Fee in an amount equal to $1,000,000, which shall be jointly and severally payable by the Debtors, and paid to the Advisors on the Effective Date; provided that the Investors consummate the Investment.

GOVERNING LAW:         All documentation in connection with the Investment shall
                       be governed by the laws of the State of New York.

ASSIGNMENT:            The Investors and the Participating Other Holders may
                       assign their right to purchase the New Common Shares without limitation.

                                   EXHIBIT "B"

                                  THE ADVISORS

DDJ CAPITAL MANAGEMENT, LLC

CERBERUS CAPITAL MANAGEMENT, L.P. OR ITS DESIGNEE

J.P. MORGAN SECURITIES, INC.

                                   EXHIBIT "C"

                          REGISTRATION RIGHTS AGREEMENT

                                                                    CONFIDENTIAL

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement"), dated [___________], 2003, is made and entered into by B III-A Capital Partners, L.P. and B IV Capital Partners, L.P. (collectively, "DDJ"), [insert Cerberus entities that will be stockholders] (collectively, "Cerberus"), J.P. Morgan Securities Inc. and [insert names of other stockholders] (collectively with Cerberus, DDJ and J.P. Morgan Securities, Inc. the "Major Investors") and [insert name of Reorganized SLI] (the "Company").

                                   AGREEMENT

                  In consideration of the mutual covenants and agreements herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                  SECTION ONE. Definitions.

                  As used in this Agreement the following terms have the meanings indicated:

                  "Affiliate" shall mean any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, Permitted Transferees of the Major Investors shall also be Affiliates of the Major Investors.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the common stock of the Company or any other capital stock or equity interest of the Company into which such stock is reclassified, exchanged, or otherwise reconstituted, and includes shares of operating subsidiaries received by reason of the holding of Common Stock of the Company.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Company Underwriter" has the meaning set forth in Section 3(a) of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Fund Affiliate" means, with respect to any Major Investor or Permitted Transferee, as appropriate (i) any Affiliate or any managing director, general partner, limited partner, director, member, officer or employee thereof or any Affiliate thereof, and (ii) spouses, lineal descendants and heirs of individuals referred to in clause (i) and trusts controlled by or for the benefit of such individuals.

                 "Holders' Counsel" has the meaning set forth in Section 5(a)(i) of this Agreement.

                  "Incidental Registration" has the meaning set forth in Section 3(a) of this Agreement.

                  "Indemnified Party" has the meaning set forth in Section 6(c) of this Agreement.

                  "Indemnifying Party" has the meaning set forth in Section 6(c) of this Agreement.

                  "Initial Public Offering" means an initial public offering of the equity securities of the issuer of Common Stock pursuant to an effective Registration Statement filed under the Securities Act.

                  "Inspector" has the meaning set forth in Section 5(a)(vii) of this Agreement.

                  "IPO Effectiveness Date" means the date upon which an Initial Public Offering is closed.

                  "Liability" has the meaning set forth in Section 6(a) of this Agreement.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability partnership, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Permitted Transferee" means, with respect to any Major Investor, any of its Fund Affiliates.

                  "Records" has the meaning set forth in Section 3(a)(vii) of this Agreement.

                  "Registrable Securities" means any and all shares of Common Stock owned by, or hereafter acquired by, the Major Investors and their Permitted Transferees and any shares of Common Stock issued or issuable upon conversion of any shares of capital stock or exercise of any warrants or options or other such rights owned by any of the Major Investors and their Permitted Transferees or that are acquired by a Major Investor or a Permitted Transferee holding Registrable Securities, and any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referred to above by reason of any dividend, distribution, split-up or recapitalization, reclassification, reconstitution merger, combination, reorganization, sale of assets or other such event.

                  "Registration Expenses" has the meaning set forth in Section 5(d) of this Agreement.

                  "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  SECTION TWO. General; Securities Subject to this Agreement.

                  (a) Grant of Rights. The Company hereby grants registration rights to the Major Investors and their Permitted Transferees upon the terms and conditions set forth in this Agreement. In the event that the Company distributes securities of a subsidiary or other entity, in exchange for, or in substitution of, its Common Stock by reason of any dividend, distribution, split-up or recapitalization, reclassification, reconstitution, merger, combination, reorganization, sale of assets or other such event, the Company as a condition of making such distribution will cause the issuer of the new securities to undertake to be bound by all the terms of this Agreement and will enter into any appropriate documentation reasonably acceptable to the Major Investors to document such agreement. Whenever appropriate in this Agreement, references to the Company herein will include any such issuer of Registrable Securities.

                  (b) Registrable Securities. For the purposes of this Agreement, Registrable Securities of a Major Investor or a Permitted Transferee will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities held by such Major Investor or Permitted Transferee maybe sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company and such Major Shareholder or Permitted Transferee, without any limitations as to volume or manner of sale pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Major Investor or Permitted Transferee owns less than two percent of the outstanding Common Stock or any other class of securities to which such Registrable Securities belong, in each case on a fully diluted basis.

                  SECTION THREE. Incidental or "Piggy-Back" Registration.

                  (a) Request for Incidental Registration. At any time after the IPO Effectiveness Date, if the issuer of Common Stock proposes to file a Registration Statement with respect to an offering by such issuer for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of such issuer other than the Major Investors and their Permitted Transferees, then such issuer shall give written notice of such proposed filing to each Major Investor and Permitted Transferee at least 30 days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution, and such issuer shall offer such Major Investors and their Permitted Transferees the opportunity to register the number of Registrable Securities as each such Major Investor and Permitted Transferee may request (an "Incidental Registration"). Upon the written request of any Major Investor or Permitted Transferee within 20 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered), the Company shall use its reasonable best efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Major Investors and Permitted Transferees who have requested in writing to participate in the Incidental

Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 3(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the applicable Major Investor or Permitted Transferee accepts the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes, in its sole discretion, will not materially jeopardize the success of the offering by the Company. If the Company Underwriter determines, in its sole discretion, that the registration of all or part of the Registrable Securities which the Major Investors and their Permitted Transferees have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, only to the extent of the amount that the Company Underwriter believes, in its sole discretion, may be sold without causing such adverse effect: first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Major Investors and their Permitted Transferees pursuant to this Section 3, pro rata based on the number of Registrable Securities owned by each such Major Investor and Permitted Transferee; and third, any other securities requested to be included in such offering.

                  (b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 3, whether or not such Incidental Registration becomes effective.

                  SECTION FOUR. Holdback Agreements.

                  (a) Restrictions on Public Sale. To the extent requested by the Company Underwriter in connection with an underwritten public offering, the Company and each Major Investor and Permitted Transferee of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 90 day period (or 180 day period in the case of the Initial Public Offering) or such shorter period, if any, mutually agreed upon by such Major Investor and Permitted Transferee and the requesting party beginning on the effective date of the applicable Registration Statement (except as part of such registration). The Company will use its reasonable best efforts to cause each director or officer of the Company and each holder of 2% or more of the equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or in a public sale) to so agree.

                  SECTION FIVE. Registration Procedures.

                  (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3 of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                           (i) prepare and file with the Commission a
Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Major Investors and their Permitted Transferees holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

                           (ii) prepare and file with the Commission such
amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 180 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                           (iii) furnish to each seller of Registrable
Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (iv) register or qualify such Registrable Securities
under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                           (v) notify each seller of Registrable Securities at
any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (vi) enter into and perform customary agreements
(including an underwriting agreement in customary form with the Company Underwriter, if any, selected as provided in Section 3) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Company Underwriter;

                           (vii) make available at reasonable times for
inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom, or
(z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                           (viii) if such sale is pursuant to an underwritten
offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

                           (ix) furnish, at the request of any seller of
Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

                           (x) comply with all applicable rules and regulations
of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (xi) cause all such Registrable Securities to be
listed on each securities exchange on which similar securities issued by the Company are then listed; provided that the applicable listing requirements are satisfied;

                           (xii) keep Holders' Counsel advised in writing as to
the initiation and progress of any registration under Section 3 hereunder;

                           (xiii) cooperate with each seller of Registrable
Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                           (xiv) take all other steps reasonably necessary to
effect the registration of the Registrable Securities contemplated hereby.

                  (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                  (c) Notice to Discontinue. Each Major Investor of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(v), such Major Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Major Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a)(v) and, if so directed by the Company, such Major Investor shall deliver to the Company all copies, other than permanent file copies then in such Major Investor's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 5(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 5(a)(v).

                  (d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Company and fees, charges and disbursements of Holders' Counsel, and (v) any liability insurance or other premiums for insurance obtained in connection with any Incidental Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this
Section 5(d) are referred to herein as "Registration Expenses." The holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such holders' Registrable Securities and, subject to clause (iv) above and Section 6 below, shall bear the fees and expenses of their own counsel.

                  SECTION SIX.    Indemnification; Contribution.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities sold pursuant to a Registration Statement and each person who controls (within the meaning of Section 15 of the Securities Act) such holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance upon information concerning such holder furnished in writing to the Company by such holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 6(b).

                  (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Major Investor or Permitted Transferee is participating pursuant to Section 3 hereof, each such Major Investor and Permitted Transferee shall promptly furnish to the Company in writing such information with respect to such Major Investor and Permitted Transferee as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Major Investor and Permitted Transferee not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Major Investor and Permitted Transferee necessary in order to make the statements therein not misleading. If any Registration Statement or comparable statement under "blue sky" laws refers to any Major Investor or Permitted Transferee, by name or otherwise as the holder of any securities of the Company, then such Major Investor or Permitted Transferee shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Major Investor or Permitted Transferee and the Company, to the effect that the holding by such Major Investor or Permitted Transferee of such securities is not to be construed as a recommendation by such Major Investor or Permitted Transferee of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Major Investor or Permitted Transferee will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such Major Investor or Permitted Transferee by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Major Investor or Permitted Transferee. Each Major Investor and Permitted Transferee agrees, separately and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and each person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Major Investors and Permitted Transferees, but only with respect to any such information with respect to such Major Investor or Permitted Transferee Holder furnished in writing to the Company by such Major Investor or Permitted Transferee expressly for use in such registration statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 6(b); provided, however, that the total amount to be indemnified by such Major Investor or Permitted Transferee pursuant to this Section 6(b) shall be limited to the net proceeds received by such Major Investor or Permitted Transferee in the offering to which the Registration Statement or prospectus relates.

                  (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same,
(ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

                  (d) Contribution. If the indemnification provided for in this
Section 6 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 6(a), 6(b) and 6(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Major Investor or Permitted Transferee shall be limited to the net proceeds received by such Major Investor or Permitted Transferee in the offering.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  SECTION SEVEN. Rule 144.

                  The Company covenants that from and after the IPO Effectiveness Date, it shall (a) file any reports required to be filed by it under the Exchange Act, and (b) take such further action as each holder of Registrable Securities may reasonably request (including, without limitation, providing any information necessary to comply with Rule 144 under the Securities
Act), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any holder of Registrable Securities, deliver to such holder a written statement as to whether it has complied with such requirements.

                  SECTION EIGHT. Miscellaneous.

                  (a) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Major Investors herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Major Investors in this Agreement or grant any additional registration rights to any person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

                  (b) Remedies. The Major Investors, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                  (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) each Major Investor or Permitted Transferees who owns at least 2% of the Registrable Securities outstanding as of the Effective Date of the Plan. Any such written consent shall be binding upon the Company and all of the Major Investors and Permitted Transferees holding Registrable Securities.

                  (d) Notices. Any notice, request, consent or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

                          (i)       if to the Company, at:

                                   [                 ]

                                   with a copy to:

                                   [                 ]

                          (ii)     if to DDJ, at:

                                   DDJ Capital Management, LLC
                                   141 Linden Street, Suite S-4
                                   Wellesley, MA 02482-791
                                   Facsimile Number: (781)283-8541
                                   Attention: Joshua L. McCarthy

                                   with a copy to:

                                   Milbank, Tweed, Hadley & McCloy LIP
                                   I Chase Manhattan Plaza
                                   New York, New York 10005
                                   Facsimile Number: (212)530-5219
                                   Attention: Dennis F. Dunne, Esq.

                          (iii)    if to Cerberus, at:

                                   Cerberus Capital Management, L.P.
                                   450 Park Avenue, 28th Floor
                                   New York, NY 10022-2605
                                   Facsimile Number: (212)909-1409
                                   Attention: Christopher S. Brody
                                   with a copy to:

                                   Schulte Roth & Zabel LLP
                                   919 Third Avenue
                                   New York, NY, 10022
                                   Facsimile Number: (212)593-5955
                                   Attention: Stuart D. Freedman, Esq.

                          (iv)     if to JP Morgan Securities Inc., at:

                                   [            ]

                                   with a copy to:

                                   [            ]

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing by first class certified mail, postage prepaid, on the fifth day following the date of such mailing and (c) in the case of facsimile, when received.

                  (e) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors and permitted assigns of each of the parties hereto as hereinafter provided. The Incidental or "Piggy-Back" registration rights of the Major Investors and their Permitted Transferees contained in
Section 3 hereof and the other rights of each of the Major Investors and Permitted Transferees with respect to this Agreement shall be, with respect to any Registrable Security, automatically transferred to any person who is the transferee of such Registrable Security. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 6, no person other than the parties hereto and their heirs, legatees, legal representatives, successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  (g) Headings. Headings of sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

\
                  (h) Governing Law. This Agreement shall be governed by and construed in Accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

                  (i) Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred To herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

                  (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                  (k) Further Assurances: Entity Form. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Agreement. In the event that any issuer of Registrable Securities is in a form other than a corporation, then organizational or governance terms in the Agreement may be deemed to encompass the equivalents for the actual form, and if required the Agreement shall be amended to accomplish the purposes of this Agreement.

                  (l) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities imposed by any other agreement including, but not limited to, the Stockholders' Agreement.

                  (m) Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the term "Section" refers to the specified Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Company and its related entities taken as a whole or each entity, as the context requires. Whenever this Agreement refers to a number of days, such number shall refer to calendar days.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                    CONFIDENTIAL

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.

                                     B III-A Capital Partners, L.P.
                                     By: GP III-A, LLC, its General Partner
                                     By: DDJ Capital Management, LLC, Manager

                                     By:    ____________________________________
                                     Name:  Judy K. Mencher
                                     Title: Member

                                     B IV Capital Partners, L.P.
                                     By: GP Capital IV, LLC, its General Partner
                                     By: DDJ Capital Management, LLC, Manager

                                     By:    ____________________________________
                                     Name:  Judy K. Mencher
                                     Title: Member

                                     [Name of Cerberus Funds]
                                     By: Cerberus Capital Management, L.P.

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     JP Morgan Securities, Inc.

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     [Name of Reorganized SLI]

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                     [ADD OTHER SIGNATURE BLOCKS AS APPROPRIATE]

SECTION ONE.       Definitions...........................................................      1
SECTION TWO.       General; Securities Subject to this Agreement.........................      3
        (a)        Grant of Rights.......................................................      3
        (b)        Registrable Securities................................................      3
SECTION THREE.     Incidental or "Piggy-Back" Registration...............................      3
        (a)        Request for Incidental Registration...................................      3
        (b)        Expenses.............................................................       4
SECTION FOUR.      Holdback Agreements...................................................      4
        (a)        Restrictions on Public Sale...........................................      4
SECTION FIVE.      Registration Procedures...............................................      4
        (a)        Obligations of the Company............................................      4
        (b)        Seller Information....................................................      7
        (c)        Notice to Discontinue.................................................      7
        (d)        Registration Expenses.................................................      8
SECTION SIX.       Indemnification; Contribution.........................................      8
        (a)        Indemnification by the Company........................................      8
        (b)        Indemnification by Holders of Registrable Securities..................      9
        (c)        Conduct of Indemnification Proceedings................................      9
        (d)        Contribution..........................................................     10
SECTION SEVEN.     Rule 144..............................................................     11
SECTION EIGHT.     Miscellaneous.........................................................     11
        (a)        No Inconsistent Agreements............................................     11
        (b)        Remedies..............................................................     11
        (c)        Amendments and Waivers................................................     11
        (d)        Notices...............................................................     12
        (e)        Successors and Assigns; Third Party Beneficiaries.....................     13
        (f)        Counterparts..........................................................     13
        (g)        Headings..............................................................     13
        (h)        Governing Law.........................................................     14
        (i)        Severability..........................................................     14
        (j)        Entire Agreement......................................................     14
        (k)        Further Assurances....................................................     14
        (1)        Other Agreements......................................................     14
        (m)        Construction..........................................................     14

                                   SCHEDULE 1

                           LETTER AGREEMENT SCHEDULE I

         The fact that any item of information is disclosed in this Schedule I to the Letter Agreement may not be construed to constitute a representation or warranty as to the materiality of any item so disclosed. The information contained herein may not be construed as expanding or modifying the representations and warranties in the Agreement. The specific disclosures set forth herein are made with respect to the entire Agreement and any item disclosed herein is deemed to be disclosed with respect to each representation and warranty in the Agreement.

         - The Debtors may currently be subject to, and the transactions contemplated by the Agreement and the Plan and prior transactions of the Debtors may require compliance, with New Jersey's Industrial Site Recovery Act as a condition to consummating the Plan or the transactions contemplated by the Agreement. The Investors may be required to enter into a remediation agreement or similar agreement with the New Jersey Department of Environmental Protection.

         - The SLI Entities, the Plan and the transactions contemplated by the Agreement may be subject to corporate and securities laws in Germany, including, but not limited to German takeover statutes.

         - If not authorized pursuant to the terms of the Plan and/or the Bankruptcy Code, including Sections 1123 and 1142 of the Bankruptcy Code, any merger, conversion or reincorporation of SLI, Inc., an Oklahoma corporation into a Delaware corporation or limited liability company effected in connection with the Agreement or the Plan may not be in compliance with the laws of the State of Delaware or State of Oklahoma.

                                    EXHIBIT I

     TO SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBT-
      ORS IN POSSESSION AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                        PROFESSIONAL FEE ESCROW AGREEMENT

                                ESCROW AGREEMENT

                  THIS ESCROW AGREEMENT, dated as of June [19], 2003 (the "Escrow Agreement"), among SLI, Inc., an Oklahoma corporation ("SLI), _______________________________ ("Escrow Agent"), and each of the professionals who are listed on Schedule I hereto (each, a "Professional" and, collectively, the "Professionals").

                  WHEREAS, SLI and certain of its domestic subsidiaries (collectively, the "Debtors") filed petitions (the "Bankruptcy Cases") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

                  WHEREAS, on April 17, 2003, Debtors filed with the Bankruptcy Court in connection with the Bankruptcy Cases (i) the Joint Chapter 11 Plan of Reorganization (as the same may have been amended, modified or supplemented, the "Plan"), which, among other things, sets forth how claims against and interests in the Debtors will be treated, and (ii) the related Disclosure Statement;

                  WHEREAS, the Plan provides for the establishment of an escrow on the Effective Date by SLI to pay the estimated amount of the Professionals' allowed administrative claims upon the allowance of the same by a Final Order (as defined in the Plan) of the Bankruptcy Court;

                  WHEREAS, SLI, the Professionals and Escrow Agent desire to enter into this Escrow Agreement and the parties desire that Escrow Agent serve as escrow agent to receive, hold and dispose of the Professional Escrow, and Escrow Agent is willing to receive, hold and dispose of the Professional Escrow in accordance with the terms hereof.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                               PROFESSIONAL ESCROW

                  1.1 Professional Escrow. On the Effective Date (as defined in the Plan) of the Plan, SLI shall deliver to Escrow Agent an amount of cash in immediately available funds equal to $[aggregate Professional Fee Estimate] (which, together with any interest thereon and any earnings with respect thereto, is referred to herein as the "Professional Escrow"), and Escrow Agent hereby agrees to accept, to hold and to distribute as escrow agent in accordance with the terms and conditions of this Escrow Agreement.

                                   ARTICLE II

                 DELIVERY OF PROFESSIONAL ESCROW BY ESCROW AGENT

                  2.1 General. Escrow Agent shall hold the Professional Escrow in escrow until authorized hereunder to deliver the Professional Escrow or any portion thereof in accordance with Section 2.2.

                  2.2 Delivery of Professional Escrow. Escrow Agent shall disburse that portion of the Professional Escrow attributable to such Professional as soon as practicable following the receipt by Escrow Agent from such Professional of a Final Order approving the fee application of such Professional. The Escrow Agent shall not otherwise disburse any portion of the Professional Escrow (other than in accordance with the final sentence of this section). Each Professional hereby agrees to promptly deliver a Final Order to Escrow Agent. In the event that any funds remain in the Professional Escrow following disbursements by Escrow Agent to all of the Professionals, Escrow Agent shall promptly return all such unused funds to SLI.

                                   ARTICLE III

                               GENERAL PROVISIONS

                  3.1 Termination. This Escrow Agreement shall continue in full force and effect until the final distribution of the Professional Escrow, unless earlier terminated by order of a court of competent jurisdiction or the mutual consent of the parties hereto, not to be unreasonably withheld.

                  3.2 Compensation. Upon execution of this Escrow Agreement, Escrow Agent shall be entitled to compensation for its services hereunder as set forth on Exhibit A hereto which shall be paid solely by SLI. In addition, Escrow Agent shall be reimbursed for all reasonable out-of-pocket expenses, disbursements and advancements which shall be paid solely by SLI.

                  3.3 Taxes. All income earned with respect to the Professional Escrow shall be for the account of the Professionals, and all federal, state and local taxes arising from the Professional Escrow shall be paid by the Professionals out of such income and earnings that have been earned with respect to that portion of the Professional Escrow attributable to such Professional.

                  3.4 Investments. Unless otherwise instructed in writing by SLI, the Professional Escrow shall be invested by Escrow Agent in (a) short-term obligations of the U.S. government or (b) certificates of deposit issued by a bank or trust company having combined capital and surplus of at least $500,000,000. Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. Escrow Agent, in its capacity as escrow agent hereunder, shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of SLI or as a result of any liquidation of any investment prior to its maturity.

                  3.5 Payment. Any payments made under this Escrow Agreement shall be by wire transfer of immediately available funds to the account of the appropriate Professional designated on Schedule I hereto or by such other means as a Professional may reasonably request.

                  3.6 Obligations of Escrow Agent. The obligations of Escrow Agent under this Escrow Agreement are subject to the following terms and conditions:

                           (a) Escrow Agent is not a party to and is not bound
by any agreement other than this Escrow Agreement.

                           (b) Escrow Agent shall segregate, and shall not
commingle, any and all funds and investments constituting the Professional Escrow (or any portion thereof).

                           (c) Escrow Agent acts hereunder as a depository only
and is not responsible for or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any funds, documents or other materials deposited with it. SLI and each of the Professionals hereby agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against Escrow Agent arising out of or relating to the execution or performance by Escrow Agent of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct, gross negligence or bad faith of Escrow Agent or any of its officers, employees, agents or representatives.

                           (d) Escrow Agent shall not have any responsibility
for the genuineness or validity of any notice, evidence or other document or item delivered to it, and Escrow Agent shall be entitled to rely upon, and shall be protected in acting upon, any written notice, consent, receipt or other evidence or paper document which Escrow Agent reasonably believes to be genuine and to be signed by the proper person.

                           (e) Escrow Agent shall not be liable for any error of
judgment or for any acts done or steps taken, omitted or admitted by it, for any mistake of facts or law, or for anything which Escrow Agent may do or refrain from doing in connection herewith, except for Escrow Agent's own willful misconduct, gross negligence or bad faith or that of its officers, employees, agents or representatives.

                           (f) As to any legal questions arising in connection
with the administration of this Escrow Agreement, Escrow Agent may rely absolutely upon the opinions given to it by its outside counsel (so long as such counsel is of recognized national standing) and shall be free of liability for acting in reliance on such opinions.

                           (g) In the event that Escrow Agent shall be uncertain
as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing jointly by SLI and the Professionals or by a final order or judgment of a court of competent jurisdiction.

                           (h) The duties and responsibilities of Escrow Agent
hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of, any agreement or instructions, other than as outlined in this Escrow Agreement.

                  3.7      Successor Escrow Agent.

                           (a) Escrow Agent agrees that SLI and the
Professionals may, at any time, jointly remove Escrow Agent as escrow agent hereunder, and substitute another therefor. In such event, Escrow Agent shall, upon receipt of written notice of such removal, account for and deliver to such substituted escrow agent the Professional Escrow after deducting payment for all monies owing to it in accordance with the terms hereof and Escrow Agent shall thereafter, except as otherwise expressly set forth herein, be discharged of all liability hereunder.

                           (b) SLI and the Professionals agree that Escrow Agent
may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to SLI and the Professionals, which shall specify a date (not less than thirty (30) days following the date of such notice) when such resignation shall take effect. Upon such notice, a successor escrow agent shall be promptly selected by SLI and the Professionals, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice, and Escrow Agent shall account for and deliver to such substituted escrow agent the Professional Escrow after deducting payment for all monies owing to it in accordance with the terms hereof and Escrow Agent shall thereafter, except as otherwise expressly set forth herein, be discharged of all liability hereunder. If SLI and the Professionals are unable to agree upon a successor escrow agent within fifteen (15) days after the date of such notice, Escrow Agent shall be entitled to appoint its successor, which shall be a state or national bank or trust company having combined capital and surplus of at least $500,000,000. Escrow Agent shall continue to serve hereunder until its successor accepts the escrow and acknowledges receipt of the Professional Escrow.

                           (c) SL1 and the Professionals agree to indemnify and
hold harmless Escrow Agent from any costs, damages, expenses or claims, including attorneys' fees, which Escrow Agent may incur or sustain as a result of this Escrow Agreement or Escrow Agent's duties relating thereto.

                  3.8 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, sent by telecopy, or sent, postage prepaid by registered mail return receipt requested or reputable overnight courier service, and shall be deemed given when so delivered by hand, telecopied (provided that the telecopy is promptly confirmed by electronic confirmation of the receipt thereof) or, if mailed, three days after mailing (one business day in the case of overnight courier service), except with respect to the Escrow Agent as to which notice shall be deemed given on the date received by the Escrow Agent; to the person at the address set forth below, or such other address as may be designated in writing hereafter in the same manner as follows:

                           (a)      If to SLI, to:

                                    SLI, Inc.
                                    500 Chapman Street
                                    Canton, Massachusetts 02021
                                    Attn: [                         ]
                                    Telephone: (781)828-2948
                                    Facsimile: (781) 828-2012

                                    with copies to:

                           (b)      If to Escrow Agent, to:

                                    [Wilmington Trust Company]

                                    with copies to:

                                    ___________________________

                           (c)      If to the Professionals, to the address or
telecopy number set forth for each Professional on Schedule I hereto.

                  3.9      Binding Agreement; Assignment.

                           (a)      This Escrow Agreement and all of the
provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Escrow Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Escrow Agent without the prior written consent of the Professionals.

                           (b) Notwithstanding the foregoing, any corporation
into which Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of Escrow Agent in its individual capacity may be transferred, shall be Escrow Agent under this Escrow Agreement without further act.

                  3.10 Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws rules. Each of the parties hereby submits to the exclusive jurisdiction of (a) the Delaware Chancery Court for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably waives, to the fullest extent permitted by law, any objection to the laying of venue of any such proceeding brought in such court and any claim that such court is an inconvenient forum or
(b) with respect to the Bankruptcy Case and issues relating thereto that are properly within the jurisdiction of the Bankruptcy Court, each of the parties hereby submits to the exclusive jurisdiction of the Bankruptcy Court for such purposes and irrevocably waives, to the fullest extent permitted by law, any objection to the laying of venue of any such proceeding brought in such Bankruptcy Court and any claim that such Bankruptcy Court is an inconvenient forum; provided, however, that if the Bankruptcy Court abstains or otherwise determines not to hear such proceeding, then the provisions of clause (a) above shall apply.

                  3.11 Amendment. Subject to applicable law, this Escrow Agreement may be amended, modified and supplemented by written agreement of SLI, the Professionals and Escrow Agent with respect to any of the terms contained herein. Notwithstanding the foregoing, each Professional may provide Escrow Agent wire transfer instructions that differ from the instructions set forth on
Schedule I hereto without the consent of any other party hereto.

                  3.12 Counterparts; Execution. This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile shall, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and shall be binding upon such party.

                  3.13 Waiver. No waiver or any past agreement or condition hereunder by any party hereto shall operate as a continuing waiver of any agreement or condition under this Escrow Agreement. Each party to this Escrow Agreement shall have the right to waive and/or nullify, in writing, any condition or term of this Escrow Agreement which is for the benefit of such party.

                  3.14 Severability. If any provision or clause in this Escrow Agreement or application thereof to any person or circumstances is held invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions or applications of this Escrow Agreement which can be given effect without the invalid or unenforceable provision or application, and to this end the provisions of this Escrow Agreement are declared to be severable.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, SLI, each of the Professionals and Escrow Agent has signed or caused this Escrow Agreement to be signed by its duly authorized representative as of the date first above written.

SLI, Inc.                                   ESCROW AGENT:

By:  _______________________________        [Wilmington Trust Corporation]
     Name:__________________________
     Title:_________________________        By: ________________________________
                                                Name:___________________________
PROFESSIONALS:                                  Title:__________________________

Skadden, Arps, Slate, Meagher & Flom LLP

By:  _______________________________
     Name:__________________________
     Title:_________________________

[                                  ]
By:  _______________________________
     Name:__________________________
     Title:_________________________

[                                  ]
By:  _______________________________
     Name:__________________________
     Title:_________________________

[                                  ]
By:  _______________________________
     Name:__________________________
     Title:_________________________

[                                  ]
By:  _______________________________
     Name:__________________________
     Title:_________________________

[                                  ]
By:  _______________________________
     Name:__________________________
     Title:_________________________

                                   SCHEDULE I

                                  PROFESSIONALS

--------------------------------------------------------------------------------
NAME, ADDRESS, TELECOPY NUMBER AND             WIRE TRANSFER INSTRUCTIONS
       AUTHORIZED CONTACT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT A

                                ESCROW AGENT FEES

                                    [TO COME]